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As Filed with the Securities and Exchange Commission on December 22, 2008,

Registration No. 333-153605

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROUROCARE MEDICAL INC.
(Exact name registrant as specified in its charter)

Nevada (State of incorporation)	3841 (Primary Standard Industrial Classification Code Number)	20-1212923 (IRS Employer Identification No.)

5500 Wayzata Blvd., Suite 310
Golden Valley, Minnesota 55416
(952) 476-9093
(Address and telephone number of registrant's principal executive offices)

Mr. Richard C. Carlson, Chief Executive Officer
ProUroCare Medical Inc.
5500 Wayzata Blvd., Suite 310
Golden Valley, Minnesota 55416
Telephone: (952) 476-9093
(Name, address and telephone number of agent for service)

Copies to:
Timothy S. Hearn, Esq. Dorsey & Whitney LLP 50 South Sixth Street, Suite 1500 Minneapolis, Minnesota 55402-1498 Telephone: (612) 340-2600 Facsimile: (612) 340-8738	Girard P. Miller, Esq. Fulbright & Jaworski L.L.P. 2100 IDS Center 80 South Eighth Street Minneapolis, Minnesota 55402 Telephone: (612) 321-2800 Facsimile: (612) 321-2288

        Approximate Date of Proposed Sale to the Public: As soon as practicable after this Registration Statement has become effective.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED DECEMBER 22, 2008

PROSPECTUS

ProUroCare Medical Inc.

3,050,000 Units

Each Unit Consisting of One Share of Common Stock
and One Redeemable Common Stock Warrant

        ProUroCare Medical Inc. (the "Company") is offering 3,050,000 units, each unit consisting of one share of common stock, $0.00001 par value (a "Share") and one redeemable common stock warrant (a "Warrant") at a public offering price of $                        per unit (a "Unit"). The Warrants will become exercisable and separately transferable from the Shares commencing 30 calendar days after the date of this prospectus. At any time thereafter until five years following the date of this prospectus, subject to earlier redemption, each Warrant entitles the holder to purchase one Share at an exercise price of $                        (130% of the public offering price per Unit), subject to adjustment. The Warrants are subject to redemption by the Company for $0.01 per Warrant upon 30 days prior written notice, provided that the last sale price of the Shares equals or exceeds $                        (140% of the Warrant exercise price), subject to adjustment, for 10 consecutive trading days.

        Our common stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "PUMD." On December 19, 2008, the closing bid price on our common stock was $0.70 per share and the last reported trade was at $1.25. There is currently no market for our Units or Warrants. We anticipate that the Units will be quoted on the OTCBB under the symbol "            " on or promptly after the date of this prospectus and will continue to be quoted on the OTCBB. Each of the Shares and the Warrants may trade separately on the 30th day after the date of this prospectus. Once the Shares and Warrants begin separate trading, we anticipate that the Warrants will be quoted on the OTCBB under the symbol "            ," but we cannot assure you that any of the securities offered by this prospectus will be so quoted or, if quoted, will continue to be quoted.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE "RISK FACTORS" COMMENCING ON PAGE 7 WHEN DETERMINING WHETHER TO PURCHASE ANY OF THE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Public Offering Price	Underwriter Discounts and Commissions(1)	Our Proceeds, Before Expenses

Per Unit	$	$	$

Total	$	$	$

(1)
Does not include a non-accountable expense allowance in the amount of 3% of the gross proceeds from the sale of the Units, or $                         per Unit ($                                    in total).

        We are offering the Units on a firm-commitment basis through Feltl and Company, Inc. (the "Underwriter"). The Underwriter expects to deliver the Units on or about                         , 2008.

        We have granted the Underwriter a 45-day option to purchase up to 457,500 additional Units to cover over-allotments, if any. We have also agreed to grant to the Underwriter, as additional compensation, a warrant to purchase up to 305,000 units (the "Underwriter's Warrant"), which warrant is exercisable between the first and fifth anniversaries of the date of this prospectus at a price equal to 120% of the price per Unit sold in this offering.

        Brokers or dealers effecting transactions in the Units, the Shares or the Warrants should confirm that such security is registered under applicable state law or that an exemption from registration is available.

The date of this prospectus is                                , 2008.

ProUroCare

Proprietary medical imaging technologies

Coronal Image
Coronal Image
Transverse Image
Transverse Image

ProUroScan™ Prostate Imaging System

DATA
EXAM
TOOLS
HELP
EXIT
OPEN EXAM
SAVE EXAM
PRINT REPORT

ProUroScan™ System user interface

Sample prostate images produced by the ProUroScan™ System

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any sale of our common stock occurs.

        In this prospectus, unless otherwise noted, the terms "the Company," "we", "our" and "us" refer to ProUroCare Medical Inc. and our consolidated subsidiary. References to "ProUroCare Inc." or "PUC" refer to ProUroCare Inc., our wholly owned subsidiary.

NOTICE TO NEW JERSEY INVESTORS

THE SECURITIES OFFERED HEREBY MAY BE SOLD SOLELY TO NEW JERSEY RESIDENTS WHO QUALIFY AS "ACCREDITED INVESTORS" AS DEFINED BY RULE 501(a) OF REGULATION D PURSUANT TO THE SECURITIES ACT OF 1933.

i

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 PROSPECTUS SUMMARY

        This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our Units discussed under "Risk Factors" and the financial statements and other information that are included in this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read. All references in this prospectus to "ProUroCare," "we," "us," "our" or "our company" refer to ProUroCare Medical Inc. and our consolidated subsidiary. References to "ProUroCare Inc." or "PUC" refer to ProUroCare Inc., our wholly owned subsidiary.

Our Company

        We are a development stage company engaged in the business of developing for market innovative products for the detection and characterization of male urological prostate disease. Our primary focus is the ProUroScan™ prostate imaging system (the "ProUroScan System").

The ProUroScan™ System

        Our initial product is the ProUroScan System, an imaging system designed for use as an aid to the physician in visualizing and documenting tissue abnormalities in the prostate that have been previously detected by a digital rectal exam ("DRE"). The ProUroScan System is comprised of an array of pressure sensors mounted on a probe, a central processing unit, proprietary software and image construction algorithms, and a color monitor. As an adjunct to DRE, the ProUroScan System will be used following an abnormal DRE to generate a real time image and map of the prostate and to store this information electronically as a digital record.

        We have developed the ProUroScan System under contracts with Artann Laboratories, Inc. ("Artann"), a scientific technology company based in Trenton, New Jersey, that is focused on early-stage technology development. In a pre-clinical study, the ProUroScan System was used for over two years and on approximately 168 patients at the Robert Wood Johnson Medical Center in New Brunswick, New Jersey. In March 2008, an article authored by Artann scientists and published in the peer-reviewed journal Urology reported that in 84% of the cases in this pre-clinical study, the ProUroScan System was able to reconstruct a real-time color image and map of the prostate.

Our Market Focus

        Prostate cancer is the most common form of cancer and the second leading cause of cancer death in men. According to the National Cancer Institute, more than 186,000 men will be diagnosed with prostate cancer and over 28,000 will die from the disease in 2008. Currently, there are approximately 42 million men in the U.S. over the age of 50. For men in this age category, the standard of care to screen for the presence of prostate cancer is to have a physical exam each year in which two tests are routinely performed: the DRE and the Prostate Specific Antigen ("PSA") blood test. Although used for many years, the specificity of these tests has been widely questioned. Data from community based studies suggest that the positive predictive value of a DRE for prostate cancer is 15% to 30% and varies relatively little with age. For elevated PSA levels between 4 and 10ng/mL, the positive predictive value is approximately 20%. For studies in which biopsies were done when the results of either test were abnormal, 18% to 26% of screened patients had suspicious results, cancer was actually detected in approximately 4% of screened patients and the positive predictive value of the tests combined was 15% to 21%. In another study involving 6,630 volunteers, the combination of DRE and PSA detected 26% more cancers than PSA alone. Although PSA and DRE provide some positive predictive value, neither of these tests creates a physical or visual record of the abnormality or its position in the prostate.

        If a patient is suspected of having an abnormal tissue formation in the prostate as a result of a positive DRE or a high PSA value, he is generally referred to a urologist. A urologist will usually perform his own DRE and may decide to perform a prostate biopsy to obtain tissue samples for microscopic analysis. The prostate is biopsied by a needle that is guided by ultrasound into the prostate through the rectal wall. Since the existence and exact location of possible cancerous tissue is not known, the urologist will usually take 10 to 14 samples in a scattered pattern throughout the prostate in an attempt to find the suspect tissue. Of the approximately 1 million prostate biopsy procedures done each year in the United States, only approximately 25 percent actually detect the presence of cancer. The low predictive ability of the DRE and PSA tests to gauge the presence of cancer tends to over-inflate the number of referrals for invasive biopsy that are necessary to confirm that a patient has cancer.

        We believe there is a market need to be able to visualize and create an electronic record (map) of the prostate that can show the relative size and position of abnormal tissue in the prostate gland. We believe that the ProUroScan System offers a solution that meets these needs and one that will (assuming we apply for and obtain U.S. Food and Drug Administration ("FDA") approval or clearance for this indication) enable physicians to monitor and compare images of the prostate over time. With additional development and further FDA approvals, we believe the ProUroScan System may eventually be used to guide prostate biopsy and assess the effect of medical treatments on Benign Prostatic Hypertrophy ("BPH").

Our Regulatory Strategy

        The ProUroScan System is not currently marketed or sold and is not cleared for marketing by the FDA. Our initial goal is to obtain a basic mapping and data maintenance claim for the ProUroScan System from the FDA under a Premarket Notification application, or 510(k). Under the terms of its contracts with us, Artann is responsible for submitting the 510(k) application.

        Artann commenced a clinical trial with the current version of the ProUroScan System in the fourth quarter of 2008. In order to meet the requirements established by the FDA for the 510(k) clinical study, three centers were identified to participate in the study and to serve as future training and referral sites for the eventual market rollout of the ProUroScan System. The sites include the Mayo Clinic in Rochester, Minnesota, the Robert Wood Johnson Medical Center in New Brunswick, New Jersey and the VA Medical Center in Minneapolis, Minnesota. Institutional Review Board ("IRB") approvals have been obtained, and ProUroScan Systems have been installed, at all three sites. Physician training has also been completed at all three sites and formal clinical studies have commenced at the Robert Wood Johnson Medical Center and the VA Medical Center. It is expected that clinical studies will commence at the Mayo Clinic in early January 2009. We expect this clinical study to be completed in January 2009 and a 510(k) application to be made to the FDA in the first quarter of 2009.

        The ProUroScan System will initially be marketed as an "adjunctive" tool following an abnormal DRE to create a map of the prostate and an electronic record of the image. More specifically, the proposed indication for use that Artann intends to seek for the initial ProUroScan System 510(k) submission, which we refer to as the "basic mapping and data maintenance claim," is for use as an aid to the physician in visualizing and documenting abnormalities of the prostate detected by a DRE.

Our Commercialization Plan

        Our business plan is built on the premise that the map and physical record created by the ProUroScan System will become a valuable tool in assisting physicians and patients in understanding the scope of the abnormalities that are identified with a DRE. Physicians performing the scan will compensate us on a per scan basis and will need to acquire a ProUroScan System, which will be provided under a direct purchase, lease or user utilization agreement.

        We anticipate that the ProUroScan System may be covered by Medicare as a diagnostic test for patients who have clinical signs or symptoms of disease. At the outset, however, there will not be a unique Current Procedural Terminology ("CPT") reimbursement code for use of the ProUroScan System. Consequently, obtaining coverage and reimbursement may be challenging during the initial stages of the product rollout. During this period of time, physicians will have the option of submitting claims under a "miscellaneous" CPT code with proper documentation. We also expect to use a "patient pay" model during this period in which the patient would pay for the cost of the scan. During the first few years of use, we will collect the clinical and economic data necessary in order to apply for a unique CPT code from the American Medical Assocation ("AMA").

        Our initial commercial rollout will focus on urologists in the United States. By focusing on urologists, we expect to establish the clinical and economic value of the scan for patients, and to demonstrate to both private and government payors that the scan should be covered and adequately reimbursed.

        We believe that the cost of establishing our own direct sales force of sufficient size and capability to effectively rollout the ProUroScan System in the U.S. and abroad would be cost prohibitive and that our product can be more effectively launched by establishing a distribution relationship with one or more large urology product companies that have well-established relationships with physicians. We are currently exploring potential marketing relationships with several urology product companies interested in marketing products in the prostate disease market.

Risk Factors

        An investment in our securities involves a high degree of risk. For a discussion of some of the risks you should consider before purchasing our securities, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 7 of this prospectus. These risks relate to various aspects of our business, including our continued need for funding; our reliance on third parties to obtain regulatory clearance of the ProUroScan System and to commercialize the ProUroScan System and future products; establishing distribution channels for the ProUroScan System; the commercial viability of the ProUroScan System and its acceptance in the marketplace; achieving third party coverage and reimbursement for the ProUroScan System; enforcement of our intellectual property rights; and the other risks set forth under "Risk Factors".

Corporate Information

        PUC was incorporated in 1999 as a Minnesota corporation. In January 2002, PUC licensed the rights to certain advanced prostate imaging technology, and became engaged in the business of developing this technology for assessing characteristics of the prostate. In 2004, through a reverse merger transaction with Global Internet Communications ("Global"), a publicly-held Nevada corporation, PUC became the wholly-owned and sole operating subsidiary of Global, which was then renamed ProUroCare Medical Inc.

        Our executive offices are located at 5500 Wayzata Boulevard, Suite 310, Golden Valley, Minnesota 55416 and our telephone number is (952) 476-9093. Our Internet site is www.prourocare.com. The information contained in our Internet site is not a part of this prospectus.

The Offering

Units:
Units offered	3,050,000 Units Each Unit consists of one share of common stock, $0.00001 par value (a "Share"), and one redeemable common stock warrant exercisable for one share of common stock (a "Warrant").
Units OTCBB symbol
Quoting	The Units are expected to be quoted on the OTCBB as of the date of this prospectus.
Common Stock:
Common stock outstanding before the offering(1)	1,811,429 shares
Common stock outstanding after the offering(2)	4,861,429 shares
Common stock outstanding after the offering and automatic conversion of certain securities(3)	8,632,382 shares
Common stock OTCBB symbol	PUMD
Quoting	Our common stock is currently quoted on the OTCBB. The common stock underlying the Units is expected to be separately quoted 30 days from the date of this prospectus.
Warrants:
Warrant OTCBB symbol
Quoting	The Warrants are expected to be separately quoted 30 days from the date of this prospectus.
Exercisability	Each Warrant is exercisable for one share of common stock.
Exercise Price	$ (130% of the public offering price per Unit)
Exercise Period	The Warrants become exercisable 30 days from the date of this prospectus. The Warrants will expire at 5:00 p.m., Minneapolis, Minnesota time, on , 2013, or earlier upon redemption.
Redemption

We may redeem the outstanding Warrants at a price of $0.01 per Warrant upon a minimum 30 days prior written notice and if, and only if, the last sale price of our common stock equals or exceeds $            (140% of the Warrant exercise price) per share for a period of ten trading days.

If the foregoing conditions are satisfied and we call the Warrants for redemption, each Warrant holder will then be entitled to exercise his or her Warrant prior to the date scheduled for redemption.

(1)
Based on the number of shares outstanding as of December 19, 2008. Does not include the following currently exercisable or convertible outstanding securities: 132,250 shares of common stock issuable upon exercise of currently exercisable options to purchase our common stock, 691,766 shares issuable upon exercise of currently exercisable warrants to purchase our common stock, and 291,167 shares issuable upon the conversion of $733,334 in aggregate principal amount of our convertible debentures (plus interest thereon through December 19, 2008).

(2)
Based on the number of shares outstanding as of December 19, 2008, plus the 3,050,000 Shares offered as part of the Units under this prospectus. Does not include the following currently exercisable or convertible outstanding securities: 132,250 shares of common stock issuable upon exercise of currently exercisable options to purchase our common stock, 691,766 shares issuable upon exercise of warrants to purchase our common stock, and 291,167 shares issuable upon the conversion of $733,334 in aggregate principal amount of our convertible debentures (plus interest thereon through December 19, 2008). Also excludes 3,050,000 shares of common stock issuable upon exercise of the Warrants offered as part of the Units under this prospectus, 3,044,305 shares of our common stock to be issued upon the closing of this offering pursuant to the automatic conversion of outstanding convertible promissory notes in the aggregate principal amount of $1,900,000, issued from December 2007 through July 2008 (plus interest thereon through December 19, 2008) and the automatic conversion of outstanding convertible promissory notes in the aggregate principal amount of $299,250 issued between September and December 2008 (plus interest thereon through December 19, 2008) into 435,481 shares of our common stock upon the closing of this offering, which shares are not being registered in this offering.

(3)
Based on the number of shares outstanding as of December 19, 2008, plus the 3,050,000 Shares offered as part of the Units under this prospectus, 3,044,305 units to be issued upon the closing of this offering pursuant to the automatic conversion of outstanding convertible promissory notes in the aggregate principal amount of $1,900,000, issued from December 2007 through July 2008 (plus interest thereon through December 19, 2008), 291,167 shares of our common stock to be issued upon the closing of this offering pursuant to the automatic conversion of $733,334 in aggregate principal amount of our convertible debentures (plus interest thereon through December 19, 2008) and the automatic conversion of outstanding convertible promissory notes in the aggregate principal amount of $299,250 issued between September and December 2008 (plus interest thereon through December 19, 2008) into 435,481 shares of our common stock upon the closing of this offering. The holders of such convertible promissory notes and convertible debentures will not receive securities being registered in this offering upon automatic conversion of such notes and debentures. Does not include conversion of $112,500 in convertible promissory notes that may be converted into shares of our common stock at 70% of the offering price of the Units offered under this prospectus at the option of the holder. Also does not include the following currently exercisable or convertible outstanding securities: 132,250 shares of common stock issuable upon exercise of currently exercisable options to purchase our common stock, and 691,766 shares issuable upon exercise of warrants to purchase our common stock.

        Except as otherwise indicated, all information in this prospectus assumes:

  •
  a one-for-ten reverse stock split of our common stock that became effective on February 14, 2008;

  •
  the automatic conversion of outstanding convertible promissory notes in the aggregate principal amount of $1,900,000, issued from December 2007 through July 2008 (plus interest thereon through December 19, 2008), into 3,044,305 units upon the closing of this offering which units, and common stock and warrants underlying such units, are not being registered in this offering;

  •
  the automatic conversion of outstanding convertible promissory notes in the aggregate principal amount of $299,250 issued between September and December 2008 (plus interest thereon through December 19, 2008) into 435,481 shares of our common stock upon the closing of this offering, which shares are not being registered in this offering;

  •
  the automatic conversion of outstanding convertible debentures in the aggregate principal amount of $733,334 (plus interest accrued thereon through

  December 19, 2008) into 291,167 shares of our common stock upon closing of this offering, which shares are not being registered in this offering; and

  •
  no exercise of the Underwriter's over-allotment option.

Summary Financial Data

        The following table summarizes certain data derived from our consolidated audited financial statements as of and for the years ended December 31, 2007 and December 31, 2006, as well as certain data derived from our consolidated unaudited financial statements as of and for the nine months ended September 30, 2008 and for the period from August 17, 1999 (inception) to September 30, 2008. The summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus. You should read the following financial information together with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those consolidated financial statements, appearing elsewhere in this prospectus. Historical results are not necessarily indicative of the results to be expected in future periods.

	Nine Months Ended September 30, 2008	Year ended December 31, 2007	Year ended December 31, 2006	Period from August 17,1999 (inception) to September 30, 2008
Consolidated Statement of Income Data
Operating expenses:
Research and development	$330,155	$143,628	$246,119	$5,187,707
General and administrative	726,521	1,305,274	1,596,050	8,531,017
Total operating expenses	1,056,676	1,448,902	1,842,169	13,718,724
Operating loss	(1,056,676)	(1,448,902)	(1,842,169)	(13,718,724)
Interest income	502	1,278	—	18,260
Interest expense	(1,328,273)	(1,312,220)	(1,089,762)	(4,580,703)
Debt extinguishment expense	(74,876)	(353,454)	(27,922)	(456,252)
Net loss	$(2,459,323)	$(3,113,298)	$(2,959,853)	$(18,737,419)
Net loss per common share:
Basic and diluted	$(1.41)	$(1.98)	$(2.07)	$(18.29)
Weighted average number of shares outstanding:
Basic and diluted	1,744,972	1,572,555	1,428,540	1,024,600
Consolidated Balance Sheet Data
Cash and cash equivalents	$42,291	$400,613	$2,407
Total assets	986,441	1,038,910	594,618
Total liabilities	6,231,760	4,730,493	3,647,790
Shareholders' deficit	(5,245,319)	(3,691,583)	(3,053,172)
Consolidated Balance Sheet Data, Pro Forma(1)
Cash and cash equivalents	$1,962,291
Total assets	2,112,517
Total liabilities	3,740,965
Shareholders' deficit	(1,628,448)

(1)
The pro forma balance sheet data reflects our sale of 3,050,000 Units at an assumed offering price of $1.00 per Unit and the application of the estimated net proceeds from this offering, as well as the automatic conversion of various securities as reflected in the description of the pro forma adjustments on page 27 under "Capitalization."

 RISK FACTORS

        An investment in our Units involves a high degree of risk. You should consider the following factors, in addition to the other information contained in this prospectus, in evaluating our business and proposed activities before you purchase any Units. The risks and uncertainties below are not the only ones we face. If any of these risks actually occur, our business could be harmed, the market price of our Units, common stock or Warrants could decline and you may lose all or part of your investment. You should also see "Special Note Regarding Forward-Looking Statements" immediately following these Risk Factors regarding risks and uncertainties relating to us and to forward-looking statements in this prospectus.

RISK FACTORS ASSOCIATED WITH OUR BUSINESS, OPERATIONS AND SECURITIES

We are a development stage company. We have no operating history and our business plan has not yet been fully tested. We anticipate incurring future losses and may continue incurring losses after our products are completed, regulatory clearance or approval is secured and our products are introduced and accepted in the United States and worldwide markets.

        We are a development-stage company. We have yet to commence active operations to manufacture or sell any products associated with the proprietary urology-based imaging technologies that we intend to market. We have no prior operating history from which to evaluate our likelihood of success in operating our business, generating any revenues or achieving profitability. As of September 30, 2008, we have generated no revenue and have recorded losses since inception of approximately $19 million. There can be no assurance that our plans for developing and marketing our urology-based products will be successful, or that we will ever attain significant sales or profitability. We anticipate that we will incur losses in the near future.

We have a history of operating losses and have received a "going-concern" qualification from our independent registered public accounting firm.

        We have incurred operating losses and negative cash flows from operations since inception. As of September 30, 2008, we had an accumulated shareholders' deficit of approximately $5.2 million. We have not yet generated any revenues. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements included in this prospectus do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

        Our independent registered public accounting firm included an explanatory paragraph in their report on our financial statements indicating that such deficit accumulated during the development stage raises substantial doubt as to our ability to continue as a going concern. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with development stage businesses and the competitive environment in which we will operate. Our ability to achieve profitability is dependent in large part on obtaining FDA clearance or approval for the ProUroScan System, implementing a "patient pay" sales model, achieving third party coverage and reimbursement, establishing distribution channels, forming relationships with third-party manufacturers and gaining market acceptance of the ProUroScan System. There can be no assurance that the Company will successfully market the ProUroScan System or operate profitably.

We will need additional financing, and any such financing will likely be dilutive to our existing shareholders.

        As of September 30, 2008, we had only approximately $42,000 cash on hand and current liabilities of $5.9 million, including $2.2 million of secured debt that matures at the end of February, 2009. We expect the net proceeds of this offering to provide working capital and to meet certain of our financial obligations to Artann, which should allow Artann to complete the development of a first generation system, submit a 510(k) application to the FDA and obtain clearance for a basic mapping and data maintenance claim. However, if this offering is significantly delayed for any reason, or if our product development efforts experience unforeseen delays, including regulatory clearance delays, we may not have sufficient funds to complete these objectives, and will require additional financing. In addition, we will need funding beyond the net proceeds of this offering to pay, for example, our $2.2 million of secured debt that matures at the end of February, 2009 and $750,000 to Artann upon FDA 510(k) clearance.

        If additional funds are raised by the issuance of convertible debt or equity securities, such as the issuance of stock, or the issuance and exercise of warrants, the issuance and conversion of convertible debentures, then existing shareholders will experience dilution in their ownership interest. If additional funds are raised by the issuance of debt or certain equity instruments, we may become subject to certain operational limitations, and such securities may have rights senior to those of existing holders of common stock. There can be no assurance that we will be successful in obtaining such additional financing, if needed. Additional financing may not be available to us, may not be available on favorable terms and will likely be dilutive to existing shareholders.

Our assets are pledged to secure $1.6 million of senior bank notes and a $600,000 note issued to an investor which become due in February 2009 and, as a result, are not available to secure other senior debt financing. Upon the occurrence of an event of default, our assets will be assigned to guarantors of the senior bank note and the holder of such $600,000 promissory note.

        Our $1.6 million senior debt financing through Crown Bank, Minneapolis, Minnesota, has required us to pledge all of our assets and certain licenses, as well as to provide personal guarantees of certain 5 percent shareholders. In addition, we have issued a subordinated promissory note in the amount of $600,000 to an investor. Such note has a subordinated interest in all of our assets and certain licenses. Both the $1.6 million senior bank notes and the $600,000 note issued to an investor become due on February 28, 2009. Due to such security interests, the Company will not be in a position in the future to pledge its assets to secure any debt or lending facility, in the event we desire or need to borrow such funds on a secured lending basis. It is doubtful that the Company would be able to obtain financing on an unsecured basis.

        Moreover, under the terms and conditions of the Crown Bank facility, and our agreement with such guarantors, in the event of any default by us with our senior lender that causes the personal guarantees to be called and honored, we and our lender have agreed that all of the Company's assets shall be assigned to such guarantors, pro rata, in consideration of such breach and obligation to pay under the respective guarantees. In addition, the holder of the $600,000 promissory note has a subordinated interest in all of the Company's assets in the event of a default under the note. Thus, our common shareholders, and any existing and future investors in our common stock, would, if the foregoing breach and circumstances occurred, not have access or recourse to the Company's assets and collateral, and thus, would likely face a complete loss of their investment in the Company.

If adequate funds are not available on a timely basis, we could potentially be forced to cease operations.

        If adequate funds are not available on a timely basis, or are not available on acceptable terms, we may be unable to fund expansion, or to develop or enhance our products. If we are forced to slow our development programs, or put them on hold, it would delay our efforts to obtain regulatory clearances or approvals needed, and thus delay market entry for our products. Ultimately, if adequate financing is not obtained, we could potentially be forced to cease operations.

The current unprecedented volatility in the worldwide credit and equity markets may have an impact on our ability to obtain future financing.

        We do not know what impact the current unprecedented volatility in worldwide credit and equity markets may have on our ability to obtain future financing following this offering. Since September 2008, we have seen unprecedented turmoil in equity and credit markets that has resulted in record-setting losses in the stock markets, dramatic decreases of liquidity in the credit markets, bank failures, hedge fund closures and massive market intervention by the United States and foreign governments. Because of the unprecedented nature of these market events, and because the markets remain highly-volatile today, we cannot predict what effect these events will have on our ability to obtain financing in the future. If we are unable to raise sufficient capital following this offering, it will have a material adverse effect on our financial condition and our ability to remain in business.

We will require additional financing to launch our product into the market.

        If product development is completed on schedule, we expect to pursue one or more additional rounds of funding in 2009 and 2010 to provide the working capital needed to fund a commercial launch into the urology market. In addition, if we fail to secure a distribution partner on terms acceptable to us, or at all, we could be required to undertake distribution activity at our expense, which could significantly increase our capital requirements and may delay the commercialization of our products.

        If additional funds are raised by the issuance of convertible debt or equity securities, such as the issuance of stock, or the issuance and exercise of warrants, the issuance and conversion of convertible debentures, then existing shareholders will experience dilution in their ownership interest and the market price of our common stock could decline as a result. If additional funds are raised by the issuance of debt or certain equity instruments, we may become subject to certain operational limitations, and such securities may have rights senior to those of existing holders of common stock.

The ProUroScan System has not been, and may never be, fully commercially completed and developed.

        Only a limited number of complete ProUroScan Systems have been built for testing, clinical validations and demonstration purposes to assess the feasibility of the device and to provide a means to test and develop future systems and we have not built any commercial systems. The completion of development of the ProUroScan System, or future generations of the ProUroScan System, remains subject to all the risks associated with the development and manufacture of new products based on innovative technologies, including unanticipated technical or other problems, failures to meet FDA requirements or performance objectives and the possible insufficiency of the funds allocated for the completion of such development, which could result in a change in the design, delay in the development or abandonment of such applications and products. Consequently, there can be no assurance that the ProUroScan System will be successfully developed or manufactured. Our failure to complete the development of the ProUroScan System, or to work with Artann or other third parties to develop new products, will have a materially adverse effect on our business.

We are relying upon Artann to submit and obtain 510(k) clearance of the ProUroScan System. There is no guarantee that the FDA will grant timely 510(k) clearance of the ProUroScan System, if at all, and failure to obtain such timely clearance would adversely affect our ability to market that product and expand utilization of the technology in other prostate applications or in other soft tissue organs in the body, which may affect our ability to grow our business.

        The ProUroScan System is subject to regulation by the FDA and by comparable agencies in various foreign countries. The process of complying with the requirements of the FDA and comparable agencies is costly, time consuming and burdensome. We believe the ProUroScan System with a basic mapping and data maintenance claim will be regulated by the FDA as a class II device and will require the clearance of a 510(k) application. By regulation, the FDA is required to clear or deny a 510(k) application within 90 days of submission of the application, but as a practical matter, clearance may take much longer.

        Under our current development and commercialization agreement, dated July 25, 2008, with Artann (the "Artann Development Agreement"), Artann is responsible for filing the initial 510(k) for the ProUroScan System with the FDA. Artann has not yet submitted that 510(k) to obtain FDA clearance and no assurances can be given that such filing will be submitted, and, once submitted, will be acceptable to the FDA. Prior to submitting such a 510(k) to the FDA, Artann will need to conduct additional preclinical and clinical testing of the device to support clearance of the current device. In addition, although Artann is contractually obligated to perform certain tasks for us under the Artann Development Agreement, there can be no assurance that Artann's existing grant-based resources or other funding will be adequate to enable Artann to complete these tasks on a timely basis or at all.

        There is no guarantee that the FDA will grant 510(k) clearance in a timely manner, if at all, for the ProUroScan System with basic mapping and data maintenance claims. Failure to obtain clearance for the ProUroScan System would require Artann to re-apply for 510(k) clearance with additional supporting data or information or for a different labeling claim, submit a Premarket Approval Application (a "PMA") for FDA approval, or abandon the product. Even if FDA 510(k) clearance is received, Artann may encounter significant delays in receiving such clearance. If unexpected clearance delays occur, or if Artann needs to re-apply for FDA clearance or submit a PMA, it could have a material adverse effect on our business as Artann is to transfer such clearance or approval to us once we make the first commercial sale of the ProUroScan System. If such delays occur, we would need to obtain additional financing to continue operations.

Even if successfully developed, our products may not be commercially viable or may not be accepted by the marketplace.

        Even if Artann is able to successfully develop the ProUroScan System and we are able to successfully develop future products, we may not be able to contract for the manufacture of such products in commercial quantities at prices that will be commercially viable. Further, there is risk that the ProUroScan System and our future products may not prove to be as effective as currently available medical or diagnostic products or those developed in the future. The inability to successfully complete development of a product or application or a determination by us, for financial, technical or other reasons not to complete development of any product or application, particularly in instances in which we have made sufficient capital expenditures, could have a material adverse effect on our business. With respect to the ProUroScan System, under our current Development and Commercialization Agreement, Artann is to transfer the 510(k) to us once we make the first commercial sale of the ProUroScan System. If we are not able to procure a commercial sale of at least one ProUroScan System, Artann would not be obligated to transfer the 510(k) to us and might not do so, thus inhibiting our ability to develop future generations of the product.

        Even if successfully developed, the ProUroScan System and our future products will be competing against other imaging and diagnostic products in the medical device marketplace, including those developed in the future that may render the ProUroScan System obsolete. The DRE, in combination with a PSA test, is part of today's "standard of care" to evaluate patients over the age of 50 for prostate cancer or other ailments relating to the prostate. In addition, other modalities that can be used for diagnostic imaging include transrectal ultrasound ("TRUS"), magnetic resonance imaging, computed tomography and nuclear medicine. Therefore, there can be no assurance that physicians, providers, patients, third party payors or the medical device market, in general, will accept our products.

There is no guarantee that the FDA will grant 510(k) clearance or PMA approval of our future products and claims and failure to obtain necessary clearances or approvals for our future products and claims would adversely affect our ability to expand utilization of the technology in other prostate applications or in other soft tissue organs in the body, which may affect our ability to grow our business.

        In the future, we may seek to obtain additional indications for use of the ProUroScan System beyond the basic mapping and data maintenance claim, as well as clearance and approval of new products. Some of these expanded claims and future products may require FDA clearance of a 510(k). Other claims and future products will require FDA approval of a PMA. Moreover, some of our future products and the additional claims on the ProUroScan System we may seek may require clinical trials to support regulatory approval, and we may not successfully complete these clinical trials. The FDA may not approve or clear these future products, or future generations of the ProUroScan System for the indications that are necessary or desirable for successful commercialization. Indeed, the FDA may refuse our requests for 510(k) clearance or PMA approval of new products. Failure to receive clearance or approval for additional claims for the ProUroScan System, or for our future products, would have an adverse effect on our ability to expand our business.

We are relying upon Artann to conduct a non-significant risk clinical trial necessary to obtain the initial 510(k) clearance of the ProUroScan System. The FDA or the Institutional Review Board ("IRB") being used for the study may not agree with Artann's determination that the study is a "non-significant risk" study and require the approval of an Investigational Device Exemption (an "IDE") for which there is no guarantee that the FDA would grant approval. The results of that clinical trial also may not support a basic mapping and data maintenance claim or may result in the discovery of adverse side effects.

        Under the Artann Development Agreement, Artann is responsible for conducting all clinical trials necessary to support an initial 510(k) for the ProUroScan System with a basic mapping and data maintenance claim. In an April 2008 meeting, representatives of the FDA indicated that Artann will need to conduct a 40 patient clinical trial on the current version of the ProUroScan System. In this study, clinical investigators from at least three different sites will be trained to use the ProUroScan System on prostate models. Subsequently, each of the trained investigators will be asked to perform a standard DRE examination followed by use of the ProUroScan System on study patients with a DRE detected abnormality. The study subjects also will have pathology characterization of the DRE detected prostate abnormality as the patients included in the study will have been referred for a TRUS guided biopsy or radical prostatectomy. Artann intends to conduct this study as a non-significant risk study. However, the IRB being used by Artann, or the FDA could disagree with Artann's determination that this is a non-significant risk study, and subject the study to the FDA's IDE requirements for a significant risk study. This will require, among other things, FDA approval, for which there is no guarantee that Artann would obtain such approval.

        Even if that clinical trial is completed as planned, we cannot be certain that the results will support a basic mapping claim. Success in early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that Artann's 40 patient trial will replicate the results of the earlier study at the Robert Wood Johnson Medical Center. The clinical trial process may fail to meet its desired endpoints, which could cause us to abandon, or delay the development of the ProUroScan System, or necessitate modifications thereto. Any delay or termination of Artann's clinical trial will delay their filing of the 510(k) and ultimately, our ability to commercialize the product and generate revenues. It is also possible that patients enrolled in that clinical trial will experience adverse side effects that are not currently part of the ProUroScan System's profile. In addition, the clinical trials for the ProUroScan System involve a relatively small patient population. Because of the small sample size, these results may not be indicative of future results.

If Artann does not perform, or if any third parties on which we will rely to conduct our clinical trials in the future do not perform, as contractually required or expected, we may not be able to obtain regulatory clearance or approval for, or commercialize, our products.

        We are highly dependent on the services provided by Artann. In addition, we intend to rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories, to conduct clinical trials. If Artann or these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if Artann or any of these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for, or successfully commercialize, our products on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. If our clinical trials are not conducted in accordance with the FDA's IDE regulations, the FDA may seek an enforcement action, such as the issuance of a warning letter, against us or the third parties conducting our trials. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

Clinical trials necessary to support our future products and claims will be expensive and may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. These trials may require the submission of an IDE, for which there is not guarantee that the FDA will approve. Delays or failures in our clinical trials will prevent us from commercializing any modified or new products and will adversely affect our business, operating results and prospects.

        Initiating and completing clinical trials necessary to support 510(k)s or PMAs for future generations of the ProUroScan System will be time consuming and expensive and the outcome uncertain. Moreover, the results of early clinical trials are not necessarily predictive of future results, and any product we advance into clinical trials may not have favorable results in later clinical trials.

        Conducting successful clinical studies may require the enrollment of large numbers of patients, and suitable patients may be difficult to identify and recruit. Patient enrollment in clinical trials and completion of patient participation and follow-up depends on many factors, including: the size of the patient population; the number of patients to be enrolled; the nature of the trial protocol; the attractiveness of, or the discomforts and risks associated with, the treatments received by enrolled subjects; the availability of appropriate clinical trial investigators, support staff, and proximity of patients to clinical sites; and the patients' ability to meet the eligibility and exclusion criteria for participation in the clinical trial and patient compliance. For example, patients may be discouraged from enrolling in our clinical trials if the trial protocol requires them to undergo extensive post-treatment procedures or follow-up to assess the safety and effectiveness of our products or if they determine that the treatments received under the trial protocols are not attractive or involve unacceptable risks or discomforts. In addition, patients participating in clinical trials may die before completion of the trial or suffer adverse medical events unrelated to investigational products.

        Development of sufficient and appropriate clinical protocols to demonstrate safety and efficacy are required, and we may not adequately develop such protocols to support clearance and approval. Significant risk trials will require the submission and approval of an IDE from the FDA. There is no guarantee that the FDA will approve our future IDE submissions. Further, the FDA may require us to submit data on a greater number of patients than we originally anticipated and/or for a longer follow-up period or change the data collection requirements or data analysis applicable to our clinical trials. Delays in patient enrollment or failure of patients to continue to participate in a clinical trial may cause an increase in costs and delays in the approval and attempted commercialization of our products or result in the failure of the clinical trial. In addition, despite considerable time and expense invested in our clinical trials, the FDA may not consider our data adequate to demonstrate safety and efficacy. Such increased costs and delays or failures could adversely affect our business, operating results and prospects.

We have no manufacturing experience, and will rely on third parties to manufacture the ProUroScan System in an efficient manner. If design specification changes are needed to develop an efficient manufacturing process, those changes may require FDA clearance of a new 510(k) or approval of a PMA, which we may not be able to obtain in a timely manner, if at all.

        To be successful, the ProUroScan System will need to be manufactured in sufficient quantities, in compliance with regulatory requirements and at an acceptable cost. We have no manufacturing experience. We are in the process of identifying a third party manufacturer to produce commercial units of the ProUroScan System for distribution after 510(k) clearance or PMA approval is obtained. Prior to commercialization, this third party manufacturer will identify the most efficient manufacturing process to produce commercial ProUroScan Systems. If device design changes are required to implement an efficient manufacturing process, these design changes will need to be evaluated and implemented in accordance with applicable Quality Systems Regulation ("QSR") requirements. If we implement design changes after the FDA has cleared the ProUroScan System 510(k), we will need to assess whether those design changes could significantly affect the safety or effectiveness of the device, and require the submission and clearance of a new 510(k), or even require the submission of a PMA. If we determine that these modifications require a new 510(k) clearance or PMA approval, we may not be able to obtain this additional clearance in a timely manner, or at all. In general, obtaining additional clearances can be a time consuming process, and delays in obtaining required future clearances would adversely affect our ability to market the ProUroScan System in a timely manner, which in turn would harm our future growth.

If we or our third-party manufacturers or suppliers fail to comply with ongoing FDA or other foreign regulatory authority requirements, or if we experience unanticipated problems with our products, these products could be subject to restrictions or withdrawal from the market.

        Any product for which we obtain FDA clearance or approval, and the manufacturing processes, reporting requirements, post-approval clinical data and promotional activities for such product, will be subject to continued regulatory review, oversight and periodic inspections by the FDA and other domestic and foreign regulatory bodies. In particular, we and our third-party manufacturers and certain of our suppliers will be required to comply with the FDA's QSR, regulations for the manufacture of our products and other regulations which cover the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of any product for which we obtain clearance or approval. Regulatory bodies, such as the FDA, enforce the QSR and other regulations through periodic inspections. The failure by us or one of our third-party manufacturers or suppliers to comply with applicable statutes and regulations administered by the FDA and other regulatory bodies, or the failure to timely and adequately respond to any adverse inspectional observations or product safety issues, could result in, among other things, any of the following enforcement actions:

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  warning letters or untitled letters;

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  fines and civil penalties;

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  unanticipated expenditures to address or defend such actions;

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  delays in clearing or approving, or refusal to clear or approve, our products;

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  withdrawal or suspension of approval of our products or those of our third-party suppliers by the FDA or other regulatory bodies;

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  product recall or seizure;

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  orders for physician notification or device repair, replacement or refund;

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  interruption of production;

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  operating restrictions;

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  injunctions; and

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  criminal prosecution.

        If any of these actions were to occur it would harm our reputation and cause our product sales and profitability to suffer and may prevent us from generating revenue. Furthermore, our third-party manufacturers and suppliers may not be in compliance with all applicable regulatory requirements which could result in failure to supply our products in required quantities, if at all.

        Even if regulatory clearance or approval of a product is granted, such clearance or approval may be subject to limitations on the intended uses for which the product may be marketed and reduce our potential to successfully commercialize the product and generate revenue from the product. If the FDA determines that our promotional materials, labeling, training or other marketing or educational activities constitute promotion of an unapproved use, it could request that we cease or modify our training or promotional materials or subject us to serious regulatory enforcement actions, including some of those listed above. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our training or other promotional materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement.

        In addition, we may be required to conduct costly post-market testing and surveillance to monitor the safety or effectiveness of our products, and we must comply with medical device reporting requirements, including the reporting of adverse events and malfunctions related to our products. Later discovery of previously unknown problems with our products, including unanticipated adverse events or adverse events of unanticipated severity or frequency, manufacturing problems, or failure to comply with regulatory requirements such as QSR, may result in changes to labeling, restrictions on such products or manufacturing processes, withdrawal of the products from the market, or regulatory enforcement actions.

Our products may in the future be subject to product recalls that could harm our reputation, business and financial results.

        The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a mandatory recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious adverse health consequences or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, initiate a field correction or removal, known as a recall, for a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our third-party manufacturers or suppliers could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report the recalls when they were conducted.

If our marketed products cause or contribute to a death or a serious injury, or malfunction in certain ways, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions or agency enforcement actions.

        Under the FDA medical device reporting regulation, medical device manufacturers are required to report to the FDA information that a device has or may have caused or contributed to a death or serious injury or has malfunctioned in a way that would likely cause or contribute to death or serious injury if the malfunction of the device or one of our similar devices were to recur. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us. Any such adverse event involving our products also could result in future voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection or enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.

We will depend upon others for the manufacturing of our products, which will subject our business to the risk that we will be unable to fully control the supply of our products to the market.

        Our ability to develop, manufacture and successfully commercialize our future products depends upon our ability to enter into and maintain contractual and collaborative arrangements with others. We do not intend to establish any of our own manufacturing facilities for the ProUroScan System or any of our future products. Instead, we intend to retain QSR compliant and FDA registered contract manufacturers. We may also have to rely on a sole supplier for certain components of our ProUroScan System. There can be no assurance that such manufacturers will be able to supply our products in the required quantities, at appropriate quality levels or at acceptable costs. We may be adversely affected by any difficulties encountered by such third-party manufacturers that result in product defects, production delays or the inability to fulfill orders on a timely basis. If a manufacturer cannot meet our quality standards and delivery requirements in a cost-efficient manner, we could suffer interruptions of delivery while we arrange for alternative manufacturing sources. Any extended disruption in the delivery of our products could result in our inability to satisfy customer demand for our products. Consequently, our inability to obtain alternative sources on a timely basis may have a material adverse effect on our business.

We may incur significant liability if it is determined that we are promoting off-label use of our products in violation of federal and state regulations in the United States or elsewhere.

        Artann initially intends to seek clearance of the ProUroScan System from the FDA solely for a basic mapping and data maintenance claim. We believe that seeking 510(k) clearance for this limited indication is the least burdensome path to initial regulatory clearance. Our business and future growth, however, will depend primarily on the use or enhancement of the ProUroScan System to identify the specific 3-dimensional location of lesions in the prostate, to create a 3-dimensional image of the position of the lesions, and allow the physician to rotate the image to assist in identifying the actual position of the lesion in the prostate gland in order to provide a diagnosis of the patient's condition. Once 510(k) clearance is obtained and the ProUroScan System 510(k) is transferred to us from Artann, we intend to subsequently seek regulatory clearance or PMA approval for use of the ProUroScan System for a variety of other prostate related indications. Unless and until we receive regulatory clearance or approval for use of the ProUroScan System in these procedures, uses in procedures other than basic mapping and data maintenance will be considered off-label uses of the ProUroScan System. Under the Federal Food, Drug, and Cosmetic Act (the "FDCA") and other similar laws, we are prohibited from labeling or promoting our products, or training physicians, for such off-label uses. This prohibition means that the FDA could deem it unlawful for us to make claims about the safety or effectiveness of the ProUroScan System in the diagnosis of lesions or proactively discuss or provide information or training on the use of the ProUroScan System for the diagnosis of prostate lesions, with very limited exceptions. However, although manufacturers are not permitted to promote for off-label uses, in their practice of medicine, physicians may lawfully choose to use medical devices for off-label uses. Even if the FDA grants 510(k) clearance for the ProUroScan System for use in a basic mapping and data maintenance claim, a physician could use the ProUroScan System for uses not covered by the cleared labeling. This would constitute an off-label use. We expect that hospitals and physicians will use the ProUroScan System for a variety of uses beyond mapping prostate anatomy.

        The FDA and other regulatory agencies actively enforce regulations prohibiting promotion of off-label uses and the promotion of products for which marketing clearance has not been obtained. A company that is found to have improperly promoted off-label uses may be subject to significant liability, including civil and administrative remedies as well as criminal sanctions. Due to these legal constraints, our sales and marketing efforts will focus only on the general technical attributes and benefits of the ProUroScan System and the FDA cleared or approved indications for use.

Federal regulatory reforms may adversely affect our ability to sell our products profitably.

        From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of a medical device. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes, if any, may be.

        Without limiting the generality of the foregoing, last year, the Food and Drug Administration Amendments Act of 2007 (the "Amendments") were enacted. The Amendments require, among other things, that the FDA propose, and ultimately implement, regulations that will require manufacturers to label medical devices with unique identifiers unless a waiver is received from the FDA. Once implemented, compliance with those regulations may require us to take additional steps in the manufacture of our products and labeling These steps may require additional resources and could be costly. In addition, the Amendments will require us to, among other things, comply with clinical trial registration requirements once our clinical trials are initiated.

A failure to successfully implement a "patient pay" sales model prior to establishing third party reimbursement would have a material adverse effect on our product sales and financial results.

        Until third-party reimbursement coverage for the ProUroScan System procedure is established, if at all, we anticipate using a "patient pay model" for physicians to receive payment. Under a patient pay model, in the absence of coverage from their health insurance, patients pay for the scan out of their own funds. Any failure to successfully establish a patient pay model would have a material adverse effect on our product sales and financial results.

The financial success of the ProUroScan System and other future medical device products will materially depend on our ability to obtain coverage and reimbursement for them.

        The financial success of the ProUroScan System and other medical device products will materially depend on the scope of coverage for each device and the ability of medical service providers to obtain third-party reimbursement from private and public insurance sources, such as Medicare, Medicaid and private payors. It is difficult to predict the timing and outcome of coverage and reimbursement decisions. There can be no assurance that coverage and reimbursement will be obtained or will be obtained at a level that will provide a suitable return to providers of services using our technology.

        Because the incidence of prostate cancer increases with age, we expect that a significant percentage of our patients will be Medicare beneficiaries. Obtaining Medicare coverage and reimbursement will be critical to our success. Ensuring adequate Medicare coverage and reimbursement, however, can be a lengthy and expensive endeavor and we cannot provide assurances that we will be successful.

        Significantly, the U.S. Congress may pass laws that impact coverage and reimbursement for healthcare services, including Medicare reimbursement to physicians and hospitals. Furthermore, many private payors look to Medicare's coverage and reimbursement policies in setting their coverage policies and reimbursement amounts. If the Centers for Medicare and Medicaid Services ("CMS"), the federal agency that administers the Medicare program, or Medicare contractors limit coverage or payments to physicians for the ProUroScan System, private payors may similarly limit coverage or payments. In addition, state legislatures may enact laws limiting or otherwise affecting the level of Medicaid reimbursement for procedures using the ProUroScan System. As a result, physicians may not purchase our ProUroScan System, and, consequently, our business and financial results would be adversely affected.

        We do not currently receive coverage and reimbursement from any party for the use of our products because we have no products fully developed and currently available for sale in the marketplace. As a result, we have not taken any steps to obtain approval for coverage and reimbursement for the use of the ProUroScan System.

Our failure to receive the third-party coverage for our products could result in diminished marketability of our products.

        Generally, Medicare does not cover and pay for items and services that are not reasonable or necessary for the diagnosis or treatment of illness or injury or to improve the functioning of a malformed body member. This means that Medicare does not usually cover and pay for preventative services, including routine screening tests for patients who do not present with any signs or symptoms of disease, unless the law specifically provides for such preventative coverage. Such statutory coverage currently exists for prostate cancer screening tests. Specifically, the law states that Medicare will cover a prostate screening test that consists of a DRE and/or a PSA test provided for the purpose of early detection of prostate cancer to a man over 50 years of age who has not had such test during the preceding year. In addition, the law provides the Secretary of Health and Human Services (the "Secretary") the authority to cover other prostate screening tests based upon changes in technology and standards of medical practice, availability, effectiveness, costs and other factors deemed appropriate by the Secretary. Thus, for the ProUroScan System to receive Medicare coverage as a prostate screening test, the Secretary would need to add the scan to the list of appropriate procedures for prostate cancer screening. This could be a significant hurdle for the ProUroScan System to receive Medicare coverage as a prostate screening test. Additionally, Congress recently created an alternative pathway for Medicare to cover preventative services. Preventative services that receive a grade "A" or "B" by the United States Preventive Services Task Force (USPSTF) are eligible for Medicare coverage. The USPSTF does not currently recommend prostate cancer screening with either grade.

        We anticipate, however, that the ProUroScan System may be covered by Medicare as a diagnostic test for patients who have clinical signs or symptoms of disease. Obtaining Medicare coverage as a diagnostic test is more straightforward as long as the test is reasonable and necessary. For example, the PSA test is covered as a diagnostic test when used to differentiate benign from malignant disease in men with lower urinary tract signs and symptoms (e.g., hematuria, slow urine stream, hesitancy, urgency, frequency, nocturia and incontinence) as well as with patients with palpably abnormal prostate glands on physician exam, and in patients with other laboratory or imaging studies that suggest the possibility of a malignant prostate disorder. We anticipate that the first generation of the ProUroScan System will be used to map the prostate and to maintain historical records for future tracking for men who have an abnormal DRE or other signs or symptoms of disease. Thus, providers who perform prostate mapping using the first generation ProUroScan System likely will seek Medicare coverage and payment as a diagnostic, rather than a screening test. Even as a diagnositic test, however, CMS or its contractors could determine that procedures using the ProUroScan System are not medically necessary and therefore decide not to cover them.

Even if covered, our failure to receive appropriate reimbursement from third-party payors could slow market uptake of our products.

        Regardless of whether the ProUroScan System is covered as a screening tool or a diagnostic test, there is a risk that Medicare and other payors will bundle payment for it into the payment for a covered office visit furnished to the patient on the same day. For example, Medicare currently bundles billing and payment for a DRE into payment for a covered evaluation and management office visit when the two services are furnished to a Medicare beneficiary on the same day. If the DRE is the only service or is provided as part of an otherwise non-covered service, it may be separately paid if other coverage requirements are met. On the other hand, the PSA typically is separately paid as a clinical diagnostic laboratory service. Specifically, CMS could determine that due to the ease and short amount of time needed to perform the ProUroScan System procedure, separate reimbursement is not warranted if the physician already is billing an office visit.

        In order for physicians and providers who perform procedures using the ProUroScan System to receive separate reimbursement, they must bill a Current Procedure Terminology ("CPT") code that appropriately describes the service performed. Although initially physicians and providers will be able to bill a miscellaneous code to submit claims for ProUroScan System procedures, eventually we will want to apply for a unique CPT code. The CPT application process is lengthy, and there is no guarantee that we will receive a unique CPT code or that we will receive a unique CPT code in a timely manner. Should we receive a unique CPT code, the code is then valued for purposes of receiving reimbursement by the American Medical Association's Relative Value Scale Update Committee. The valuation process depends on the amount of time the procedure takes and difficulty of work involved, the practice expense and the malpractice expense associated with using the ProUroScan System. CMS then takes the recommendation of this committee into account when establishing the reimbursement amount. The amount of reimbursement the physician will receive generally depends on the values assigned to the various components of the procedure multiplied by a conversion factor. This value is updated annually as part of the Medicare Physician Fee Schedule. There is no guarantee that this process will result in an appropriate level of reimbursement or an amount that supports the price and revenues we have projected.

Even if a unique CPT code is obtained for the test, the level of reimbursement established may not provide adequate economic incentive to physicians, which could deter them from purchasing our products and limit our sales growth.

        At this time, we do not know the extent to which physicians or providers would consider third-party reimbursement levels adequate to cover the cost of our products. Failure by physicians or providers to receive an amount that they consider to be adequate reimbursement could deter them from purchasing or using our products and limit our sales growth. In addition, Medicare physician fee schedule payments may decline over time, which could deter physicians from purchasing and using the ProUroScan System. If physicians or providers are unable to justify the costs of the ProUroScan System or they are not adequately compensated for using our product, they may experience an economic disincentive to purchase or use them, which would significantly harm our business.

        Notwithstanding current or future FDA clearances, if granted, third-party payors may deny reimbursement if the payor determines that the ProUroScan System is unnecessary, inappropriate, not cost-effective or experimental, or is used for a non-approved indication. Further, all third-party payors, whether governmental or private, whether inside the U.S. or outside, are developing increasingly sophisticated methods of controlling healthcare costs. These cost control methods include prospective payment systems, capitated rates, benefit redesigns, or pre-authorization requirements. Increased scrutiny particularly is being placed on medical imaging. Additionally, payors are emphasizing and covering wellness and healthier lifestyle interventions and other cost-effective methods of delivering healthcare in exchange for covering more procedures. These cost control methods also potentially limit the amount that healthcare providers may be willing to pay for medical technology which could, as a result, adversely affect our business and financial results. In addition, in the U.S., no uniform policy of coverage and reimbursement for medical technology exists among all third party payors. Therefore, coverage and reimbursement for medical technology can differ significantly from payor to payor. There also can be no assurance that current levels of reimbursement will not be decreased or eliminated in the future, or that future legislation, regulation, or reimbursement policies of third-party payors will not otherwise adversely affect the demand for the ProUroScan System or our ability to sell the ProUroScan System on a profitable basis.

If we commercialize the ProUroScan System, we will be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws and regulations and could face substantial penalties if we are unable to fully comply with such laws.

        Although we do not control referrals of healthcare services or directly bill Medicare, Medicaid or other third-party payors directly, many healthcare laws and regulations will apply to our business. For example, we could be subject to healthcare fraud and abuse and patient privacy regulation and enforcement by both the federal government and the states in which we conduct our business. The healthcare laws and regulations that may affect our ability to operate include:

  •
  the federal healthcare programs' Anti-Kickback Law, which prohibits, among other things, persons or entities from soliciting, receiving, offering or providing remuneration, directly or indirectly, in return for or to induce either the referral of an individual for, or the purchase order or recommendation of, any item or service for which payment may be made under a federal healthcare program such as the Medicare and Medicaid programs;

  •
  federal false claims laws which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, or are for items or services not provided as claimed, and which may apply to entities like us to the extent that our interactions with customers may affect their billing or coding practices;

  •
  the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which established new federal crimes for knowingly and willfully executing a scheme to defraud any healthcare benefit program or making false statements in connection with the delivery of or payment for healthcare benefits, items or services, as well as leading to regulations imposing certain requirements relating to the privacy, security and transmission of individually identifiable health information; and

  •
  state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers, and state laws governing the privacy of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

        The healthcare sector is, and in recent years has been, under heightened scrutiny as the subject of government investigations and enforcement actions involving manufacturers who allegedly offered unlawful inducements to potential or existing customers in an attempt to procure their business, including specifically arrangements with physician consultants. We may have arrangements with physicians and other entities which may be subject to scrutiny. For example, we may lease the ProUroScan System to physicians or others through consulting agreements. Payment for these consulting services sometimes may be in the form of cash, stock options or royalties. If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from the Medicare and Medicaid programs, and the curtailment or restructuring of our operations. Any penalties, damages, fines, exclusions, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. The risk of our being found in violation of these laws is increased by the fact that many of these laws are broad and their provisions are open to a variety of interpretations. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. If the physicians or other providers or entities with whom we do business are found to be non-compliant with applicable laws, they may be subject to sanctions, which could also have a negative impact on our business.

Any failure in our efforts or our contractor's efforts to train physicians or other medical staff could result in lower than expected product sales.

        A critical component of our sales and marketing efforts is the training of a sufficient number of physicians and other medical staff to properly use the ProUroScan System. We rely on physicians and other medical staff to devote adequate time to learn to use our products. Convincing physicians and other medical staff to dedicate the time and energy for adequate training in the use of our system may be challenging, and we cannot guarantee that this will occur. If physicians and other medical staff are not properly trained, they may misuse or ineffectively use our products. Insufficient training may result in unsatisfactory patient outcomes, patient injury and related liability or negative publicity, which could have an adverse effect on our product sales or create substantial potential liabilities.

Rapid technological change in our competitive marketplace may render the ProUroScan System obsolete or may diminish our ability to compete in the marketplace.

        The prostate cancer detection, imaging and medical device markets are extremely competitive, dominated by large and well financed competition and are subject to rapid technological advances and changes. The discovery of new technologies and advances in the application of such technologies to the medical marketplace in general, and the market for urology-based imaging products in particular, may render our products obsolete or non-competitive. Any such changes and advances could force us to abandon our currently proposed products, which would have a material adverse effect on our business.

We may not be able to enter into manufacturing agreements or other collaborative agreements on terms acceptable to us, if at all, which could have a material adverse effect on our business.

        We cannot be sure that we will be able to enter into manufacturing or other collaborative arrangements with third parties on terms acceptable to us, if at all. If we fail to establish such arrangements when, and as necessary, we could be required to undertake these activities at our own expense, which would significantly increase our capital requirements and may delay the development, manufacturing and commercialization of our products. If we are unable to address these capital requirements, it may have a material adverse effect on our business.

We expect to rely materially on Artann and other consultants and contractors, some of whom may be partially or wholly paid through issuances of common stock dilutive to our shareholders.

        We materially rely on consultants and contractors to perform a significant amount of research and development, pre-manufacturing, clinical, regulatory and marketing activities. Specifically, over the contract periods of our license agreement, dated July 25, 2008, with Artann (the "Artann License

Agreement") and the Artann Development Agreement, we expect to issue equity securities to Artann valued up to $2.5 million. We expect that certain other consultants and contractors will also accept payment of a portion of their compensation in the form of our equity securities. Any such issuances would be dilutive to shareholders.

We are highly dependent on the services provided by certain key personnel.

        We are highly dependent upon the services of our sole executive officers, Richard Carlson and Richard Thon. We have not obtained "key-man" life insurance policies insuring the lives of either of these persons. If the services of either of these persons become unavailable to us, for any reason, our business could be adversely affected.

If we lose our right to license and use from Artann certain critical intellectual property for any reason, our entire business would be in jeopardy.

        If we breach or fail to perform the material conditions (including payment obligations that begin on December 23, 2008) of, or fail to extend the term of, the agreement with Artann that licenses critical intellectual property, we may lose all or some of our rights to such critical intellectual property and our license may terminate. If we should lose our right to license and use technology covered by such license that is critical to our business, such loss would have a materially adverse effect on our business. In such a case, the viability of the Company would be in question. Our only alternatives would be to find existing and non-infringing technology to replace that lost, if any exists, or develop new technology ourselves. The pursuit of any such alternative would likely cause significant delay in the development and introduction of our proposed products.

The protections for our key intellectual property may be successfully challenged by third parties.

        We own various key intellectual properties. No assurance can be given that any intellectual property claims will not be successfully challenged by third parties. Any challenge to our intellectual property, regardless of merit, would likely involve costly litigation which could have a material adverse effect on our business. If a successful challenge were made to intellectual property that is critical to our proposed products, the pursuit of any such alternative would likely cause significant delay in the development and introduction of such products. Moreover, a successful challenge could call into question the validity of our business.

As we lose patent protection on our critical technologies, it may have a material adverse effect on our business.

        We rely on certain patents to provide us with exclusive rights for our technology. The first of our primary patents on our core technology will expire in December 2012. As we begin to lose certain patent protections on our prostate-imaging systems and related critical patented technologies, we may face strong competition as a result, which could have a material adverse effect our business.

The government has rights to certain of our patents.

        Certain of our patents emanated from work performed by Artann under grants from the National Institutes of Health (NIH). As a result, certain standard NIH grant obligations apply, which are designed to ensure that the U.S. investment is used in the interest of U.S. industry and labor and that inventions are reported to NIH. Additionally, the U.S. government retains a non-exclusive license to these patents. As a non-exclusive licensee of certain of these patents, the U.S. government, in addition to utilizing the inventions itself, could in certain limited circumstances, request additional licenses to the patents be granted to other parties and, if such license request is refused, grant the licenses itself. Any actions by the U.S. government to require the grant of additional licenses could materially and adversely affect our business.

We may not be able to successfully compete against companies in our industry with greater resources, or with any competition.

        If our development plan is successful, we expect to experience significant competition in the medical device market. Although we believe that we may currently have a niche in the prostate-imaging marketplace, many factors beyond our control will likely encourage new competitors. In particular, there are several large companies that have indicated an interest in the prostate-imaging business. Therefore, no assurance can be given that we will be able to successfully compete with these, or any other companies in the marketplace, if at all.

The Shares and Warrants to be issued in this offering will trigger an "ownership change" as defined by the Internal Revenue Code of 1986, as amended (the "Code") and our ability to use operating loss carryforwards to offset income in future years will be limited.

        As of December 31, 2007, the Company had generated net operating loss carryforwards of approximately $4.1 million which, if not used, will begin to expire in 2021. Federal and state tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company that constitutes an "ownership change," as defined by Section 382 of the Code. We have concluded that this offering will trigger such an ownership change and our ability to use operating loss carryforwards to offset future income in future years will be limited.

Our business and products subject us to the risk of product liability claims.

        The manufacture and sale of medical products and the conduct of clinical trials using new technology involve customary risks of product liability claims. There can be no assurance that our insurance coverage limits will be adequate to protect us from any liabilities which we might incur in connection with the clinical trials or the commercialization of any of our products. Product liability insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product liability claim or series of claims brought against us in excess of our insurance coverage would have a material adverse effect on our business. In addition, any claims, even if not ultimately successful, could have a material adverse effect on the marketplace's acceptance of our products.

We have never paid dividends and do not expect to pay dividends in the foreseeable future.

        We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future. Future debt covenants may prohibit payment of dividends.

RISK FACTORS RELATING TO THE OFFERING

We do not meet the criteria to list our securities on an exchange such as The NASDAQ Stock Market and the Units, Warrants and our common stock are illiquid and may be difficult to sell.

        Trading of our common stock is conducted on the Over-The-Counter Bulletin Board and trading of the Units and Warrants will be conducted on the Over-The-Counter Bulletin Board. Generally, securities that are quoted on the Over-The-Counter Bulletin Board lack liquidity and analyst coverage. This may result in lower prices for our Units, Warrants and common stock than might otherwise be obtained if we met the criteria to list our securities on a larger or more established exchange, such as The NASDAQ Capital Market and could also result in a larger spread between the bid and asked prices for our Units, Warrants and common stock.

        In addition, there has been only limited trading activity in our common stock. The relatively small trading volume will likely make it difficult for our shareholders to sell their Units, Warrants or common stock as, and when, they choose. As a result, investors may not always be able to resell shares of our common stock, the Units or the Warrants publicly at the time and prices that they feel are fair or appropriate.

Because our stock is deemed a "penny stock," you may have difficulty selling shares of our common stock.

        Our common stock is a "penny stock" and is therefore subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934, as amended. Under this rule, broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission ("SEC"). The penny stock rules severely limit the liquidity of securities in the secondary market, and many brokers choose not to participate in penny stock transactions. As a result, there is generally less trading in penny stocks and you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate. Under applicable regulations, our common stock will generally remain a penny stock until and for such time as its per-share price is $5.00 or more (as determined in accordance with SEC regulations), or until we meet certain net asset or revenue thresholds. These thresholds include the possession of net tangible assets (that is, total assets less intangible assets and liabilities) in excess of $5,000,000, and the recognition of average revenues equal to at least $6,000,000 for each of the last three years. We do not anticipate meeting any of the thresholds in the foreseeable future.

The initial offering price of the Units and the Warrant exercise price have been arbitrarily determined and no prior public market exists for the Units and Warrants. There can be no assurance that a public market for the Units and Warrants will develop.

        The initial offering price of the Units and the Warrant exercise price have been arbitrarily determined by negotiation between the Company and the Underwriter. The initial offering price of the Units and the Warrant exercise price bear no relationship to the Company's assets, book value, lack of earnings, net worth or other recognized criteria of value, including quoted stock prices. Prior to the offering, there has been no public market for the Units and Warrants. Although the Company expects the Units and Warrants to be quoted on the Over-The-Counter Bulletin Board, there can be no assurance that an active public market will develop or be sustained.

Because we will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use them and the proceeds may not be invested successfully.

        We will have broad discretion on the use of the offering proceeds. While we currently anticipate that we will use the net proceeds of this offering for research and development efforts, to pay accrued compensation and benefits owing to our current executive management team, retire existing accounts payable and other third party liabilities and make payments for accrued compensation and related payroll taxes of former employees and working capital and other general corporate purposes, our management may allocate the net proceeds among these purposes as it deems necessary. In addition, market or other factors may require our management to allocate portions of the net proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

If you purchase the Units sold in this offering, you will experience immediate dilution.

        If you purchase the Units sold in this offering, you will experience immediate dilution, which would have been $1.25 per share as of September 30, 2008 based on an assumed offering price of the Units at $1.00 per share, because the price that you pay for our common stock that is part of the Units will be greater than the net tangible book value per share of our shares of common stock.

There must be a current prospectus and state registration in order for you to exercise the Warrants.

        Purchasers of Units will be able to exercise the Warrants only if a current prospectus relating to the Shares underlying the Warrants is then in effect and only if such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company will use its best efforts to (i) maintain the effectiveness of a current prospectus covering the Shares underlying the Warrants and (ii) maintain the registration of such Shares under the securities laws of the states in which the Company initially qualifies the Units for sale in the offering, there can be no assurance that the Company will be able to do so. The Company will be unable to issue Shares to those persons desiring to exercise their Warrants if a current prospectus covering the Shares issuable upon the exercise of the Warrants is not kept effective or if such Shares are not qualified nor exempt from qualification in the states in which the holders of the Warrants reside.

The Warrants are subject to redemption by the Company.

        The Warrants are subject to redemption by the Company for $0.01 per Warrant upon 30 days prior written notice, provided that the last sales price of the Shares equals or exceeds 140% of the Warrant exercise price, for 10 consecutive trading days. In addition, a current prospectus covering the Shares issuable upon exercise of the Warrants must then be effective under the Securities Act. If the Warrants are redeemed, Warrant holders will lose their right to exercise the Warrants except during such 30 day redemption period. Redemption of the Warrants could force the holders to exercise the Warrants at a time when it may be disadvantageous for the holders to do so or to sell the Warrants at the then market price or accept the redemption price, which likely would be substantially less than the market value of the Warrants at the time of redemption.

If you purchase or hold the Warrants, you will not be entitled to any rights as a shareholder on the common stock underlying the Warrants, but you will be subject to all changes made with respect to our common stock.

        If you purchase or hold the Warrants, other than the right to adjustments in the exercise price of the Warrants upon certain events, you will not be entitled to any rights as a shareholder (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) on the common stock underlying the Warrants, but such shares will be subject to all changes affecting the common stock. You will only be entitled to rights as a shareholder on the common stock underlying the Warrants if and when we deliver shares of common stock to you upon the exercise of your Warrants. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining shareholders of record entitled to vote on the amendment occurs prior to the exercise of your Warrants, you will not be entitled to vote the shares of common stock underlying your Warrant on the amendment, although the common stock you receive upon exercise of your Warrants, will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock or other Classes of capital stock.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this prospectus, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Except as required by law, we undertake no obligation to update forward-looking statements. The risks identified in the "Risk Factors" section of this prospectus, among others, may impact forward-looking statements contained in this prospectus.

 USE OF PROCEEDS

        We estimate that our net proceeds, after deducting the estimated expenses related to this offering, including discounts, commissions and accountable and nonaccountable expenses of the Underwriter, will be approximately $1,920,000 (based on an assumed offering price of $1.00 per Unit). This would increase to approximately $2,318,000 if the Underwriter's over-allotment option is exercised in full. Such additional proceeds would be used to fund general corporate purposes.

        We expect that the net proceeds of this offering will be sufficient to fund our cash obligations to Artann up to receipt of FDA 510(k) clearance, to retire certain short-term liabilities and to fund operating expenses through receipt of FDA 510(k) clearance. In addition, we will need funding beyond the net proceeds of this offering to pay, for example, our $2.2 million of secured debt that matures at the end of February, 2009 and $750,000 to Artann upon FDA 510(k) clearance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Proceeds from this Offering." We intend to use the estimated net proceeds as follows:

	Approximate Amount	Percent of Net Proceeds
To fund certain of our cash obligations to Artann under the Artann License Agreement and the Artann Development Agreement	$1,238,000	64%
To retire certain accounts payable, accrued expenses and other short-term liabilities	436,000	23%
To fund capital expenditures	22,000	1%
To fund general corporate purposes including but not limited to employee salaries, benefits and payroll taxes, consulting fees, rent and costs associated with public company reporting compliance(1)	224,000	12%

Net proceeds to be received by us	$1,920,000	100%

    (1)
    This amount may also include payment of $112,500 of convertible promissory notes that mature in December 2008 if such debtholders do not convert such notes to equity upon the closing of this offering or agree to extend the maturity date, which conversion or extension cannot be assured.

        The foregoing represents our current intentions based upon our current plans and business condition. We will have broad discretion in the application of our net proceeds from this offering, and the occurrence of unforeseen events or changes in business conditions could result in the application of our net proceeds from this offering in a manner other than as described in this prospectus.

 CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2008:

  •
  on an actual basis; and

  •
  on a pro forma basis to give effect to:

  (i)
  our sale of 3,050,000 Units at an assumed offering price of $1.00 per Unit pursuant to this offering (the "Assumed Offering Price") and the application of the estimated net proceeds from this offering;

  (ii)
  the automatic conversion of the $1,757,500 of convertible promissory notes issued in the 2007 and 2008 Private Placements (plus $115,119 of interest thereon through September 30, 2008) into 2,675,170 Units, at an assumed price of $0.70 per Unit (70% of the Assumed Offering Price);

  (iii)
  the automatic conversion into 307,008 Units of the $142,500 convertible promissory note (plus $11,004 of interest thereon through September 30, 2008) issued to an investor pursuant to the December 27, 2007 conversion of a short-term loan, at an assumed price of $0.50 per Unit (50% of the Assumed Offering Price);

  (iv)
  the automatic conversion of $154,375 of convertible promissory notes issued under the Unit Put Agreement (plus $300 of interest thereon through September 30, 2008) into 220,964 shares of common stock, at an assumed price of $0.70 per share (70% of the Assumed Offering Price); and

  (v)
  the automatic conversion of $733,334 in aggregate principal amount (plus $123,862 of interest thereon through September 30, 2008) of four 10% unsecured convertible subordinated debentures into 285,732 shares of common stock at $3.00 per share at the effective date of this offering.

        The pro forma does not give effect to the issuance of common stock to Artann pursuant to the terms of the Artann License Agreement or the Artann Development Agreement.

        You should read the information in this table along with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited consolidated financial statements and related notes contained in this prospectus.

	As of September 30, 2008
	Actual	Pro forma
	(unaudited)
Cash	$42,291	$1,962,291
Deferred offering expenses(1)	442,712	—
Debt issuance costs(2)	388,447	37,235
Debt:
Notes payable, bank	$1,600,000	1,600,000
Convertible debentures	733,334	—
Original issue discount, convertible debentures(3)	(95,409)	—
Convertible promissory notes	1,699,000	112,500
Original issue discount, convertible promissory notes(3)	(443,075)	—
Other notes payable	680,671	680,671
Original issue discount, other notes payable(3)	(39,886)	(39,886)
Long-term convertible promissory notes	617,875	150,000
Original issue discount, long-term convertible promissory notes(3)	(245,185)	(44,043)

Total debt	4,507,325	2,459,242
Shareholders' deficit:
Common stock, $0.00001 par value. Authorized 50,000,000 shares, issued and outstanding 1,786,984 shares actual and 8,325,858 pro forma	18	83
Additional paid-in capital	13,492,082	18,199,726
Deficit accumulated during development stage	(18,737,419)	(19,828,257)

Total shareholders' deficit	(5,245,319)	(1,628,448)

Total capitalization	$(737,994)	$830,794

    (1)
    Deferred offering costs related to this registration statement, which will be recorded as a cost of this offering.

    (2)
    Deferred costs of private placement debt offerings to be amortized as interest expense over the term of the related debt. Debt issuance costs of $351,212 as of September 30, 2008 related to promissory notes and short term loans that will automatically convert into Units or common stock upon the closing of this offering will be expensed on the closing date.

    (3)
    Original issue discount related to promissory notes, short term notes payable and debentures that will automatically convert into Units or common stock upon the closing of this offering will be expensed on the closing date.

 DILUTION

        The difference between the offering price per share of the Units, assuming no value is attributed to the Warrants included in the Units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to purchasers in this offering. Net tangible book value per share is determined by dividing our tangible book value, which is our tangible assets less total liabilities, by the number of outstanding shares of our common stock. The information below assumes no exercise of the Underwriter's over-allotment option.

        At September 30, 2008, our net tangible book value was a deficiency of $6,076,478, or approximately ($3.40) per share of common stock. Upon completion of this offering, $2,787,709 of our convertible debt along with $250,285 of accrued interest will automatically convert into 3,488,874 shares of common stock (based on an assumed offering price of $1.00). After giving effect to the sale of 3,050,000 shares of common stock included in the Units offered by this prospectus (but excluding shares underlying the Warrants included in the Units) and the automatic conversion of the convertible debt, our pro forma net tangible book value at September 30, 3008 would have been a deficiency of $2,108,395, or $(0.25) per share, representing an immediate increase in net tangible book value of $3.15 per share to the existing stockholders and an immediate dilution of $1.25 per share, or 125%, to purchasers in this offering.

        The following table illustrates the dilution to the purchasers in this offering on a per-share basis as if the offering had occurred on September 30, 2008, assuming no value attributed to the Warrants included in the Units:

Offering price of the Units		$1.00
Net tangible book value before this offering	$(3.40)
Increase attributable to automatic conversion of convertible debt	$2.64
Increase attributable to purchasers in this offering	$0.51

Pro forma net tangible book value after this offering		$(0.25)

Dilution to purchasers in this offering		$1.25

        The following table sets forth information as of December 19, 2008 with respect to our existing stockholders, convertible debt holders and the purchasers in this offering:

	Shares Purchased		Total Consideration
						Average Price Per Share
	Number	Percentage	Amount		Percentage
Initial stockholders	1,811,429	21.0%	$6,884,599		51.8%	$3.80
Shares issued in conversion of convertible debt and accrued interest thereon through October 27, 2008 upon closing of this offering	3,770,953	43.7%	3,362,424	(1)	25.3%	0.89
Purchasers in this offering	3,050,000	35.3%	3,050,000		22.9%	1.00

Total	8,632,382	100.0%	$13,297,023		100.0%

(1)
Consideration includes $2,315,000 received in private placements and exercise of funding commitments for units consisting of convertible notes and warrants, $733,334 of convertible debentures issued to loan guarantors and $314,090 of interest accrued on the notes and debentures.

        The foregoing discussion and table assume that neither the options nor the warrants to purchase in the aggregate 1,234,097 shares of common stock outstanding or accrued for issuance as of September 30, 2008 have been exercised. Between September 30, 2008 and December 19, 2008, we issued or accrued for issuance warrants to purchase 132,485 shares of common stock. To the extent that any of these options or warrants is exercised, there will be further dilution to purchasers in this offering.

 PRICE RANGE OF OUR COMMON STOCK

General

        Our common stock has been quoted on the Over-The-Counter Bulletin Board (the "OTCBB") since December 2003. Our common stock is currently quoted under the symbol "PUMD." The following table lists the high and low bid information for our common stock as quoted on the OTCBB by quarter from January 1, 2006 through December 18, 2008:

	Price Range
Quarter Ended	High	Low
March 31, 2006	$9.80	$5.00
June 30, 2006	$8.10	$3.50
September 30, 2006	$6.60	$3.50
December 31, 2006	$6.00	$4.10
March 31, 2007	$4.50	$2.60
June 30, 2007	$5.10	$2.00
September 30, 2007	$3.00	$0.50
December 31, 2007	$2.50	$0.51
March 31, 2008	$0.95	$0.30
June 30, 2008	$2.01	$0.30
September 30, 2008	$3.05	$0.30
December 31, 2008 (through December 18, 2008)	$1.85	$0.55

        The above quotations from the OTCBB reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The number of holders of record of our common stock as of September 30, 2008 was approximately 152. As of December 19, 2008, the last trade of our common stock as reported by the OTCBB was $1.25 per share. On December 19, 2008, the closing bid price of our common stock on the OTCBB was $0.70 per share.

Dividend Policy

        We have never declared or paid any cash dividends on our capital stock and do not expect to pay any dividends for the foreseeable future. We intend to use future earnings, if any, in the operation and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our board of directors, based on our financial condition, results of operations, contractual restrictions, capital requirements, business properties, restrictions imposed by applicable law and other factors our board of directors may deem relevant. Future debt covenants may prohibit payment of dividends.

 BUSINESS

Overview

        We are a development stage company engaged in the business of developing for market innovative products for the detection and characterization of male urological prostate disease. Our primary focus is currently the ProUroScan™ prostate imaging system (the "ProUroScan System").

        The ProUroScan System is an imaging system designed for use as an aid to the physician in visualizing and documenting tissue abnormalities in the prostate that have been previously detected by a digital rectal exam ("DRE"). The ProUroScan System is comprised of an array of sensors mounted on a probe, a central processing unit, proprietary software and image construction algorithms, and a color monitor. As an adjunct to DRE, the ProUroScan System will be used following an abnormal DRE to generate a real time image and map of the prostate and to store this information electronically.

        The ProUroScan system is not currently marketed or sold and is not cleared for marketing by the U.S. Food and Drug Administration ("FDA"). Our initial goal is to obtain a basic mapping and data maintenance claim from the FDA under a 510(k) application for the first generation system. The remaining regulatory and clinical work on the ProUroScan System will be performed under our development contract with Artann Laboratories Inc. ("Artann"), a scientific technology company based in Trenton, New Jersey, that is focused on early-stage technology development. Artann will conduct and complete all pre-clinical activities and testing on the ProUroScan System, and conduct clinical trials for the basic mapping and data maintenance claim, as well as prepare and submit the 510(k) application for such claim.

        Once FDA 510(k) clearance is obtained on our first generation ProUroScan System, we intend to have the systems manufactured by one or more FDA-regulated contract manufacturers and market the system in cooperation with a medical device company that has an established presence in the urology market. We are currently exploring potential marketing relationships with several urology product companies interested in marketing the ProUroScan System in the prostate disease market. We expect such a relationship would provide financial resources and access to down stream marketing, engineering, manufacturing and sales support.

        In the future, subject to receipt of appropriate FDA approvals or clearances, we plan to develop and introduce enhanced versions and additional indications for use of the ProUroScan System that we expect will be able to monitor changes in prostate tissue over time, guide prostate biopsies and assess changes in prostate size following drug treatment for Benign Prostatic Hypertrophy ("BPH").

Market Focus—Prostate Disease

        Prostate cancer is the most common form of cancer and the second leading cause of cancer death in men. According to the National Cancer Institute, more than 186,000 men will be diagnosed with prostate cancer and over 28,000 will die from the disease in 2008. Currently, there are approximately 42 million men in the U.S. over the age of 50. For men in this age category, the standard of care to screen for the presence of prostate cancer is to have a physical exam each year in which two tests are routinely performed: the DRE and the Prostate Specific Antigen ("PSA") blood test. Although used for many years, the specificity of these tests has been widely questioned. Data from community based studies suggest that the positive predictive value of a DRE for prostate cancer is 15% to 30% and varies relatively little with age. For elevated PSA levels between 4 and 10ng/mL, the positive predictive value is approximately 20%. For studies in which biopsies were done when the results of either test were abnormal, 18% to 26% of screened patients had suspicious results, cancer was actually detected in approximately 4% of screened patients and the positive predictive value of the tests combined was 15% to 21%. In another study involving 6,630 volunteers, the combination of DRE and PSA detected 26%

more cancers than PSA alone. Although PSA and DRE provide some positive predictive value, neither of these tests creates a physical or visual record of the abnormality or its position in the prostate.

        If a patient is suspected of having an abnormal tissue formation in the prostate as a result of a positive DRE or a high PSA value, he is generally referred to a urologist. A urologist will usually perform his own DRE and may decide to perform a prostate biopsy to obtain tissue samples for microscopic analysis. The prostate is biopsied by a needle that is guided by ultrasound into the prostate through the rectal wall. Since the existence and exact location of possible cancerous tissue is not known, the urologist will usually take 10 to 14 samples in a scattered pattern throughout the prostate in an attempt to find the suspect tissue. Of the approximately 1 million prostate biopsy procedures done each year in the United States only approximately 25 percent actually detect the presence of cancer. The low predictive ability of the DRE and PSA tests to gauge the presence of cancer tends to over-inflate the number of referrals for invasive biopsy that are necessary to confirm that a patient has cancer.

        We believe there is a market need to be able to visualize and create an electronic record (map) that can show the relative size and position of abnormal tissue in the prostate gland. We believe that the ProUroScan System offers a solution that meets these needs and one that will (assuming we apply for and obtain FDA approval or clearance for this indication) enable physicians to monitor and compare images of the prostate over time. With additional development and further FDA approvals, we believe the ProUroScan System may eventually be used to guide prostate biopsy and assess the effect of medical treatments of BPH.

Prostate Cancer Screening and Diagnosis

        The two most common screening tests for identifying prostate cancer are the DRE and the PSA. These tests have been used for years, but have often been criticized for their lack of specificity and selectivity.

        In a DRE exam, a physician wearing a latex glove inserts a lubricated finger into the rectum to palpate the prostate gland to detect abnormalities. The clinician must rely on his or her experience and sensitivity of touch to estimate the size of the prostate and detect irregularities in shape or hardness. There is significant subjectivity inherent in the DRE exam which can be negatively affected by poor examiner training, lack of experience or poor ability to interpret the results, as well as other patient related limitations including excessive obesity, patient discomfort and unusual anatomical positioning of the prostate.

        Data from community-based studies indicate that the positive predictive value of a DRE in detecting cancer is 15% to 30% and varies relatively little with age. In a Scandinavian study, the positive predictive value of DRE was found to be only 22% to 29%. According to the Eighth Edition of Campbell's Urology, a DRE has only fair reproducibility even with experienced examiners and the test misses a substantial proportion of cancers before they become advanced and less amenable to treatment.

        The other primary screening test for detecting prostate cancer is the measurement of PSA in serum. The advantages offered by PSA testing are its simplicity, objectivity, reproducibility and low level of invasiveness. Although PSA is specific to prostate tissue, it is not specific to prostate cancer. Older men that have benign enlargement of the prostate and acute prostatitis often have elevated PSA levels. Serum levels of PSA can also be elevated for a period of time after transrectal needle biopsy, acute urinary retention and prostate surgery. Because of the prevalence of these conditions in men over the age of 50, the positive predictive value of PSA measurements decreases with age.

        In clinical practice, a PSA level greater than 4ng/mL is generally considered an abnormal result. Recent community-based studies show that PSA levels greater than 4ng/mL are seen in about 15% of men who are older than 50 years of age. The probability, or positive predictive value, that a man who is older than 50 having prostate cancer if his PSA level is elevated is approximately 20% to 30%. However, the likelihood of cancer depends on the degree of elevation in the PSA levels. For levels between 4 and 10ng/mL, the positive predictive value is about 20 percent. This value increases to between 42 percent and 64 percent if the PSA level is greater than 10ng/nL. Despite these variances, PSA testing has increased the detection rate of early-stage prostate cancers, which are more curable than late-stage cancers.

        Most clinicians have adopted the strategy of performing both tests in combination, which has been shown to increase the combined predictive value. In fact, in a large study of volunteers, the combination of DRE and PSA detected 26% more cancers than PSA alone. However, because of the significant risk of prostate cancer, prostate biopsy is recommended for all men who have DRE abnormalities, regardless of PSA level, because 25% of men with cancer have PSA levels less than 4mg/nL.

        A patient with a positive DRE or an elevated PSA is typically referred to a urologist for further diagnosis. The urologist will usually perform a prostate biopsy to obtain tissue samples for microscopic analysis. The prostate is biopsied by a needle that is guided by ultrasound into the prostate through the rectal wall. Since the existence and exact location of possible cancerous tissue is not known, the urologist will usually take 10 to 14 samples in a scattered pattern throughout the prostate in an attempt to find the suspect tissue. The tissue samples are then sent to a laboratory for analysis and interpretation, and the results are reported several days later. If the results are negative or indeterminate, the urologist may suggest a second biopsy procedure, or that the patient increase the frequency of future screening examinations. According to Oregon Health and Science University, approximately 1 million patients are biopsied each year in the United States, but only approximately 25% of biopsy procedures performed detects the presence of cancer.

        The treatment path for patients who test positive for prostate cancer depends on many variables, including age, location and pathology of the cancerous tissue and general health of the patient. Generally, a younger, otherwise healthy patient will elect to have the prostate removed to eliminate the possibility that it might spread beyond the prostate. Older, less healthy patients may elect not to undergo surgery, and instead monitor the disease closely by semi-annual PSA and DRE exams, and annual biopsies. This monitoring regimen is commonly referred to as "active surveillance." Some patients may elect radiation or drug treatments, in addition to necessary ongoing active surveillance. The National Cancer Institute estimates that there are approximately 2 million men alive who have a history of cancer of the prostate. On this basis, we estimate that the number of men over the last decade that have elected against prostate removal and thus are undergoing ongoing active surveillance exceeds one million.

The ProUroScan™ Prostate Imaging System

        The ProUroScan System is an imaging system designed to provide a map of the prostate and to store a digital image for review. As an adjunctive tool to DRE, it will be used after a physician identifies abnormal tissue during a DRE examination. The first generation system will provide a map or record of the pressures that are generated from palpation of the posterior surface of the prostate using a sensor probe. The system's operation is based on measurement of the stress pattern on the rectal wall when the probe is pressed against the prostate. Temporal and spatial changes in the stress pattern provide information on the elastic structure of the gland and allow two-dimensional reconstruction of prostate anatomy and visualization of prostate mechanical properties. The data acquired allow the calculation of prostate features such as size and shape. The prostate image is displayed on a screen that allows physicians to visualize tissue abnormalities in the prostate gland. In addition to the real time visual image, the results are stored electronically as a digital record.

        The ProUroScan System consists of arrays of pressure sensors mounted on a probe, a central processing unit, proprietary software and image construction algorithms, and a color monitor. The probe is specially designed for the rectal anatomy to minimize patient discomfort. It is ergonomic for the clinician and similar to a traditional DRE for the patient. The probe utilizes highly sensitive pressure sensors located on the face of the probe head to palpate the prostate. The probe's positioning system ensures that the person administering the scan examines the entire surface of the prostate, and assists prostate image construction.

        To perform a scan, the clinician inserts the tip of the probe into the patient's rectum and palpates the prostate. As the prostate is palpated, a color image of the prostate is produced and displayed on the computer monitor, along with indicators of the amount of pressure being applied to help guide the clinician. Differences in tissue stiffness and elasticity will be depicted in real time on a color monitor. Total testing time for a healthy prostate is under one minute.

ProUroScan System Status

        The first generation ProUroScan System has been tested in laboratory experiments on prostate models and in a pre-clinical study. In addition, the system was used for over two years and on approximately 168 patients at the Robert Wood Johnson Medical Center in New Brunswick, New Jersey.

        Based on discussions between Artann and representatives from the FDA, we believe that the ProUroScan System with a basic mapping and data maintenance claim will be regulated by the FDA as a class II device. Class II devices typically are cleared for marketing by the FDA through a 510(k) application.

        Under the terms of its contract with us, Artann is responsible for submitting and obtaining the initial 510(k) clearance for the ProUroScan System for the basic mapping and data maintenance claim. In April 2008, representatives from Artann met with the FDA to solicit feedback from the agency regarding the proposed clinical testing that the FDA will require to support a 510(k). Artann commenced the clinical study in the fourth quarter of 2008. In order to meet the requirements established by the FDA for the 510(k) clinical study, three centers were identified to participate in the study and to serve as future training and referral sites for the eventual market rollout of the ProUroScan System. The sites include the Mayo Clinic in Rochester, Minnesota, the Robert Wood Johnson Medical Center in New Brunswick, New Jersey and the VA Medical Center in Minneapolis, Minnesota. Institutional Review Board ("IRB") approvals have been obtained, and ProUroScan Systems have been installed, at all three sites. Physician training has also been completed at all three sites and formal clinical studies have commenced at the Robert Wood Johnson Medical Center and the VA Medical Center. It is expected that clinical studies will commence at the Mayo Clinic in early January 2009. We expect this study to be completed in January 2009, and we will then need additional time to analyze the data and prepare the 510(k) submission. We believe that this 510(k) will be submitted to the FDA during the first quarter of 2009. Once submitted, the FDA will have 90 days to review and grant clearance, ask questions or turn the 510(k) down. However, the 510(k) application process may be significantly longer if the FDA has questions upon its review or makes a request for additional information from Artann. Once cleared and upon ProUroCare's first commercial sale of a ProUroScan System, Artann will transfer the 510(k) to ProUroCare. No assurances can be given in regard to the timing of any of these events.

Planned Development of the ProUroScan System

        We believe that the ProUroScan System's existing technology provides a platform on which to develop multiple future generation systems. Once 510(k) clearance is obtained for a basic mapping and data maintenance claim and is transferred to us from Artann, we intend to work with Artann to develop more enhanced product features. Future generation systems will require us to obtain regulatory approval or clearance for use of the ProUroScan System for additional prostate related indications and file additional submissions with the FDA to obtain expanded labeling claims. Such regulatory clearances or approvals may require us to perform additional clinical studies. Future generations of the ProUroScan System may also require us to secure rights to additional intellectual property.

Active Surveillance

        We believe that one of the more valuable future applications for the ProUroScan System, assuming we obtain any necessary FDA clearance or approval, will be to allow physicians to monitor changes in the prostate over time. The ProUroScan System is designed to produce a digital image of the prostate showing the size and symmetry of the prostate and the location of tissue abnormalities within the prostate. The ProUroScan System creates a digital record of the exam that can be stored and used for comparison to subsequent exams. We believe its ability to digitally store not only the scan results but all of the individual pressure readings taken during the course of the procedure should facilitate a quantitative analysis of the progression of the disease over time. By comparing the data taken in a baseline examination to subsequent examinations during the course of active surveillance, we believe the urologist will gain valuable information about changes in the patient's condition that can influence their decision to pursue additional treatment or continue surveillance. We believe that this expanded use of the ProUroScan System will provide consistent mapping over time as compared to variations resulting from differences in technique and experience of clinicians performing DREs. We believe this will enable physicians to compare and contrast the patient's results from exam to exam, and to get second opinions on the patient's status in regards to the diagnosis without an additional office visit. We believe that comparisons of multiple scans over time will also enable the physician to make longitudinal assessments of the patient's disease.

Three Dimensional Imaging

        We believe that another future enhancement of the current generation system may be the capability to identify the specific three-dimensional location of lesions found in the prostate. This enhanced system may also be able to create a three-dimensional image of the position of the lesions and allow the physician to rotate the image to assist in identifying the actual position of the lesion in the prostate gland. We believe that having this capability may prove helpful in providing a diagnosis of the patient's condition in conjunction with other commercially available diagnostic tools.

Guiding Biopsy

        We believe that future expansion to three dimensional imaging may facilitate guiding biopsy needles to the point where suspicious lesions exist so that a tissue sample can be obtained from the prostate gland. Having the three-dimensional coordinates of a lesion will enable the physician to precisely guide the biopsy needle to the point where he can be assured that tissue samples are being taken from that area. Having this capability increases the likelihood of finding cancerous tissue while also potentially minimizing the number of biopsies that are taken on an individual patient. According to Oregon Health and Science University, approximately 1 million patients are biopsied each year in the United States, but only 25 percent of biopsy procedures performed detects the presence of cancer.

Evaluating Drug Treatment for BPH Patients

        For patients who have symptoms of BPH, we believe that future generations of the ProUroScan System may also be used to monitor changes in prostate size before and during the course of drug treatments, allowing physicians to more quickly assess the effectiveness of alternative therapeutic approaches. Assuming future FDA approval or clearance is granted, use of the ProUroScan System in patients diagnosed with BPH will allow physicians to monitor changes in the size and volume of the prostate following treatment with drugs or other tissue reducing technologies. Timely, accurate assessment of prostate volume changes and the effectiveness of treatment should enable physicians to recommend alternative treatments sooner than current assessment methods, and thus provide more immediate relief to patients.

Marketing and Distribution

        Our business plan is built on the premise that the map and physical record created by the ProUroScan System will become a valuable tool in assisting physicians and patients in understanding the scope of the abnormalities that are identified with a DRE. Physicians performing the scan will need to acquire a ProUroCare System, which will be placed under a direct purchase, lease or user utilization agreement.

        Current Procedural Terminology ("CPT") codes are used by physicians and other providers to submit claims. We anticipate that the ProUroScan System may be covered by Medicare as a diagnostic test for patients who have clinical signs or symptoms of disease. At the outset, however, there will not be a unique CPT code for the ProUroScan procedure. Consequently, obtaining coverage and reimbursement may be challenging during the initial stages of the ProUroScan System rollout. During this period of time, physicians will have the option of submitting claims under a "miscellaneous" CPT code with proper documentation. We also expect to use a "patient pay" model in which the patient would pay directly for the cost of the scan. During the first few years of use, we will collect the clinical and economic data necessary in order to apply for a unique CPT code from the American Medical Association ("AMA").

        Our initial commercial rollout will focus on urologists in the United States. By focusing on urologists, we expect to establish the clinical and economic value of the scan for patients, and to demonstrate to both private and government payors the rationale and parameters for establishing a CPT code and that the scan should be covered and adequately reimbursed.

        We believe that the cost of establishing our own direct sales force of sufficient size and capability to effectively rollout the ProUroScan System in the U.S. would be cost prohibitive and that our product can be more effectively launched by establishing a distribution relationship with one or more large urology product companies that have well-established relationships with physicians. We believe that establishing such a relationship will not only allow us to quickly and effectively penetrate the urology market, but may also afford us an opportunity for additional financial support in the form of licensing fees, equity investment and "in kind" support from other key functional departments of the licensing company. We are currently exploring potential marketing relationships with several urology product companies interested in marketing products in the prostate disease market.

        We anticipate that the majority of our revenue will be generated from the sale and lease of the ProUroScan System, as well as from the sale of proprietary disposable supplies consumed in the scanning process. ProUroScan Systems likely will be placed in clinics under a variety of programs, including outright sales, operating leases, financing leases or arrangements where payments are based upon the usage of the system.

Manufacturing

        The ProUroScan System has two major proprietary hardware components: a central processor and a rectal probe. There are also certain off-the-shelf components that presently are widely available. Artann has provided five clinical prostate imaging systems that will be used in performing FDA-controlled clinical trials and for contract manufacturing assessment. Artann will transfer ownership of these units upon the date of first commercial sale of the ProUroScan System.

        We are currently seeking to contract with one or more third-party manufacturers that are Quality Systems Regulation ("QSR") compliant to produce the ProUroScan System. The QSR requires manufacturers, including certain third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process.

Because of the unique nature of the two major proprietary components of the ProUroScan System, it is highly likely that different third party manufacturers will be chosen to assemble the final versions of each component. Our goal in both cases is to reduce the cost of manufacturing over the first two years, taking advantage of manufacturing scale and purchasing discounts, as well as engineering changes designed to eliminate components and reduce component costs.

ProUroScan System Development Partner

        The ProUroScan System is based on work originally performed in the late 1990's by Artann and its affiliate, ArMed LLC. In 2002, we licensed the rights to this technology developed by Artann from its owner, Profile LLC ("Profile"), a technology holding company, and since then have worked with Artann and our other technology partners on its development. In April 2008, we acquired the patents, patent applications and other know how associated with this technology previously licensed from Profile. In July 2008, the Company entered into two new agreements with Artann relating to this technology, namely, a license agreement (the "Artann License Agreement") and a development and commercialization agreement (the "Artann Development Agreement").

        Under the Artann License Agreement, Artann has granted us an exclusive, worldwide, sub-licensable license to certain patent applications and other know how needed to make, use and market certain mechanical imaging products for the diagnosis or treatment of urologic disorders of the prostate, kidney or liver. Artann also agreed to transfer to us possession of five clinical prostate imaging systems and grant us full access to all relevant documentation thereto. As consideration for these agreements, we have agreed to pay Artann:

  •
  $600,000 in cash and $500,000 in shares of our common stock as an upfront license fee on the effective date of the Artann License Agreement;

  •
  a royalty fee equal to 4% of the first $30,000,000 of net cumulative sales of licensed products, 3% of the next $70,000,000 of net cumulative sales and 2% of net cumulative sales over $100,000,000; and

  •
  a technology royalty fee of 1% of net sales of the prostate imaging system products through the earlier of December 31, 2016 or the date of last commercial sale of such products.

        The combined royalties are subject to a minimum annual royalty equal to $50,000 per year for each of the first two years after FDA clearance for commercial sale and $100,000 per year for each year thereafter until termination or expiration of the Artann License Agreement. We also agreed to grant Artann a non-exclusive, fully paid up, sub-licensable, worldwide license to our patents, patent applications and know how relating to the manufacture, use or sale of any mechanical imaging system for the diagnosis or treatment of disorders of the female human breast.

        Under the Artann Development Agreement, we will collaborate with Artann to develop, commercialize and market prostate imaging systems. Artann will conduct and complete all pre-clinical activities and testing on the prostate imaging system, conduct clinical trials, prepare and submit FDA regulatory submissions and provide hardware and software development, refinement and debugging services to ready the prostate imaging system for commercial sale. For these development services, subject to effectiveness of the Artann agreements, we will pay Artann the following:

  •
  $250,000 in cash upon initiation of the clinical study to support the basic mapping and data maintenance claim;

  •
  $250,000 in cash and $1,000,000 in shares of our common stock upon completion of that study and submission of the 510(k) application to support the basic mapping and data maintenance claim;

  •
  $750,000 in cash and $1,000,000 in shares of our common stock upon FDA clearance that allows the ProUroScan System to be commercially sold in the United States (subject to reduction of the number of shares by 10% for each month that FDA clearance is delayed beyond 15 months from the effective date of the Artann Development Agreement); and

  •
  a monthly retainer fee for technical advice and training by Artann personnel of $30,000 per month for each of the first six months and $15,000 per month for the next twelve months following the effective date of the Artann Development Agreement.

        Under the Artann Development Agreement, Artann will also supply us with such quantities of the ProUroScan System as are reasonably required for pre-commercial testing, evaluation, marketing and clinical study and to facilitate the transfer of commercial production to a third party manufacturer. Artann also agrees to use its best reasonable efforts to provide us with a limited number of commercial systems. The pre-commercial and commercial systems will be sold to us at prices yet to be determined.

        The Artann License Agreement and the Artann Development Agreement will each become effective on December 23, 2008. Under the Artann License Agreement, we have a 30-day cure period from the date of receipt of written notice from Artann of a breach of our payment obligations under either the Artann License Agreement or Artann Development Agreement. If we have not cured such payment breach within five days of receipt of the Artann notice, the exclusive licenses convert to non-exclusive licenses, however, neither party may sub-license or grant additional licenses for a period of 60 days after receipt of such notice. Under the Artann Development Agreement, we have a 60-day cure period from the date of receipt of written notice from Artann of a breach of our payment obligations under either the Artann License Agreement or the Artann Development Agreement. If we do not cure a breach of our payment obligations by the end of the 30-day cure period, the licenses granted under the Artann License Agreement will terminate. We currently expect to discuss with Artann amending the Artann License Agreement and the Artann Development Agreement to delay the effectiveness of the agreements or the payment obligations thereunder to accommodate the timing of this offering. There can be no assurance that we will be able to amend the Artann License Agreement or Artann Development Agreement. Subject to earlier termination due to breach, bankruptcy and certain other events, the Artann License Agreement will terminate upon expiration of all royalty obligations, and the Artann Development Agreement will terminate on its third anniversary, subject to renewal for additional one year terms upon mutual agreement of us and Artann.

        In the future, we expect to engage third parties to assist us and Artann in transitioning the technology from research and development to clinical study status, to perform verification and validation testing including certification of safety related testing standards, and to develop quality control processes for the transition to manufacturing of the ProUroScan System.

Intellectual Property

        Our objective as a medical device company is to effectively and aggressively obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets and licenses, and operate without infringing the proprietary rights of other parties both in the United States and in all other countries where we may do business. We seek to obtain, where appropriate and financially feasible, the broadest intellectual property protection possible for our products, proprietary information and proprietary technology through a combination of contractual arrangements, licenses, and patents, both in the United States and throughout the rest of the world.

        We also depend upon the skills, knowledge and experience of scientific and technical personnel that we hire or contract with outside organizations, as well as our advisors and consultants. To help protect our proprietary know-how that is not patentable, and for inventions for which patents may be difficult to enforce, we rely on trade-secret protection and confidentiality agreements. To this end, it is our practice to require employees, consultants, advisors and other contractors, as appropriate, to enter into confidentiality agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

        We own patents, patent applications and know-how associated with mechanical prostate-imaging systems. These patents and patent applications relate to real-time mechanical imaging of the prostate (patent expires in 2021), a method and device for mechanical imaging of the prostate (patent expires in 2012), an intracavity ultrasonic device for elasticity imaging (patent expires in 2012), a method and device for elasticity imaging (patent expires in 2013), an apparatus for measuring mechanical parameters of the prostate and for imaging the prostate (patent expires in 2012), a device for palpation and mechanical imaging of the prostate (patent expires in 2012), and a method for using a transrectal probe to mechanically image the prostate gland (patent expires in 2012). Together, our mechanical imaging technology is protected by seven U.S. patents, seven foreign patents (foreign patents expire in 2017), five foreign patent applications and, along with the Artann patent applications discussed below, is the basis for the imaging technology used in our ProUroScan System. We own similar patents, patent applications and know-how associated with breast imaging. However, we do not intend to pursue any such applications within our near-term business plan. Under the Artann License Agreement, we agreed to grant Artann a non-exclusive, fully paid up license to make, use or sell any imaging system for the diagnosis or treatment of disorders of the human breast.

        Artann has filed four additional U.S. patent applications (filed in May and June of 2005 and June of 2008) that are licensed to us under the Artann License Agreement. These patent applications relate to a method and device for analyzing overlaps between sensed mechanical images to generate a composite image (map) and sensors arranged to locate the prostate.

Third-Party Reimbursement

        In the U.S., health care providers that use the ProUroScan System will generally rely on third-party payors, including private payors and governmental payors such as Medicare and Medicaid, to cover and reimburse all or part of the cost of using the ProUroScan System. Consequently, sales of the ProUroScan System depend in part on the availability of coverage and reimbursement from third-party payors. The manner in which reimbursement is sought and obtained varies based upon the type of payor involved and the setting in which the procedure is furnished. In general, third-party payors will provide coverage and reimbursement for medically reasonable and necessary procedures and tests. Most payors, however, will not pay separately for capital equipment, such as the ProUroScan System. Instead, payment for the cost of using the capital equipment is considered to be covered as part of payments received for performing the procedure. In determining payment rates, third-party payors increasingly are scrutinizing the amount charged for medical procedures.

Medicare and Medicaid

        Procedures using the ProUroScan System may be considered by Medicare as either a screening test or a diagnostic test depending on whether it is conducted routinely on healthy individuals or whether the patient presents with a sign or symptom of the relevant disease. In order for Medicare to cover procedures using the ProUroScan System as screening, the Secretary of Health and Human Services (the "Secretary") would need to add the scan to the list of appropriate procedures for prostate cancer screening or the procedure would need to be appropriately recommended by the USPSTF and added through the national coverage determination ("NCD") process.

        Recently, Congress expanded the ability for Medicare to cover additional preventive services under certain circumstances. In order to be covered by Medicare, Congress required the following three conditions to be satisfied: (1) the service must be reasonable and necessary for the prevention or early detection of an illness or disability; (2) the service must be recommended with a grade of "A" or "B" by the USPSTF; and (3) the service must be appropriate for Medicare beneficiaries. Congress also required that CMS use the NCD process to add covered preventative services.

        The USPSTF has evaluated the benefits of prostate screening and concluded that the current evidence is insufficient to make an "A" or "B" recommendation, regardless of age. Should the USPSTF change its recommendation, CMS still would need to use the NCD process to make prostate screening with the ProUroScan System a covered service. The NCD process is at least nine months long and in most cases lasts one year. There is no guarantee that this process will result in a positive outcome. In fact, CMS could decide not to cover prostate screening procedures using the ProUroScan System nationally. It is very difficult to overturn a negative NCD without the further development of substantial clinical evidence.

        Medicare coverage as a screening test could be a significant hurdle to overcome. We anticipate, however, that the ProUroScan System may be covered by Medicare as a diagnostic test for patients who have clinical signs or symptoms of disease. We anticipate that the first generation of the ProUroScan System will be used to map the prostate and to maintain historical records for future tracking for men who have an abnormal DRE or other signs or symptoms of disease. Thus, providers who perform prostate mapping using the first generation ProUroScan System likely will seek Medicare coverage as a diagnostic, rather than a screening test, presuming that the patient presents with a sign or symptom of disease. Even as a diagnositic test, however, CMS or its contractors could determine that procedures using the ProUroScan System are not medically necessary and therefore decide not to cover them.

        Regardless of how they are covered, we anticipate that procedures using the ProUroScan System will be reimbursed either based upon the value of their unique billing and procedure code or as part of an office visit. Until a unique billing and procedure code is established, we expect that providers will be able to bill for the procedure using a miscellaneous Current Procedural Terminology ("CPT") code. Claims submitted under a miscellaneous code are processed manually and the provider must include additional information to be used by the payor in determining the medical appropriateness of the procedure. The lack of a unique, permanent CPT code could slow market uptake of the ProUroScan System.

        In order to apply for a new, unique code, an application must be submitted to the AMA's CPT Editorial Panel. The process of obtaining a new CPT code typically takes 14 months to three years. Once a new CPT code is created, the AMA's Relative Value Scale Update Committee ("RUC") recommends relative value units ("RVUs") for it. CMS then takes these recommendations into account when establishing the Medicare Physician Fee Schedule values. The amount of reimbursement the provider receives generally depends on the RVUs assigned to the procedure multiplied by a conversion factor. Most private payers also base their payment rates based on the RVUs adopted by CMS. There is a significant risk that the reimbursement rate that results from this process could be insufficient, hampering our ability to market and sell the ProUroScan System. In the alternative, CMS may decide that payment for the ProUroScan System procedure should be bundled into the payment for a covered office visit furnished to the patient on the same day. Such a determination would impede our ability to commercialize the ProUroScan System as physicians and providers would probably not want to absorb the additional expense of our product without additional reimbursement.

        Initially, we anticipate using a "patient pay model" for physicians to receive payment for performing the ProUroScan System procedure. Under a patient pay model, in the absence of coverage from their health insurance, patients pay for the scan out of their own funds. Medicare beneficiaries would sign an Advanced Beneficiary Notice ("ABN") that would allow the provider to collect from the patient. Only one in four biopsies performed based on an abnormal PSA reading reveal prostate cancer, and only 50 percent of suspicious lesions found by DRE presented cancer on prostate biopsy. Given these statistics, in cases where patients have abnormal DRE or PSA test results or when a test result may not be clear, there is a high incentive to seek additional information so that patients can make an informed and reasonable decision for themselves and their family. We believe that a sufficient number of patients will be willing to pay for the ProUroScan System procedure out of their personal funds to support the launch of our product in advance of receiving favorable coverage decisions from third-party insurers. The concept of a patient pay model has been used successfully for a few other procedures (e.g., computer-aided detection ("CAD") for mammography), and we expect this to be our approach for generating revenues during at least the early phases of product rollout. As described above, providers also will be able to bill under a miscellaneous CPT code until a unique CPT code is created for the ProUroScan System procedure.

Commercial Insurers

        Many private payors look to Medicare as a guideline in setting their coverage policies and payment amounts. Unlike the Medicare program, however, private payors have no statutory impediment to covering screening tests. They do tend to seek guidance from USPSTF recommendations, however. The current coverage policies of these private payors may differ from the Medicare program, and the payment rates they make may be higher, lower, or the same as the Medicare program. If CMS or other agencies decrease or limit reimbursement payments for physicians, this may affect coverage and reimbursement determinations by many private payors. Additionally, some private payors do not follow the Medicare guidelines, and those payors may reimburse only a portion of the costs associated with the use of our products, or not at all.

Competition

        Although we expect competition to intensify in the prostate imaging and prostate disease diagnostic market, we are not aware of any competitive product currently being sold based on the same technology platform with comparable real-time color images or other product features that the ProUroScan System provides. In addition, we do not expect to market the ProUroScan System as a general screening tool, and therefore will not be positioning the system to compete directly with currently available screening tests, including the DRE and PSA tests. The ProUroScan System will be positioned as an "adjunctive" tool following an abnormal DRE to create a map of the prostate and an electronic record of the image. More specifically, the proposed indication for use of the ProUroScan System is for use as an aid to the physician in visualizing and documenting abnormalities of the prostate detected by a DRE.

        Another test that uses inferred data to identify prostate cancer, yet to be approved in the United States, is the PCA3 Marker (the "PCA3"). The PCA3 is a non-coding ribonucleic acid ("RNA") believed to be a more accurate marker of prostate cancer than currently used diagnostics tests. The PCA3 marker was licensed in 2000 by DiagnoCure Inc. of Quebec, Canada. In 2003, DiagnoCure granted a worldwide license to Gen-Probe, based in San Diego, CA, for the development and licensing of a second generation PCA3-based test using their proprietary platform. In 2006, Gen-Probe made the test available in analyte specific reagent format to U.S. laboratories and launched a full CE-marked PCA3 test in Europe. Although this test has not been approved in the United States, it potentially represents a significant advance in the development of more sophisticated and sensitive detection methods for identifying early stage prostate cancer. Gene fusion is another discovery that may lead to a test that potentially will be used to diagnose prostate cancer more accurately than current tests as well as predict prognosis. Gen-Probe has licensed this technology as well.

        In contrast to the DRE, PSA and PCA3 tests, the ProUroScan System creates a visual and physical record of the prostate gland. We will seek expanded labeling claims on future generations of the ProUroScan System so that it can also be used to conduct ongoing monitoring and surveillance of the status of the abnormal tissue that is found by either a DRE or with the ProUroScan System. We believe that the current generation of the ProUroScan System will have several features that are complementary to a traditional DRE examination, such as:

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  it is designed to produce a real-time color image of the prostate; and

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  it is designed to enable physicians to electronically store the images in patient files.

        Aside from large-scale imaging modalities such as magnetic resonance imaging, computed tomography and nuclear medicine, which due to their cost and limited availability will not be direct competitors of the ProUroScan System, the only imaging system in common use for prostates is the transrectal ultrasound ("TRUS"). TRUS is employed by urologists following the referral of a patient that has had a positive result from a DRE or PSA test, primarily to guide the placement of prostate biopsy needles. We believe that the ProUroScan System will be easier to operate and require less training than TRUS. We also believe it will be less costly to acquire and maintain in a traditional medical office setting.

        Subject to FDA clearance or approval, we believe that future uses of the ProUroScan System will include providing a permanent record of the prostate that can be used to identify changes over time. Nevertheless, technology is rapidly changing in the prostate imaging and the prostate disease diagnostic market, and other technology could come to market potentially displacing the ProUroScan System.

Government Regulation

        The ProUroScan System is subject to the Federal Food, Drug, and Cosmetic Act ("FDCA") as implemented and enforced by the FDA and by comparable agencies in various states and various foreign countries. To ensure that medical products distributed domestically and internationally are safe and effective for their intended use, FDA and comparable authorities in other countries have imposed regulations that govern, among other things, the following activities that we or our third-party manufacturers and suppliers perform or will perform:

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  product design and development;

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  product testing;

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  product manufacturing;

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  product labeling;

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  product storage;

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  premarket clearance or approval;

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  advertising and promotion;

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  product marketing, sales and distribution; and

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  post-market surveillance reporting death or serious injuries and medical device reporting.

FDA Premarket Clearance and Approval Requirements

        Unless an exemption applies, each medical device we wish to market in the U.S. will require either 510(k) clearance or approval of a PMA from the FDA. The FDA classifies medical devices into one of three classes:

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  Class I devices, which are subject to only general controls (e.g., labeling, medical devices reporting, and prohibitions against adulteration and misbranding) and, in some cases, to the 510(k) premarket clearance requirements;

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  Class II devices, generally requiring 510(k) premarket clearance before they may be commercially marketed in the United States (based on discussions between Artann and the FDA, we believe the use of the ProUroScan System will be classified as a class II device); and

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  Class III devices, consisting of devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a predicate device, generally requiring submission of a PMA supported by clinical trial data.

        Devices deemed to pose lower risks are placed in either class I or II, which typically requires the manufacturer to submit to the FDA a 510(k) requesting permission to commercially distribute the device. This process is generally known as 510(k) clearance. Some low risk devices are exempted from this requirement. Devices deemed by the FDA to pose the greatest risks, or for which there is no predicate, are placed in class III, requiring approval of a PMA.

510(k) Clearance Pathway

        When a 510(k) clearance is required, we or Artann, as the case may be, will be required to submit a 510(k) demonstrating that our proposed device is substantially equivalent to a previously cleared 510(k) device or a device that was in commercial distribution before May 28, 1976 for which the FDA has not yet called for the submission of PMAs. By regulation, the FDA is required to clear or deny a 510(k) premarket notification within 90 days of submission of the application. As a practical matter, clearance may take longer. The FDA may require further information, including clinical data, to make a determination regarding substantial equivalence.

        Once filed, the FDA has 90 days in which to review the 510(k) application and respond. Typically, the FDA's response after reviewing a 510(k) is a request for additional data or clarification. Depending on the complexity of the application and the amount of data required, the process may be lengthened by several months or more. If additional data, including clinical data, are needed to support our claims, the 510(k) application process may be significantly lengthened. Published FDA statistics from 2006 (the most recent available) indicate that the average total time from receipt of a 510(k) application to final action (not including the time a submission is on hold pending receipt of additional information) is 95 days.

        If the FDA issues an order declaring the device to be Not Substantially Equivalent ("NSE") and places it into a class III or PMA category, we can then request a de novo classification of the product. De novo generally applies where there is no predicate device and the FDA believes the device is sufficiently safe so that no PMA should be required. The request must be in writing and sent within 30 days from the receipt of the NSE determination. The request should include a description of the device, labeling for the device, reasons for the recommended classification and information to support the recommendation. The de novo process has a 60 day review period. If the FDA classifies the device into class II, the Company will then receive an approval order to market the device. This device type can then be used as a predicate device for future 510(k) submissions. However, if the FDA subsequently determines that the device will remain in the class III category, the device cannot be marketed until the Company has obtained an approved PMA. If we are required to follow a de novo process, an additional 60 to 90 days or more will be added on to the original 90 days required for the initial 510(k) review.

        Any modification to a 510(k)-cleared device that would constitute a major change in its intended use, or any change that could significantly affect the safety or effectiveness of the device, requires a new 510(k) clearance and may even, in some circumstances, require a PMA, if the change raises complex or novel scientific issues or the product has a new intended use. The FDA requires every manufacturer to make the determination regarding the need for a new 510(k) submission in the first instance, but the FDA may review any manufacturer's decision. If the FDA were to disagree with any of our determinations that changes did not require a new 510(k), it could require us to cease marketing and distribution and/or recall the modified device until 510(k) clearance or PMA approval is obtained. If the FDA requires us to seek 510(k) clearance or PMA approval for any modifications, we may be required to cease marketing and/or recall the modified device, if already in distribution, until 510(k) clearance or PMA approval is obtained and we could be subject to significant regulatory fines or penalties.

        There is no guarantee that the FDA will grant 510(k) clearance of the ProUroScan System for a basic mapping and data maintenance claim, or 510(k) clearance or PMA approval, of any of our future products. Failure to obtain such clearances or approvals could adversely affect our ability to grow our business. Delays in receipt or failure to receive clearances or approvals, the loss of previously received clearances or approvals, or the failure to comply with existing or future regulatory requirements could have a material adverse effect on our business.

Premarket Approval (PMA) Pathway

        A PMA must be submitted to the FDA if the device cannot be cleared through the 510(k) process. A PMA must be supported by extensive data, including but not limited to, technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA's satisfaction the safety and effectiveness of the device for its intended use. During the review period, the FDA will typically request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. The FDA may or may not accept the panel's recommendation. In addition, the FDA will generally conduct a pre-approval inspection of the manufacturing facility or facilities to ensure compliance with the QSRs.

        New PMAs or PMA supplements are required for modifications that affect the safety or effectiveness of the device, including, for example, certain types of modifications to the device's indication for use, manufacturing process, labeling and design. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is limited to information needed to support any changes from the device covered by the original PMA and may not require as extensive clinical data or the convening of an advisory panel. There is no guarantee that the FDA will grant PMA approval of any new indications for use of the ProUroScan System or for our future products. Failure to obtain such approvals would adversely affect our ability to grow our business. Delays in receipt or failure to receive approvals, the loss of previously received approvals, or the failure to comply with existing or future regulatory requirements could reduce our sales, profitability and future growth prospects.

Clinical Trials

        Clinical trials are generally required to support a PMA application and are sometimes required for 510(k) clearance. If the device presents a "significant risk," as defined by the FDA, to human health, the FDA requires the device sponsor to file an investigational device exemption (an "IDE") application with the FDA and obtain IDE approval prior to commencing the human clinical trials. Such trials generally require an IDE application approved in advance by the FDA for a specified number of patients and study sites, unless the product is deemed a non-significant risk device eligible for more abbreviated IDE requirements. Clinical trials are subject to extensive monitoring, recordkeeping and reporting requirements. Clinical trials must be conducted under the oversight of an institutional review board ("IRB") for the relevant clinical trial sites and must comply with FDA regulations, including but not limited to those relating to good clinical practices. To conduct a clinical trial, we also are required to obtain the patients' informed consent in form and substance that complies with both FDA requirements and state and federal privacy and human subject protection regulations. If the clinical trial is not performed in accordance with the FDA's IDE regulations, the FDA could seek an enforcement action against the sponsor and the investigators. In addition, the sponsor, the FDA or the IRB could suspend a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the anticipated benefits. Even if a trial is completed, the results of clinical testing may not adequately demonstrate the safety and efficacy of the device or may otherwise not be sufficient to obtain FDA approval to market the product in the U.S. Similarly, in Europe the clinical study must be approved by a local ethics committee and in some cases, including studies with high-risk devices, by the ministry of health in the applicable country.

Pervasive and Continuing Regulation

        After a device is placed on the market, numerous regulatory requirements apply. These include:

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  product listing and establishment registration, which helps facilitate FDA inspections and other regulatory action;

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  QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

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  labeling regulations and FDA prohibitions against the promotion of products for uncleared, unapproved or off-label use or indication;

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  clearance of product modifications that could significantly affect safety or efficacy or that would constitute a major change in intended use of our cleared devices;

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  approval of product modifications that affect the safety or effectiveness of our approved devices;

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  medical device reporting regulations, which require that manufacturers comply with FDA requirements to report if their device may have caused or contributed to a death or serious injury, or has malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction of the device or a similar device were to recur;

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  post-approval restrictions or conditions, including post-approval study commitments;

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  post-market surveillance regulations, which apply when necessary to protect the public health or to provide additional safety and effectiveness data for the device; and

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  the FDA's recall authority, whereby it can ask, or under certain conditions order, device manufacturers to recall from the market a product that is in violation of governing laws and regulations.

        Advertising and promotion of medical devices, in addition to being regulated by the FDA, are also regulated by the Federal Trade Commission and by state regulatory and enforcement authorities. Recently, promotional activities for FDA-regulated products of other companies have been the subject of enforcement action brought under healthcare reimbursement laws and consumer protection statutes. In addition, under the federal Lanham Act and similar state laws, competitors and others can initiate litigation relating to advertising claims. In addition, we are required to meet regulatory requirements in countries outside the U.S., which can change rapidly with relatively short notice. If the FDA determines that our promotional materials or training constitutes promotion of an unapproved or uncleared use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an untitled letter, a warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an unapproved use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged and adoption of the products would be impaired.

        Furthermore, our products could be subject to voluntary recall if we or the FDA determine, for any reason, that our products pose a risk of injury or are otherwise defective. Moreover, the FDA can order a mandatory recall if there is a reasonable probability that our device would cause serious adverse health consequences or death.

        The FDA has broad post-market and regulatory enforcement powers. Our facilities and the manufacturing facilities of our subcontractors will be subject to unannounced inspections by the FDA to determine our level of compliance with the QSR and other regulations. Failure by us or by our third-party manufacturers and suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or other regulatory authorities, which may result in sanctions including, but not limited to:

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  warning letters or untitled letters;

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  fines and civil penalties;

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  unanticipated expenditures to address or defend such actions;

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  delays in clearing or approving, or refusal to clear or approve, our products;

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  withdrawal or suspension of approval of our products or those of our third-party suppliers by the FDA or other regulatory bodies;

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  product recall or seizure;

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  orders for physician notification or device repair, replacement or refund;

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  interruption of production;

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  operating restrictions;

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  injunctions; and

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  criminal prosecution.

Regulation of the ProUroScan System

        The ProUroScan System is being developed under development contracts with Artann. We are implementing a regulatory strategy to obtain 510(k) clearance of the ProUroScan System for a basic mapping and data maintenance claim and for the ProUroScan System to serve as an adjunct to a DRE. We believe that this basic mapping and data maintenance claim reflects the current needs of the market and the capabilities of the system. Based on discussions between Artann and representatives from the FDA, we believe that the ProUroScan System with a basic mapping and data maintenance claim will be regulated by the FDA as a class II device. Class II devices typically are cleared for marketing by the FDA through a 510(k) application.

        In an April 2008, representatives from Artann met with the FDA to solicit feedback from the agency regarding the proposed clinical testing that the FDA will require to support a 510(k). At that meeting, the FDA indicated that Artann will need to conduct a 40 patient clinical trial on the ProUroScan System. In this study, which will be conducted by Artann, clinical investigators from at least three different sites will be trained to use the ProUroScan System on prostate models. Subsequently, each of the trained investigators will be asked to perform a standard DRE examination followed by the ProUroScan System on study patients with a DRE detected abnormality. The study subjects will also have pathology characterization of the DRE detected prostate abnormality as the patients included in the study will have been referred for a TRUS guided biopsy or radical prostatectomy. Artann intends to conduct this study as a non-significant risk study. As a result, FDA approval of an IDE is not required. However, Artann will still be required to comply with FDA's abbreviated IDE regulations, including, among other things, protecting the rights and welfare of all participants and obtaining IRB approval from each study center.

        It is anticipated that the FDA clinical study will commence by the fourth quarter of 2008, although no assurances can be given in regard to this timing. We believe that the FDA clinical study could require approximately three months for Artann to complete. Additional time will be needed for Artann to analyze the data and prepare a 510(k) submission to the agency.

        In accordance with the Development and Commercialization Agreement, Artann is responsible for submitting and obtaining the initial 510(k) clearance for the ProUroScan System. We believe that this 510(k) will be submitted to the FDA during the first quarter of 2009. Once submitted, the FDA will have 90 days to review and grant clearance. However, the 510(k) application process may be significantly longer if the FDA has questions upon its review or makes a request for additional information, including clinical data, from Artann. Once cleared, in accordance with the Development and Commercialization Agreement, Artann will transfer the 510(k) for the ProUroScan System upon ProUrocare's first commercial sale of a ProUroScan System unit.

        Depending on the exact nature of future claims, the approval process may require more extensive clinical studies and possibly the submission of a PMA. Such an application will likely take significantly more time to prepare and review and be more comprehensive than the 510(k) clearance process.

        Once we obtain the 510(k) for the ProUroScan System, or obtain FDA clearance or approval for future products, the manufacturing, sale and performance of our products will be subject to the ongoing FDA regulation and inspection processes as described above.

Fraud and Abuse Laws

        Because of the significant federal funding involved in Medicare and Medicaid, Congress and the states have enacted, and actively enforce, a number of laws whose purpose is to eliminate fraud and abuse in federal health care programs. Once we commercialize the ProUroScan System, our business is subject to compliance with these laws.

Anti-Kickback Statutes and Federal False Claims Act

        The federal healthcare programs Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual, or the furnishing or arranging for a good or service, for which payment may be made under a federal healthcare program such as Medicare or Medicaid. The definition of "remuneration" has been broadly interpreted to include anything of value, including for example gifts, discounts, the furnishing of free supplies, equipment or services, credit arrangements, payments of cash and waivers of payments. Several courts have interpreted the statute's intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the statute has been violated. Penalties for violations include criminal penalties and civil sanctions such as fines, imprisonment and possible exclusion from Medicare, Medicaid and other federal healthcare programs. In addition, some kickback allegations have been claimed to violate the Federal False Claims Act, discussed in more detail below.

        The Anti-Kickback Statute is broad and prohibits many arrangements and practices that are lawful in businesses outside of the healthcare industry. Recognizing that the Anti-Kickback Statute is broad and may technically prohibit many innocuous or beneficial arrangements, Congress authorized the Office of Inspector General of the U.S. Department of Health and Human Services, or OIG, to issue a series of regulations, known as "safe harbors." These safe harbors, issued by the OIG beginning in July 1991, set forth provisions that, if all their applicable requirements are met, will assure healthcare providers and other parties that they will not be prosecuted under the Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities such as the OIG.

        Many states have adopted laws similar to the Anti-Kickback Statute. Some of these state prohibitions apply to referral of patients for healthcare items or services reimbursed by any source, not only the Medicare and Medicaid programs.

        Government officials have focused their enforcement efforts on marketing of healthcare services and products, among other activities, and recently have brought cases against companies, and certain sales, marketing and executive personnel, for allegedly offering unlawful inducements to potential or existing customers in an attempt to procure their business.

        Another development affecting the healthcare industry is the increased use of the federal Civil False Claims Act and, in particular, actions brought pursuant to the False Claims Act's "whistleblower" or "qui tam" provisions. The False Claims Act imposes liability on any person or entity who, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. The qui tam provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government alleging that the defendant has submitted a false claim to the federal government and to share in any monetary recovery. In recent years, the number of suits brought against healthcare providers by private individuals has increased dramatically. In addition, various states have enacted false claim laws analogous to the Civil False Claims Act, although many of these state laws apply where a claim is submitted to any third-party payor and not merely a federal healthcare program.

        When an entity is determined to have violated the False Claims Act, it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties of between $5,500 to $11,000 for each separate false claim. There are many potential bases for liability under the False Claims Act. Liability arises, primarily, when an entity knowingly submits, or causes another to submit, a false claim for reimbursement to the federal government. The False Claims Act has been used to assert liability on the basis of inadequate care, kickbacks and other improper referrals, and improper use of Medicare numbers when detailing the provider of services, in addition to the more predictable allegations as to misrepresentations with respect to the services rendered. In addition, companies have been prosecuted under the False Claims Act in connection with alleged off-label promotion of products. Our future activities relating to the reporting of wholesale or estimated retail prices for our products, the reporting of discount and rebate information and other information affecting federal, state and third-party reimbursement of our products, and the sale and marketing of our products, may be subject to scrutiny under these laws. We are unable to predict whether we would be subject to actions under the False Claims Act or a similar state law, or the impact of such actions. However, the costs of defending such claims, as well as any sanctions imposed, could significantly affect our financial performance.

HIPAA and Other Fraud and Privacy Regulations

        Among other things, the Health Insurance Portability and Accountability Act of 1996, or HIPAA, created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The HIPAA health care fraud statute prohibits, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment and/or exclusion from government-sponsored programs. The HIPAA false statements statute prohibits, among other things, knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement or representation in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines and/or imprisonment.

        In addition to creating the two new federal healthcare crimes, regulations implementing HIPAA also establish uniform standards governing the conduct of certain electronic healthcare transactions and protecting the security and privacy of individually identifiable health information maintained or transmitted by healthcare providers, health plans and healthcare clearinghouses, which are referred to as "covered entities." Three standards have been promulgated under HIPAA's regulations: the Standards for Privacy of Individually Identifiable Health Information, which restrict the use and disclosure of certain individually identifiable health information, the Standards for Electronic Transactions, which establish standards for common healthcare transactions, such as claims information, plan eligibility, payment information and the use of electronic signatures, and the Security Standards, which require covered entities to implement and maintain certain security measures to safeguard certain electronic health information. Although we are not a covered entity and therefore not directly subject to these standards, we expect that our customers generally will be covered entities and may ask us to contractually comply with certain aspects of these standards, particularly because we expect that the ProUroScan System will store patient information and scan results. The government intended this legislation to reduce administrative expenses and burdens for the healthcare industry; however, our compliance with certain provisions of these standards entails significant costs for us.

        In addition to federal regulations issued under HIPAA, some states have enacted privacy and security statutes or regulations that, in some cases, are more stringent than those issued under HIPAA. In those cases, it may be necessary to modify our planned operations and procedures to comply with the more stringent state laws. If we fail to comply with applicable state laws and regulations, we could be subject to additional sanctions.

Employees

        We currently have only two employees, and expect to conduct much of our research and development, market research, clinical and regulatory function, and other business operations through the use of a variety of consultants and medical-device development contractors. We believe that using consultants and contractors, including the significant scientific and engineering resources of Artann, to perform these functions is more cost effective than hiring full-time employees, and affords us flexibility in directing our resources toward specific and changing goals during our development stage. We anticipate hiring approximately three additional employees in the areas of regulatory compliance, marketing and quality control within the next six to eight months following the close of this offering. Some or all of these functions may be performed by contracted individuals or consultants as management deems most effective. To date, we have conducted our research and development activities related to our acquired technologies and proposed products on a contract basis with Artann Laboratories, Inc., Devicix, LLC and Minnetronix, Inc.

Description of Property

        Our executive offices are temporarily located at 5500 Wayzata Boulevard, Suite 310, Golden Valley, MN 55416, where we rent excess space in the offices of a former Company director on a month-to-month basis. Our rental cost for these temporary offices is approximately $2,200 per month, which we believe is at the market rate for similar office space in Minneapolis, Minnesota. Upon successful completion of our current funding efforts, we expect to relocate to permanent office space of approximately 2,000 square feet. We do not own any real property. We have no official policy on investments in real estate, interests in real estate, real-estate mortgages, or securities of or persons primarily engaged in real estate activities.

Legal proceedings

        Although we are subject to litigation or other legal proceedings from time to time in the ordinary course of our business, we are not a party to any pending legal proceedings and are not aware of any threatened legal proceeding.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements, and notes thereto, included elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Results of Operations

Current Operations

        We currently employ only two employees. We conduct our research and development, market research, regulatory and other business operations through the use of a variety of consultants and medical device development contractors, primarily Artann. We believe that using consultants and contractors to perform these functions is more cost effective than hiring full-time employees and affords us flexibility in directing our resources during our development stage. Over the six to eight months following the close of this offering, we expect to complete the clinical and regulatory process leading to FDA 510(k) market clearance and establish strategic marketing and contract manufacturing relationships in anticipation of regulatory clearance to enter the market.

        We incur ongoing expenses that are directly related to being a publicly traded company, including professional audit and legal fees, financial printing, press releases and transfer agent fees. We currently occupy temporary offices within the office of a former director, for which we accrue rent on a month-to-month basis of approximately $2,200 per month. Other expenses incurred include executive officer compensation, travel, insurance, telephone, supplies and other miscellaneous expenses.

        Pursuant to the terms of the Artann Development Agreement, subject to the effectiveness of the agreement, we are required to make cash and equity payments upon the achievement of several project milestones. Assuming the achievement of all of the milestones up to but not including the receipt of FDA 510(k) market clearance, pursuant to the terms of the Artann Development Agreement, we will be required to make cash payments to Artann totaling approximately $638,000 and equity payments of the Company's common shares valued at approximately $2,000,000. Upon receipt of FDA 510(k) clearance, $750,000 is due to Artann under the Artann Development Agreement. In addition, pursuant to the terms of the Artann License Agreement, we are required to make a cash payment to Artann for licensing fees of $600,000 and an equity payment of our common shares valued at approximately $500,000 at the effective date of the agreement. See "ProUroScan System Development Partner."

        During the six to eight months following the close of this offering and prior to our entrance into the commercial market, we expect to hire approximately three employees in the areas of regulatory compliance, marketing and quality assurance. We estimate that the cash required for internal salaries and benefits, operating expenses including project management, software and hardware development and regulatory work and interest will be approximately $411,000, and cash required for outside consulting costs (excluding Artann) will be approximately $39,000.

        In 2001, we entered into a license agreement with Rensselaer Polytechnic Institute ("RPI") for the use of electrical impedance tomography ("EIT") technology developed and patented by RPI. We currently have no plans to pursue development of the EIT technology or to maintain our rights under this agreement.

Nine months ended September 30, 2008 compared to the nine months ended September 30, 2007:

         Operating Expenses/Operating Loss.    Our operating loss equals our operating expenses because we have no revenue. For the nine months ended September 30, 2008 our operating expenses (and our operating loss) were $1,056,676, a decrease of $126,965 or 11 percent, compared to $1,183,641 last year.

        Total employee compensation and benefits costs decreased to $285,517 from $833,200 last year, or 66 percent. In the nine months ended September 30, 2007, we incurred stock-based compensation of $316,500 related to the extension of the exercise period of certain stock options and warrants issued pursuant to separation agreements with three former employees. The remaining compensation expense reduction came primarily as a result of the termination of the three employees in early 2007 and to options that became fully vested in 2007. Fees for legal services in the nine months ended September 30, 2008 increased $109,107, or 127 percent, compared to last year, due to legal fees associated with our negotiations with Artann, one-time costs of our reverse stock split, the filing of our Registration Statement on Form S-8 and other SEC filings and patent maintenance related legal expenses. Fees paid to outside directors increased to $60,592 for the nine months ended September 30, 2008 compared to $18,542 last year, due primarily to a one-time stock grant to the directors in recognition of their efforts in our repositioning and financing since the beginning of 2007.

        Research and development costs in the nine months ended September 30, 2008 were $330,155, representing the expensing of our $300,000 acquisition of certain intellectual property and know-how from Profile and the payment of $30,000 to Artann under our development agreement to help advance the timetable for clinical trials on the ProUroScan system. This represents an increase of $221,839, or 205 percent, compared to the $108,316 recognized as research and development expense during the nine months ended September 30, 2007, which included the issuance of warrants valued at $72,000 to Artann pursuant to a cooperation agreement signed in April 2007 and $24,407 of research costs related to a prostate visioning system project.

         Interest Expense.    Interest expense for the nine months ended September 30, 2008 was $1,328,273, an increase of $438,212 or 49 percent, compared to $890,061 last year. The increased interest expense can be attributed to the issuance of convertible notes in our 2007 and 2008 private placements. Amortization of the original issue discount attributable to warrants issued in the private placements resulted in $443,706 of recorded interest expense in the nine months ended September 30, 2008, while the interest on the convertible notes totaled $124,772. These increases were partially offset by interest expense reductions resulting from declining interest rates and a reduction in the outstanding balances.

         Debt Extinguishment Cost.    Our debt extinguishment cost for the nine months ended September 30, 2008 was $74,876, a decrease of 68 percent, compared to $233,529 last year. Our debt extinguishment cost resulted primarily from the cost of warrants issued in connection with the amendment of certain short term loans made to defer their maturity dates. The decrease was due to the repayment of a significant portion of these outstanding short term loans in late 2007 and early 2008.

Year ended December 31, 2007 compared to the year ended December 31, 2006:

         Operating Expenses/Operating Loss.    Our operating expenses equal our operating loss because we have no revenue. A 21 percent decrease in our operating expenses for the year ended December 31, 2007 compared to the prior year, from $1,842,169 to $1,448,902, was directly related to our efforts to restructure the Company, with an emphasis on minimizing costs and conserving cash while repositioning the company and raising capital to fund development. In late 2006, our former CEO retired. In the first quarter of 2007, two additional executive level positions were eliminated. These moves resulted in a reduction of salaries, payroll taxes and benefits from $935,705 during the year ended December 31, 2006 to $423,347 in 2007, a savings of $512,358 or 55 percent. Offsetting this was a 41 percent increase in stock-based compensation, from $389,034 to $549,384 in those same periods related to the extension of exercise periods of certain options and warrants of the departing executives pursuant to termination agreements. In December we moved our headquarters into a smaller facility, and resulting in a reduction of rent expense from $47,519 in 2006 to $21,286 in 2007, saving $26,232 or 55 percent.

        Research and development costs for the year ended December 31, 2007 were $143,628, a decrease of $102,491, or 42 percent, compared to 2006. The 2007 research and development costs included the issuance of warrants valued at $72,000 and cash payments of $45,000 to Artann pursuant to a cooperation agreement signed in April 2007 and $24,407 of research costs related to a prostate visioning system project. Research and development costs in 2006 consisted of contracted development work on our ProUroScan System and the prostate visioning system project.

         Interest Expense.    Interest expense for the year ended December 31, 2007 was $1,312,220 compared to $1,089,762 in 2006, an increase of $222,458 or 20 percent. The majority of our recorded interest expense represents the cost of warrants issued in conjunction with debt issuances and the cost of certain convertible features of debt issuances. $953,489 of the 2007 interest expense and $802,475 of the 2006 interest expense related to the cost of warrants and convertible debt features. The increased interest expense is the result of an increase in the average amount of debt outstanding over the course of 2007 compared to 2006 used to fund operations.

         Debt Extinguishment Cost.    Debt extinguishment costs for the year ended December 31, 2007 was $353,454, compared to $27,922 in 2006. These expenses represent primarily the cost of warrants issued in connection with the amendment of certain short term loans made to defer their maturity dates in late 2006 and early 2007, and the issuance of stock and warrants pursuant to the refinancing of $600,000 of debt with the Smith Trust in October 2007.

Liquidity and Capital Resources

Assets; Property Acquisitions and Dispositions

        Our primary assets are patents and patent applications, which are the foundation for our proposed product offerings. These assets secure a $1,600,000 senior bank note and a note issued to an investor in the amount of $600,000 and, as a result, are not available to secure other senior debt financing. With respect to this $2.2 million of secured debt, which matures in February 2009, we intend to seek an equity investment or licensing fee from a strategic marketing partner, or an extension of the maturity dates. If we are unsuccessful in obtaining an equity investment or licensing fee, or an extension of the maturity dates of the secured debt, we will need to raise additional funds. There can be no assurance, however, that we will be able to raise such additional funds.

        We anticipate purchasing approximately $22,000 of computer equipment, development tools and software during the next 12 months. We do not anticipate selling any significant assets in the near term.

Private Placements

        As of the date of this prospectus, we have raised a total of $2,000,000 (including conversion of $175,000 of existing debt) from the sale of convertible promissory notes and warrants in four private placements since December 2007.

Put Arrangements

        On September 16, 2008, we received funding commitments to purchase $325,000 of units in accordance with the terms of a unit put agreement (the "Unit Put Agreement") (such funding commitments, the "Unit Put Arrangements"). Upon our exercise of the put, all of the investors who signed a Unit Put Agreement purchased the units being put by us on a pro rata basis within 5 days of receiving the put notice from us.

        In consideration of each purchaser's funding commitment, each purchaser received an origination warrant ("Origination Warrants") to purchase 1,000 shares of our common stock for each $10,000 unit that an investor has committed to purchase. Each Origination Warrant becomes exercisable when the right of the Company to exercise the put expires and remains exercisable until December 31, 2012 at an exercise price of $1.00 per share. We have issued Origination Warrants to purchase an aggregate 32,500 shares of our common stock.

        Each unit consists of a note in the principal amount of $9,500 and a warrant to purchase 2,000 shares of our common stock. The purchase price of the warrant portion of each unit is $500. The notes bear interest at 10% per year, mature on the eighteen-month anniversary of the date of the Unit Put Agreement, and will convert into common stock at 70% of the initial offering price of the Units offered in this prospectus. In the event this offering is not completed before the maturity date, the entire principal and unpaid accrued interest will convert into our common stock at $0.15 per share. We may, at our option, prepay the notes anytime on or after January 1, 2009. The warrants will be exercisable immediately upon issuance and will remain exercisable until December 31, 2012 at an exercise price of $1.00 per share.

        On September 16, 2008, we exercised $162,500 of our put options under the Unit Purchase Agreement, and upon the September 24, 2008 closing thereof, issued Unit Put Notes in the principal amount of $154,375 and 32,500 Unit Put Warrants. On October 17, 2008, we exercised the remaining $162,500 of our put options and on October 28, 2008 and December 11, 2008, closed on $127,500 and $25,000 of this exercise, respectively. Pursuant to the October 28, 2008 and December 11, 2008 closings, we issued Unit Put Notes in the principal amount of $121,125 and $23,750, respectively, along with 25,500 and 5,000 Unit Put Warrants. One investor failed to meet a $10,000 obligation under the Unit Put Agreement.

Purchase of Patents

        On April 3, 2008, we purchased certain previously-licensed patents, patent applications, and know-how (the "Profile Assets") associated with imaging technology from Profile L.L.C., a Delaware limited liability company ("Profile"), pursuant to an asset purchase agreement. The purchase price of the Profile Assets was $300,000, of which $150,000 was paid in cash and $150,000 was financed under a secured promissory note (the "Profile Note").

        In addition, in connection with the purchase of the Profile Assets, on April 3, 2008 we borrowed an aggregate of $112,500 pursuant to three convertible promissory notes each in the amount of $37,500. Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10% is due on the earlier of the date seven days following the closing date of this offering or December 31, 2008. Upon the closing of this offering, the holders of the three promissory notes have the option of converting the notes into shares of our common stock at 70% of the offering price of the Units offered under this prospectus.

        On September 25, 2008, we borrowed $150,000 pursuant to a promissory note issued in favor of James Davis. Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10 percent is due on the earlier of seven days after the date we close this offering or March 25, 2010. In the event that we close this offering before March 25, 2010, Mr. Davis will have the option of converting the principal and accrued interest into shares of our common stock at 70 percent of the public offering price. As consideration for providing the loan, we issued an immediately exercisable, five-year warrant to purchase 100,000 shares of our common stock at $1.50 per share to Mr. Davis. The gross proceeds were allocated between the note, the warrants and the bargain conversion feature of the note based on the relative fair value at the time of issuance. The $46,604 relative fair value of the warrants was recorded as original issue discount and is being expensed as interest expense over the term of the promissory note. As the holder's ability to exercise the conversion feature of the note is contingent upon an event outside the control of the holder, the bargain conversion feature valued at $103,396 is not recorded until the contingency is removed. The proceeds of the loan were used to retire the $150,000 principal amount of the Profile Note.

Proceeds from this Offering

        We expect that the estimated $1,920,000 net proceeds of this offering will be sufficient to fund our cash obligations under the Artann Development Agreement and the Artann License Agreement and to finance our operating expenses up to receipt of FDA 510(k) clearance, as described in "Current Operations" above, and to retire certain short-term liabilities. However, if this offering is significantly delayed for any reason, or if our product development efforts experience significant unforeseen delays, we may not have sufficient funds to complete these objectives, and will require additional financing. We do not expect the funds from this offering to be sufficient for us to initiate any significant market launch or scale-up manufacturing capabilities. In addition, we will need funding beyond the net proceeds of this offering to pay, for example, our $2.2 million of secured debt that matures at the end of February, 2009 and $750,000 to Artann upon FDA 510(k) clearance.

        We have $2,200,000 of secured debt and $733,334 of convertible debt, both of which mature at the end of February 2009, $2,199,500 of convertible notes due in maturities ranging from June 2009 through March 2010, $150,000 of unsecured convertible debt that matures in March 2010, $112,500 of unsecured convertible debt that matures in December 2008 and other short term liabilities, consisting of accounts payable and accrued expenses, exceeding $1,460,000. We plan to address each of these obligations as follows:

  •
  We intend to address the remaining $2.2 million secured debt that matures in February 2009 by seeking an equity investment or licensing fee from a strategic marketing partner, or by seeking an extension of the maturity dates. If we are unsuccessful in obtaining an equity investment or licensing fee, or an extension of the maturity dates of the secured debt, we will need to raise additional funds. There can be no assurance, however, that we will be able to raise such additional funds. If we are unable to raise such funds, or extend the maturity date of such debt, we likely would be forced to cease operations.

  •
  Under the terms of the convertible debentures, the $733,334 debt will automatically convert into common stock upon the closing of this offering.

  •
  Under the terms of the convertible notes, the $2,199,500 debt will automatically convert into equity upon our closing this offering.

  •
  Based on discussions with our debtholders, the $262,500 of unsecured convertible debt may be converted to equity upon the closing of this offering, although there can be no assurance of this. $150,000 of such debt will mature in March 2010 and $112,500 of such debt will mature in December 2008. If such $150,000 debt is not converted, we will need to refinance these amounts or find other funding to pay these amounts. If such $112,500 debt is not converted, or if the maturity date is not extended, we will pay this amount out of the net proceeds of this offering.

  •
  We anticipate that the net proceeds from this offering will be sufficient to allow us to retire approximately $436,000 of short term liabilities. Under provisions of various convertible debt instruments, accrued interest totaling approximately $314,000 will automatically convert into our equity securities upon the closing of this offering. We expect to work with certain creditors to extend payments on the remaining approximately $710,000 short-term liabilities.

        We expect to pursue one or more additional rounds of funding in 2009 to provide the working capital needed to fund a significant commercial launch into the urology market. If additional funds are raised by the issuance of convertible debt or equity securities, or by the exercise of outstanding warrants, then existing shareholders will experience dilution in their ownership interest. If additional funds are raised by the issuance of debt or certain equity instruments, we may become subject to certain operational limitations, and such securities may have rights senior to those of our existing holders of common stock.

        If adequate funds are not available through these initiatives on a timely basis, or are not available on acceptable terms, we may be unable to fund expansion, or to develop or enhance our products. If we are forced to slow our development programs, or put them on hold, it would delay regulatory clearances or approvals needed, and thus delay market entry for our products. Ultimately, if no additional financing is obtained beyond what has been secured to date, we likely would be forced to cease operations. There can be no assurance we will be successful in raising such funds.

Going Concern

        We have incurred operating losses, accumulated deficit and negative cash flows from operations since inception. As of September 30, 2008, we had an accumulated shareholders' deficit of approximately $5.2 million. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements included in this prospectus do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

Critical Accounting Policies

        Our critical accounting policies are policies which have a high impact on the reporting of our financial condition and results, and require significant judgments and estimates. Our critical accounting policies relate to (a) the valuation of stock-based compensation awarded to employees, directors, loan guarantors and consultants and (b) the accounting for debt with beneficial conversion features.

Valuation of Stock-Based Compensation

        Effective as of February 17, 1999 (inception), the Company adopted Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment ("SFAS 123(R)"), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on fair values. The Company's determination of fair value of share-based payment awards is based on the date of grant using an option-pricing model which incorporates a number of highly complex and subjective variables. These variables include, but are not limited to, the Company's expected stock price volatility and estimates regarding projected employee stock option exercise behaviors and forfeitures. The Company recognizes the expense related to the fair value of the award straight-line over the vesting period.

Debt with Beneficial Conversion Features

        The beneficial conversion features of the promissory notes were valued using the Black-Scholes pricing model. The resulting original issue discount is amortized over the life of the promissory notes using the straight-line method, which approximates the interest method.

 MANAGEMENT

Directors and Executive Officers

        The following information sets forth the names of our executive officers and directors, their ages and their present positions with the Company as of December 19, 2008. The directors serve for a term of one year or until the next annual meeting of the shareholders. Each officer serves at the discretion of the Board of Directors.

Name	Age	Position
Richard C. Carlson	57	Chief Executive Officer and Acting Chairman
Richard B. Thon	53	Chief Financial Officer
David F. Koenig	67	Director
Robert J. Rudelius	53	Director
Scott E. Smith	53	Director

        Richard C. Carlson was elected to our Board of Directors in December 2006 and became Acting Chairman in May 2007. Mr. Carlson was hired as our Vice President of Marketing and Sales in January 2005, and was promoted to Chief Executive Officer in November 2006. Immediately prior to joining ProUroCare, Mr. Carlson was a marketing consultant for several medical device companies. From 1998 to April 2004, Mr. Carlson held several positions with SurModics, Inc. ("SurModics"), a company that provides surface modification solutions for medical device and biomedical applications 2004. From February 2003 until April 2004, Mr. Carlson was the Vice President of Strategic Planning for SurModics, where he structured the company's performance targets, developed market segmentation plans and was responsible for the marketing support programs. Prior to that, Mr. Carlson served as the Vice President of Marketing for SurModics, where he was responsible for developing the marketing and sales organization.

        Richard B. Thon was engaged as our Chief Financial Officer on a part-time consulting basis from 2002 until July 2004, when he became employed by the Company in that position on a full-time basis. From 2001 to 2004, Mr. Thon was also the part-time Chief Financial Officer of CHdiagnostics, LLC, a marketer of blood glucose diagnostic supplies.

        David F. Koenig served as a director of our predecessor company, ProUroCare, Inc. ("PUC"), from 1999 until April 2004, when he became a director of the Company upon its merger with PUC. From 1996 to 2005, Mr. Koenig was the Executive Vice President and Chief Operating Officer of Solar Plastics, Inc., a manufacturer of custom rotationally molded plastic parts. Mr. Koenig is Chairman of the Compensation Committee, and is a member of the Audit and Nominating and Governance Committees.

        Robert J. Rudelius was elected to the Company's Board of Directors in June, 2007. Since 2003, Mr. Rudelius has been the Managing Director and CEO of Noble Ventures, LLC, a company he founded, providing advising and consulting services to early-stage companies in the information technology, renewable energy and loyalty marketing fields. Mr. Rudelius is also the Managing Director and CEO of Noble Logistics, LLC, a holding company he founded in 2002 to create, acquire and grow a variety of businesses in the freight management, logistics and information technology industries. Mr. Rudelius is the Chairman of the Nomination and Governance Committee and a member of the Compensation Committee.

        Scott E. Smith has been a director of the Company since 2006. He is employed by F-2 Intelligence Group ("F-2"), a company engaged in providing critical insights to multinational corporations and private equity clients on a broad range of strategic issues. From 2002 to 2004, Mr. Smith served as F2's Director of Corporate Accounts, where he was responsible for selling strategic consulting services primarily to Fortune 500 companies. In 2004, Mr. Smith transitioned to and is currently serving as F2's

Regional Director of Sales for Private Equity, where he sells market and competitive intelligence consulting services to private equity firms Prior to joining F2 Intelligence Group, Mr. Smith was employed by Arthur Andersen for 23 years and served the last 10 years as an audit partner. Mr. Smith is a Certified Public Accountant and a Certified Management Accountant. Mr. Smith is Chairman of the Audit Committee.

        There are no family relationships among our executive officers or directors.

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation earned for services rendered in all capacities by our Chief Executive Officer, Chief Financial Officer, the other highest-paid executive officers serving as such at the end of fiscal year 2007 whose compensation for that fiscal year was in excess of $100,000 and up to two additional individuals who were no longer employed by the Company at December 31, 2007. The individuals named in the table will be hereinafter referred to as the "Named Executive Officers."

Summary Compensation Table

Name and Position	Year	Salary ($)		Bonus ($)		Option Awards ($)(5)		All Other Compensation ($)(6)		Total ($)
Richard C. Carlson(1) Chief Executive Officer and Acting Chairman of the Board	2007 2006	$ $	150,000 125,000	$ $	— —	$ $	120,898 94,782	$ $	— —	$ $	270,898 219,782
Richard B. Thon(2) Chief Financial Officer	2007 2006	$ $	140,000 140,000	$ $	— 18,900	$ $	65,348 113,784	$ $	1,200 1,200	$ $	206,548 273,884
Maurice R. Taylor, II(3) Former Chief Executive Officer and former Director	2007 2006	$ $	38,100 190,000	$ $	— —	$ $	103,500 —	$ $	— 1,838	$ $	141,600 191,838
Michael P. Grossman(4) Former President and Chief Operating Officer and former Director	2007 2006	$ $	14,583 175,000	$ $	— —	$ $	146,635 114,784	$ $	— 1,080	$ $	161,228 290,864

(1)
Mr. Carlson joined us on January 3, 2005 as Vice President of Marketing and Sales. He was promoted to the position of Chief Executive Officer on November 1, 2006. Mr. Carlson was appointed to fill a vacancy on the Board of Directors in December 2006, and was appointed as acting Chairman upon Mr. Taylor's stepping down from that position effective May 3, 2007. All compensation Mr. Carlson earned is related to his duties as an officer. Due to funding limitations, $146,635 of Mr. Carlson's salary earned in 2006 and 2007 was unpaid as of December 31, 2007. See "Executive Compensation—Employment Agreements" for the terms of Mr. Carlson's current employment arrangements with us.

(2)
Due to funding limitations, $166,259 of Mr. Thon's salary and bonus earned in 2006 and 2007 was unpaid as of December 31, 2007. See "Executive Compensation—Employment Agreements" for the terms of Mr. Thon's current employment arrangements with us.

(3)
Mr. Taylor was our Chief Executive Officer until his retirement from that position on October 31, 2006. Mr. Taylor continued to be employed by us in a transition role through March 31, 2007. Mr. Taylor continued to serve as our Chairman until stepping down from that position effective May 2, 2007. All compensation Mr. Taylor earned related to his duties as our employee. Due to funding limitations, $141,017 of Mr. Taylor's salary earned during 2006 and 2007 was unpaid at the time of his departure from the Company. As consideration for his agreement to defer payment of his accrued salary, pursuant to a deferred payment agreement (see "Employment Agreements," below), we extended the original one-year period that Mr. Taylor may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until April 1, 2012. The option extension was valued at $103,500 using the Black-Scholes pricing model.

  As of December 31, 2007, $101,017 of Mr. Taylor's accrued salary remained unpaid, but was subsequently paid in February, 2008.

(4)
Mr. Grossman served as a director of the Company until his resignation from the Board in December 2006. The contract term of Mr. Grossman's employment agreement ended effective January 31, 2007. We elected not to renew Mr. Grossman's employment agreement effective February 1, 2007. Due to funding limitations, $103,990 of Mr. Grossman's salary earned during 2006 and 2007 was unpaid at the time of his departure from the Company. As consideration for his agreement to defer payment of his accrued salary, pursuant to a separation agreement (see "Employment Agreements," below), we extended the original one-year period that Mr. Grossman may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until February 1, 2012. The option extension was valued at $117,000 using the Black-Scholes pricing model. As of December 31, 2007, all of Mr. Grossman's accrued salary had been paid.

(5)
Options awards are valued in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"). See Notes 1(j) and 10(h) to the Consolidated Financial Statements for the fiscal year ended December 31, 2007 included elsewhere in this prospectus for the material terms of stock option grants.

(6)
Other compensation represents insurance premiums paid by us with respect to term life insurance polices for the benefit of the executive. There is no cash surrender value associated with the policies.

Outstanding Equity Awards at December 31, 2007

        No stock options or stock-appreciation rights were exercised during fiscal year 2007, and no stock-appreciation rights were outstanding at the end of such fiscal year. The table below sets forth outstanding but unexercised options of our Named Executive Officers as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price		Option Expiration Date
Richard C. Carlson	— 14,585 5,000	(3)	— 416 5,000	(3) (4)	5,000 — 5,000	(2) (5)	$ $ $	7.50 23.50 5.00	March 1, 2011 January 3, 2015 February 1, 2017
Richard B. Thon	— 3,000 20,000	(6)	— — —		5,000 — —	(2)	$ $ $	7.50 11.33 25.00	March 1, 2011 April 18, 2012 July 21, 2014
Maurice R. Taylor	18,600		—		—			$11.33	April 1, 2012
Michael P. Grossman	38,000		—		—			$20.00	February 1, 2012

(1)
See Notes 1(j) and 10(h) to the Consolidated Financial Statements for the fiscal year ended December 31, 2007 included elsewhere in this prospectus for the material terms of stock option grants.

(2)
Equity Incentive Plan Awards vest upon the Company securing FDA approval of its ProUroScan System.

(3)
Options vested ratably in monthly installments through January 3, 2008. On July 11, 2008, these options were cancelled, and new options to acquire 70,000 shares of our common stock were issued to Mr. Carlson. Mr. Carlson's new options vest as to 10,000 shares immediately and as to 20,000 shares each July 1 of 2009, 2010 and 2011. The options are exercisable for a period of seven years at an exercise price of $1.00 per share.

(4)
Options vest on December 31, 2008.

(5)
Equity Incentive Plan Award vests upon our recording at least $1 million in revenue in 2008.

(6)
On July 11, 2008, these options were cancelled, and new options to acquire 35,000 shares of our common stock were issued to Mr. Thon. Mr. Thon's new options vest as to 10,000 shares immediately with the remainder vesting in equal installments on each July 1 of 2009, 2010 and 2011. The options are exercisable for a period of seven years at an exercise price of $1.00 per share.

Director Compensation

        Effective July 1, 2008, our Board of Directors established a policy that each of our non-employee directors receives an annual cash payment of $10,000 for annual services to the Company, that the chairpersons of our Compensation, Audit, and Nominating and Governance committees receive an additional annual payment of $2,500 and that each committee member receive an annual payment of $1,000 per committee. In addition, we have also agreed to grant to all non-employee directors a one-time non-qualified stock option upon election or appointment to the Board of Directors to purchase 3,000 shares of our common stock at fair market value and grant an additional 1,000 share option to each director upon their annual re-election to the Board. These director options vest ratably over two years of service.

        Prior to July 1, 2008, each of our non-employee directors receives an annual cash payment of $5,000 for annual services to the Company and the chairpersons of our Compensation, Audit, and Nominating and Governance committees receive an additional annual payment of $2,500. All non-employee directors were granted a one-time non-qualified stock option upon appointment to the Board of Directors to purchase 3,000 shares of our common stock at fair market value. These director options vested ratably over two years of service. Mr. Nazarenko's and Mr. Koenig's options have a ten-year term, and Mr. Smith's and Mr. Rudelius' options have a seven-year term.

        On July 11, 2008, we issued a total of 21,667 shares of our common stock to our directors in lieu of cash as payment of accrued directors' fees. In addition, a total of 37,967 shares of our common stock were issued to our directors in recognition of the extraordinary amount of time and effort they have put forth on the Company's restructuring and refocusing efforts since January 1, 2007.

        All directors shall be reimbursed for travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its Committees.

        The table below sets forth director compensation earned during 2007:

	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)	(d) Option Awards(5) ($)	(e) Total ($)
(a)
Name
David Koenig(1)	$7,500	—	—	$7,500
Alexander Nazarenko(2)	$7,500	—	—	$7,500
Scott Smith(3)	$7,500	—	$8,850	$16,350
Robert Rudelius(4)	$2,917	—	$1,800	$4,717

    (1)
    Chairman of the Compensation Committee as of March 14, 2008. During 2007 and until March 17, 2008, Mr. Koenig was Chairman of the Nominating and Governance Committee.

    (2)
    Mr. Nazarenko resigned from the Board of Directors on March 11, 2008. Mr. Nazarenko served as Chairman of the Compensation Committee until that time.

    (3)
    Chairman of the Audit Committee.

    (4)
    Elected to the Board of Directors on June 14, 2007. The 3,000 options awarded in 2007 vest ratably in monthly installments through June 14, 2009. Chairman of the Nominating and Governance Committee as of March 14, 2008.

    (5)
    Each outside director held options to acquire 3,000 shares at December 31, 2007. Options awarded during the fiscal year are valued in accordance with SFAS 123R. See Notes 1(j) and 10(h) to the Consolidated Financial Statements for the fiscal year ended December 31, 2007 included elsewhere in this prospectus for the material terms of stock option grants.

Director Independence

        Our Board of Directors has determined that Mr. Koenig, Mr. Rudelius and Mr. Smith are independent under the rules and guidelines of NASDAQ. Mr. Nazarenko, who resigned from the Board of Directors on March 11, 2008, was also an independent director under the rules and guidelines of NASDAQ.

Employment Agreements

        On July 16, 2008, we entered into an employment agreement with Mr. Carlson, our Chief Executive Officer. The agreement provides for a minimum annual salary of $150,000, a cash incentive bonus potential of up to 40 percent of Mr. Carlson's base pay, and eligibility to participate in an annual grant of options to purchase shares of common stock, as determined by our Board of Directors. The agreement provides for severance payments if we terminate Mr. Carlson without cause or if Mr. Carlson terminates the agreement for good reason that includes six months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary), payment of earned bonuses, continued payment of existing health and life insurance benefits for a period of six months, and immediate vesting of all unvested stock options then held by Mr. Carlson. In addition, within a one-year period following a "change in control" of the Company, upon termination without cause, unacceptable demotion or reduction in responsibilities, or a relocation of more than 100 miles, Mr. Carlson will receive as severance, six months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary), and immediate vesting of all unvested stock options then held by Mr. Carlson. The agreement prohibits Mr. Carlson from directly or indirectly participating in the ownership, management, operation or control of a competitive business for a period of one year after his employment with us terminates. The agreement will extend through December 31, 2009.

        On July 21, 2007, we entered into an employment agreement with our Chief Financial Officer, Richard Thon. The agreement extends through September 30, 2009. The agreement provides for a minimum annual salary of $140,000, a cash incentive bonus potential of up to 30 percent of Mr. Thon's base pay and eligibility to participate in an annual grant of options to purchase shares of common stock, as determined by our Board of Directors. The agreement provides for severance payments if we terminate Mr. Thon without cause or if Mr. Thon terminates the agreement for good reason, including four months of base salary plus one month of base salary for each year of service (up to a maximum of nine months of base salary), payment of earned bonuses, continued payment of existing health and life insurance benefits for a period of four months and immediate vesting of all unvested stock options then held by Mr. Thon. In addition, within a one-year period following a "change in control" of the Company, upon termination without cause, unacceptable demotion or reduction in responsibilities, or a relocation of more than 100 miles, Mr. Thon will receive as severance, nine months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary), and immediate vesting of all unvested stock options then held by Mr. Thon. The agreement prohibits Mr. Thon from directly or indirectly participating in the ownership, management, operation or control of a competitive business for a period of one year after his employment with us terminates.

        During the year ended December 31, 2006, we were also party to an employment agreement with Mr. Taylor, our former Chief Executive Officer, which terminated with his retirement from that position effective November 1, 2006. Mr. Taylor continued to be employed by us in a transition role until March 31, 2007. The employment agreement with Mr. Taylor provided for an annual salary of $190,000 and maximum bonus potential of 75 percent of his base pay. Due to funding limitations, we were unable to pay Mr. Taylor's salary between June 15, 2006 and March 31, 2007. On May 11, 2007, we entered into an agreement with Mr. Taylor to defer the payment of his accrued salary further according to an agreed upon schedule. Under the terms of the agreement, we agreed to pay Mr. Taylor's accrued salary totaling $141,017 in installments of $5,000 per month from June 1, 2007 through December 1, 2007, with the $106,017 balance to be paid prior to December 28, 2007. On February 14, 2008, we paid the balance of the accrued salary plus $8,316 pursuant to certain late payment clauses in the deferred payment agreement. No further payments are due to Mr. Taylor under either his employment agreement or the deferred payment agreement. As consideration for his agreement to defer payment of his accrued salary, the Company extended the original one-year period that Mr. Taylor may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until April 1, 2012.

        Also during the year ended December 31, 2006, we were party to an employment agreement with Mr. Grossman, our former President and Chief Operating Officer, that expired on January 31, 2007. We elected not to renew the employment agreement. Mr. Grossman's agreement provided for an annual salary of $175,000 with a maximum bonus potential of 50 percent of his base pay. Due to funding limitations, we were unable to pay Mr. Grossman's salary between June 15, 2006 and January 23, 2007. On May 11, 2007, we entered into an agreement with Mr. Grossman to defer the payment of his accrued salary further according to an agreed upon schedule. The parties also agreed to release and waive each other from all damages, actions, lawsuits, or claims the other party may have arising out of the employment of Mr. Grossman and the conclusion of that employment. We paid Mr. Grossman's accrued salary totaling $103,990 in installments of $4,000 on May 15, 2007, $6,000 on June 1, 2007, and $8,000 per month from June 1, 2007 through December 1, 2007, with the $45,990 balance paid out of the proceeds of the 2007 Private Placement on December 28, 2007. As consideration for his agreement to defer payment of his accrued salary, we extended the original one-year period that Mr. Grossman may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until February 1, 2012.

        From June 2006 through December 2007, the Company deferred payment of the majority of our remaining executive team's compensation. We expect to pay the balance of the deferred compensation out of the proceeds of this offering. As of October 27, 2008, approximately $260,000 of our remaining executive team's compensation had not been paid, and was recorded as an accrued liability.

 PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information regarding beneficial ownership of our common stock as of December 19, 2008, by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock, (ii) each director and nominee for election as a director of the Company, (iii) each of our executive officers included in the Summary Compensation Table (the "Named Executive Officers") and (iv) all executive officers and directors as a group.

        The number of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of December 19, 2008. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of common stock listed as owned by that person or entity.

Name	Shares Beneficially Owned Prior to the Offering	Percent of Class Prior to the Offering	Shares Beneficially Owned after the Offering	Percent of Class After the Offering(1)
Richard C. Carlson(2)	15,850	*	15,850	*
David F. Koenig(3)	71,499	4.0	71,499	*
Robert J. Rudelius(4)	18,709	1.0	82,393	1.0%
Scott E. Smith(5)	38,746	2.1	150,194	1.7%
Richard B. Thon(6)	13,000	*	13,000	*
All directors and officers as a group (5 total)(7)	157,804	8.5	332,936	3.8%
James Davis(8) 6446 Flying Cloud Dr. Eden Prairie, MN 55344	468,114	22.4	2,256,457	22.9%
Alexander Nazarenko(9) 5500 Wayzata Boulevard, Suite 310 Golden Valley, MN 55416	284,533	15.7	284,533	3.3
The estate of Clement Nelson(10) 5644 Heather Ridge Court Shoreview, MN 55126	212,750	11.7	212,750	2.5
CS Medical Technologies, LLC(11) 2277 West Highway 36, Suite 254 Roseville, MN 55113	194,750	10.8	194,750	2.3
William Reiling(12) 200 University Avenue W., Suite 200 St. Paul, MN 55103	213,058	10.9	429,723	4.9%
Phillips W. Smith Family Trust(13) 7501 North Ironwood Drive Paradise Valley, AZ 85253	213,058	10.9	270,513	3.1%

Name	Shares Beneficially Owned Prior to the Offering	Percent of Class Prior to the Offering	Shares Beneficially Owned after the Offering	Percent of Class After the Offering(1)
Bruce Culver(14) 1856 Dawn Meadow Street Westlake Village, CA 91362	142,130	7.5	142,130	1.6
Maurice R. Taylor(15) One Carlson Parkway, Suite 124 Plymouth, MN 55447	112,501	6.1	112,501	1.3

*
Less than one percent.

(1)
Assumes 3,050,000 shares issued in this offering and 3,770,953 shares issued pursuant to outstanding securities which automatically convert into shares upon the closing of this offering assuming an offering price of $1.00 per Unit based on the closing bid price for a share of our common stock as reported by the Over-the-Counter Bulletin Board on December 19, 2008 (the "Assumed Offering Price").

(2)
Includes 850 shares held directly and options to purchase up to 15,000 shares of common stock which are currently exercisable.

(3)
Includes 1,875 shares held by Clinical Network, LLC, and 26,571 shares held by Clinical Network, Inc., with respect to each of which Mr. Koenig is an officer and minority owner. Also includes 39,053 shares of common stock held directly, options to purchase up to 4,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(4)
Shares beneficially owned prior to the offering includes 15,209 shares held directly and options to purchase up to 3,500 shares of common stock which are currently exercisable or exercisable within 60 days. Shares beneficially owned after the Offering includes, in addition to the foregoing, $19,000 of convertible notes plus $1,889 of accrued interest that will automatically convert into units, consisting of one share of common stock and one warrant, at 70% of the offering price of the Units offered under this prospectus, or 29,842 shares and 29,842 warrants based on the Assumed Offering Price, and 4,000 warrants to purchase common stock that will become exercisable upon the closing of this Offering.

(5)
Shares beneficially owned prior to the offering includes 34,746 shares held directly and options to purchase up to 4,000 shares of common stock which are currently exercisable or exercisable within 60 days. Shares beneficially owned after the Offering includes, in addition to the foregoing, $33,250 of convertible notes plus $3,307 of accrued interest that will automatically convert into units, consisting of one share of common stock and one warrant, at 70% of the offering price of the Units offered under this prospectus, or 52,224 shares and 52,224 warrants based on the Assumed Offering Price, and 7,000 warrants to purchase common stock that will become exercisable upon the closing of this Offering.

(6)
Includes options to purchase up to 13,000 shares of common stock which are currently exercisable.

(7)
Includes Messrs. Carlson, Koenig, Rudelius, Smith and Thon.

(8)
Shares beneficially owned prior to the offering includes 187,161 shares held directly, $200,000 of convertible debentures plus $38,225 of accrued interest held directly and immediately convertible into 79,409 shares of common stock, immediately exercisable warrants to purchase 194,794 shares held directly, immediately exercisable warrants to purchase 6,050 shares of common stock held by Davis and Associates Inc., 401K PSP, of which Mr. Davis has sole voting power, and immediately exercisable warrants to purchase 700 shares of common stock held by Davis and Associates Inc. of which Mr. Davis also has sole voting power. Shares beneficially owned after the Offering includes, in addition to the foregoing, the following convertible notes that will automatically convert into units, consisting of one share of common stock and one warrant, at 70% of the Assumed Offering Price: $142,500 of convertible notes held directly plus $14,171 of accrued interest, or 223,815 shares and 223,815 warrants; $47,500 of convertible notes held by Davis and Associates Inc. 401K PSP plus $4,724 of accrued interest, or 74,605 shares and 74,605 warrants; and $23,750 of convertible notes held by Davis and Associates Inc. plus $2,362 of accrued interest, or 37,303 shares and 37,303 warrants. Shares beneficially owned after the Offering also includes $142,500 of convertible notes held directly, plus $14,171 of accrued interest, that will automatically convert into units at 50% of the Assumed Offering Price, or 313,342 shares and 313,342 warrants. Shares beneficially owned after the Offering also includes the following convertible notes that are convertible into common stock at 70% of the Assumed Offering Price: a $37,500 convertible note held directly plus $2,719 of accrued interest, or 57,455 shares; a $150,000 convertible note held directly plus $3,583 of accrued interest, or 219,405 shares; and $95,000 of convertible notes plus $1,847 accrued interest that will automatically convert into common stock, or 138,353 shares. Shares beneficially owned after the Offering also includes the following warrants to purchase common stock that will become exercisable upon the closing of the Offering; 60,000 warrants held directly, 10,000 warrants held by Davis and Associates Inc., 401K PSP, and 5,000 warrants held by Davis and Associates Inc.

(9)
Includes 194,750 shares held by CS Medical Technologies, LLC, of which Mr. Nazarenko is a managing officer and 45% beneficial owner and 89,783 shares of common stock held directly. Mr. Nazarenko is a former director of the Company who resigned from our Board of Directors on March 11, 2008. See "Underwriting—Lock-Up Agreements."

(10)
Includes 194,750 shares held by CS Medical Technologies, LLC, of which the estate of Mr. Nelson is a 45% beneficial owner, and 18,000 shares held directly. See "Underwriting—Lock-Up Agreements."

(11)
The beneficial owners of CS Medical Technologies, LLC are Mr. Nazarenko and the estate of Mr. Nelson.

(12)
Shares beneficially owned prior to the offering includes 74,655 shares held directly, immediately exercisable warrants to purchase 58,994 shares and $200,000 of debentures plus $38,255 of accrued interest immediately convertible into 79,409 shares. Shares beneficially owned after the Offering includes, in addition to the foregoing: $47,500 of convertible notes plus $4,724 of accrued interest that will automatically convert into units, consisting of one share of common stock and one warrant, at 70% of the offering price of the Units offered under this prospectus, or 74,605 shares and 74,605 warrants based on the Assumed Offering Price; 10,000 warrants that will become exercisable upon the closing of this offering; and the conversion of a $37,500 convertible note plus $2,719 of accrued interest into of common stock at 70% of the offering price of the Units offered under this prospectus, or 57,455 shares based on the Assumed Offering Price.

(13)
Shares beneficially owned prior to the offering includes 74,655 shares held directly, immediately exercisable warrants to purchase 58,994 shares and $200,000 of debentures plus $38,225 of accrued interest immediately convertible into 79,409 shares. Shares beneficially owned after the Offering includes, in addition to the foregoing, the conversion of a $37,500 convertible note plus $2,719 of accrued interest into of common stock at 70% of the offering price of the Units offered under this prospectus, or 57,455 shares based on the Assumed Offering Price.

(14)
Includes 61,320 shares held directly, immediately exercisable warrants to purchase 27,870 shares and $133,334 of convertible debentures plus $25,483 of accrued interest immediately convertible into 52,940 shares.

(15)
Includes 1,875 shares of common stock held by Clinical Network, LLC, and 26,571 shares held by Clinical Network, Inc., with respect to each of which Mr. Taylor is a managing officer and majority owner. Also includes 65,205 shares of common stock held directly, 250 shares held by his spouse, and currently exercisable options to purchase 18,600 shares of common stock. Of Mr. Taylor's directly held shares, 57,648 shares are pledged as security on a bank loan. Mr. Taylor is a former Chief Executive Officer and Chairman of the Board of Directors of the Company, who resigned from employment by the Company effective March 31, 2007. Pursuant to a separation of employment agreement, the Company has agreed to allow Mr. Taylor to exercise his options through April 1, 2012.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan Transactions

        From time to time since January 2006, certain directors and other affiliates of the Company have made personal loans and advances to the Company for short-term working capital needs. Most such loans and advances were made on a "good faith" basis, not bearing interest and not evidenced by a note. Certain larger such loans were made pursuant to simple promissory notes.

        On January 25, 2006, the Company borrowed $12,500 from each of Mr. Nazarenko and Mr. Koenig, Company directors. In consideration, the Company executed and issued to each of Mr. Nazarenko and Mr. Koenig a $12,500 unsecured demand promissory note bearing interest at an annual rate of prime plus one percent. These notes were satisfied on February 16, 2006.

        On September 7, 2006, the Company borrowed $7,000 from Scott Smith, a director of the Company. On February 12, 2007, the Company sold 1,707 shares of its common stock to Mr. Smith, the subscription price being paid by the conversion of the $7,000 loan from Mr. Smith. The per share selling price of $4.10 was based on the last selling price prior to this sale as reported on the OTCBB.

        On November 22, 2006, the Company borrowed $4,100 from Mr. Nazarenko (which was repaid on January 31, 2007) and $2,150 (which was converted to stock on September 10, 2007, see below) from Richard Carlson, a director of the Company. The unsecured loans bore no interest.

        On November 27, 2006, the Company borrowed $2,200 from Mr. Koenig. The loan bore no interest and was repaid on January 2, 2008.

        On April 17, 2007, the Company borrowed $75,000 from Mr. Nazarenko. In consideration, the Company executed and delivered to Mr. Nazarenko a $75,000 unsecured demand promissory note. The note bore interest at an annual rate of prime plus one percent, and was repaid on May 8, 2007.

        On June 12, 2007, the Company borrowed $5,000 from Mr. Koenig. The loan bore no interest. $3,500 was repaid to Mr. Koenig on January 2, 2008 and the final $1,500 was repaid on February 28, 2008.

        Also on June 12, 2007, the Company borrowed $10,000 from Mr. Nazarenko. The loan bore no interest. On June 25, 2007, the Company borrowed an additional $27,000 from Mr. Nazarenko. In consideration of these two loans, the Company executed and delivered to Mr. Nazarenko a $37,000 unsecured demand promissory note. The note bore interest at an annual rate of prime plus one percent. The principal amounts of these loans were repaid to Mr. Nazarenko on December 28, 2007.

        On July 3, 2007, the Company borrowed $10,000 from Mr. Nazarenko. The unsecured loan bore no interest and was repaid on December 28, 2007.

        On July 12, 2007, the Company borrowed for working capital purposes $2,650 in the aggregate from four of its directors (Messrs. Koenig, Nazarenko, Carlson and Smith). On September 10, 2007, the loans from Mr. Carlson and Mr. Smith were satisfied by the issuance of shares of common stock (see below). The loans to Mr. Nazarenko and Mr. Koenig were satisfied by repayment in cash on December 28, 2207 and January 2, 2008, respectively. The unsecured loans bore no interest.

        On July 31, 2007, we borrowed $100,000 from the Phillips W. Smith Family Trust (the "Smith Family Trust"), a five percent shareholder of the Company, pursuant to a promissory note. The note bears interest at the prime rate, and is payable on the first to occur of (1) the Company's closing on $500,000 of new financing or (2) September 15, 2007 (see "Other Transactions" below). Under the terms of the promissory note, we will issue to the Smith Family Trust five-year warrants (immediately exercisable) to acquire 100 shares of our common stock for each day the promissory note is outstanding (to be prorated if a portion of the loan is repaid), at $5.00 per share. On January 3, 2008, we repaid $66,000 of this note.

        On August 29, 2007 and October 31, 2007, the Company borrowed for working capital purposes $50,000 and $100,000, respectively, from Mr. James Davis, a five percent shareholder of the Company. Concurrently with the close of the 2007 Private Placement, we converted this $150,000 short-term loan into a note in the aggregate principal amount of $142,500 and a warrant to purchase 30,000 shares of our common stock on substantially the same terms and conditions as the notes and warrants in the 2007 Private Placement

        On September 10, 2007, the Company issued a total of 1,100 shares of its common stock to Mr. Carlson and Mr. Smith as repayment for $3,330 of outstanding loans to the Company.

        On September 28, 2007, the Company borrowed for working capital purposes $15,000 from Mr. Smith and $10,000 from Robert J. Rudelius, both directors of the Company. The unsecured loans bore no interest. Upon the first closing of the 2007 Private Placement, these loans were converted into units under that offering.

        On October 1, 2007, the Company borrowed $2,500 from Mr. Koenig. The unsecured loan bore no interest. $300 of the loan was repaid on February 29, 2008 and the remaining $2,200 was repaid on July 30, 2008.

        On November 30, 2007, the Company borrowed for working capital purposes $25,000 from Mr. Davis, a five percent shareholder of the Company. This loan bore interest at the U.S. prime rate computed on the basis of the actual number of days elapsed in the payment period and a 365-day year. In addition, for each day that the loan remained outstanding, the Company agreed to grant to Mr. Davis five-year warrants (immediately exercisable) to purchase 25 shares of our common stock at an exercise price of $5.00 per share. We converted the principal amount of this short-term loan into units under the 2007 Private Placement and issued the 700 warrants accrued as of December 27, 2007.

        On April 3, 2008, in connection with the Company's purchase of the Assets from Profile, the Company borrowed an aggregate of $112,500 pursuant to three promissory notes each in the amount of $37,500. The promissory notes were issued in favor of James L. Davis, William S. Reiling and the Smith Family Trust, each five percent shareholders of the Company. Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10% is due on September 1, 2008. As consideration for providing the loans, we issued immediately exercisable, five-year warrants to purchase 25,000 shares of our common stock at $1.50 per share to each lender. The proceeds of the loans were used to pay for the purchase of the Assets from Profile. On September 12, 2008, these three promissory notes were amended to extend their due dates to the earlier of seven days following the close of an underwritten public offering or December 31, 2008, and to give the holders an option to convert their notes into shares of our common stock at a conversion price equal to 70% of the price of the Units sold in this offering.

        On September 16, 2008, we executed the Unit Put Agreement. James Davis agreed to purchase $100,000 of the puts pursuant to this agreement and was issued warrants to acquire 10,000 shares of our common stock at an exercise price of $1.00 per share. On September 24, 2008, we closed on $50,000 of Mr. Davis' put commitment, and issued a $47,500 convertible note and a warrant to acquire 10,000 shares of our common stock at an exercise price of $1.00 per share. On October 28, 2008, we closed on the remaining $50,000 of Mr. Davis' put commitment, and issued a $47,500 convertible note and a warrant to acquire 10,000 shares of our common stock at an exercise price of $1.00 per share.

        On September 25, 2008, we borrowed $150,000 pursuant to a promissory note issued in favor of James Davis and used the proceeds to retire the $150,000 principal amount of the Profile Note. Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10% is due on the earlier of seven days after the date we close this offering or March 25, 2010. In the event that we close this offering before March 25, 2010, Mr. Davis will have the option of converting the principal and accrued interest into shares of our common stock at 70 percent of the offering price of the Units in this Prospectus. As consideration for providing the loan, we issued an immediately exercisable, five-year warrant to purchase 100,000 shares of our common stock at $1.50 per share to Mr. Davis.

Other Transactions

        From January 2002 through December 15, 2006, we rented office space on a month-to-month basis from a company majority-owned and controlled by our former chief executive officer, Maurice Taylor at One Carlson Parkway, Suite 124, Plymouth, Minnesota 55447. Our rent expense for this location for the year ended December 31, 2005 and December 31, 2006 was $47,354 and $47,519, respectively. We believe the monthly rent incurred was at the market rate for such executive office space in Minneapolis, Minnesota.

        The Company's executive offices are temporarily located within the offices of Mr. Nazarenko, a former member of the Company's board of directors. Our rental cost for these temporary offices is approximately $2,200 per month, which we believe is at the market rate for similar office space in Minneapolis, Minnesota.

        In connection with the renewal of our Crown Bank notes to, among other things, extend the maturity date of such notes to February 28, 2009, we borrowed $600,000 from the Smith Family Trust, pursuant to a promissory note and used the proceeds to retire $600,000 of the original Crown Bank loan obligation. The promissory note matures on February 28, 2009, bears interest at 1.0 percent over the prime rate and has a subordinated security interest in all of the Company's assets. As consideration to the Smith Family Trust for lending funds to us and to James L. Davis, Bruce Culver and William S. Reiling, the three remaining guarantors of the Crown Bank promissory notes, for extending their guarantees through February 28, 2009, we issued to them an aggregate amount of 122,222 shares of our common stock on December 28, 2007. We also agreed to issue to them (1) an aggregate amount of 24,445 shares of our common stock if the Crown Bank promissory notes and $600,000 promissory note remained outstanding on October 31, 2008 and (2) five-year warrants to acquire a maximum aggregate of 61,112 shares of our common stock at an exercise price of $2.00. On October 31, 2008, we issued the 24,445 shares of common stock and the warrants to acquire 61,112 shares of common stock pursuant to this agreement.

        During 2007, the Company sold 125,000 of the Company's investment units, consisting of one share of our common stock and a 3-year warrant (immediately exercisable) to acquire 0.5 shares of our common stock for $2.50 ($5.00 per share), at a price of $4.00 per unit, with total proceeds of $500,000. The investment units were sold in tranches of 31,250 units each (on January 18, January 23, February 28 and May 1) to James L. Davis, Bruce Culver, William S. Reiling and the Smith Family Trust.

        On March 21, 2007, we amended the terms of four 10% unsecured convertible subordinated debentures in the aggregate amount of $733,344 issued by us to James L. Davis, Bruce Culver, William S. Reiling and the Smith Family Trust. Under the amendment, each debenture holder agreed to accept as payment for interest due on the debenture the following:

  •
  cash paid for interest from inception through May 31, 2006;

  •
  investment units, consisting of one share of stock and a three-year warrant to acquire 0.5 shares of Company common stock at $2.50 ($5.00 per share), for interest accrued from June 1, 2006 through January 31, 2007, with such accrued interest converted into investment units at a price of $4.00 per unit; and

  •
  cash or shares of our common stock (converted on the basis of $5.00 per share), at the option of the Company, for interest accrued from February 1, 2007 through settlement of the debenture.

        Accordingly, on March 21, 2007, the Company issued a total of 12,478 shares of its common stock and three-year warrants (immediately exercisable) to acquire up to 6,239 shares of its common stock at $5.00 per share to the four debenture holders.

        On December 27, 2007, we further amended the terms of the four 10% unsecured convertible subordinated debentures in the aggregate amount of $733,344 issued by us to James L. Davis, Bruce Culver, William S. Reiling and the Smith Family Trust, guarantors of our Crown Bank promissory notes, so that the debentures and the interest accruing thereon will automatically convert into shares of our common stock at the closing of this Offering at $3.00 per share.

 UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated                        , 2008 (the "Underwriting Agreement") we have agreed to sell to Feltl and Company, Inc. (the "Underwriter") 3,050,000 Units.

        Under the terms and subject to the conditions of the Underwriting Agreement, the Underwriter has agreed to purchase from us 3,050,000 Units at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this prospectus. The Underwriting Agreement provides that the Underwriter's obligation to purchase our Units is subject to approval of legal matters by counsel and to the satisfaction of other conditions. The Underwriter is obligated to purchase all of the Units (other than those covered by the over-allotment option described below) if it purchases any Units. The Underwriting Agreement also provides that, if the Underwriter defaults, this offering may be terminated.

Commissions and Expenses

        The Underwriter proposes to offer the Units to the public at the public offering price set forth on the cover of this prospectus. The Underwriter may offer the Units to securities dealers at the price to the public less a concession not in excess of $         per Unit. After the Units are released for sale to the public, the Underwriter may vary the offering price and other selling terms from time to time.

        The following table shows the underwriting discounts and commissions that we are to pay to the Underwriter in connection with this offering. These amounts are shown assuming no exercise and full exercise of the Underwriter's over-allotment option to purchase additional Units.

Payable by Us
	No Exercise	Full Exercise
Per Unit	$	$
Total	$	$

        We have agreed to pay certain accountable expenses of the Underwriter in connection with this offering. We estimate that the total expenses of this offering will be approximately $          , excluding underwriting discounts, commissions and a non-accountable expense allowance of $        .

Warrant

        As additional compensation, we have agreed to sell to the Underwriter, for nominal consideration, a warrant (the "Underwriter's Warrant") to purchase up to 305,000 units. The Underwriter's Warrant is not exercisable during the first year after the date of this prospectus and thereafter is exercisable at a price per unit equal to $        (120% of the public offering price) for a period of four years and the warrants underlying the units that are subject to the Underwriter's Warrant are subject to redemption commencing one year after the date of this prospectus. The Underwriter's Warrant contains customary anti-dilution provisions and certain demand and participatory registration rights. The Underwriter's Warrant also includes a "cashless" exercise provision entitling the holder to convert the Underwriter's Warrant into units. The Underwriter's Warrant may not be sold, transferred, assigned or hypothecated for a period of one year from the date of this prospectus, except to officers or partners of the Underwriter.

Over-Allotment Option

        We have granted to the Underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to an aggregate of 457,500 additional Units at the public offering price set forth on the cover page of this prospectus less the underwriting discounts and commissions. The

Underwriter may exercise this option only to cover over-allotments, if any, made in connection with the sale of Units offered hereby.

        The foregoing is a summary of material provisions of the Underwriting Agreement and the Underwriter's Warrant. Copies of such documents will be filed as exhibits to the registration statement of which this prospectus is a part.

Lock-Up Agreements

        Except as noted below, our directors, executive officers and current stockholders who own five percent or more of our common stock have agreed with the Underwriter that for a period of 365 days following the date of the final prospectus related to this offering, they will not offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of or hedge any of our shares of our common stock or any securities convertible into or exchangeable for our shares of our common stock; provided, however, that securities convertible into 716,446 shares of our common stock held by Mr. James Davis are subject to a 6-month lock-up period rather than 365 days. CS Medical Technologies, LLC ("CS Medical"), which beneficially owns more than five percent of our common stock, has agreed with the Underwriter to lock-up its shares. CS Medical is 90% beneficially owned by two of our shareholders, Alexander Nazarenko and the Estate of Clement Nelson, each of whom beneficially own more than five percent of our common stock because of the inclusion of the CS Medical shares in their beneficial ownership. The Underwriter has not required either Mr. Nazarenko or the Nelson Estate to lock up their directly-held shares of our common stock which, in each case, represent less than five percent of our outstanding common stock on the date of this prospectus. The Underwriter may, in its sole discretion, at any time without prior notice, release all or any portion of the shares from the restrictions in any such agreements. In determining whether to release shares from the restrictions, the Underwriter may consider, among other factors, the financial circumstances applicable to a director's, executive officer's or stockholder's request to release shares and the number of shares that such director, executive officer or stockholder requests to be released. There are no agreements between the Underwriter or any of our directors, executive officers or stockholders releasing them from such agreements before the expiration of the applicable period.

Indemnification

        We have agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, and to contribute to payments the Underwriter may be required to make in respect of any such liabilities.

Offering Price Determination

        The public offering price of the Units and the Warrant exercise price will be arbitrarily determined between us and the Underwriter and may bear no relationship to our lack of earnings, book value, net worth or other financial criteria of value, including quoted stock prices, and may not be indicative of the market price for the Units, Warrants and common stock after this offering. After completion of this offering, the market price of the Units, Warrants and common stock will be subject to change as a result of market conditions and other factors.

Stabilization; Short Position and Penalty Bids

        In connection with the offering, the Underwriter may purchase and sell shares of common stock in the open market. The transactions may include short sales, purchases to cover positions created by short sales, stabilizing transactions and passive market making in accordance with Regulation M under the Exchange Act. Short sales involve the sale by the Underwriter of a greater number of Units,

Warrants and Shares than it is required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the Underwriter's option to purchase additional Units from us in the offering pursuant to its over-allotment option. The Underwriter may close out any covered short position by either exercising its option to purchase additional Units through the over-allotment option or purchasing Units, Warrants or Shares in the open market. In determining the source of Units, Warrants or Shares to close out the covered short position, the Underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase additional shares through the over-allotment option. "Naked" short sales are any short sales of Units in excess of the Units the Underwriter may purchase pursuant to the over-allotment option. The Underwriter must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the Units, Warrants or common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the Underwriter in the open market prior to the completion of the offering. In passive market making, the Underwriter may, subject to certain limitations, make bids for or purchases of the shares of Units, Warrants or common stock until the time, if any, at which a stabilizing bid is made.

        Stabilizing transactions to cover short sale positions may cause the price of the shares of common stock, Units or Warrants to be higher than it would otherwise be in the absence of these transactions. These transactions may be commenced and discontinued at any time.

Discretionary Accounts

        The Underwriter has advised us that it does not intend to confirm sales of the Units to discretionary accounts.

 DESCRIPTION OF SECURITIES

General

        Our articles of incorporation, as amended to date, authorize us to issue up to 50,000,000 shares of common stock having a par value of $0.00001 per share. As of December 19, 2008, we had 1,811,429 shares of common stock issued and outstanding, with an aggregate of 1,115,183 shares of common stock issuable upon exercise of currently exercisable options, warrants and convertible notes. The transfer agent and registrar for our common stock is Interwest Transfer Company Inc., of Salt Lake City, Utah.

Units

        The Units being offered by this prospectus each consist of one share of common stock, $0.00001 par value (a "Share") and one redeemable common stock warrant (a "Warrant"). We anticipate that the Units will be quoted on the OTCBB on or promptly after the date of this prospectus and that the Units will continue to be separately quoted on the OTCBB. Each of the Shares and the Warrants may be quoted separately on the 30th day after the date of this prospectus. Once the Shares and Warrants begin separate quoting, we anticipate that the Warrants will be quoted on the OTCBB, but we cannot assure you that our securities will be so quoted or, if quoted, will continue to be quoted.

Common Stock

        Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative-voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available therefor. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking-fund provisions for or applicable to our common stock.

Warrants

        For each share of common stock purchased in this offering, purchasers will receive one Warrant to purchase one share of common stock at a price of 130% of the public offering price of the Units per share, subject to adjustment as discussed below, at any time after the closing of this offering. The Warrants will expire at 5:00 p.m., Minneapolis, Minnesota time, five years from the effective date of this offering, or earlier upon redemption.

        We may redeem the outstanding Warrants at a price of $0.01 per Warrant at any time upon a minimum 30 days prior written notice of redemption and if, and only if, the last sales price of our common stock equals or exceeds 140% of the Warrant exercise price, subject to adjustment, for a period of ten consecutive trading days.

        If the foregoing conditions are satisfied and we call the Warrants for redemption, each Warrant holder shall then be entitled to exercise his or her Warrant prior to the date scheduled for redemption. We do not need the consent of the Underwriter in order to redeem the outstanding Warrants.

        The Warrants will be issued in registered form under a warrant agreement between Interwest Transfer Company Inc., as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants.

        The exercise price and number of shares of common stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

        The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held on record on all matters to be voted on by shareholders.

        No Warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to the common stock issuable upon exercise of the Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. In addition, holders of the Warrants are not entitled to net cash settlement and the Warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants and we will not be required to settle any such Warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the Warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, the Warrants may have no value, the market for the Warrants may be limited and the Warrants may expire worthless. We have agreed, however, to extend the exercise period of the Warrants if the prospectus relating to the common stock issuable upon the exercise of the Warrants is not current at the expiration date. The Warrant holders will have a 30 day period to exercise the Warrants upon effectiveness of a registration statement relating to the common stock issuable upon the exercise of the Warrants.

        No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the Warrant holder.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

        Rule 144 under the Securities Act provides an exemption from the registration requirements of the Securities Act for resales of "restricted securities," which are securities that have been acquired from the issuer of the securities or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering, and for resales of any securities held by an affiliate of the issuer.

        In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns restricted securities of a reporting company may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may sell those securities, but only if they comply with certain restrictions relating to the manner of sale, the availability of current public information about the reporting company, and the filing of a notice of sale. In addition, under Rule 144, affiliates may not sell within any three-month period a number of shares in excess of the greater of:

  •
  1% of the total number of securities of the same class then outstanding (approximately 25,381 shares of common stock immediately after this offering or 86,324 shares of our common stock 30 days after the close of this offering assuming all shares of common stock are separated from the Units); and

  •
  the average weekly trading volume of such securities as reported through the automated quotation system during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Persons not deemed to be affiliates of the reporting company who have beneficially owned the restricted securities for at least six months but for less than one year may sell these securities, provided that the reporting company is current in its Exchange Act filings. After beneficially owning restricted securities for one year, a non-affiliate of the reporting company may engage in unlimited resales of such securities.

Lock-Up Agreements

        For a description of the lock-up agreements with the Underwriter that restrict sales of securities by us, our directors, executive officers and certain of our current stockholders who own five percent or more of our common stock, see the information under the heading "Underwriting."

Shares

        After completion of this offering, there will be approximately 2,538,077 shares of our common stock outstanding and 6,094,305 Units outstanding, based upon the number of shares of common stock outstanding on December 19, 2008, and the automatic conversion of certain securities (plus accrued interest thereon through December 19, 2008) upon the closing of this offering. Each Unit consists of one share of our common stock and one redeemable common stock warrant.

        Of these securities, 823,621 shares of our common stock outstanding after the offering will be freely tradable without restriction under the Securities Act, except that any securities held by our affiliates, as that term is defined in Rule 144 under the Securities Act, must generally be sold in compliance with the limitations of Rule 144 described above.

        All of the remaining 1,714,456 shares of our common stock outstanding upon the closing of the offering will be subject to transfer restrictions either as restricted securities under Rule 144, if they were issued in private transactions not involving a public offering, or due to the execution of lock-up agreements. Of these securities, 297,128 shares of our common stock will be eligible for sale under Rule 144 beginning in March 2009, and 1,417,328 shares of our common stock outstanding will be eligible for sale after the expiration of a 365-day lock-up commencing on the effective date of this offering.

        Thirty days after the close of this offering, the Units issued in the offering, and pursuant to the automatic conversion of certain securities at the time of the offering, will become separable into common stock and Warrants. Assuming that all such Units separate as of 30 days after the closing of the offering, there will be approximately 8,632,382 shares of our common stock outstanding, based upon the number of shares of common stock outstanding on December 19, 2008. Of these securities, 6,036,881 shares of our common stock outstanding will be freely tradable without restriction under the Securities Act, except that any securities held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described above.

        All of the remaining 2,595,501 shares of our common stock outstanding will be subject to transfer restrictions either as restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, or due to the execution of lock-up agreements. Of these securities, 231,980 shares of our common stock outstanding will be eligible for sale under Rule 144 beginning in January 2009 and another 297,128 will become eligible for sale in March 2009;

335,723 shares of our common stock outstanding will be eligible for sale after expiration of a six-month lock-up commencing on the effective date of this offering; and 1,730,670 shares of our common stock outstanding will be eligible for sale after expiration of a 365-day lock-up commencing on the effective date of this offering.

Warrants

        Immediately prior to this offering, we have outstanding warrants to purchase 1,093,766 shares of common stock and 1,000 warrants reserved for issuance. The weighted average exercise price of currently outstanding warrants, excluding warrants to purchase 400,000 shares of our common stock which were granted as part of our 2007 and 2008 Private Placements, is $4.86 per share. Shares of common stock issued upon exercise of outstanding warrants are subject to transfer restrictions either as restricted securities under Rule 144 (except to the extent such warrants include, and are exercised pursuant to, cashless exercise provisions and were held more than 6 months) or due to execution of the lock-up agreements described in the "Underwriting" section.

        Thirty days after the close of this offering, assuming that the Units separate into common stock and Warrants, we will have warrants to purchase 7,188,071 shares of common stock outstanding and 1,000 reserved for issuance.

Stock Plans

        We have options to purchase 238,000 shares of common stock outstanding and 62,000 reserved for issuance under our stock incentive plans and, as of December 19, 2007, options to purchase 132,250 shares of common stock were immediately exercisable. The weighted average exercise price of our currently outstanding options is $7.67 per share. We have current registration statements under the Securities Act covering such shares of common stock issuable upon exercise of options granted under our stock incentive plans. Accordingly, shares of common stock issued upon exercise of outstanding options will, subject to Rule 144 volume limitations applicable to affiliates and the lock-up agreements described in the "Underwriting" section, be available for sale in the open market.

Registration Rights

        Outstanding warrants to purchase 220,089 shares of our common stock contain provisions granting the holders certain piggyback registration rights. If we propose to register any securities under the Securities Act, holders of piggyback registration rights may require that we include the warrant and the common stock issuable upon exercise of the warrant in such registration. In connection with any such offering, the Underwriter may limit the number of shares held by persons with piggyback registration rights to be included in such registration. The Underwriter has determined that no shares held by persons with such piggyback registration rights are able to be included in this offering.

        No prediction can be made as to the effect, if any, that market sales of restricted securities or shares received upon exercise of options will have on the market price of our securities prevailing from time to time. Nevertheless, sales of substantial amounts of securities, or the perception that such sales could occur, could adversely affect prevailing market prices for our securities and could impair our future ability to raise capital through an offering of our equity securities.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Dorsey & Whitney LLP, Minneapolis, Minnesota. Certain legal matters in connection with the offering will be passed upon for the Underwriter by Fulbright & Jaworski L.L.P., Minneapolis, Minnesota.

 EXPERTS

        The consolidated financial statements of ProUroCare Medical Inc. as of December 31, 2007 and 2006, and for the years ended December 31, 2007 and December 31, 2006, and for the period from August 17, 1999 (date of inception) to December 31, 2007, included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the ability of ProUroCare Medical Inc. to continue as a going concern, of Virchow, Krause & Company, LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to informational filing requirements of the U.S. Securities Exchange Act of 1934, as amended, and its rules and regulations. This means that we will file reports and other information with the U.S. Securities and Exchange Commission. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can receive additional information about the operation of the SEC's Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The Commission maintains a Web site that will contain the reports and other information that we file electronically with the Commission and the address of that Web site is http://www.sec.gov. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of the particular contract or other document filed as an exhibit to this registration statement, each statement being qualified in all respects by this reference.

        This prospectus is part of a registration statement we filed with the Commission. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with any information other than that provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors
ProUroCare Medical Inc.
Golden Valley, MN

        We have audited the accompanying consolidated balance sheets of ProUroCare Medical Inc. (a development stage company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended and the period from August 17, 1999 (inception) to December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ProUroCare Medical Inc. as of December 31, 2007 and 2006 and the results of their operations and their cash flows for the years then ended and the period from August 17, 1999 (inception) to December 31, 2007, in conformity with U.S. generally accepted accounting principles.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring operating losses, negative cash flows from operations and requires additional working capital to support future operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                      /S/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
March 28, 2008

ProUroCare Medical Inc.
(A Development Stage Company)

Consolidated Balance Sheets

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash	$400,613	$2,407
Restricted cash	44,000	—
Prepaid expenses	21,733	15,459

Total current assets	466,346	17,866
Equipment and furniture, net	605	3,739
Deferred offering expenses	132,638	—
Debt issuance costs, net	439,321	573,013

	$1,038,910	$594,618

Liabilities and Shareholders' Deficit
Current liabilities:
Notes payable, net of original issue discount	263,143	174,338
Accounts payable	484,375	385,793
Accrued expenses	801,925	662,226
Loans from officers and directors	10,450	15,450

Total current liabilities	1,559,893	1,237,807

Commitments and contingencies (note 6)
Long-term bank debt	1,600,000	2,200,000
Long-term note payable	600,000	—
Long-term convertible debentures, net of original issue discount	970,600	209,983

Total liabilities	4,730,493	3,647,790

Shareholders' deficit:
Common stock, $0.00001 par value. Authorized 50,000,000 shares; issued and outstanding 1,727,311 and 1,439,969, respectively	17	14
Additional paid-in capital	12,586,496	10,111,612
Deficit accumulated during the development stage	(16,278,096)	(13,164,798)

Total shareholders' deficit	(3,691,583)	(3,053,172)

	$1,038,910	$594,618

See accompanying notes to consolidated financial statements.

ProUroCare Medical Inc.
(A Development Stage Company)

Consolidated Statements of Operations

	Year ended December 31, 2007	Year ended December 31, 2006	Period from August 17, 1999 (inception) to December 31, 2007
Operating expenses:
Research and development	$143,628	$246,119	$4,857,552
General and administrative	1,305,274	1,596,050	7,804,496

Total operating expenses	1,448,902	1,842,169	12,662,048

Operating loss	(1,448,902)	(1,842,169)	(12,662,048)
Interest income	1,278	—	17,758
Interest expense	(1,312,220)	(1,089,762)	(3,252,430)
Debt extinguishment expense	(353,454)	(27,922)	(381,376)

Net loss	$(3,113,298)	$(2,959,853)	$(16,278,096)

Net loss per common share:
Basic and diluted	$(1.98)	$(2.07)	$(16.96)
Weighted average number of shares outstanding:
Basic and diluted	1,572,555	1,428,540	960,062

See accompanying notes to consolidated financial statements.

ProUroCare Medical Inc.
(A Development Stage Company)

Consolidated Statements of Shareholders' Equity (Deficit)

				Deficit accumulated during the development stage
	Common stock
			Additional paid-in capital		Total shareholders' equity (deficit)
	Shares	Amount
Balance at inception, August 17, 1999
Net loss for the period from inception to December 31, 1999	—	$—	$—	$—	$—

Balance, December 31, 1999	—	—	—	—	—
Net loss for the year ended December 31, 2000	—	—	—	—	—

Balance, December 31, 2000	—	—	—	—	—
Issuance of common stock to founders at $33.33 per share on March 1, 2001	1.0	—	20	—	20
Cancellation of founders' shares, March 6, 2001	(1.0)	—	(20)	—	(20)
Recapitalization and transfer of common stock to Clinical Network, Inc. July 6, 2001	300,000	3	(3)	—	—
Issuance of common stock to CS Medical Technologies, LLC as consideration for technology license agreement on July 6, 2001, valued at $1.58 per share	300,000	3	474,997	—	475,000
Net loss for the year ended December 31, 2001	—	—	—	(612,533)	(612,533)

Balance, December 31, 2001	600,000	6	474,994	(612,533)	(137,533)
Issuance of common stock valued at $4.29 per share to Profile LLC for technology license, January 14, 2002	400,000	4	1,713,596	—	1,713,600
Issuance of common stock at $23.33 per share for services rendered, November 14, 2002	4,421	—	103,166	—	103,166
Issuance of common stock for cash at $23.33 per share on November 22, 2002, net of costs of $193,386	45,335	1	864,418	—	864,419
Options to purchase 90,000 shares issued to officers and directors, valued at $4.60 per share, granted March 19, 2002; portion vested in 2002	—	—	124,583	—	124,583
Options to purchase 6,000 shares issued to consultants for services rendered, valued at $4.60 per share, granted March 19, 2002; portion vested in 2002	—	—	18,400	—	18,400
Warrant for 3,000 shares valued at $4.60 per share, issued to a director on April 19, 2002; portion vested in 2002	—	—	4,025	—	4,025
Warrant for 150 shares valued at $3.33 per share issued for services rendered, November 11, 2002	—	—	490	—	490
Net loss for the year ended December 31, 2002	—	—	—	(3,613,003)	(3,613,003)

Balance, December 31, 2002	1,049,756	11	3,303,672	(4,225,536)	(921,853)
Stock issued in lieu of cash for accounts payable, valued at $23.33 per share, February 25, 2003	545	—	12,705	—	12,705
Warrants for 19,286 shares valued at $3.00 per share, issued to bank line of credit guarantors, March 1, 2003	—	—	57,858	—	57,858
Warrant for 2,143 shares valued at $3.00 per share, issued to director as a bank line of credit guarantor, March 1, 2003	—	—	6,429	—	6,429
Warrant for 9,215 shares issued for services rendered, valued at $20.30 per share, June 30, 2003	—	—	187,060	—	187,060
Warrants for 22,501 shares valued at $3.60 per share, issued to bank line of credit guarantors, August 5, 2003	—	—	81,003	—	81,003
Warrant for 2,143 shares valued at $3.60 per share, issued to director as a bank line of credit guarantor, August 5, 2003	—	—	7,714	—	7,714
Warrants for 6,429 shares valued at $3.40 per share, issued to bank line of credit guarantors, September 11, 2003	—	—	21,858	—	21,858
Warrant for 11,789 shares valued at $3.50 per share, issued to bank line of credit guarantor, December 22, 2003	—	—	41,250	—	41,250

ProUroCare Medical Inc.
(A Development Stage Company)

Consolidated Statements of Shareholders' Equity (Deficit) (Continued)

				Deficit accumulated during the development stage
	Common stock
			Additional paid-in capital		Total shareholders' equity (deficit)
	Shares	Amount
Options to purchase 90,000 shares issued to officers and directors, valued at $4.60 per share, granted March 19, 2002; portion vested in 2003	—	—	133,400	—	133,400
Options to purchase 6,000 shares issued to consultants for services rendered, valued at $4.60 per share, granted March 19, 2002; portion vested in 2003	—	—	6,900	—	6,900
Warrant for 3,000 shares valued at $4.60 per share, issued to a director on April 19, 2002; portion vested in 2003	—	—	6,900	—	6,900
Net loss for the year ended December 31, 2003	—	—	—	(1,632,457)	(1,632,457)

Balance, December 31, 2003	1,050,301	11	3,866,749	(5,857,993)	(1,991,233)
Options to purchase 3,000 shares issued to a consultant valued at $6.70 per share, granted February 1, 2004, portion vested in 2004	—	—	10,100	—	10,100
Options to purchase 45,000 shares issued to officer valued at $6.70 per share, granted February 1, 2004; portion vested in 2004	—	—	84,173	—	84,173
Repurchase of 90,000 shares pursuant to the exercise of dissenters' rights at time of merger, April 5, 2004 in connection with $750,000 note payable	(90,000)	(1)	(749,999)	—	(750,000)
Issuance of shares to shareholders of Global Internet Communications, Inc. pursuant to merger April 5, 2004	209,700	2	(2)	—	—
Issuance of common stock for cash at $20.00 per share during 2004, net of costs of $139,493	220,500	2	4,270,505	—	4,270,507
Cost associated with Global Internet Communications, Inc. reverse merger effective April 5, 2004	—	—	(162,556)	—	(162,556)
Effect of anti-dilution and price-protection provisions of warrants issued to loan guarantors in 2003, triggered by April 5, 2004 closing of private placement; shares subject to warrants increased by 37,501; exercise price reduced from $23.33 to $16.67 per share (see note 10)	—	—	320,974	—	320,974
Issuance of common stock valued at $20.00 per share for accrued expenses in lieu of cash, May 21, 2004	3,861	—	77,225	—	77,225
Warrants for 10,000 shares issued for services rendered valued at $11.50 per share on July 19, 2004	—	—	114,914	—	114,914
Options to purchase 20,000 shares issued to officer valued at $15.00 per share, granted July 21, 2004; portion vested in 2004	—	—	41,670	—	41,670
Issuance of common stock valued at $20.00 per share for accrued interest in lieu of cash, October 12, 2004	4,444	—	88,882	—	88,882
Warrants for 20,000 shares issued for services rendered valued at $8.30 per share on December 2, 2004	—	—	166,172	—	166,172
Options to purchase 90,000 shares issued to officers and directors, valued at $4.60 per share, granted March 19, 2002; portion vested in 2004	—	—	82,452	—	82,452
Warrant for 3,000 shares valued at $4.60 per share, issued to a director on April 19, 2002; portion vested in 2004	—	—	1,150	—	1,150
Net loss for the year ended December 31, 2004	—	—	—	(2,318,896)	(2,318,896)

Balance, December 31, 2004	1,398,806	14	8,212,409	(8,176,889)	35,534

ProUroCare Medical Inc.
(A Development Stage Company)

Consolidated Statements of Shareholders' Equity (Deficit) (Continued)

				Deficit accumulated during the development stage
	Common stock
			Additional paid-in capital		Total shareholders' equity (deficit)
	Shares	Amount
Options to purchase 90,000 shares issued to officers and directors, valued at $4.60 per share, granted March 19, 2002; portion vested in 2005	—	—	5,734	—	5,734
Options to purchase 45,000 shares issued to officer valued at $6.70 per share, granted February 1, 2004; portion vested in 2005	—	—	111,108	—	111,108
Options to purchase 20,000 shares issued to officer valued at $15.00 per share, granted July 21, 2004; portion vested in 2005	—	—	100,008	—	100,008
Options to purchase 15,000 shares issued to officer valued at $6.70 per share, granted January 3, 2005; portion vested in 2005	—	—	74,256	—	74,256
Options to purchase 15,000 shares issued to officer valued at $6.70 per share, granted September 6, 2005; portion vested in 2005	—	—	6,625	—	6,625
Issuance of common stock for services rendered at $10.20 per share on May 13, 2005	5,000	—	51,000	—	51,000
Issuance of common stock for cash at $7.60 per share on June 15, 2005	6,579	—	50,001	—	50,001
Issuance of common stock for deferred offering costs at $7.10 per share on September 1, 2005	2,500	—	17,750	—	17,750
Issuance of common stock for in lieu of cash for accrued expenses at $8.90 per share on December 31, 2005	4,541	—	40,418	—	40,418
Warrants for 2,500 shares valued at $6.30 per share, issued to bank loan guarantor, September 14, 2005	—	—	15,750	—	15,750
Warrants for 2,500 shares valued at $5.30 per share, issued in connection with notes payable on September 21, 2005	—	—	13,250	—	13,250
Warrants for 20,000 shares valued at $4.80 per share, issued to bank loan guarantors, October 19, 2005	—	—	106,000	—	106,000
Net loss for the year ended December 31, 2005	—	—	—	(2,028,056)	(2,028,056)

Balance, December 31, 2005	1,417,426	14	8,804,309	(10,204,945)	(1,400,622)
Options to purchase 45,000 shares issued to officer valued at $6.70 per share, granted February 1, 2004; portion vested in 2006	—	—	101,008	—	101,008
Options to purchase 20,000 shares issued to officer valued at $15.00 per share, granted July 21, 2004; portion vested in 2006	—	—	100,008	—	100,008
Options to purchase 15,000 shares issued to officer valued at $6.70 per share, granted January 3, 2005; portion vested in 2006	—	—	81,006	—	81,006
Options to purchase 15,000 shares issued to officer valued at $6.70 per share, granted September 6, 2005; portion vested in 2006	—	—	8,834	—	8,834
Options to purchase 17,500 shares issued to officers and an employee valued at $5.60 per share, granted March 1, 2006; portion vested in 2006	—	—	48,215	—	48,215
Options to purchase 3,000 shares issued to a director valued at $5.90 per share, granted May 30, 2006; portion vested in 2006	—	—	5,163	—	5,163
Original issue discount on convertible debentures issued on February 16, 2006	—	—	400,000	—	400,000

ProUroCare Medical Inc.
(A Development Stage Company)

Consolidated Statements of Shareholders' Equity (Deficit) (Continued)

				Deficit accumulated during the development stage
	Common stock
			Additional paid-in capital		Total shareholders' equity (deficit)
	Shares	Amount
Warrants for 5,000 shares valued at $4.60 per share, issued in connection with notes payable on January 25, 2006	—	—	23,000	—	23,000
Issuance of common stock for deferred offering costs at $9.10 per share on February 22, 2006	2,500	—	22,750	—	22,750
Original issue discount on convertible debentures issued on February 29, 2006	—	—	333,334	—	333,334
Issuance of common stock for services rendered at $6.40 per share on April 21, 2006	7,000	—	44,800	—	44,800
Warrants for 3,750 shares valued at $6.80 per share, issued in connection with notes payable on June 1, 2006	—	—	25,500	—	25,500
Warrants for 375 shares valued at $5.40 per share, issued in connection with notes payable on July 21, 2006	—	—	2,025	—	2,025
Warrants for 500 shares valued at $4.60 per share, issued in connection with notes payable on August 30, 2006	—	—	2,300	—	2,300
Issuance of common stock for cash at $4.30 per share on September 7, 2006	11,628	—	50,000	—	50,000
Issuance of common stock for services rendered at $6.30 per share on September 8, 2006	1,415	—	8,938	—	8,938
Warrants for 5,000 shares valued at $4.50 per share, issued in connection with notes payable on November 30, 2006	—	—	22,500	—	22,500
Warrants for 5,171 shares valued at $5.40 per share, accrued for issuance in connection witha note payable on as of December 31, 2006	—	—	27,922	—	27,922
Net loss for the year ended December 31, 2006	—	—	—	(2,959,853)	(2,959,853)

Balance, December 31, 2006	1,439,969	14	10,111,612	(13,164,798)	(3,053,172)
Options to purchase 45,000 shares issued to officer valued at $6.70 per share, granted February 1, 2004; portion vested in 2007	—	—	16,811	—	16,811
Options to purchase 20,000 shares issued to officer valued at $15.00 per share, granted July 21, 2004; portion vested in 2007	—	—	58,314	—	58,314
Warrants for 5,000 shares valued at $4.50 per share, issued in connection with debt extinguishment on January 3, 2007	—	—	22,500	—	22,500
Options to purchase 15,000 shares issued to officer valued at $6.70 per share, granted January 3, 2005; portion vested in 2007	—	—	81,007	—	81,007
Options to purchase 17,500 shares issued to officers and an employee valued at $5.60 per share, granted March 1, 2006; portion vested in 2007	—	—	33,245	—	33,245
Issuance of investment units consisting of common stock and warrants for 62,500 shares issued for cash at $4.00 per share on January 18, January 23, February 28 and May 1, 2007 net of costs of $52,388	125,000	2	447,610	—	447,612
Options to purchase 20,000 shares issued to officer valued at $3.40 per share, granted February 1, 2007 portion vested in 2007	—	—	32,857	—	32,857
Warrants for 5,000 shares valued at $3.60 per share, issued in connection with debt extinguishment on February 1, 2007	—	—	18,000	—	18,000
Issuance of common stock in lieu of cash for a loan from a director at $4.10 per share on February 9, 2007	1,707	—	7,000	—	7,000

ProUroCare Medical Inc.
(A Development Stage Company)

Consolidated Statements of Shareholders' Equity (Deficit) (Continued)

				Deficit accumulated during the development stage
	Common stock
			Additional paid-in capital		Total shareholders' equity (deficit)
	Shares	Amount
Modification of warrant term of warrant to purchase 30,000 shares pursuant to separation agreement of employee dated March 15, 2007, valued at $3.20 per share	—	—	96,000	—	96,000
Issuance of common stock in lieu of cash for accrued expenses at $4.00 per share on March 21, 2007	12,478	—	49,911	—	49,911
Warrants for 6,240 shares issued pursuant to amendment of convertible debentures valued at $4.30 per share on March 21, 2007	—	—	26,829	—	26,829
Issuance of common stock for accounts payable $5.00 per share on April 2, 2007	4,141	—	20,704	—	20,704
Warrants for 20,000 shares issued for services rendered valued at $3.60 per share on April 16, 2007			72,000	—	72,000
Modification of option term to purchase 45,000 shares pursuant to separation agreement of officer dated May 11, 2007, valued at $2.30 per share	—	—	103,500	—	103,500
Modification of option term to purchase 45,000 shares pursuant to separation agreement of officer dated May 11, 2007, valued at $2.60 per share	—	—	117,000	—	117,000
Options to purchase 3,000 shares issued to a director valued at $5.90 per share, granted May 30, 2006; portion vested in 2007	—	—	8,850	—	8,850
Options to purchase 3,000 shares issued to a director valued at $2.40 per share, granted June 14, 2007; portion vested in 2007	—	—	1,800	—	1,800
Issuance of common stock in lieu of cash for director's fees at $3.00 per share on September 10, 2007	20,694	—	62,082	—	62,082
Issuance of common stock in lieu of cash for a loans from directors at $3.00 per share on September 10, 2007	1,100	—	3,300	—	3,300
Issuance of common stock as debt issuance cost at $2.00 per share on November 7, 2007	33,333	—	66,666	—	66,666
Warrants for 6,050 shares valued at $2.80 per share, issued in connection with notes payable on December 27, 2007	—	—	16,940	—	16,940
Warrants for 5,800 shares valued at $1.70 per share, issued in connection with notes payable on December 27, 2007	—	—	9,860	—	9,860
Warrants for 700 shares valued at $2.20 per share, issued in connection with notes payable on December 27, 2007	—	—	1,540	—	1,540
Original issue discount on convertible debentures issued on December 27, 2007	—	—	595,666	—	595,666
Original issue discount attributable to warrants for 240,000 shares issued on December 27, 2007	—	—	88,576	—	88,576
Issuance of common stock as compensation for loan guarantees at $1.00 per share on December 28, 2007	88,889	1	88,888	—	88,889
Warrants for 15,400 shares valued at $4.00 per share, accrued for issuance in addition to interest on a note payable as of December 31, 2007	—	—	61,600	—	61,600
Warrants for 51,010 shares valued at $3.60 per share, accrued for issuance in connection with debt extinguishment as of December 31, 2007	—	—	183,637	—	183,637
Warrants for 15,221 shares valued at $5.40 per share, accrued for issuance in connection with debt extinguishment as of December 31, 2007	—	—	82,191	—	82,191
Net loss for the year ended December 31, 2007	—	—	—	(3,113,298)	(3,113,298)

Balance, December 31, 2007	1,727,311	$17	$12,586,496	$(16,278,096)	$(3,691,583)

See accompanying notes to consolidated financial statements.

ProUroCare Medical Inc.
(A Development Stage Company)

Consolidated Statements of Cash Flows

	Year ended December 31, 2007	Year ended December 31, 2006	Cumulative period from August 17, 1999 (inception) to December 31, 2007
Cash flows from operating activities:
Net loss	$(3,113,298)	$(2,959,853)	$(16,278,096)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,134	3,897	20,192
Gain on sale of furniture and equipment	—	(2,200)	(2,200)
Stock-based compensation	549,384	344,234	1,705,102
Issuance of common stock for services rendered	—	53,738	156,904
Issuance of common stock for debt guarantees	88,889	—	88,889
Warrants issued for services	72,000	—	540,636
Warrants issued for debt guarantees	—	—	320,974
Warrants issued for debt extinguishment	310,657	—	310,657
Amortization of note payable original issue discount	113,102	114,769	242,187
Amortization of convertible debt original issue discount	244,859	209,983	454,842
Amortization of debt issuance and deferred offering costs	506,639	505,645	1,284,169
Write-off debt issuance cost for debt extinguishment	42,797	—	42,797
Write-off of deferred offering cost	—	—	59,696
License rights expensed as research and development, paid by issuance of common stock to CS Medical Technologies, LLC	—	—	475,000
License rights expensed as research and development, paid by issuance of common stock to Profile, LLC	—	—	1,713,600
Changes in operating assets and liabilities:
Deposits	—	547	(189,554)
Prepaid expenses	36,311	34,336	89,289
Accounts payable	(46,520)	691	730,455
Accrued expenses	229,042	34,354	1,009,988

Net cash used in operating activities	(963,004)	(1,659,859)	(7,224,473)

Cash flows from investing activities:
Purchases of equipment and furniture	—	—	(20,797)
Deposit into a restricted cash account	(44,000)	—	(44,000)

Net cash used in investing activities	(44,000)	—	(64,797)

Cash flows from financing activities:
Proceeds of note payable, bank	—	—	500,000
Payments of note payable, bank	—	(400,000)	(500,000)
Proceeds of notes payable	275,000	240,500	615,500
Payment of notes payable	(54,442)	(202,812)	(1,037,296)
Proceeds from long-term notes payable and bank debt	1,550,000	2,200,000	3,750,000
Payments on long-term bank debt	(600,000)	—	(600,000)
Proceeds from warrants	50,000	—	50,000
Payments for debt issuance costs	(293,260)	(231,966)	(525,226)
Payment for rescission of common stock	—	—	(100,000)
Net advances from (payments to) Clinical Network, Inc.	—	(8,943)	—
Proceeds from loans from officers and directors	157,150	15,450	172,600
Payments of loans from officers and directors	(126,850)	—	(126,850)
Payments for deferred offering expenses	—	—	(28,827)
Cost of reverse merger	—	—	(162,556)
Net proceeds from issuance of common stock	447,612	50,000	5,682,538

Net cash provided by financing activities	1,405,210	1,662,229	7,689,883

Net increase in cash	398,206	2,370	400,613
Cash, beginning of the period	2,407	37	—

Cash, end of the period	$400,613	$2,407	$400,613

ProUroCare Medical Inc.
(A Development Stage Company)

Consolidated Statements of Cash Flows (Continued)

	Year ended December 31, 2007	Year ended December 31, 2006	Cumulative period from August 17, 1999 (inception) to December 31, 2007
Supplemental cash flow information:
Cash paid for interest	$235,355	$214,509	$593,336
Non-cash investing and financing activities:
Conversion of notes payable into long-term convertible debentures	$175,000	$—	$175,000
Conversion of loans from directors into long-term convertible debentures	25,000	—	25,000
Deferred offering costs included in accounts payable	109,988	—	109,988
Deferred offering costs included in accrued expenses	22,650	—	22,650
Debt issuance costs included in accounts payable	55,817	—	55,817
Warrants issued pursuant to notes payable	112,440	103,247	324,187
Prepaid expenses financed by note payable	42,585	37,312	111,022
Common stock issued in lieu of cash for accrued expenses	111,993	—	229,636
Common stock issued for debt issuance cost	66,666	22,750	158,167
Common stock issued in lieu of cash for accounts payable	20,704	—	122,291
Common stock issued in lieu of cash for loans from officers and directors	10,300	—	10,300
Proceeds from sale of furniture and equipment	—	2,200	2,200
Convertible debt issued as debt issuance costs related to guarantee of long-term debt (recorded as a beneficial conversion in additional paid-in capital) applied to accounts payable	—	733,334	733,334
Issuance of note payable for redemption of common stock	—	—	650,000
Warrants issued for debt issuance costs	—	—	242,612
Conversion of accounts payable to note payable	—	—	241,613
Deposits applied to note payable and accrued interest	—	—	142,696
Deposits applied to accounts payable	—	—	45,782
Assumption of liabilities in the Profile, LLC transaction	—	—	25,000
Deposits applied to accrued expenses	—	—	1,076

See accompanying notes to consolidated financial statements.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(1) Description of Business and Summary of Significant Accounting Policies

(a)   Description of Business, Development Stage Activities, and Basis of Presentation

        ProUroCare Medical Inc. ("ProUroCare," the "Company," "we" or "us") is a development stage company engaged in the business of developing for market innovative products for the detection and characterization of male urological prostate disease. The primary focus of the Company is currently the ProUroScan™ prostate imaging system, designed for use as an aid to the physician in visualizing and documenting tissue abnormalities in the prostate that have been previously detected by a digital rectal exam. The Company's developmental activities, conducted by its wholly owned operating subsidiary ProUroCare Inc. ("PUC"), have included the acquisition of several technology licenses, the purchase of intellectual property, the development of a strategic business plan and a senior management team, product development and fund raising activities.

        PUC had no activities from its incorporation in August 1999 until July 2001, when it acquired a license to certain microwave technology from CS Medical Technologies, LLC ("CS Medical"). In January 2002, PUC acquired a license to certain prostate imaging technology from Profile LLC ("Profile").

        Pursuant to a merger agreement effective April 5, 2004 (the "Merger"), PUC became a wholly owned operating subsidiary of Global Internet Communications, Inc. ("Global"), which changed its name to ProUroCare Medical Inc. on April 26, 2004. In connection with the Merger, the Company completed a private placement of 220,500 shares of common stock (the "2004 Private Placement") pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended.

        On December 27, 2007, the Company's shareholders, in a written action executed by shareholders holding a majority of the Company's common stock, approved a one-for-ten reverse split of the Company's common stock without a corresponding reduction in the number of authorized shares of the Company capital stock (the "Reverse Split"). The reverse stock split became effective on February 14, 2008. The exercise price and the number of shares of common stock issuable under the Company's outstanding convertible debentures, options and warrants were proportionately adjusted to reflect the reverse stock split for all periods presented.

        The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, PUC. Significant inter-company accounts and transactions have been eliminated in consolidation.

(b)   Restatement of Share Data

        All share data has been restated to give effect to the Reverse Split.

        At the effective time of the Merger, all 350,100 shares of common stock of PUC that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of ProUroCare common stock issued to Global. Simultaneously, the non-dissenting shareholders of PUC received an aggregate of 960,300 shares of common stock of Global in exchange for their aggregate of 320,100 shares of PUC. The share data in this paragraph has been restated to give effect to the Reverse Split, as noted above.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

        All share data has been restated to give effect to the Merger under which each PUC share was converted into three shares of Global.

(c)   Accounting Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. The Company's significant estimates include the determination of the fair value of its common stock and stock-based compensation awarded to employees, directors, loan guarantors and consultants and the accounting for debt with beneficial conversion features. Actual results could differ from those estimates.

         Valuation of Stock-Based Compensation.    Effective as of August 17, 1999 (inception), the Company adopted Statement of Financial Accounting Standard ("SFAS") No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on fair values. The Company's determination of fair value of share-based payment awards is based on the date of grant using an option-pricing model which incorporates a number of highly complex and subjective variables. These variables include, but are not limited to, the Company's expected stock price volatility and estimates regarding projected employee stock option exercise behaviors and forfeitures. The Company recognizes the expense related to the fair value of the award straight-line over the vesting period.

         Debt with Beneficial Conversion Features.    The beneficial conversion features of the promissory notes were valued using the Black-Scholes pricing model. The resulting original issue discount is amortized over the life of the promissory notes (generally no more that 24 months) using the straight-line method, which approximates the interest method.

(d)   Net Loss Per Common Share

        Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding for the reporting period. These calculations reflect the effects of the Company's reverse stock split (see Note 1(b)). Dilutive common-equivalent shares have not been included in the computation of diluted net loss per share because their inclusion would be antidilutive. Antidilutive common equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic loss per common share in subsequent years. All options and warrants outstanding were antidilutive for the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007 due to the Company's net losses. 1,167,686 and 635,343 shares of common stock issuable under our stock options, warrants, convertible debentures, and contingent shares and warrants issuable under agreements with loan guarantors were excluded from the computation of diluted net loss per common share for the years ended December 31, 2007 and 2006,

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

respectively, because their effect was anti-dilutive for those years. In addition, the shares issuable pursuant to the convertible notes and warrants issued in connection with our December 27, 2007 private placement and the similar convertible notes and warrants issued in connection with the conversion of notes payable, as described in Note 9(c), were excluded from the computation of diluted net loss per common share for the year ended December 31, 2007 because their effect was anti-dilutive. The number of such shares issuable will be determined at a future date.

(e)   Comparative Figures

        Certain comparative figures have been reclassified to conform to the financial statement presentation adopted in the current year.

(f)    Cash

        The Company maintains its cash in high quality financial institutions. The balances, at times, may exceed federally insured limits.

(g)   Equipment and Furniture

        Equipment and furniture are stated at cost and depreciated using the straight-line method over the estimated useful lives ranging from three to seven years. Maintenance, repairs, and minor renewals are expensed as incurred.

(h)   License Agreements

        The costs associated with acquisition of licenses for technology are recognized at the fair value of stock and cash used as consideration. The annual discount rates used in these calculations reflect the high commercial risk of a development stage business and are typically within the range of 40-60 percent.

        Costs of acquiring technology which has no alternative future uses are expensed immediately as research and development expense.

(i)    Impairment of Long-lived Assets and Long-lived Assets to be Disposed Of

        The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        During the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, the Company did not record any impairment charge.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

(j)    Stock-Based Compensation

        Effective August 17, 1999, the Company adopted the fair value recognition provisions of Financial Accounting Standards Board ("FASB") SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), to record option and warrant issuances, including stock-based employee compensation. The Company's policy is to grant stock options at fair value at the date of grant, and to record the expense at fair value as required by SFAS 123, using the Black-Scholes pricing model.

        Effective January 1, 2006, the Company adopted SFAS No. 123R, that focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaced SFAS 123, and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all companies to expense the fair value of employee stock options and similar awards, which has been the Company's policy to date. Stock-based employee and non-employee compensation cost related to stock options was $453,384, $344,234, and $1,582,078 for the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, respectively, or $0.29, $0.24, and $1.65 on a per share basis. The Company estimates the amount of future stock-based compensation expense related to currently outstanding options to be approximately $37,300 and $1,800 for the years ending December 31, 2008 and December 31, 2009, respectively. The Company recognizes the expense related to the fair value of the award straight-line over the vesting period.

        The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions. Because the Company's employee and consultant stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models may not necessarily provide a reliable single measure of the fair value of the Company's employee stock options.

        In determining the compensation cost of the options granted during the years ended December 31, 2007 and 2006, as specified by SFAS 123R and SFAS 123, the fair value of each option grant has been estimated on the date of grant using the Black Scholes pricing model and the weighted average assumptions used in these calculations are summarized as follows:

	For the years ended December 31,
	2007	2006
Risk-free Interest Rate	4.90%	4.74%
Expected Life of Options Granted	4.0 years (1)	2.9 years (1)
Expected Volatility	133.4%	132.7%
Expected Dividend Yield	0	0

    (1)
    Calculated as the average of the vesting periods and the contractual term of the options.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

        The expected life of the options is determined using a simplified method, computed as the average of the option vesting periods and the contractual term of the option. For performance based options that vest upon the occurrence of an event, the Company uses an estimate of when the event will occur as the vesting period used in the Black-Scholes calculation for each option grant. Because of the limited trading history of the Company's stock, the expected volatility is based on a simple average of daily price data since the date of the Merger on April 5, 2004. Management expects and estimates that substantially all employee stock options will vest, and therefore the forfeiture rate used was zero. The risk-free rates for the expected terms of the stock options and awards are based on the U.S. Treasury yield curve in effect at the time of grants.

(k)   Warrants

        In accordance with Emerging Issues Task Force ("EITF") No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods and Services" and EITF No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF No. 98-5"), the Company has elected to utilize the fair-value method of accounting for warrants issued to non-employees as consideration for goods or services received, including warrants issued to lenders and guarantors of Company debt (see Notes 8, 9, and 10). The weighted-average fair value of the warrants granted during the years ended December 31, 2007 and 2006 was $3.80 and $5.20, respectively, and such warrants are immediately vested and exercisable on the date of grant.

        The fair value of stock warrants is the estimated present value at grant date using the Black-Scholes pricing model with the following weighted average assumptions:

	For the years ended December 31,
	2007	2006
Risk-free Interest Rate	4.68%	4.66%
Expected Life of Warrants Issued(1)	4.9 years	5 years
Expected Volatility	135.0%	135.3%
Expected Dividend Yield	0	0

    (1)
    The contractual term of the warrants.

        The expected volatility is based on daily price data since the date of the Merger on April 5, 2004. Based on the lack of history to calculate a forfeiture rate, the Company has not adjusted the calculated value of the options. The risk-free rates for the expected terms of the stock warrants are based on the U.S. Treasury yield curve in effect at the time of grants.

(l)    Financial Instruments

        The carrying amount for all financial instruments approximates fair value. The carrying amounts for cash, notes payable, accounts payable and accrued liabilities approximate fair value because of the

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

short maturity of these instruments. The carrying amounts for long-term debt, and other obligations approximates fair value as the interest rates and terms are substantially similar to rates and terms which could be obtained currently for similar instruments.

(m)  Research and Development

        Expenditures for research and product development costs are expensed as incurred.

(n)   Debt Issuance Costs

        Debt issuance costs are amortized over the term of the related debt as interest expense using the straight-line method, which approximates the interest method.

        The costs related to the Company's $2.2 million Crown Bank promissory notes issued in February 2006 were recorded as debt issuance cost, and were amortized over the approximately two-year term of the notes using the straight-line method until October 14, 2007. At that time, $600,000 of the notes were retired, and approximately $42,800 of debt issuance cost related to that portion of the notes was expensed as debt extinguishment expense. The debt issuance cost associated with the remaining Crown Bank notes were amortized as interest expense until December 28, 2007, when the notes were modified to extend the maturity date of the notes to February 28, 2009. The Company evaluated this modification in accordance with EITF 96-19 "Debtor's Accounting for a Modification or Exchange of Debt Instruments". The change in the agreement did not qualify as an extinguishment of debt; therefore, debt issuance cost from the old debt is carried forward. The remaining $39,370 of unamortized debt issuance cost, together with $12,000 of bank fees associated with the extension, is being amortized using the straight-line method over the new term of the notes as interest expense, which approximates the interest method.

        On October 15, 2007, the Company borrowed $600,000 pursuant to a promissory note issued to the Phillips W. Smith Family Trust ("the Smith Trust") that matures on February 28, 2009. In consideration for this loan, on November 7, 2007 the Company agreed to issue 33,333 shares of its common stock to the Smith Trust. The $66,666 value of this consideration was recorded as debt issuance cost and is being amortized over the term of the loan using the straight-line method, which approximates the interest method.

        On December 27, 2007, the Company held its first closing on a private placement of investment units consisting of convertible debentures and warrants (the "2007 Private Placement") (see Note 9(c)). Direct costs of the offering totaling $337,077, including underwriting fees, legal and accounting expenses, and printing costs were recorded as a debt issuance cost asset and are being amortized using the straight-line method, which approximates the interest method, over the 18-month term of the convertible debentures.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

        Debt issuance costs are summarized as follows:

	2007	2006
Debt issuance costs, gross	$452,113	$1,025,931
Less amortization	(12,792)	(452,918)

Debt issuance costs, net	$439,321	$573,013

        Amortization expense related to debt issuance costs was $506,639, $505,645, and $1,284,169 for the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

        Future amortization of debt issuance costs for the years succeeding December 31, 2007 are as follows:

Year	Amortization
2008	$315,097
2009	124,224

Total	$439,321

(o)   Deferred Offering Costs

        The legal fees related to the Company's January 2008 private placement of convertible debentures and an anticipated public offering it expects to complete in the first quarter of 2008 were recorded as a deferred offering cost asset as of December 31, 2007. The deferred costs related to the Company's January 2008 private placement offering became debt issuance cost upon the closing of the offering, and are being amortized as interest expense over the term of the debentures using the straight-line method, which approximates the interest method (see Note 13). The deferred costs related to the anticipated public offering will be recorded as a cost of the offering upon its closing, or expensed as a general and administrative expense if no such closing occurs.

(p)   Restricted Cash

        Pursuant to the renewal of the Crown Bank promissory notes (see Note 9(a)), the Company agreed to deposit with Crown Bank four months worth of future interest payments due under the notes. The Company has further agreed to deposit with Crown Bank all of the interest due on the notes through maturity upon the closing, and out of the net proceeds of, a future underwritten public offering of equity securities of the Company. The funds on deposit are not available to the Company for any purpose other than for debt service on the Crown Bank promissory notes.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

(q)   Income Taxes

        The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance to the extent that realization is not assured.

(r)   Recently Issued Accounting Pronouncements

        During February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company does not believe the adoption of SFAS 159 will have on its results of operations and financial position.

        During December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51" ("SFAS 160"). SFAS 160 establishes accounting and reporting standards for noncontrolling interests in subsidiaries and for the deconsolidation of subsidiaries and clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also requires expanded disclosures that clearly identify and distinguish between the interests of the parent owners and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. The Company does not believe that the adoption of SFAS 160 will have a material effect on its results of operations or financial position.

        During December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS 141R)"). While SFAS 141R retains the fundamental requirement of SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations, SFAS 141R now establishes the principles and requirements for how an acquirer in a business combination: recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interests in the acquiree; recognizes and measures the goodwill acquired in the business combination or the gain from a bargain purchase; and determines what information should be disclosed in the financial statements to enable the users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning on or after December 15, 2008. The Company does not believe that the adoption of SFAS 141R will have a material effect on its results of operations or financial position.

        During March 2008, the FASB issued SFAS No. 161, "Disclosure about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. SFAS 161 also improves transparency about the location and amounts of derivative instruments in an entity's financial statements; how derivative instruments and related hedging activities are accounted for

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows.

        SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15,2008, with early application encouraged. The Company does not believe the adoption of SFAS 161 will have a material effect on its results of operations or financial position.

(2) Going Concern; Management's Plan to Fund Working Capital Needs; Pending Debt Financing

        The Company incurred net losses of $3,113,298, $2,959,853, and $16,278,096 and negative cash flows from operating activities of $1,007,004, $1,659,859, and $7,268,473 for the years ended December 31, 2007 and 2006 and for the cumulative period from August 17, 1999 (inception) to December 31, 2007, respectively. From July 2001 through January 2002, the Company entered into several license arrangements to develop the licensed technologies into diagnostic equipment and treatments for enlarged prostates and other male urological conditions. Since January 2002, the Company's efforts to develop the licensed technologies have been significantly delayed at times due to a lack of sufficient capital resources. The Company anticipates materially increasing its expenditures for technology development activities and building the Company's infrastructure over the near term. Implementation of the Company's business plan is dependent upon the successful transition of its product development program into a viable product with market penetration and profitability and obtaining sufficient capital to fund these developmental activities.

        We do not currently have sufficient funds to complete the development of our products and gain approval of them from the FDA. As of February 29, 2008, we had approximately $230,000 cash on hand and current liabilities of approximately $4.1 million. We estimate that we will need approximately $3.5 million of cash over the next 12 months to complete the development of a first generation system, submit a premarket notification application to FDA, obtain FDA clearance of a 510(k) for a basic labeling mapping and data maintenance claim. In addition we have $2.2 million of secured debt and $733,334 of convertible debt, both of which mature at the end of February, 2009, and other short term liabilities exceeding $1,150,000.

        During the next 12 months, we plan to raise approximately $5.1 million through private or public offerings of our debt or equity securities, alternative financing sources that may become available to us, or a combination of these. We anticipate that the net proceeds from such financings will be sufficient to fund our operations and retire approximately $700,000 of short term liabilities. We intend to address the $2.2 million secured debt that matures in February, 2009 by seeking an equity investment or licensing fee from a strategic marketing partner, or by seeking an extension of the maturity dates. We expect that the convertible debt will be converted into common stock during the next 12 months. If we are unsuccessful in obtaining an equity investment or licensing fee or an extension of the maturity date of the secured debt, or if the convertible debt is not converted into our common stock, we will need to raise additional funds.

        Sources of alternative financing include possible strategic investments from medical device companies that may be interested in marketing products in the prostate cancer detection market. In addition to financial support, a successful collaboration with such a company would allow us to gain

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(2) Going Concern; Management's Plan to Fund Working Capital Needs; Pending Debt Financing (Continued)

access to down stream marketing, manufacturing, and sales support. However, if our financing efforts are unsuccessful or significantly delayed for any reason, or if our product development efforts experience significant unforeseen delays, we may not have sufficient funds to complete these objectives, and will require additional financing.

        Approximately $2.3 million of our outstanding convertible debentures will automatically convert into equity upon our closing an underwritten public offering. In addition, to date we have issued a total of 334,000 warrants to date in our 2007 and 2008 private placement transactions, and additional warrants may be issued pursuant to our financing efforts.

        We are attempting to raise enough cash to complete the development of a first generation ProUroScan™ system and to seek or obtain FDA clearance of a 510(k) on a basic mapping and data maintenance claim. If additional funds are raised by the issuance of convertible debt or equity securities, such as the issuance of stock, or the issuance and exercise of warrants or the issuance and conversion of convertible debentures, then existing shareholders will experience dilution in their ownership interests. If additional funds are raised by the issuance of debt or certain equity instruments, we may become subject to certain operational limitations, and such securities may have rights senior to those of existing holders of common stock. .If adequate funds are not available through these initiatives on a timely basis, or are not available on acceptable terms, we may be unable to fund expansion, or to develop or enhance our products. Ultimately, if no additional financing is obtained beyond what has been secured to date, we could potentially be forced to cease operations.

        Assuming successful completion of our current financing efforts and if product development is completed on schedule, we expect to pursue one or more additional rounds of funding during 2009 and 2010 to provide the additional working capital needed to fund a significant commercial launch into the urology market. If additional funds are raised by the issuance of convertible debt or equity securities, such as the issuance of stock, the issuance and exercise of warrants, or the issuance and conversion of convertible debentures, then existing shareholders will experience dilution in their ownership interest. If additional funds are raised by the issuance of debt or certain equity instruments, we may become subject to certain operational limitations, and such securities may have rights senior to those of our existing holders of common stock.

(3) Equipment and Furniture

        Equipment and furniture consisted of the following at December 31:

	2007	2006
Computer equipment	$11,563	$11,563
Furniture	4,279	4,279

	15,842	15,842
Less accumulated depreciation	(15,237)	(12,103)

	$605	$3,739

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(3) Equipment and Furniture (Continued)

        Depreciation expense was $3,134, $3,897, and $20,192 for the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

(4) Accrued Expenses

        Accrued expenses consisted of the following at December 31:

	2007	2006
Accrued compensation, benefits, and related taxes	$535,537	$482,139
Accrued interest	156,222	83,696
Contracted development	35,000	—
Legal fees	29,750	—
Audit fees	21,250	35,550
Consulting fees	15,000	15,000
Directors' fees	9,166	45,832
Other	—	9

	$801,925	$662,226

(5) License Agreements

Profile LLC

        In January 2002, Profile granted the Company an exclusive license for prostate imaging systems in exchange for 323,077 shares of the Company's common stock and the assumption of $25,000 of Profile net liabilities. On March 22, 2002, in exchange for eliminating certain covenants of the license agreement, the Company issued Profile an additional 76,923 shares of its common stock. The license requires royalties ranging from 1.05 percent to 3.05 percent of defined revenues. The field of use for the exclusive license is limited to the diagnosis and treatment of enlarged prostate, prostatitis, prostate cancer, or other conditions of or disorders of the prostate which may be diagnosed, imaged, or treated using any diagnostic or imaging process. The license will terminate upon the later of the date of expiration of the last patent to expire included in the licensed technology or the date that the Company permanently ceases the sale of devices using the technology.

        The 400,000 shares of common stock were valued at $1,713,600. The aggregated stock and cash consideration for the Profile license was $1,738,600, which was expensed as research and development.

CS Medical

        In July 2001, the Company licensed certain microwave technology from CS Medical. The worldwide, exclusive license is limited to the field of use of the treatment of enlarged prostates, prostatitis, prostate cancer, and other urological disorders, and terminates with the expiration of the last patent to expire that is the subject of the license and requires defined royalty payments.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(5) License Agreements (Continued)

        As consideration for the license, the Company exchanged 300,000 shares of its common stock valued at $475,000. This consideration was expensed as research and development.

        Under the terms of the license agreement, royalty payments are to be made quarterly in an amount equal to 0.5 percent of the amount that net sales of the Company's products that incorporate the licensed technology exceed $500,000 in that quarter. In the absence of revenues, we are not obligated to make any royalty payments to CS Medical.

RPI Agreement

        In July 2001, the Company entered into a license agreement with Rensselaer Polytechnic Institute ("RPI") to allow the Company to use Electrical Impedance Tomography ("EIT") technology developed and patented by RPI, on a worldwide, exclusive basis for the diagnosis and treatment of urological conditions. On July 27, 2005, the Company and RPI entered into Amendment No. 1 to the RPI license. Under the terms of the amended license, the license period continues until the expiration of RPI patents unless earlier terminated due to lack of performance, as outlined below.

        Consideration for the license was $50,000, paid in two $25,000 installments, which were expensed as research and development in fiscal 2001. Royalties are payable to RPI on the basis of 3 percent of the net sales of the therapeutic product if the primary function of the device is tomography or 1 percent of net sales if the primary function of the final system is not tomography. RPI is entitled to receive minimum annual licensing fees of $20,000 to maintain the license.

        We have temporarily suspended payment of the minimum licensing fees required by the RPI license agreement to maintain exclusive rights to the technology, but we do retain non-exclusive rights as long as the license agreement remains in effect. Under the terms of the amended license, the license terminates if no licensed product is available for sale by July 13, 2009. We believe that due to the additional project work required it is unlikely this deadline will be achieved. Although we believe that we will be able to successfully negotiate an extension of this deadline with RPI, we cannot give assurance of this. If we are unsuccessful in obtaining sufficient funds to continue development of this technology, resolving the key project factors noted above, or negotiating an extension of the RPI license, the development efforts with Urologix may be terminated, and we may abandon the EIT technology

(6) Commitments and Contingencies

(a)   Lease

        The Company's executive offices are temporarily located within the offices of a former Company director, Mr. Nazarenko. Our rental cost for these temporary offices is approximately $2,129 per month, which we believe is at market for similar office space in Minneapolis, Minnesota.

        Rent expense for the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007 was $ 21,286, $47,519, and $233,144, respectively.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(6) Commitments and Contingencies (Continued)

(b)   Employment Agreements

        On July 21, 2007, PUC entered into an employment agreement with its Chief Financial Officer, Richard Thon. The agreement extends through June 30, 2009. The agreement provides for a minimum annual salary of $140,000, a cash incentive bonus potential of up to 30 percent of Mr. Thon's base pay and eligibility to participate in an annual grant of options to purchase shares of common stock, as determined by the Company's Board of Directors. The agreement provides for severance payments if the Company terminates Mr. Thon without cause or if Mr. Thon terminates the agreement for good reason, including four months of base salary plus one month of base salary for each year of service (up to a maximum of nine months of base salary), payment of earned bonuses, continued payment of existing health and life insurance benefits for a period of four months and immediate vesting of all unvested stock options then held by Mr. Thon. In addition, within a one-year period following a "change in control" of the Company, upon termination without cause, unacceptable demotion or reduction in responsibilities, or a relocation of more than 100 miles, Mr. Thon will receive as severance, six months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary), and immediate vesting of all unvested stock options then held by Mr. Thon. The agreement prohibits Mr. Thon from directly or indirectly participating in the ownership, management, operation or control of a competitive business for a period of one year after his employment with the Company terminates.

        During the year ended December 31, 2006, the Company was also party to an employment agreement with Mr. Taylor, its former Chief Executive Officer, which terminated with his retirement from that position effective November 1, 2006. Mr. Taylor continued to be employed by the Company in a transition role until March 31, 2007. The employment agreement with Mr. Taylor provided for an annual salary of $190,000 and maximum bonus potential of 75 percent of his base pay. Due to funding limitations, the Company was unable to pay Mr. Taylor's salary between June 15, 2006 and March 31, 2007. On May 11, 2007, the Company entered into an agreement with Mr. Taylor to defer the payment of his accrued salary further according to an agreed upon schedule. Under the terms of the agreement, the Company agreed to pay Mr. Taylor's accrued salary totaling $141,017 in installments of $5,000 per month from June 1, 2007 through December 1, 2007, with the $106,017 balance being paid prior to December 28, 2007. The Company did not make $101,017 of the required December 28, 2007 payment. On February 14, 2008, the Company paid the balance of the accrued salary plus $8,316 pursuant to certain late payment clauses in the deferred payment agreement (see Note 13). No further payments are due to Mr. Taylor under either his employment agreement or the deferred payment agreement. As consideration for his agreement to defer payment of his accrued salary, the Company extended the original one-year period that Mr. Taylor may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until April 1, 2012 (see Note 10(h)).

        The Company was also party to an employment agreement with Mr. Grossman, its former President and Chief Operating Officer, that expired on January 31, 2007. The Company elected not to renew the employment agreement. Mr. Grossman's agreement provided for an annual salary of $175,000 with a maximum bonus potential of 50 percent of his base pay. Due to funding limitations, the Company was unable to pay Mr. Grossman's salary between June 15, 2006 and January 23, 2007. On

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(6) Commitments and Contingencies (Continued)

May 11, 2007, the Company entered into an agreement with Mr. Grossman to defer the payment of his accrued salary further according to an agreed upon schedule. The Company paid Mr. Grossman's accrued salary totaling $103,990 in installments of $4,000 on May 15, 2007, $6,000 on June 1, 2007, and $8,000 per month from July 1, 2007 through December 1, 2007, with the $45,990 balance paid out of the proceeds of the 2007 Private Placement on December 28, 2007. As consideration for his agreement to defer payment of his accrued salary, the Company extended the original one-year period that Mr. Grossman may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until February 1, 2012 (see Note 10(h)). Except in the event of a breach of the agreement, the parties also agreed to release and waive each other from all damages, actions, lawsuits, or claims the other party may have arising out of the employment of Mr. Grossman and the conclusion of that employment.

        At December 31, 2007, approximately $313,000 of our current senior management's salaries and bonuses had not been paid, and were recorded as an accrued expense.

(c)   Legal proceedings

        The Company is involved in routine legal proceedings in the conduct of the ordinary course of its business.

(d)   Artann Warrants

        On April 16, 2007, the Company entered into an agreement (the "Cooperation Agreement") with Artann Laboratories Inc. ("Artann") in which the parties agreed to terminate their previous research and development agreement and to use their best efforts to finalize a new development agreement within a reasonable period of time. The Cooperation Agreement establishes a platform for joint cooperation in establishing the new development agreement, which will define a process for the joint development of a next generation prostate mechanical imaging system with enhanced functionalities. The Cooperation Agreement terminates the research and development agreement, and releases each party from all undischarged obligations and liabilities under that agreement.

        Under the terms of the Cooperation Agreement, the Company paid $60,000 in fees originally due to Artann under the research and development agreement, related to submission of two patents and associated patent attorney fees. Further, the Company issued to Artann five-year warrants (immediately exercisable) to acquire 20,000 shares of its common stock at $4.10 per share, thus fulfilling another obligation under the research and development agreement. The warrants were valued at $72,000 by the Black-Scholes pricing model and will be recorded as research and development expense. The Company also paid to Artann $35,000 on January 11, 2008, as a first payment for work already completed under the proposed development agreement.

(7) Income Taxes

        The Company has generated net operating loss carryforwards of approximately $4.1 million which, if not used, will begin to expire in 2021. Federal and state tax laws impose significant restrictions on the

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(7) Income Taxes (Continued)

utilization of net operating loss carryforwards in the event of a change in ownership of the Company that constitutes an "ownership change," as defined by Section 382 of the Code. The Company has analyzed the Merger and private placement transactions that occurred in April 2004, and believes that they do not constitute such an ownership change. However, additional shares and warrants likely to be issued pursuant to the Company's current financing efforts (see Note 2), together with certain transactions occurring in the previous 36-month period, may constitute a change in ownership that could subject the Company's use of its net operating loss carryforwards to the above limitations. Based on the Company's estimates, the limitation would apply to substantially all of the $4.1 million net operating loss carryforwards.

        The Company has recorded a full valuation allowance against its deferred tax assets and deferred tax liability due to the uncertainty of realizing the related benefits and costs as follows:

	2007	2006
Deferred tax assets
Net operating loss carryforwards	$1,566,000	$1,153,000
Capitalized start up costs	2,450,000	2,100,000
Expenses paid with options and warrants	836,000	598,000
Capitalized licenses	416,000	461,000
Other	149,000	164,000
Deferred tax liability
Beneficial conversion feature of convertible debentures	(347,000)	(201,000)
Less: valuation allowance	(5,070,000)	(4,275,000)

Net deferred tax assets	$0	$0

        The change in the valuation allowance was $795,000, $725,000, and $5,070,000 for the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007, respectively. In September 2005, the FASB approved EITF Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature" ("EITF 05-8"). EITF 05-8 provides: (i) that the recognition of a beneficial conversion feature creates a difference between book basis and tax basis of a convertible debt instrument, (ii) that basis difference is a temporary difference for which a deferred tax liability should be recorded and (iii) the effect of recognizing the deferred tax liability should be charged to equity in accordance with SFAS No. 109 "Accounting for Income Taxes." EITF 05-8 was effective for financial statements for periods beginning after December 15, 2005. The Company applied EITF 05-8 to the 2007 and 2006 issuances of convertible debt and the remaining deferred tax liability at December 31, 2007 and 2006 was $347,000 and $201,000, respectively. Pursuant to EITF 05-8 Issue Summary No. 1 dated August 29, 2005, paragraph 15, the Company offset the deferred tax liability against the deferred tax valuation allowance at December 31, 2007 and 2006.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(7) Income Taxes (Continued)

        Reconciliation between the federal statutory rate and the effective tax rates for the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007 is as follows:

	2007	2006	Period from August 17, 1999 (inception) to December 31, 2007
Federal statutory tax rate	(34.0)%	(34.0)%	(34.0)%
State taxes, net of federal benefit	(4.5)	(4.5)	(4.5)
Employee incentive stock options	2.5	4.1	2.4
Expired warrants and options	2.6	—	0.6
Capitalized license fees	—	—	1.1
Change in valuation allowance	33.4	34.4	34.4

Effective tax rate	0.0%	0.0%	0.0%

        In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in its tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective in fiscal years beginning after December 15, 2006. The provisions of FIN 48 are to be applied to all tax positions upon initial adoption, with the cumulative effect adjustment reported as an adjustment to the opening balance of retained earnings. The Company adopted FIN 48 as of January 1, 2007, and the adoption had no significant impact on the Consolidated Financial Statements.

        The following are disclosures made pursuant to the initial adoption of FIN 48:

        The Company has adopted the policy of classifying interest in interest expense and penalties in general and administrative expense. The Company had recorded no accrued interest or penalties as of the date of adoption.

        The Company had no significant unrecognized tax benefits as of December 31, 2007 and, likewise, no significant unrecognized tax benefits that, if recognized, would affect the effective tax rate. The Company has generated net operating loss carryforwards of approximately $4.1 million which, if not used, will begin to expire in 2021. Federal and state tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company that constitutes an "ownership change," as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code").

        The Company had no positions for which it deemed that it is reasonably possible that the total amounts of the unrecognized tax benefit will significantly increase or decrease.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(7) Income Taxes (Continued)

        The tax years that remain subject to examination by major tax jurisdictions currently are:

    Federal 2004 - 2006
    State of Minnesota 2004 - 2006

        The net operating loss carryforwards are subject to examination until they expire.

(8) Notes Payable

        On June 1, 2006, PUC borrowed $75,000 from Mr. Roman Pauly, and in connection therewith issued to Mr. Pauly a promissory note to mature on August 30, 2006. On August 24, 2006, the promissory note was amended to mature on the first of the Company's closing of an aggregate of $1 million of net proceeds under its financing efforts (see Note 2) or October 29, 2006. On January 22, 2007, the Company repaid $25,000 of the promissory note. On March 20, 2007, the promissory note was amended for a second time to extend the due date of the remaining balance until the Company closes on an aggregate of $750,000 or more of additional financing following the date of the amendment. The promissory note and amendments thereto bears an interest at the prime rate. Interest expense recorded during the years ended December 31, 2007 and 2006 related to this note was $4,208 and $3,678, respectively. In connection with the promissory note, the Company issued a five-year warrant (immediately exercisable) to Mr. Pauly to acquire a total of 3,750 shares of the Company's common stock at $5.00 per share. In connection with the amendments, following repayment of the promissory note, the Company will issue a five-year warrant to Mr. Pauly to acquire 41.7 shares of the Company's common stock at $5.00 per share for each day the promissory note is outstanding after August 30, 2006 (see Note 10(f)). The guidance provided by EITF Issue No. 96-19 "Debtor's Accounting for a Modification or exchange of Debt Instruments ("EITF No. 96-19") indicates that a substantial modification of debt terms should be accounted for as an extinguishment of debt. The present value of the cash flows under the August 24, 2006 modification was greater than 10 percent different from the present value of the cash flows under the original agreement. Accordingly, the accrual of warrants to be issued pursuant to the amended note were recorded as debt extinguishment expense (see Note 10(f)). On January 3, 2008 and February 29, 2008, the Company repaid $33,000 and $7,650 of the principal of the promissory note, respectively (see Note 13).

        On November 30, 2006, the Company borrowed $100,000 from Adron Holdings, LLC ("Adron"). In connection therewith, the Company issued to Adron an unsecured promissory note that bore an annual interest rate of 60 percent and was set to mature on January 2, 2007. Under the terms of the promissory note, the Company issued a five-year warrant to Adron's partners to acquire 5,000 shares of Company common stock at $5.00 per share, and additional five-year warrants to acquire 5,000 shares at $5.00 per share when the loan was not repaid on January 2, 2007 (see Note 10(f)). On March 20, 2007, the Company amended the promissory note to reduce the annual interest rate to 30 percent and extend its due date until the first of (1) the Company's closing on an aggregate of $750,000 or more of additional financing following the date of the amendment, or (2) April 30, 2007. In connection with the amendment, the Company issued to Adron's partners five-year warrants dated February 1, 2007 to acquire a total 5,000 shares of Company common stock at $5.00 per share, and following repayment of the promissory note, the Company will issue additional five-year warrant to Adron's partners to acquire

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(8) Notes Payable (Continued)

166.7 shares of the Company's common stock for each day the promissory note is outstanding on and after March 1, 2007, at $5.00 per share. On August 8, 2007, the Company further amended the promissory note to increase the annual interest rate to 42 percent beginning May 1, 2007 and further extend its due date to the first of (1) the Company's closing on $750,000 of new financing or (2) September 15, 2007. The guidance provided by EITF No. 96-19 indicates that a substantial modification of debt terms should be accounted for as an extinguishment of debt. The present value of the cash flows under the modifications was greater than 10 percent different from the present value of the cash flows under the existing agreements. Accordingly, the accrual of warrants to be issued pursuant to the amended note were recorded as debt extinguishment expense (see Note 10(f)). In January, 2008, the Company repaid all of the outstanding principal amount of the promissory note (see Note 13).

        On April 17, 2007, the Company borrowed $75,000 from Alex Nazarenko, a Company director. In consideration, the Company executed and delivered to Mr. Nazarenko a $75,000 unsecured demand promissory note. The note bore interest at an annual rate of prime plus one percent, and was repaid on May 8, 2007. The Company recorded $380 of interest expense related to this note.

        On May 25, 2007, the Company borrowed $42,585 from a commercial lender pursuant to an insurance policy financing agreement. The financing agreement called for ten monthly installment payments of $4,453 beginning July 1, 2007, with an imputed annual interest rate of 9.85 percent. The proceeds were paid directly to an insurance company as a prepayment on an insurance policy. Interest expense during the year ended December 31, 2007 was $2,728.

        On June 12, 2007, the Company borrowed $10,000 from Mr. Nazarenko. The loan bore no interest. On June 25, 2007, the Company borrowed an additional $27,000 from Mr. Nazarenko. In consideration of these two loans, the Company executed and delivered to Mr. Nazarenko a $37,000 unsecured demand promissory note. The note bore interest at an annual rate of prime plus one percent. The Company recorded $1,676 of interest expense related to this note. The principal amounts of these loans were repaid to Mr. Nazarenko on December 28, 2007.

        On July 31, 2007, the Company borrowed for working capital purposes $100,000 from the Smith Trust (a 5 percent shareholder) pursuant to a promissory note. The note bears interest at the Prime Rate (7.25 percent on December 31, 2007). Following repayment of the promissory note, the Company will issue a five-year warrant to the investor to acquire 100 shares of the Company's common stock at $5.00 per share each day the promissory note is outstanding (see Note 10(f)). On January 3, 2008, the Company repaid $66,000 of this note. On March 11, 2008, the Company amended the promissory note with the Smith Trust. Under the terms of the amendment, unpaid principal and interest will be payable upon the Company's closing of an aggregate of $500,000 or more of financing following the date of the amendment (see Note 13).

        On August 29, 2007, October 31, 2007, and November 30, 2007 the Company borrowed for working capital needs $50,000, $100,000 and $25,000, respectively from James Davis (a 5 percent shareholder) pursuant to promissory notes. Each note bore interest at the Prime Rate. Upon the December 27, 2007 conversion of these notes into the convertible debentures of the Company (see

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(8) Notes Payable (Continued)

Note 9(c)), pursuant to the terms of the promissory note, the Company issued to Mr. Davis a warrant to acquire 12,550 shares of its common stock that were valued at $28,340 using the Black-Scholes pricing model, which were expensed as interest expense.

        At various times during the years ended December 31, 2007 and 2006, the Company received short-term, unsecured loans from certain officers and directors solely for short-term working capital needs. These loans were made without any interest or other consideration accruing to the officers and directors, and had no defined terms. As of December 31, 2007 and 2006, the Company had borrowed a total of $10,450 and $15,450 from four officers and directors.

        Notes payable, net of original issue discount are summarized as follows:

	2007	2006
Notes payable, gross	$263,143	$190,450
Less: original issue discount	—	(16,112)

Notes payable, net of original issue discount	$263,143	$174,338

(9) Long term debt

(a)   Long-term bank debt

        In February 2006, the Company completed two closings of senior debt financing. Pursuant to the two closings, on February 16, 2006, the Company issued a promissory note to Crown Bank in the amount of $1,200,000 at an interest rate of the prime rate plus one percent (8.25 and 9.25 percent at December 31, 2007 and 2006). On February 28, 2006, the Company issued a second promissory note to Crown Bank in the amount of $1,000,000, also at an interest rate of the prime rate plus one percent. The average interest rate of the notes was 9.05 and 9.10 percent for the years ended December 31, 2007 and 2006, respectively. The promissory notes were secured by a pledge of all Company assets, including two technology licenses that were assigned to Crown Bank, and were guaranteed by Bruce Culver, James Davis, William Reiling, and the Smith Trust. In consideration for their guarantees, the Company issued 10 percent unsecured convertible subordinated debentures totaling $733,334 to the four guarantors (see Note 9(c)).

        On October 15, 2007, the Company retired $600,000 of the Crown Bank Promissory notes, and on October 31, 2007, the Company renewed the remaining notes to mature in February 2009. In connection with the renewal, and as a condition to the effectiveness of the terms and conditions of the renewal of the notes, the Company agreed to deposit into an escrow with Crown Bank four months worth of future interest payments due under the notes. On December 28, 2007, the Company deposited $44,000 into Crown Bank as the four months' interest requirement, thereby making effective the terms of the renewed notes. The Company has further agreed to deposit into escrow with Crown Bank all of the interest due on the notes through maturity upon the closing, and out of the net proceeds of, an underwritten public offering of equity securities of the Company. The guidance provided by EITF No. 96-19 indicates that a substantial modification of debt terms should be accounted for as an

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(9) Long term debt (Continued)

extinguishment of debt. The present value of the cash flows under the modification of the Crown Bank notes was less than 10 percent different from the cash flows of the original agreement. Accordingly, the extension of the maturity date of the notes was not deemed to be a substantial modification.

        As a condition to the renewal of the notes, Crown Bank required that the guarantors extend their guarantees to cover the longer note terms and increase the amount each guaranteed. As consideration to Mssrs. Culver, Davis, and Reiling for extending their guarantees through February 28, 2009, we issued to them an aggregate amount of 88,889 shares of our common stock on December 28, 2007. The $88,889 value of the shares was recorded as interest expense. We also agreed to issue to them: (i) an aggregate amount of 17,778 shares of our common stock if the Crown Bank promissory notes remain outstanding on October 31, 2008 and (ii) five-year warrants to acquire a maximum aggregate of 44,445 shares of our common stock at an exercise price of $2.00. The total aggregate number of shares subject to the warrants will be determined by dividing 266,667 by the per share price in an underwritten public offering (not less than $2.00), minus 88,889. The warrants will be issued on the earlier of (i) the date of an underwritten public offering or (ii) October 31, 2008, and will be exercisable beginning on the one-year anniversary of that date.

(b)   Long-term notes payable

        On October 31, 2007, the Company issued a promissory note for $600,000 in favor of the Smith Trust effective as of October 15, 2007. The proceeds were used to retire $600,000 of the Crown Bank promissory notes. The promissory note issued to the Smith Trust matures on February 28, 2009, bears interest at 1.0 percent over the prime rate (8.25 percent at December 31, 2007), and has a subordinated security interest in all of the Company's assets. In consideration for this loan, on November 7, 2007 the Company agreed to issue 33,333 shares of its common stock to the Smith Trust, the value of which was recorded as debt issuance cost asset (see Note 1(n)). We also agreed to issue to the Smith Trust: (i) an aggregate amount of 6,667 shares of our common stock if the Crown Bank promissory notes remain outstanding on October 31, 2008 and (ii) five-year warrants to acquire a maximum aggregate of 16,667 shares of our common stock at an exercise price of $2.00. The total aggregate number of shares subject to the warrants will be determined by dividing 100,000 by the per share price in an underwritten public offering (not less than $2.00), minus 33,333. The warrants will be issued on the earlier of (i) the date of an underwritten public offering or (ii) October 31, 2008, and will be exercisable beginning on the one-year anniversary of that date.

        On March 11, 2008, the Company amended the promissory note with the Smith Trust. Under the terms of the amendment, interest accrued pursuant to the promissory note will be payable on the maturity date, rather than payable monthly (see Note 13).

(c)   Long-term convertible debentures

        As consideration to the guarantors to provide their guarantees for the Crown Bank promissory notes (see Note 9(a)), the Company issued $733,334 of unsecured convertible 10 percent debentures. All of the debentures mature three years from the date of issue (coincident with the closing dates of the promissory notes as noted above) and are convertible into Company common stock at a price of

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(9) Long term debt (Continued)

$3.00 per share. The face value of the convertible debentures was recorded as long-term convertible debentures liability for $733,334 (before the impact of the calculation of the beneficial conversion feature—see below) with the offset of the cost of the debentures recorded as a debt issuance cost asset. The debt issuance cost asset is being amortized as interest expense over the term of the underlying bank note payable. The convertible debentures are being treated as debt issuance cost because they represent the costs directly attributable to the bank promissory note financing.

        The embedded conversion feature of the convertible debentures does not meet all the characteristics of a derivative instrument as described in SFAS No. 133 ("Accounting for Derivative Instruments and Hedging Activities"), and therefore was not separated from the host contract and accounted for as a derivative. The embedded conversion feature does not provide for net settlement, the shares to be issued pursuant to the exercise of the conversion feature will be unregistered and, due to the large number of shares involved and the thinly traded market for the Company's shares, cannot be readily settled net by a means outside the contract. The value of the beneficial conversion feature was computed as the difference between the fair market value of the shares at the transaction dates and the lowest possible conversion price during the debenture term ($3.00 per share), multiplied by the number of conversion shares that would be issued at that conversion price (244,445 shares). The value so computed was in excess of the face value of the convertible debentures issued, and was therefore limited to the face value of the debentures issued ($733,334). The beneficial conversion feature was recorded as an original issue discount as defined in EITF No. 98-5 against the convertible debt liability and is also being amortized as interest expense over the term of the convertible debentures. See Note 7 for the deferred income tax effects of the beneficial conversion feature.

        On March 21, 2007, the Company and the four guarantors of the Company's Crown Bank promissory notes (see Note 9(a)) agreed to amend the related debenture agreements. Pursuant to the revised debenture agreements, among other things, the Company issued a total of 12,478 shares of its Investment Units to the four guarantors in lieu of $49,911 of accrued interest. Each Investment Unit consists of one share of the Company's common stock and a 3-year warrant (immediately exercisable) to acquire 0.5 shares of the Company's common stock for $2.50 ($5.00 per share). The guidance provided by EITF No. 96-19 indicates that a substantial modification of debt terms should be accounted for as an extinguishment of debt. The present value of the cash flows under the March 20, 2007 modification was greater than 10 percent different from the present value of the cash flows under the original agreement. Accordingly, the warrants issued, valued at $26,829 using the Black-Scholes method, were recorded as debt extinguishment expense. No other gain or loss was recorded.

        On December 27, 2007, the existing holders of the 10 percent unsecured convertible subordinated debentures issued by the Company agreed to amend the terms of their debentures to provide for automatic conversion of the principal amount of the debentures and the unpaid interest accrued thereon into shares of the Company's common stock at $3.00 per share upon the closing of an underwritten public offering by the Company. The $733,334 outstanding principal amount of the debentures will convert into 244,445 shares of the Company's common stock. As of December 31, 2007, $68,043 of unpaid accrued interest related to the debentures was outstanding. Interest will continue to accrue on the debentures until they are converted or otherwise retired.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(9) Long term debt (Continued)

        On December 27, 2007, the Company closed on the sale of $1,050,000 of units consisting of unsecured, subordinated, convertible promissory notes (the "2007 Notes") and common stock purchase warrants (the "2007 Warrants") in a private placement (the "2007 Private Placement"). Net cash proceeds to the Company were $712,923, after deducting $337,077 of expenses of the offering (including $105,000 of commissions paid to the placement agent) and excluding from the cash proceeds the conversion into units of $25,000 of loans made to the Company by James Davis and $25,000 of certain loans from the Company's directors. The net proceeds will be used to pay certain existing obligations, fund research and development efforts and for general corporate purposes.

        At the closing, the Company issued $997,500 in principal amount of 2007 Notes and 2007 Warrants to purchase 210,000 shares of common stock. The 2007 Notes bear interest at 10 percent per year, mature on June 27, 2009, and will convert into the type of equity securities offered by the Company in any underwritten public offering prior to maturity at 70 percent of the public offering price. In the event a public offering is not completed before the maturity date, the entire principal and unpaid accrued interest will convert into the Company's common stock at $0.05 per share. The Company may, at its option, prepay the 2007 Notes anytime on or after December 27, 2008. The 2007 Warrants will become exercisable upon the earlier of the closing of a public offering or the maturity date of the 2007 Notes, and will remain exercisable until December 31, 2012. The exercise price will be 50 percent of the public offering price, or in the event a public offering is not completed before the maturity date, at 50 percent of the closing price of the Company's common stock on the maturity date of the 2007 Note.

        On December 27, 2007, the Company also converted $150,000 of existing loans from James Davis into a note and warrants similar to those described above. The principal amount of the note issued to Mr. Davis was $142,500. Mr. Davis also received warrants to purchase 30,000 shares of the Company's common stock. The terms of the note and warrants issued to Mr. Davis are the same as those issued in the 2007 Private Placement, except that his note is convertible into the type of equity securities offered by the Company in an underwritten public offering at 50 percent of the public offering price. In addition, Mr. Davis agreed that the equity securities issued upon conversion of his note and the common stock issued upon exercise of his warrant will not be transferable for a period of one year beginning on the effective date of the public offering triggering conversion of the note.

        The embedded conversion features of the 2007 Notes and the notes issued to Mr. Davis do not meet all the characteristics of a derivative instrument as described in FASB Statement 133, and therefore were not separated from the host contracts and accounted for as derivatives. The embedded conversion features are indexed to the Company's common stock, and would be classified in stockholders' equity under the guidance of EITF 00-19 ("Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock"), if they were freestanding derivatives. The embedded conversion feature contains an explicit limit on the number of shares to be delivered, the Company has sufficient authorized and unissued shares available to settle the maximum number of shares and the debenture agreement does not contain a net cash settlement feature. The beneficial conversion features of the promissory notes, valued at $595,666 using the Black-Scholes pricing model, were recorded as an original issue discount as defined in EITF No. 98-5 against the

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(9) Long term debt (Continued)

convertible debt liability, and is being amortized as interest expense over the term of the convertible debentures. See Note 7 for the deferred income tax effects of the beneficial conversion features.

(d)   Future maturities of long-term debt

        Future maturities of long-term promissory notes and convertible debentures for the years succeeding December 31, 2007 are as follows:

Year	Paid in Cash	Original Issue Discount	Total
2008	$—	$(662,035)	$(662,035)
2009	4,073,334	(240,699)	3,832,635

Total	$4,073,334	$(902,734)	$3,170,600

Of which,
Long-term bank debt	1,600,000	—	1,600,000
Long-term note payable	600,000	—	600,000
Long-term convertible debentures	1,873,334	(902,734)	970,600

(10) Shareholders' Equity

(a)   Common stock issued related to formation and licensing activities

        The Company issued 300,000 shares to Clinical Network Inc. in July 2001. In connection with the Company's license agreements with CS Medical and Profile, the Company issued 300,000 and 400,000 shares of common stock in 2001 and 2002, respectively.

(b)   Common Stock and Warrants issued related to 2002 Private Placement

        In connection with a private placement to accredited investors, the Company issued 45,335 shares of common stock in 2002. In addition, the Company issued warrants to purchase 4,535 shares of common stock to three individuals related to services rendered in connection with the private placement. These warrants expired unexercised.

(c)   Common Stock and Warrants issued related to Merger and 2004 Private Placement

Merger Agreement

        Pursuant to a merger agreement effective April 5, 2004, PUC became a wholly owned operating subsidiary of Global, which changed its name to ProUroCare Medical Inc. on April 26, 2004.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

        Prior to the Merger, Profile had notified the Company of a possible breach of its license agreement with the Company, and had also dissented from the Merger proposal as the registered holder of securities beneficially owned by certain shareholders holding, in the aggregate, 30,847 (pre-merger) shares of PUC's common stock. Effective on April 4, 2004, the parties reached an agreement pursuant to which Profile waived any existing defaults under the Profile license agreement, and the Company agreed to purchase 30,000 of the 30,847 (pre-conversion) shares with respect to which dissenters' rights were exercised for an aggregate purchase of $750,000. Of that amount, $100,000 was paid upon the initial closing of the private placement (described below) and the balance of $650,000 was paid pursuant to the delivery of a promissory note, which was paid in full in October 2004. The remaining 847 (pre-conversion) shares with respect to which dissenters' rights were originally exercised withdrew their dissents and participated in the Merger.

        At the effective time of the Merger all 350,100 (pre-conversion) shares of common stock of PUC that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of PUC common stock issued to Global. Simultaneously, the former shareholders of PUC common stock received an aggregate of 960,300 shares of common stock of Global, representing approximately 82.1 percent of Global's common stock outstanding immediately after the Merger.

        Global was a non-operating public shell company at the time of the Merger. Accordingly, the Merger transaction was recorded as a recapitalization rather than a business combination. The assets and liabilities resulting from the reverse acquisition were the former PUC assets and liabilities (at historical cost) plus a $13,500 accrued Global liability (assumed at historical cost). There were no other assets or liabilities on Global's books at the time of the Merger. The Company recorded costs associated with the Merger totaling $162,556 during 2004.

2004 Private Placement of Common Stock.

        In connection with the Merger, the Company completed a private placement offering of 220,500 shares of common stock pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The initial closing occurred on April 5, 2004, at which time the Company issued 198,000 shares at $20.00 per share, aggregating to gross proceeds of $3.96 million. Subsequent to April 5, 2004, the Company issued an additional 22,500 shares at $20.00 per share, aggregating to gross proceeds of $450,000. Costs associated with the private placement (including the subsequent registration costs) were $139,493.

        As part of the private placement, the Company engaged a consultant to provide financial-advisory services. Under terms of the arrangement, the consultant was paid $27,000 and was issued a warrant for 30,000 shares of common stock upon the first closing of the private placement. The warrant had a three-year term and was exercisable at $20.00 per share.

(d)   Private sales of Common Stock

  •
  On June 15, 2005, the Company sold 6,579 shares of its common stock to an accredited investor in a non-public offering. The per share selling price of $7.60 was based on the last selling price

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

    prior to this sale as reported on the Over-the-Counter Bulletin Board. Net proceeds received from this placement were $50,000.

  •
  On September 7, 2006, the Company sold 5,814 shares of its common stock to Mr. Scott Smith, a director of the Company, and 5,814 shares of our common stock to an investor. The per share selling price of $4.30 was based on the last selling price prior to this sale as reported on the Over-the-Counter Bulletin Board. Net proceeds received from these investments were $50,000.

  •
  During the year ended December 31, 2007, the Company sold 125,000 of the Company's Investment Units at a price of $4.00, with total gross proceeds of $500,000. The Investment Units were sold in tranches of 31,250 Units each to four investors on January 18, January 23, February 28 and May 1. Each Investment Unit consists of one share of the Company's common stock and a 3-year warrant (immediately exercisable) to acquire 0.5 shares of the Company's common stock for $2.50 ($5.00 per share). Costs of this sale totaled $52,388.

  •
  On February 12, 2007, the Company sold 1,707 shares of its common stock to Mr. Scott Smith, a director of the Company. The per share selling price of $4.10 was based on the last selling price prior to this sale as reported on the Over-the-Counter Bulletin Board. The subscription price was paid by the conversion of a $7,000 loan to the Company from Mr. Smith.

  •
  On March 21, 2007, the Company and the four guarantors of the Company's Crown Bank promissory notes (see Note 9) agreed to amend the related debenture agreements. Pursuant to the revised debenture agreements, among other things, the Company issued a total of 12,478 shares of its Investment Units to the four guarantors in lieu of $49,911 of accrued interest. Each Investment Unit consists of one share of the Company's common stock and a 3-year warrant (immediately exercisable) to acquire 0.5 shares of the Company's common stock for $2.50 ($5.00 per share). The 6,240 warrants were valued at $26,829 using the Black-Scholes method and were recorded as debt extinguishment expense.

  •
  On September 10, 2007, the Company sold a total 1,100 shares of its common stock to Mr. Carlson and Mr. Smith. The per share selling price of $3.00 was based on the last selling price prior to this sale as reported on the Over-the-Counter Bulletin Board. The subscription price was paid by the conversion of a $3,300 of loans to the Company from Mr. Carlson and Mr. Smith.

(e)   Common Stock and Warrants issued for services and liabilities

  •
  In March 2002, the Company granted a warrant to purchase 3,000 shares of common stock to a former director that was exercisable at $11.33 per share. This warrant vested ratably over a 24-month period ending April 2004 until the resignation of the director on February 9, 2004, and expired on February 9, 2005. An aggregate of $12,075 of stock-based compensation related to this warrant was recognized in the period from August 17, 1999 (inception) to December 31, 2007.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

  •
  In November 2002, the Company granted a warrant to purchase 150 shares of common stock to a consultant, for services rendered. This warrant was exercisable at $23.33 per share, and expired in November 2007. An aggregate of $490 of stock-based compensation related to this warrant was recognized in the period from August 17, 1999 (inception) to December 31, 2007.

  •
  In February 2003, the Company issued 545 common shares to a consultant, in lieu of $12,705 cash for accounts payable.

  •
  In June 2003, under the terms of an agreement with a supplier, the Company issued a warrant to purchase 9,215 shares of common stock. This warrant is exercisable at $3.33 per share, and expired in June 2007. The value of $187,060 related to this warrant was recognized in the period from August 17, 1999 (inception) to December 31, 2007.

  •
  In May 2004, a vendor was issued 3,861 shares of the Company's common stock as payment for product development work valued at $77,225.

  •
  In July 2004, the Company entered into a research and development agreement with Artann for the further development of the ProUroScan™ system. Under this agreement, warrants for the purchase of 10,000 shares of the Company's common stock upon the execution of the agreement and warrants for the purchase of 20,000 shares of the Company's common stock in December 2004. The warrants were fully vested, five-year warrants at a per share exercise price of $20.00 per share value. The total value of these warrants computed using the Black-Scholes pricing model was $281,086. The value of the warrants were recorded as research and development expense.

  •
  In October 2004, another vendor was issued 4,444 shares of the Company's common stock in lieu of $88,882 cash for accounts payable.

  •
  On April 11, 2005, the Company entered into a placement agency agreement with Stonegate Securities Inc. to raise working capital for the Company. Pursuant to the agreement, the Company paid $5,000 and on May 13, 2005 issued 5,000 shares of the Company's common stock to the placement agent. The 5,000 shares were valued at $51,000 using the stock price on the date of grant. Subsequently, the placement agent was unable to raise capital on terms that were acceptable to the Company and the agreement was terminated. Costs incurred in this financing totaling $59,696, including the value of the common stock issued to the placement agent, were recorded as general and administrative expense in the period from August 17, 1999 (inception) to December 31, 2007.

  •
  On December 30, 2005, the Company issued 4,541 shares of common stock to our current and former directors in satisfaction of accrued director's fees in the amount of $40,418.

  •
  On April 21, 2006, the Company issued 7,000 shares of its common stock to Alan Haggerty, our former Vice-President of Engineering, upon his resignation, pursuant to his employment agreement. The shares were valued at $44,800 based on the average closing share price during the five days before and after the issuance date, and were expensed in April 2006.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

  •
  On September 8, 2006, the Company issued 1,415 shares of its common stock to a vendor, as payment for product development work valued at $8,938.

  •
  On April 2, 2007, the Company issued 4,141 shares of its common stock to a vendor, as payment for product development work valued at $20,704.

  •
  On April 16, 2007, the Company issued to Artann five-year warrants (immediately exercisable) to acquire 20,000 shares of its common stock at $4.10 per share pursuant to an agreement with Artann (see Note 12). The warrants were valued at $72,000 by the Black-Scholes pricing model and recorded as research and development expense.

  •
  On September 10, 2007, the Company issued a total of 20,694 shares of its common stock to its directors Mr. Smith, Mr. Rudelius, Mr. Nazarenko, Mr. Koenig and former directors as payment for $62,082 of accrued directors' fees.

(f)    Common Stock and Warrants issued pursuant to loans and loan guarantees

        Each warrant listed below was valued using the Black-Scholes pricing model; however, the recorded value of warrants issued to lenders and guarantors of Company debt is limited to the corresponding amount loaned or guaranteed (see Note 1(k)).

  •
  During the year ended December 31, 2003, the Company issued warrants to purchase a total of 64,287 shares of common stock at $23.33 per share to 9 individuals, including 4,286 shares to David Koenig, a Company director, in exchange for their guaranteeing a bank line of credit. An aggregate of $216,112 of debt issuance cost related to these warrants was recorded and amortized over the life of the bank line of credit. Upon the closing of the Company's 2004 private placement and Merger on April 5, 2004, certain exercise price protections and anti-dilution provisions of these warrants became effective. Under the terms of these provisions, the holders of these warrants became eligible to purchase a total of 101,788 shares at $16.67 per share. The additional warrants and revaluation of the existing warrants were valued at $320,974 using the Black Scholes pricing model, and were recorded as interest expense at the time of issuance.

  •
  In September 2005, the Company engaged Venture Law Resources, PLLC ("VLR") to assist with the introduction of strategic investors to the Company. Under this agreement, in addition to a $2,500 retainer, on September 1, 2005 and February 22, 2006, the Company issued a total of 5,000 shares of common stock valued at $40,500 on the grant dates to VLR. Upon the closing of the Company's Crown Bank notes on February 16, 2006, the $43,000 aggregate value of the shares and initial retainer were recorded as debt issuance cost and are being amortized over the term of the notes (see Note 9(a)).

  •
  On September 14, 2005, in connection with a commercial guaranty of a $100,000 bank loan, the Company issued two five-year warrants (immediately exercisable) to James Murphy to acquire a total of 5,000 shares of the Company's common stock at $5.00 per share. The warrants, valued at $29,000 using the Black-Scholes pricing model, were recorded as debt issuance costs and

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

    expensed over the term of the loan as interest expense. The Company recorded $0, $12,977 and $29,000 of expense related to the value of the warrants during the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

  •
  On September 21, 2005, in connection with $100,000 loan from Roman Pauly, the Company issued two five-year warrants (immediately exercisable) to the lender to acquire a total of 5,000 shares of the Company's common stock at $5.00 per share. The gross proceeds of $100,000 were allocated between the promissory note and the common stock warrants based on the relative fair values of the securities at the time of issuance. The warrants, valued at $26,500 using the Black-Scholes pricing model, were recorded as original issue discount as defined in EITF No. 98-5 and expensed on a straight-line basis over the term of the promissory note as interest expense. The Company recorded $0, $12,187, and $26,500 of expense related to the value of the warrants during the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

  •
  On October 19, 2005, in connection with commercial guaranties of a $300,000 loan from Venture Bank, the Company issued five-year warrants (immediately exercisable) to Ron Musich and Adrian Johnson to acquire up to 7,500 shares (15,000 shares in total) of the Company's common stock at $5.00 per share. The warrants, valued at $79,500 using the Black-Scholes pricing model, were recorded as debt issuance costs and expensed over the term of the loan as interest expense. The Company recorded $0, $39,750, and $79,500 of expense related to the value of the warrants during the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

  •
  On January 25, 2006, in connection with a $23,000 loan, the Company issued a five-year warrant (immediately exercisable) to Adron to acquire 5,000 shares of Company common stock at $5.00 per share. The gross proceeds of $23,000 were allocated between the promissory note and the common stock warrant based on the relative fair values of the securities at the time of issuance. The fair value of the warrant estimated at grant date using the Black-Scholes pricing model exceeded the amount of the loan. Accordingly, the warrant was valued at $23,000 and recorded as original issue discount as defined in EITF No. 98-5. The Company recorded $23,000 of expense related to the value of the warrants during the year ended December 31, 2006.

  •
  On June 1, 2006, the Company borrowed $75,000 from Roman Pauly, and in connection therewith issued to Mr. Pauly a promissory note to mature on August 30, 2006 (see Note 8). Under the terms of the loan agreement, the Company issued a five-year warrant (immediately exercisable) to Mr. Pauly to acquire 3,750 shares of Company common stock at $5.00 per share. The fair value of the warrant at the grant date was estimated using the Black-Scholes pricing model to be $25,500 and was recorded as original issue discount as defined in EITF No. 98-5 and subsequently expensed as interest expense over the 90-day term of the loan.

    On August 24, 2006 the promissory note was amended to mature on the first to occur of: (i) the Company's closing of an aggregate of $1 million of net proceeds under its ongoing financing

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

    efforts (see Note 2) or (ii) October 29, 2006. On January 22, 2007, the Company repaid $25,000 of the promissory note. On March 20, 2007, the promissory note was amended for a second time to extend the due date of the remaining balance until the Company's closing on an aggregate of $750,000 or more of additional financing following the date of the amendment. In connection with the amendments to the promissory note, following repayment thereof, the Company is to issue a five-year warrant (immediately exercisable) to Mr. Pauly to acquire 41.7 shares of the Company's common stock at $5.00 per share for each day the promissory note is outstanding after August 30, 2006. As of December 31, 2007, the Company had accrued for issuance 20,931 warrants related to this amendment. The fair value of the warrant on the amendment date was estimated using the Black-Scholes pricing model to be $5.40 per share, which is expensed as debt extinguishment expense as the warrants are earned. The total debt extinguishment expense recorded for the amended warrants during the year ended December 31, 2007 and 2006 was $82,191 and $27,922, respectively.

    On January 3, 2008, the Company repaid $33,000 of the remaining $50,000 principal amount of the Pauly loan (see Note 12).

  •
  On July 21, 2006, in connection with a $7,500 loan from Michael Wright, the Company issued a five-year warrant (immediately exercisable) to Mr. Wright to acquire 375 shares of Company common stock at $5.00 per share. The gross proceeds of $7,500 were allocated between the promissory note and the common stock warrant based on the relative fair values of the securities at the time of issuance. The warrant, valued at $2,025 using the Black-Scholes pricing model, was recorded as original issue discount as defined in EITF No. 98-5 and was expensed as interest expense during the year ended December 31, 2006.

  •
  On August 30, 2006, in connection with a $10,000 loan from Leslie Pearson, the Company issued a five-year warrant (immediately exercisable) to Ms. Pearson to acquire 500 shares of Company common stock at $5.00 per share. The gross proceeds of $10,000 were allocated between the promissory note and the common stock warrant based on the relative fair values of the securities at the time of issuance. The warrant, valued at $2,300 using the Black-Scholes pricing model, was recorded as original issue discount as defined in EITF No. 98-5 and was expensed as interest expense during the year ended December 31, 2006.

  •
  On November 30, 2006, the Company borrowed $100,000 from Adron, and in connection therewith issued to Adron a promissory note to mature on January 2, 2007 (see Note 8). Pursuant to the terms of the promissory note, the Company issued five-year warrants (immediately exercisable) to Adron's partners to acquire 5,000 shares of Company common stock at $5.00 per share. In addition, pursuant to the terms of the promissory note, the Company issued an additional five-year warrant (immediately exercisable) to Adron's partners to acquire 5,000 shares of Company common stock at $5.00 per share, when the loan was not repaid on January 2, 2007. The first warrant, valued at $22,500 using the Black-Scholes pricing model, was recorded as original issue discount as defined in EITF No. 98-5 and was expensed as interest expense over the term of the promissory note. The second warrant, also valued at $22,500, was expensed immediately as interest expense in January 2007. The Company recorded interest

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

    expense of $23,162, $21,838, and $45,000 related to the warrants issued pursuant to the original agreement during the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

    On March 20, 2007, the Company amended the promissory note to extend its due date until the first to occur of: (i) the Company's closing on an aggregate of $750,000 or more of additional financing following the date of the amendment, or (ii) April 30, 2007. In connection with the amendment, the Company issued to Adron's partners five-year warrants (immediately exercisable) dated February 1, 2007 to acquire 5,000 shares of Company common stock at $5.00 per share, and following repayment of the promissory note issued to Adron, the Company will issue additional five-year warrants (immediately exercisable) to Adron's partners to acquire a total of 166.7 shares of the Company's common stock for each day the promissory note issued to Adron is outstanding on and after March 1, 2007, at $5.00 per share. On August 8, 2007, the Company further amended the promissory note to increase the interest rate to $3,500 per month beginning May 1, 2007 and further extend its due date to the first to occur of: (i) the Company's closing on $750,000 of new financing or (ii) September 15, 2007. As of December 31, 2007, the Company had accrued for issuance warrants to acquire 51,010 shares of the Company's common stock pursuant to this arrangement. During the year ended December 31, 2007, the Company expensed as debt extinguishment cost $201,637 related to the issuance of the 5,000 warrants on February 1, 2007 and the accrued 51,010 warrants to be issued pursuant to the amended terms of the promissory note.

    The Company repaid the $100,000 principal amount of the loan in installments of $66,000 and $34,000 on January 4 and January 16, 2008, and on January 16, 2008 issued 52,357 warrants pursuant to the terms of the promissory note (see Note 13).

  •
  On March 14, 2007, upon the termination of employment of an employee, and in consideration for an agreement to defer payment of accrued salaries until the Company is able to make such payments (on the same basis as the payment of deferred salaries of continuing employees), the Company agreed to extend by three years the expiration date of 30,000 warrants beneficially held by the employee. The modification of the warrant resulted in the recording of an immediate incremental compensation expense totaling $96,000, computed as the increase in the fair value of the warrant as determined under the provisions of SFAS 123R over the fair value so determined immediately before the modification.

  •
  On July 31, 2007, the Company borrowed $100,000 for short-term working capital needs pursuant to a promissory note issued to the Smith Trust (see Note 8). During the year ended December 31, 2007, the Company accrued for issuance warrants to acquire 15,400 shares of the Company's common stock pursuant to the terms of the promissory note. The warrants, valued at $24,800 using the Black-Scholes pricing model, were expensed as interest expense.

  •
  On August 29, 2007, October 31, 2007, and November 30, 2007, the Company borrowed for working capital needs $50,000, $100,000 and $25,000, respectively, from James Davis (see Note 8). Upon the December 27, 2007 conversion of these notes into the convertible debentures

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

    of the Company (see Note 9(c)) pursuant to the terms of the promissory note, the Company issued to Mr. Davis 12,550 warrants that were valued at $28,340 using the Black-Scholes pricing model, which were expensed as interest expense.

  •
  On October 15, 2007, the Company borrowed $600,000 pursuant to a promissory note issued to the Smith Trust (see Note 9(b)). In consideration for this loan, on November 7, 2007 the Company agreed to issue 33,333 shares of its common stock to the Smith Trust. The $66,666 value of this consideration was recorded as debt issuance cost and is being amortized over the term of the loan using the straight-line method, which approximates the interest method (see Note 1(n)).

  •
  On December 27, 2007, the Company closed on the 2007 Private Placement (see Note 9(c)). At the closing, the Company issued 2007 Warrants to purchase 210,000 shares of common stock. The 2007 Warrants will become exercisable upon the earlier of the closing of a public offering or the maturity date of the 2007 Notes, and will remain exercisable until December 31, 2012. The exercise price will be 70 percent of the public offering price, or in the event a public offering is not completed before the maturity date, at 70 percent of the closing price of the Company's common stock on the maturity date of the 2007 Note. The 2007 Warrants, valued at $79,621 using the Black-Scholes pricing model, were recorded as an original issue discount as defined in EITF 98-5 against the 2007 Notes and are being amortized as interest expense over the term of the 2007 Notes.

  •
  On December 27, 2007, the Company also converted $150,000 of existing loans from James Davis into a note and warrants similar to those of the 2007 Private Placement (see Note 9(c)). Pursuant to that conversion, Mr. Davis received warrants to purchase 30,000 shares of the Company's common stock, which will become exercisable upon the earlier of the closing of a public offering or the maturity date of the note, and will remain exercisable until December 31, 2012. The exercise price will be 50 percent of the public offering price, or in the event a public offering is not completed before the maturity date, at 50 percent of the closing price of the Company's common stock on the maturity date of the note. The warrants, valued at $8,955 using the Black-Scholes pricing model, were recorded as an original issue discount as defined in EITF 98-5 against the note and are being amortized as interest expense over the term of the 2007 Notes.

  •
  On December 28, 2007, the Company put into escrow with Crown Bank four months of future interest payments due under the terms of the notes. Accordingly, the terms and conditions of the renewed Crown Bank notes became effective on that date, and pursuant to the terms of the guaranties the Company issued to the three guarantors an aggregate of 88,889 shares of the Company's common stock (see Note 9(a)).

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

(g)   Warrants summary

        Warrant activity is as follows for the years ended December 31:

	Warrants		Weighted-Average Exercise Price
	2007	2006	2007	2006
Outstanding, January 1	215,949	200,688	$14.61	$15.80
Granted	432,920	19,796	4.91	5.00
Exercised	—	—	—	—
Expired	(9,365)	(4,535)	3.62	23.33

Outstanding, December 31	639,504	215,949	$9.99	$14.61

        The fair value of stock warrants is the estimated present value at grant date using the Black-Scholes pricing model (see Note 1(k)). The weighted-average fair value of the warrants granted during the years ended December 31, 2007 and 2006 was $3.80 and $5.22, respectively. The expense related to warrants issued to lenders and debt guarantors was $423,096, $103,247, and $877,455 for the years ended December 31 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, respectively. Stock-based compensation cost related to warrants issued to the Company's consultants and suppliers was $168,000, $0, and $636,636 for the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, respectively. Stock-based compensation cost related to warrants issued to directors (in lieu of stock options) was $0, $0, and $12,075 for the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

(h)   Stock Options

Stock Option Plans

        In April 2002, the Company's Board of Directors passed a resolution adopting the ProUroCare Medical Inc. 2002 Stock Plan (the "2002 Plan"), reserving 150,000 shares of the Company's common stock for issuance.

        In July 2004, the Company's Board of Directors passed a resolution adopting the ProUroCare Medical Inc. 2004 Stock Option Plan (the "2004 Plan"), which was approved by the Company's shareholders in July 2005. The Company has reserved 150,000 shares of common stock for issuance under the 2004 Plan.

        The plans permit the Company to grant incentive and nonqualified options, stock appreciation rights, stock awards, restricted stock awards, performance shares, and cash awards to Company employees and independent contractors. The exercise price for all options granted under the plans shall be determined by the Board of Directors. The term of each stock option and period of exercisability will also be set by the Board of Directors, but will not exceed a period of ten years and one day from grant date. The agreements also include provisions for anti-dilution of options.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

Stock Option Grants

        Each of the options granted below were valued using the Black-Scholes pricing model (see Note 1(j)) and are being expensed over the vesting period as general and administrative expense.

  •
  In March 2002, the Company granted an aggregate of 90,000 employee stock options to officers and directors that were exercisable at $11.33 per share. The officers' options vested ratably over a 36-month period through December 2004, while the directors' options vested ratably over a 24-month period through April 2004. An aggregate $340,435 of stock-based compensation related to these options was recognized in the period from August 17, 1999 (inception) to December 31, 2007.

    In October 2003, an officer resigned from the Company and 15,000 of his unvested options were forfeited and in October 2004 his remaining 21,000 options expired. In February 2004, a director resigned from the Board of Directors, and 375 of his unvested options were forfeited, and in October 2005 his remaining 2,625 options expired. Effective May 1, 2007, Maurice Taylor, the Company's former Chairman and Chief Executive Officer, retired from the Company. Pursuant to a May 11, 2007 agreement to defer payment of his unpaid salary, the Company extended the date through which Mr. Taylor may exercise 45,000 options (including options gifted to his children) following his separation until April 1, 2012 (see Note 6(b)). The Company recorded stock-based compensation expense of $103,500 related to the extension of the exercise date in the year ended December 31, 2007.

  •
  In April, 2002, the Company issued a nonqualified stock option to a consultant to acquire 3,000 shares of common stock at $11.33 per share. This option vested over a 6-month period ended October 2002. At the same time, the Company also issued a nonqualified stock option to a consultant, to acquire 3,000 shares of common stock at $11.33 per share. This option vested ratably over a two-year period through April 2004. An aggregate of $25,300 of stock-based compensation related to these options was recognized in the period from August 17, 1999 (inception) to December 31, 2007. In February 2005, one of the consultants' engagement with the Company ended and, under the terms of the option agreement, all of the options expired in February 2006.

  •
  In February 2004, the Company issued 45,000 employee stock options to Michael Grossman, our former President and COO. These options were valued at $6.70 per share, vested ratably over a three year period and are exercisable at $20.00 per share. The Company expensed $16,811, $101,008, and $303,000 related to these options during the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007, respectively. Pursuant to a May 11, 2007 separation agreement, the Company extended the date through which Mr. Grossman may exercise 45,000 options (including options gifted to his children) following his separation until February 1, 2012 (see Note 6(b)). The Company recorded stock-based compensation expense of $117,000 related to the extension of the exercise date in the year ended December 31, 2007.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

  •
  In February 2004, the Company issued 3,000 nonqualified stock options to a consultant in consideration of services rendered. The options were valued at $6.70 per share, and vested as to 1,500 shares upon issuance and as to the remaining 1,500 shares on January 1, 2005. These options are exercisable at $20.00 per share through February 2014. The Company expensed $0, $0 and $20,200 related to these options during the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

  •
  In July 2004, the Company issued 20,000 employee stock options to Richard Thon, our CFO, in connection with his employment agreement. These options were valued at $15.00 per share, vested ratably over a three-year period, and are exercisable at $25.00 per share through July 2014. The Company expensed $58,314, $100,008, and $300,000 related to these options during the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

  •
  In January 2005, the Company issued 15,000 stock options to Richard Carlson, our CEO and at the time our Vice President of Marketing and Sales. The options were valued at $16.20 per share, vest ratably over a three-year period, and are exercisable at $23.50 per share through January 2015. The Company expensed $81,006, $81,006, and $236,268 related to these options during the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

  •
  In September 2005, the Company issued 15,000 stock options to Alan Haggerty, our former Vice President of Engineering. The options were valued at $5.30 per share, vest ratably over a three-year period, and were exercisable at $6.00 per share. Upon Mr. Haggerty's departure from the Company on April 18, 2006, the options ceased vesting, and one year later they expired unexercised. The Company expensed $0, $8,834 and $15,460 related to these options during the years ended December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

  •
  On March 1, 2006, the Company issued to five of its employees stock options to acquire a total of up to 20,000 shares of common stock at $7.50 per share. The five-year options, which vest upon the Company securing FDA approval of its ProUroScan™ system, were valued at $5.60 per share and are being expensed over the vesting period (estimated by the Company as twenty-nine months) as general and administrative expense. The Company expensed $33,245 and $48,215 related to these options during the years ended December 31, 2007 and 2006, respectively.

  •
  On May 30, 2006, the Company issued 3,000 nonqualified stock options to Scott Smith, a director, upon his appointment to the Board of Directors. The options were valued at $5.90 per share, and vest ratably over a 24-month period through May 2008. These options are exercisable at $7.00 per share through May 2013. The Company expensed $ 8,850 and $5,163 related to these options during the years ended December 31, 2007 and 2006, respectively.

  •
  On February 1, 2007, the Company granted to Mr. Richard Carlson, our Chief Executive Officer, a seven-year option to acquire up to 20,000 shares of the Company's common stock at a price of $5.00 per share. The options were valued at $3.40 per share using the Black-Scholes

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

    pricing model and will be expensed over the vesting period as general and administrative expense. The options will vest according to the following schedule if the enumerated conditions are satisfied:

    (a)
    5,000 shares vest immediately;

    (b)
    5,000 shares vest upon the Company's closing on new equity financing arrangements aggregating to $3,000,000 or more after February 1, 2007 and prior to December 31, 2007. This objective was not met, and these options did not vest.

    (c)
    5,000 shares vest if the Company records gross product revenues of $1,000,000 or more in the Company's 2008 fiscal year; and

    (d)
    5,000 shares vest on December 31, 2008.

    The Company expensed $32,857 related to these options during the year ended December 31, 2007.

  •
  On May 11, 2007, the Company entered into an agreement with its former Chief Executive Officer, Maurice Taylor, to defer the payment of his accrued salary further according to an agreed upon schedule. As consideration for his agreement to defer payment of his accrued salary, the Company extended the original one-year period that Mr. Taylor may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until April 1, 2012 (see Note 6(b)). The option extension was valued at $103,500 using the Black-Scholes pricing model, and expensed as compensation expense in the year ended December 31, 2007.

  •
  On May 11, 2007, the Company entered into an agreement with its former President and Chief Operating Officer, Michael Grossman, to defer the payment of his accrued salary further according to an agreed upon schedule. As consideration for his agreement to defer payment of his accrued salary, the Company extended the original one-year period that Mr. Grossman may exercise 45,000 of his stock options (including options gifted to his children) following his termination of employment until February 1, 2012 (see Note 6(b)). The option extension was valued at $117,000 using the Black-Scholes pricing model, and expensed as compensation expense in the year ended December 31, 2007.

  •
  On June 14, 2007, the Company issued 3,000 nonqualified stock options to Mr. Rudelius, upon his appointment to the Board of Directors. The options were valued at $2.40 per share, and vest ratably over a 24-month period through June 14, 2009. These options are exercisable at $2.90 per share through May 2014. The Company expensed $1,800 related to these options during the year ended December 31, 2007.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(10) Shareholders' Equity (Continued)

(i)    Stock options summary

        Stock option activity was as follows for the years ended December 31:

	Options		Weighted-Average Exercise Price
	2007	2006	2007	2006
Outstanding, January 1	160,417	155,000	$16.17	$16.40
Granted	23,000	23,000	4.73	7.43
Exercised	—	—	—	—
Forfeited	(7,917)	(14,583)	5.37	6.30
Expired	(3,000)	(3,000)	20.00	11.33

Outstanding, December 31	172,500	160,417	$15.07	$16.17

Exercisable, December 31	149,210	128,992	$16.47	$16.80

        The following table summarizes information about stock options outstanding as of December 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise prices	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual life	Number of Options	Weighted Average Exercise Price
$2.90-7.50	38,500	$6.13	5.4	15,625	$6.62
$11.33	54,000	$11.33	4.3	54,000	$11.33
$20.00-25.00	80,000	$21.91	5.3	79,585	$21.90

	172,500	$15.07	5.0	149,210	$16.47

        The aggregate intrinsic value of the options outstanding and exercisable at December 31, 2007 was both $0. The average fair value of each option granted during the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, as determined using the Black-Scholes pricing model (see Note 1(j)) was $3.27, $5.64, and $6.63, respectively. The stock-based employee and non-employee compensation cost related to stock options was $453,384, $344,234, and $1,582,078 for the years ended December 31, 2007 and 2006, and the period from August 17, 1999 (inception) to December 31, 2007, respectively.

(11) Related Parties

        From January 2002 through December 15, 2006, the Company sublet office space serving as the Company's executive offices, on a month-to-month basis, from a company majority-owned and controlled by one of the Company's directors, Mr. Taylor. The Company believes the monthly rent incurred was at market rate for such executive office space in Minneapolis, Minnesota.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(11) Related Parties (Continued)

        The Company's executive offices are temporarily located within the offices of Alexander Nazarenko, a former Company director. Our rental cost for these temporary offices is approximately $2,200 per month, which we believe is at market for similar office space in Minneapolis, Minnesota. Mr. Nazarenko has informally agreed to defer payment of the rent until we are able to pay.

        On January 25, 2006, the Company borrowed $12,500 from each of Mr. Nazarenko and David F. Koenig, Company directors. In consideration, the Company executed and issued to each of Mr. Nazarenko and Mr. Koenig a $12,500 unsecured demand promissory note bearing interest at an annual rate of prime plus one percent. These notes were satisfied on February 16, 2006.

        On September 7, 2006, the Company borrowed $7,000 from Scott Smith, a director of the Company. On February 12, 2007, the Company sold 1,707 shares of its common stock to Mr. Smith, the subscription price being paid by the conversion of the $7,000 loan from Mr. Smith. The per share selling price of $4.10 was based on the last selling price prior to this sale as reported on the OTC Bulletin Board.

        On April 17, 2007, the Company borrowed $75,000 from Mr. Nazarenko. In consideration, the Company executed and delivered to Mr. Nazarenko a $75,000 unsecured demand promissory note. The note bore interest at an annual rate of prime plus one percent, and was repaid on May 8, 2007. The Company recorded $380 of interest expense related to this note.

        On June 12, 2007, the Company borrowed $10,000 from Mr. Nazarenko. The loan bore no interest. On June 25, 2007, the Company borrowed an additional $27,000 from Mr. Nazarenko. In consideration of these two loans, the Company executed and delivered to Mr. Nazarenko a $37,000 unsecured demand promissory note. The note bore interest at an annual rate of prime plus one percent. The Company recorded $1,676 of interest expense related to this note. The principal amounts of these loans were repaid to Mr. Nazarenko on December 28, 2007.

        On July 3, 2007, the Company borrowed $10,000 from Mr. Nazarenko. The unsecured loan bore no interest and was repaid on December 28, 2007

        On September 28, 2007, the Company borrowed for working capital purposes $15,000 from Mr. Smith and $10,000 from Robert Rudelius, both directors of the Company. The unsecured loans bore no interest. Upon the first closing of the 2007 Private Placement, these loans were converted into units under that offering.

(12) Development Agreements

Artann 2004 Development Agreement

        In July 2004, the Company entered into a development agreement with Artann and Armen Sarvazyan under which Artann and Dr. Sarvazyan developed two working, pre-clinical ProUroScan™ systems. These systems were delivered to us in late November 2004. We paid Artann $180,000 for this development work, which was expensed as research and development cost during the year ended December 31, 2004.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(12) Development Agreements (Continued)

Artann 2004 Research and Development Agreement

        In July 2004, the Company entered into a research and development Agreement with Artann for the further development of the ProUroScan™ system. Under this agreement, Artann was a research and development partner to the Company, supporting the further development of the ProUroScan™ system. For its role, Artann received a payment of $50,000 and warrants for the purchase of 10,000 shares of the Company's common stock upon the execution of the agreement, and $110,000 and warrants for the purchase of 20,000 shares of the Company's common stock following the shipment of the ProUroScan™ pre-clinical systems in accordance with the development agreement in December 2004. The warrants were fully vested, five-year warrants at a per share exercise price of $20.00 per share value. The total value of these warrants computed using the Black-Scholes pricing model was $281,086. All payments and the value of the warrants were recorded as research and development expense in the year ended December 31, 2004.

Artann 2007 Cooperation Agreement

        On April 16, 2007, the Company entered into an agreement the Cooperation Agreement with Artann in which the parties agreed to terminate their existing research and development agreement and to use their best efforts to finalize a new development agreement within a reasonable period of time. The Cooperation Agreement establishes a platform for joint cooperation in establishing the new development agreement, which will define a process for the joint development of a next generation prostate mechanical imaging system with enhanced functionalities. The Cooperation Agreement terminates the research and development agreement, and releases each party from all undischarged obligations and liabilities under that agreement.

        Under the terms of the Cooperation Agreement, the Company paid $60,000 in fees originally due to Artann under the research and development agreement, related to submission of two patents and associated patent attorney fees. Further, the Company issued to Artann five-year warrants (immediately exercisable) to acquire 20,000 shares of its common stock at $4.10 per share, thus fulfilling another obligation under the research and development agreement. The warrants were valued at $72,000 by the Black-Scholes pricing model and were recorded as research and development expense. The Company also agreed to pay Artann $35,000 as a first payment for work already completed under the proposed development agreement. This payment was made on January 16, 2008.

Urologix Joint Development Agreement

        On July 27, 2005, the Company entered into a Memorandum of Understanding with Urologix, Inc. ("Urologix") pursuant to which the parties will co-develop new products utilizing ProUroCare's electrical impedance tomography ("EIT") technology. The EIT technology is expected to be assembled into modules that will be compatible with and incorporated into Urologix' existing thermal therapy systems. The parties expected the joint development project to involve several phases of research, testing and development, for which they would share equally in the costs of the work performed. After completing Phase I of the development program in September 2006, it was determined that an

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(12) Development Agreements (Continued)

assessment of certain key factors affecting the compatibility of our EIT technology with Urologix' equipment would be required before proceeding with Phase II.

        On March 20, 2007, we executed an amendment to the Urologix agreement to postpone any decision regarding the continuance of the remaining phases contemplated under the agreement, and gave each party the right to abandon the project for any reason with 5 days' notice to the other. We plan to conduct research related to the compatibility issues if and when sufficient funding becomes available before a decision is made to move to Phase II of the program. On March 20, 2007, the Company executed an amendment to the Urologix Memorandum of Understanding. Under the terms of the amendment, Urologix agreed to postpone any decision regarding the continuance of the remaining phases of work, while the Company agreed that the assessments described above will be done and funded solely by the Company.

        We have temporarily suspended payment of the minimum licensing fees required by the RPI license agreement to maintain exclusive rights to the EIT technology (see Note 5). If we are unsuccessful in obtaining sufficient funds to continue development of this technology, resolving the key project factors noted above, or negotiating an extension of the RPI license, the development efforts with Urologix may be terminated.

(13) Subsequent Events

        Since December, 2007, the Company has issued units consisting of unsecured, subordinated, convertible promissory notes and common stock purchase warrants in a series of private placements. Such notes automatically convert into Units upon the closing of this offering, however, the holders of such notes will not receive Units, or common stock or Warrants underlying such Units, that are being registered in this offering upon such conversion.

  •
  On January 4, 2008, the Company closed on the sale of $80,000 of additional units as part of the 2007 Private Placement (see description and terms in Note 9(c)). Net cash proceeds to the Company were $69,600, after deducting $10,400 of commissions paid to the placement agent. In total, in the two closings of the 2007 Private Placement the Company issued a total of $1,073,500 in principal amount of notes and warrants to purchase 226,000 shares of common stock. The combined net proceeds of the two closings of the 2007 Private Placement will be used to pay certain existing obligations, fund research and development efforts and for general corporate purposes.

  •
  On February 13 and February 28, 2008, we closed on an aggregate $390,000 of units consisting of unsecured, subordinated, convertible promissory notes and common stock purchase warrants in a private placement (the "2008 Private Placement"). Each unit consists of a note in the principal amount of $9,500 and a warrant to purchase 2,000 shares of our common stock. The purchase price of the warrant portion of each unit was $500. The notes bear interest at 10 percent per year, mature on August 13, 2009, and will convert into the securities offered under the public offering at 70 percent of the public offering price, including one warrant to purchase one share of common stock for each share of common stock received thereby. In the

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

December 31, 2007 and 2006 and the period from
August 17, 1999 (inception) to December 31, 2007

(13) Subsequent Events (Continued)

    event a public offering is not completed before the maturity date, the entire principal and unpaid accrued interest will convert into the Company's common stock at $0.05 per share. The Company may, at its option, prepay the notes anytime on or after February 13, 2009. The warrants will become exercisable upon the earlier of the closing of this offering or the maturity date of the notes, and will remain exercisable until December 31, 2012. The exercise price will be 50 percent of the public offering price, or in the event a public offering is not completed before the maturity date, at 50 percent of the closing price of the Company's common stock on the maturity date.

        On January 4, 2008, pursuant to a final separation agreement with a former employee of the Company, the Company issued to the former employee five-year warrants (immediately exercisable) to acquire up to 14,500 shares of the Company's common stock at an exercise price of $5.00 per share, and amended a previously issued warrant to acquire up to 30,000 shares of the Company's common stock to provide for cashless exercise thereof.

        On February 14, 2008, the Company's one-for-ten reverse stock split was declared effective as of the opening of the market. Concurrent with the effectiveness of the stock split, NASDAQ has assigned ProUroCare's common stock a new trading symbol, "PUMD." All stock related numbers in this filing have been restated retrospectively for the stock split.

        During the year ended December 31, 2006, the Company was party to an employment agreement with Mr. Taylor, its former Chief Executive Officer. Upon his retirement from the Company, Mr. Taylor entered into an agreement with the Company to defer the payment of his unpaid salary according to an agreed upon schedule (see Note 6(b)). Due to funding limitations, the Company only paid $5,000 of the required December 28, 2007 payment of $106,017, and paid a further $5,000 to Mr. Taylor on February 5, 2008. On February 14, 2008, the Company paid the remaining $96,017 balance due to Mr. Taylor from the proceeds of the private placement. On February 14, 2008, the Company paid $8,316 pursuant to certain late payment clauses in the deferred payment agreement. No further payments are due to Mr. Taylor under either his employment agreement or the deferred payment agreement.

        On March 11, 2008, the Company amended its $600,000 promissory note with the Smith Trust". Under the terms of the amendment, interest accrued pursuant to the promissory note will be payable on the February 28, 2009 maturity date, rather than payable monthly.

        Also on March 11, 2008, the Company amended its $100,000 promissory note with the Smith Trust. Under the terms of the amendment, unpaid principal and interest will be payable upon the Company's closing of an aggregate of $500,000 or more of financing following the date of the amendment.

SEPTEMBER 30, 2008 UNAUDITED FINANCIAL STATEMENTS

ProUroCare Medical Inc.
A Development Stage Company

Consolidated Balance Sheets

	September 30, 2008 (Unaudited)	December 31, 2007 (Audited)
Assets
Current assets:
Cash	$42,291	$400,613
Restricted cash	44,178	44,000
Other current assets	68,667	21,733

Total current assets	155,136	466,346
Equipment and furniture, net	146	605
Deferred offering expenses	442,712	132,638
Debt issuance costs, net	388,447	439,321

	$986,441	$1,038,910

Liabilities and Shareholders' Deficit
Current liabilities:
Notes payable, bank	$1,600,000	$—
Notes payable, net of original issue discount	753,285	263,143
Convertible debentures, net of original issue discount	637,925	—
Convertible notes, net of original issue discount	1,143,425	—
Accounts payable	867,130	484,375
Accrued expenses	857,305	801,925
Loans from officers and directors	—	10,450

Total current liabilities	5,859,070	1,559,893
Commitments and contingencies
Long-term bank debt	—	1,600,000
Long-term note payable	—	600,000
Long-term convertible notes, net of original issue discount	372,690	970,600

Total liabilities	6,231,760	4,730,493
Shareholders' deficit:
Common stock, $0.00001 par. Authorized 50,000,000 shares; issued and outstanding 1,786,984 and 1,727,311 shares on September 30, 2008 and December 31, 2007, respectively	18	17
Additional paid-in capital	13,492,082	12,586,496
Deficit accumulated during development stage	(18,737,419)	(16,278,096)

Total shareholders' deficit	(5,245,319)	(3,691,583)

	$986,441	$1,038,910

See accompanying notes to financial statements.

ProUroCare Medical Inc.

A Development Stage Company

Consolidated Statements of Operations

(Unaudited)

	Nine months ended September 30
			Period from August 17, 1999 (inception) to September 30, 2008
	2008	2007
Operating expenses:
Research and development	$330,155	$108,316	$5,187,707
General and administrative	726,521	1,075,325	8,531,017

Total operating expenses	1,056,676	1,183,641	13,718,724

Operating loss	(1,056,676)	(1,183,641)	(13,718,724)
Interest income	502	—	18,260
Interest expense	(1,328,273)	(890,061)	(4,580,703)
Debt extinguishment cost	(74,876)	(233,529)	(456,252)

Net loss	$(2,459,323)	$(2,307,231)	$(18,737,419)

Net loss per common share:
Basic and diluted	$(1.41)	$(1.48)	$(18.29)
Weighted average number of shares outstanding:
Basic and diluted	1,744,972	1,554,021	1,024,600

See accompanying notes to financial statements.

ProUroCare Medical Inc.
A Development Stage Company

Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30, 2008	Nine months ended September 30, 2007	Period from August 17, 1999 (inception) to September 30, 2008
Cash flows from operating activities:
Net loss	$(2,459,323)	$(2,307,231)	$(18,737,419)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	459	2,670	20,651
Gain on sale of furniture and equipment	—	—	(2,200)
Stock-based compensation	48,085	511,239	1,753,187
Issuance of common stock for services rendered	37,964	—	194,868
Issuance of common stock for debt guarantees	—	—	88,889
Issuance of notes payable for intangibles expensed as research and development	150,000	—	150,000
Warrants issued for services	—	72,000	540,636
Warrants issued for debt guarantees	—	—	320,974
Warrants issued for debt extinguishment	66,548	233,529	377,205
Amortization of note payable original issue discount	88,888	52,582	331,075
Amortization of convertible debt original issue discount	630,911	182,829	1,085,753
Amortization of debt issuance and deferred offering costs	299,999	394,418	1,584,168
Write-off debt issuance cost for debt extinguishment	—	—	42,797
Write-off of deferred offering cost	—	—	59,696
License rights expensed as research and development, paid by issuance of common stock to CS Medical Technologies, LLC	—	—	475,000
License rights expensed as research and development, paid by issuance of common stock to Profile, LLC	—	—	1,713,600
Changes in operating assets and liabilities:
Deposits	—	—	(189,554)
Other current assets	7,570	22,939	96,859
Accounts payable	146,022	(7,238)	876,477
Accrued expenses	12,646	225,535	1,022,634

Net cash used in operating activities	(970,231)	(616,728)	(8,194,704)
Cash flows from investing activities:
Purchases of equipment and furniture	—	—	(20,797)
Deposit into a restricted cash account	(178)	—	(44,178)

Net cash used in investing activities	(178)	—	(64,975)

Cash flows from financing activities:
Proceeds of note payable, bank	—	—	500,000
Payments of note payable, bank	—	—	(500,000)
Proceeds of notes payable	112,500	150,000	728,000
Payment of notes payable	(386,976)	(41,618)	(1,424,272)
Proceeds from long-term notes payable and bank debt	1,040,625	—	4,790,625
Payments on long-term bank debt	—	—	(600,000)
Proceeds from warrants	46,875	—	96,875
Payments for debt issuance costs	(146,452)	(5,495)	(671,678)
Payment for rescission of common stock	—	—	(100,000)
Proceeds from loans from officers and directors	—	154,650	172,600
Payments of loans from officers and directors	(10,450)	(79,100)	(137,300)
Payments for deferred offering expenses	(44,035)	—	(72,862)
Cost of reverse merger	—	—	(162,556)
Net proceeds from issuance of common stock	—	447,611	5,682,538

Net cash provided by financing activities	612,087	626,048	8,301,970

Net increase (decrease) in cash	(358,322)	9,320	42,291
Cash, beginning of the period	400,613	2,407	—

Cash, end of the period	$42,291	$11,727	$42,291

ProUroCare Medical Inc.
A Development Stage Company

Consolidated Statements of Cash Flows (Continued)

(Unaudited)

	Nine months ended September 30, 2008	Nine months ended September 30, 2007	Period from August 17, 1999 (inception) to September 30, 2008
Supplemental cash flow information:
Cash paid for interest	$105,726	$179,831	$699,062
Non-cash investing and financing activities:
Conversion of notes payable into long-term convertible debentures	—	—	175,000
Conversion of loans from directors into long-term convertible debentures	—	—	25,000
Deferred offering costs included in accounts payable	176,634	—	286,622
Deferred offering costs included in accrued expenses	89,404	105,000	112,054
Debt issuance costs included in accounts payable	60,099	—	115,916
Warrants issued pursuant to notes payable	169,739	51,920	493,926
Prepaid expenses financed by note payable	54,504	42,585	165,526
Convertible debt issued in lieu of cash for accrued expenses	23,750	—	23,750
Warrants issued in lieu of cash for accrued expenses	1,250	—	1,250
Common stock issued in lieu of cash for accrued expenses	21,670	111,993	251,306
Common stock issued for debt issuance cost	—	—	158,167
Common stock issued in lieu of cash for accounts payable	—	20,704	122,291
Common stock issued in lieu of cash for loans from officers and directors	—	10,300	10,300
Proceeds from sale of furniture and equipment	—	—	2,200
Convertible debt issued as debt issuance costs related to guarantee of long-term debt (recorded as a beneficial conversion in additional paid-in capital) applied to accounts payable	—	—	733,334
Issuance of note payable for redemption of common stock	—	—	650,000
Warrants issued for debt issuance costs	—	—	242,612
Conversion of accounts payable to note payable	—	—	241,613
Deposits applied to note payable and accrued interest	—	—	142,696
Deposits applied to accounts payable	—	—	45,782
Assumption of liabilities in the Profile, LLC transaction	—	—	25,000
Deposits applied to accrued expenses	—	—	1,076

See accompanying notes to financial statements.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies

(a)   Description of Business, Development Stage Activities and Basis of Presentation

        ProUroCare Medical Inc. ("ProUroCare," the "Company," "we" or "us") is a development stage company engaged in the business of developing for market innovative products for the detection and characterization of male urological prostate disease. The primary focus of the Company is currently the ProUroScan™ prostate imaging system, designed for use as an aid to the physician in visualizing and documenting tissue abnormalities in the prostate that have been previously detected by a digital rectal exam. The Company's developmental activities, conducted by its wholly owned operating subsidiary ProUroCare Inc. ("PUC"), have included the acquisition of several technology licenses, the purchase of intellectual property, the development of a strategic business plan and a senior management team, product development and fund raising activities.

        PUC had no activities from its incorporation in August 1999 until July 2001, when it acquired a license to certain microwave technology from CS Medical Technologies, LLC ("CS Medical"). In January 2002, PUC acquired a license to certain prostate imaging technology from Profile, LLC ("Profile").

        Pursuant to a merger agreement effective April 5, 2004 (the "Merger"), PUC became a wholly owned operating subsidiary of Global Internet Communications, Inc. ("Global"), which changed its name to ProUroCare Medical Inc. on April 26, 2004. In connection with the Merger, the Company completed a private placement of 220,500 shares, as adjusted for the Reverse Split (as defined below), of common stock (the "2004 Private Placement") pursuant to Rule 506 under the Securities Act of 1933, as amended (the "Securities Act").

        On December 27, 2007, the Company's shareholders approved a one-for-ten reverse split of the Company's common stock without a corresponding reduction in the number of authorized shares of the Company capital stock (the "Reverse Split"). The reverse stock split became effective on February 14, 2008. The exercise price and the number of shares of common stock issuable under the Company's outstanding convertible debentures, options and warrants were proportionately adjusted to reflect the Reverse Split for all periods presented.

        The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, PUC. Significant intercompany accounts and transactions have been eliminated in consolidation.

(b)   Restatement of Share Data

        All share data has been adjusted to give effect to the Reverse Split.

        At the effective time of the Merger, all 350,100 shares of common stock of PUC that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of ProUroCare common stock issued to Global. Simultaneously, the non-dissenting shareholders of PUC received an aggregate of 960,300 shares of common stock of Global in exchange for their aggregate of 320,100 shares of PUC. All share data has been adjusted to give effect to the Merger

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

under which each PUC share was converted into three shares of Global. The share data in this paragraph has been restated to give effect to the Reverse Split, as noted above.

(c)   Interim Financial Information

        The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. Operating results for the nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008 or any other period. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of the Company, and notes thereto, contained in our Annual Report on Form 10-KSB for the year ended December 31, 2007.

        The financial information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented.

(d)   Accounting Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. The Company's significant estimates include the determination of the fair value of its common stock and stock-based compensation awarded to employees, directors, loan guarantors and consultants and the accounting for debt with beneficial conversion features. Actual results could differ from those estimates.

         Valuation of Stock-Based Compensation.    Effective as of August 17, 1999 (inception), the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") and on January 1, 2006 adopted SFAS No. 123 (revised 2004) "Share-Based Payment" ("SFAS 123R"), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on fair values. The Company's determination of fair value of share-based payment awards is based on the date of grant using an option-pricing model which incorporates a number of highly complex and subjective variables. These variables include, but are not limited to, the Company's expected stock price volatility and estimates regarding projected employee stock option exercise behaviors and forfeitures. The Company recognizes the expense related to the fair value of the award straight-line over the vesting period.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

         Debt with Beneficial Conversion Features.    The beneficial conversion features of the promissory notes are valued using the Black-Scholes pricing model which approximates fair value. The resulting original issue discount is amortized over the life of the promissory notes (generally no more that 24 months) using the straight-line method, which approximates the interest method.

(e)   Net Loss Per Common Share

        Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding for the reporting period. These calculations reflect the effects of the Company's Reverse Split (see Note 1(a)). Dilutive common-equivalent shares have not been included in the computation of diluted net loss per share because their inclusion would be antidilutive. Antidilutive common equivalent shares issuable based on future exercise of stock options or warrants could potentially dilute basic loss per common share in subsequent years. All options and warrants outstanding were antidilutive for the and nine months ended September 30, 2008 and 2007, and the period from August 17, 1999 (inception) to September 30, 2008 due to the Company's net losses. 1,605,386 and 872,411 shares of common stock issuable under stock options, warrants, convertible debt and contingent shares and warrants issuable under agreements with loan guarantors were excluded from the computation of diluted net loss per common share for the periods ended September 30, 2008 and 2007, respectively, as were the undetermined number of shares issuable pursuant to the convertible notes and warrants issued in connection with our private placements and unit put arrangements as described and defined in Note 5 and Note 6.

(f)    Stock-Based Compensation

        Effective as of August 17, 1999, the Company adopted the fair value recognition provisions of SFAS 123 to record option and warrant issuances, including stock-based employee compensation. The Company's policy is to grant stock options at fair value at the date of grant and to record the expense at fair value as required by SFAS 123, using the Black-Scholes pricing model.

        Effective January 1, 2006, the Company adopted SFAS 123R, that focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement replaced SFAS 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires all companies to expense the fair value of employee stock options and similar awards, which has been the Company's policy to date. Stock-based employee and non-employee compensation cost related to stock options was $33,585 and $1,615,663 for the nine months ended September 30, 2008 and the period from August 17, 1999 (inception) to September 30, 2008, respectively. Stock-based employee and non-employee compensation cost related to stock options was $415,239 for the nine months ended September 30, 2007. The Company estimates the amount of future stock-based compensation expense related to currently outstanding options to be approximately $52,000, $31,000, $24,000 and $12,000 for the years ending December 31, 2008, 2009, 2010 and 2011, respectively.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

        The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions. Because the Company's employee and consultant stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models may not necessarily provide a reliable single measure of the fair value of the Company's employee stock options.

        In determining the compensation cost of the options and warrants granted during the nine months ended September 30, 2008 and September 30, 2007, as specified by SFAS 123R, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes pricing model and the weighted-average assumptions used in these calculations are summarized as follows:

	Nine months Ended September 30
	2008	2007
Risk-free Interest Rate	3.13%	4.90%
Expected Life of Options Granted	4.3 years	4.0 years
Expected Volatility	131.2	133.4%
Expected Dividend Yield	0	0

        The expected life of the options is determined using a simplified method, computed as the average of the option vesting periods and the contractual term of the option. For performance based options that vest upon the occurrence of an event, the Company uses an estimate of when the event will occur as the vesting period used in the Black-Scholes calculation for each option grant. Because of the limited trading history of the Company's stock, until December 31, 2007 the expected volatility was based on a simple average of daily price data since the date of the Merger on April 5, 2004. Beginning on January 1, 2008, expected volatility is based on a simple average of weekly price data since the date of the Merger. Based on the lack of history to calculate a forfeiture rate, the Company has not adjusted the calculated value of the options. The risk-free rates for the expected terms of the stock options and awards are based on the U.S. Treasury yield curve in effect at the time of grant.

(g)   Warrants

        In accordance with Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods and Services" ("EITF 96-18") and EITF Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" ("EITF 98-5"), the Company has elected to utilize the fair-value method of accounting for warrants issued to non-employees as consideration for goods or services received, including warrants issued to lenders and guarantors of Company debt. The weighted-average per share fair value of warrants granted during the nine months ended September 30, 2008 was $1.23 and such warrants were immediately vested and

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

exercisable on the date of grant. See Note 7(c) for a description of warrants issued during the nine months ended September 30, 2008.

        The fair value of stock warrants is the estimated present value at grant date using the Black-Scholes pricing model with the following weighted-average assumptions:

	Nine months Ended September 30
	2008	2007
Risk-free Interest Rate	3.12%	4.71%
Expected Life of Warrants Issued(1)	3.6 years	4.9 years
Expected Volatility	131.2%	135.2%
Expected Dividend Yield	0	0

    (1)
    The contractual term of the warrants.

        Because of the limited trading history of the Company's stock, until December 31, 2007 the expected volatility was based on a simple average of daily price data since the date of the Merger on April 5, 2004. Beginning on January 1, 2008, expected volatility is based on a simple average of weekly price data since the date of the Merger. Based on the lack of history to calculate a forfeiture rate, the Company has not adjusted the calculated value of the warrants. The risk-free rates for the expected terms of the stock warrants are based on the U.S. Treasury yield curve in effect at the time of grants.

(h)   Debt Issuance Costs

        Debt issuance costs at December 31, 2007 consisted of legal and accounting fees, printing costs and commissions paid to the placement agents related to the Company's Crown Bank promissory notes, a promissory note issued to the Phillips W. Smith Family Trust, a five percent shareholder (the "Smith Trust") and the Company's December 27, 2007 private placements of convertible debentures and warrants (the "2007 Private Placement") (see Note 5(a)). During the nine months ended September 30, 2008, the Company incurred additional debt issuance costs related to a second closing on the 2007 Private Placement, the closings on an aggregate of $720,000 of units consisting of unsecured, subordinated, convertible promissory notes and common stock purchase warrants in additional private placements (the "2008 Private Placements") (see Note 5(b)) and the closing on a $325,000 unit put financing facility (see Note 6). Debt issuance costs are amortized over the term of the related debt as interest expense using the straight-line method, which approximates the interest method.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

        Debt issuance costs are summarized as follows:

	September 30, 2008	December 31, 2007
Debt issuance costs, gross	$701,238	$452,113
Less amortization	(312,791)	(12,792)

Debt issuance costs, net	$388,447	$439,321

        Amortization expense related to debt issuance costs was $299,999 and $1,584,168 for the nine months ended September 30, 2008 and the period from August 17, 1999 (inception) to September 30, 2008, respectively. Amortization expense related to debt issuance costs was $394,418 for the nine months ended September 30, 2007.

(i)    Deferred Offering Costs

        The legal and accounting fees directly related to this public offering (see Note 12) were recorded as a deferred offering cost asset as of September 30, 2008. The deferred costs related to the public offering will be recorded as a cost of the offering upon its closing, or expensed as a general and administrative expense if no such closing occurs.

(j)    Restricted Cash

        Pursuant to the renewal of the Crown Bank promissory notes (see Note 2), the Company agreed to deposit with Crown Bank four months worth of future interest payments due under the notes. The Company has further agreed to deposit with Crown Bank all of the interest due on the notes through maturity upon the closing, and out of the net proceeds of, this public offering. The funds on deposit are not available to the Company for any purpose other than for debt service on the Crown Bank promissory notes.

(k)   Going Concern

        We have incurred operating losses, accumulated deficit and negative cash flows from operations since inception. As of September 30, 2008, we had total shareholders' deficit of approximately $5,245,000. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying unaudited consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

Note 2. Notes Payable—Bank.

        In February 2006, the Company completed two closings of senior debt financing totaling $2,200,000 pursuant to promissory notes issued to Crown Bank. On October 15, 2007, the Company retired $600,000 of the Crown Bank Promissory notes, and on October 31, 2007, the Company renewed the

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 2. Notes Payable—Bank. (Continued)

remaining $1,600,000 of notes to mature in February 2009. The renewed notes bear interest at a rate of the prime rate plus one percent (6.00 percent and 8.25 percent at September 30, 2008 and December 31, 2007, respectively), with $1,200,000 of the renewed notes subject to a minimum interest rate of 6.5 percent. The average interest rate of the notes was 6.70 percent for the nine months ended September 30, 2008. The promissory notes are secured by a pledge of all Company assets, including its intellectual property, and are guaranteed by Bruce Culver, James Davis and William Reiling, each five percent shareholders of the Company.

        In connection with the renewal, and as a condition to the effectiveness of the terms and conditions of the renewal of the notes, the Company agreed to deposit into escrow with Crown Bank four months worth of future interest payments due under the notes. On December 28, 2007, the Company deposited $44,000 with Crown Bank as the four months interest requirement, thereby making effective the terms of the renewed notes. The Company has further agreed to deposit into escrow with Crown Bank all of the interest due on the notes through maturity upon the closing, and out of the net proceeds of, this public offering.

Note 3. Notes Payable.

        On June 1, 2006, the Company borrowed $75,000 from Mr. Roman Pauly, and in connection therewith issued to Mr. Pauly a promissory note to mature on August 30, 2006 (the "Pauly Note"). On March 20, 2007, the Pauly Note was amended to extend the due date of the note until the Company closes on an aggregate of $750,000 of incremental debt or equity financing. On January 22, 2007, January 3, 2008 and February 29, 2008, the Company repaid $25,000, $33,000 and $7,650 of the principal of the Pauly Note, respectively. At September 30, 2008, the outstanding balance of the Pauly Note was $9,350. The Pauly Note, as amended, bears interest at the prime rate (5.00 percent and 7.25 percent at September 30, 2008 and December 31, 2007, respectively). In connection with the amendments, following repayment of the Pauly Note, the Company will issue a five-year warrant to Mr. Pauly to acquire 41.7 shares of the Company's common stock at $5.00 per share for each day the promissory note is outstanding after August 30, 2006. The guidance provided by EITF Issue No. 96-19 "Debtor's Accounting for a Modification or exchange of Debt Instruments ("EITF 96-19") indicates that a substantial modification of debt terms should be accounted for as an extinguishment of debt. The present value of the cash flows under the August 24, 2006 modification was greater than 10 percent different from the present value of the cash flows under the original agreement. Accordingly, the accrual of warrants to be issued pursuant to the amended note was recorded as debt extinguishment expense (see Note 7(c)). On October 24, 2008, the Company amended the terms of its promissory note with Roman Pauly to further extend its maturity date (see Note 13).

        On November 30, 2006, the Company borrowed $100,000 from Adron Holdings, LLC ("Adron"). In connection therewith, the Company issued to Adron an unsecured promissory note that bore an annual interest rate of 60 percent and was set to mature on January 2, 2007 (the "Adron Note"). On each of March 20, 2007 and August 8, 2007, the Company amended the Adron Note, resulting in a change of the annual interest rate to 42 percent, the extension of its due dates and an agreement to

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 3. Notes Payable. (Continued)

issue to Adron five-year warrants to acquire 167 shares at $5.00 per share for each day the principal remained unpaid on and after March 1, 2007. In January 2008, the Company repaid the outstanding principal amount of the Adron Note and issued five-year, immediately exercisable warrants to acquire up to 52,357 shares of the Company's common stock at $5.00 per share (see Note 7(c)). The guidance provided by EITF 96-19 indicates that a substantial modification of debt terms should be accounted for as an extinguishment of debt. The present value of the cash flows under the modifications was greater than 10 percent different from the present value of the cash flows under the existing agreement. Accordingly, the accrual of warrants to be issued pursuant to the Adron Note was recorded as debt extinguishment expense (see Note 7(c)).

        On May 27, 2008, the Company borrowed $43,860 from a commercial lender pursuant to an insurance policy financing agreement. The financing agreement calls for ten monthly installment payments of $4,554 beginning July 1, 2008, with an imputed annual interest rate of 8.26 percent. The proceeds were paid directly to an insurance company as a prepayment on an insurance policy. On September 16, 2008, the Company borrowed an additional $10,644 from the same commercial lender pursuant to an increase in its insurance coverage, resulting in an increase in the remaining monthly payments of $1,823 beginning November 1, 2008.

        On July 31, 2007, the Company borrowed, for working capital purposes, $100,000 from the Smith Trust pursuant to a promissory note. The note bears interest at the prime rate (5.00 percent on September 30, 2008). Following repayment of the promissory note, the Company will issue a five-year warrant to the Smith Trust to acquire 1 share of the Company's common stock per $1,000 principal balance outstanding at $5.00 per share, for each day the promissory note is outstanding (see Note 7(c)). On January 3, 2008, the Company repaid $66,000 of this note. On March 11, 2008, the Company amended the promissory note with the Smith Trust. Under the terms of the amendment, unpaid principal and interest will be payable upon the Company's closing of an aggregate of $500,000 or more of incremental debt or equity financing following the date of the amendment. Interest expense recorded during the nine months ended September 30, 2008 and the period from August 17, 1999 (inception) to September 30, 2008 was $1,447 and $4,774, respectively. Interest expense recognized during the nine months ended September 30, 2007 was $1,406.

        At various times the Company receives short-term, unsecured loans from certain officers and directors solely for short-term working capital needs. These loans are made without any interest or other consideration accruing to the officers and directors, and had no defined terms. As of December 31, 2007, the Company had borrowed a total of $10,450 from David Koenig, a director. During the nine months ended September 30, 2008, the Company repaid the entire loan.

        On October 31, 2007, the Company issued a promissory note for $600,000 in favor of the Smith Trust, effective as of October 15, 2007. The proceeds were used to retire $600,000 of the Crown Bank promissory notes. The promissory note issued to the Smith Trust matures on February 28, 2009, bears interest at the prime rate plus one percent (6.00 percent at September 30, 2008 and 8.25 percent at December 31, 2007, respectively) and has a subordinated security interest in all of the Company's assets.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 3. Notes Payable. (Continued)

Interest expense recorded during the nine months ended September 30, 2008 and the period from August 17, 1999 (inception) to September 30, 2008 was $29,387 and $40,280, respectively. No interest expense was recorded in the nine months ended September 30, 2007. In consideration for this loan, on November 7, 2007, the Company agreed to issue 33,333 shares of its common stock to the Smith Trust, the value of which was recorded as debt issuance cost asset (see Note 1(h)). We also agreed to issue to the Smith Trust: (i) an aggregate amount of 6,667 shares of our common stock if the Crown Bank promissory notes remain outstanding on October 31, 2008 and (ii) five-year warrants to acquire a maximum aggregate of 16,667 shares of our common stock at an exercise price of $2.00. The total aggregate number of shares subject to the warrants will be determined by dividing 100,000 by the per share price in this public offering (but not less than $2.00), minus 33,333. The warrants will be issued on the earlier of (i) the closing date of this public offering or (ii) October 31, 2008, and will be exercisable beginning on the one-year anniversary of that date. On March 11, 2008, the Company amended the promissory note with the Smith Trust. Under the terms of the amendment, interest accrued pursuant to the promissory note will be payable on the maturity date, rather than payable monthly.

        On April 3, 2008, the Company purchased certain patents, patent applications and know-how from Profile (the "Profile Assets") (see Note 9). $150,000 of the purchase price was financed under a secured promissory note issued in favor of Profile (the "Profile Note"). Pursuant to the terms of the Profile Note, the principal and interest accrued thereon was to become due and payable five business days following the close of a public offering of the Company's equity securities or August 29, 2008, whichever occurred first (the "Maturity Date"). Interest accrued at an annual rate of 10 percent prior to the Maturity Date and 18 percent thereafter. On September 10, 2008, the Company amended the Profile Note such that it became due on September 25, 2008. On September 25, 2008, the Company paid off the Profile Note and the accrued interest thereon.

        On April 3, 2008, the Company borrowed an aggregate of $112,500 pursuant to three promissory notes, each in the amount of $37,500. The promissory notes were issued in favor of James Davis, William Reiling and the Smith Trust. The proceeds from the promissory notes were used toward the purchase of the Profile Assets (see Note 9). Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10 percent was due on September 1, 2008. As consideration for providing the loans, the Company issued immediately exercisable, five-year warrants to purchase 25,000 shares of the Company's common stock at $1.50 per share to each lender. The gross proceeds were allocated between the note and the warrants based on the relative fair value at the time of issuance. The $42,769 relative fair value of the warrants was recorded as original issue discount on the related promissory notes and expensed as interest expense over the term of the promissory notes. Interest expense related to the amortization of the original issue discount was $42,469 and $42,769 for the nine months ended September 30, 2008 and the period from August 17, 1999 (inception) to September 30, 2008, respectively. On September 12, 2008, the Company amended the three promissory notes to extend the due date and to include a conversion feature (see Note 5(c)).

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 4. Convertible Debentures.

        As consideration to the guarantors (Bruce Culver, James Davis, William Reiling and the Smith Trust) to provide their guarantees for the Crown Bank promissory notes, the Company issued $733,334 of unsecured convertible 10 percent debentures. Of the $733,334, $400,000 matures on February 16, 2009 and $333,334 matures on February 28, 2009. The debentures are convertible into Company common stock at a price of $3.00 per share. The $733,334 face value of the convertible debentures (before the impact of the calculation of the beneficial conversion feature—see below) is recorded as a current liability, with the offset of the cost of the debentures recorded as a debt issuance cost asset. The debt issuance cost asset is being amortized as interest expense over the term of the underlying bank note payable. The convertible debentures are being treated as debt issuance cost because they represent the costs directly attributable to the bank promissory note financing.

        The embedded conversion feature of the convertible debentures does not meet all the characteristics of a derivative instrument as described in SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), and therefore was not separated from the host contract and accounted for as a derivative. The embedded conversion feature does not provide for net settlement, the shares to be issued pursuant to the exercise of the conversion feature will be unregistered and, due to the large number of shares involved and the thinly traded market for the Company's shares, cannot be readily settled net by a means outside the contract. The value of the beneficial conversion feature was computed as the difference between the fair market value of the shares at the transaction dates and the lowest possible conversion price during the debenture term ($3.00 per share), multiplied by the number of conversion shares that would be issued at that conversion price (244,445 shares). The value so computed was in excess of the face value of the convertible debentures issued, and was therefore limited to the face value of the debentures issued ($733,334). The beneficial conversion feature was recorded as an original issue discount as defined in EITF 98-5 against the convertible debt liability and is also being amortized as interest expense over the term of the convertible debentures. Interest expense related to the amortization of the original issue discount was $183,500 and $637,925 for the nine months ended September 30, 2008 and the period from August 17, 1999 (inception) to September 30, 2008, respectively. Interest expense related to the amortization of the original issue discount was $182,819 for the nine months ended September 30, 2007.

        On March 21, 2007, the Company and the four convertible debenture holders agreed to amend the debenture agreements. Pursuant to the revised debenture agreements, among other things, the Company issued a total of 12,478 shares of its Investment Units to the four guarantors in lieu of $49,911 of accrued interest. Each Investment Unit consists of one share of the Company's common stock and a 3-year warrant (immediately exercisable) to acquire 0.5 shares of the Company's common stock for $2.50 ($5.00 per share). The guidance provided by EITF 96-19 indicates that a substantial modification of debt terms should be accounted for as an extinguishment of debt. The present value of the cash flows under the March 20, 2007 modification was greater than 10 percent different from the present value of the cash flows under the original agreement. Accordingly, the warrants issued, valued at $26,829 using the Black-Scholes method, were recorded as debt extinguishment expense. No other gain or loss was recorded.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 4. Convertible Debentures. (Continued)

        On December 27, 2007, the four convertible debenture holders agreed to amend the terms of their debentures to provide for automatic conversion of the principal amount of the debentures and the unpaid interest accrued thereon into shares of the Company's common stock at $3.00 per share upon the closing of this public offering. The $733,334 outstanding principal amount of the debentures will convert into 244,445 shares of the Company's common stock. As of September 30, 2008, $123,862 of unpaid accrued interest related to the debentures was outstanding. Interest will continue to accrue on the debentures until they are converted or otherwise retired. Interest expense recorded during the nine months ended September 30, 2008, and the period from August 17, 1999 (inception) to September 30, 2008 was $55,819 and $193,941, respectively. Interest expense recorded during the nine months ended September 30, 2007 was $55,615.

Note 5. Convertible Notes.

(a)   2007 Private Placement

        On December 27, 2007, the Company closed on the sale of $1,050,000 of units consisting of unsecured, subordinated, convertible promissory notes (the "2007 Notes") and common stock purchase warrants (the "2007 Warrants") in a private placement (the "2007 Private Placement"). Net cash proceeds to the Company were $712,923, after deducting $337,077 of expenses of the offering (including $105,000 of commissions paid to the placement agent) and excluding from the cash proceeds the conversion into units of $25,000 of loans made to the Company by James Davis and $25,000 of certain loans from the Company's directors.

        At the closing, the Company issued $997,500 in principal amount of 2007 Notes and 2007 Warrants to purchase 210,000 shares of common stock. The 2007 Notes bear interest at 10 percent per year, mature on June 27, 2009 and will convert into the units offered in this public offering prior to maturity at 70 percent of the public offering price; however, such units are not being registered in this offering upon such conversion. In the event this public offering is not completed before the maturity date, the entire principal and unpaid accrued interest will convert into the Company's common stock at $0.05 per share. The Company may, at its option, prepay the 2007 Notes anytime on or after December 27, 2008. The 2007 Warrants will become exercisable upon the earlier of the closing of a public offering or the maturity date of the 2007 Notes, and will remain exercisable until December 31, 2012. The exercise price will be 50 percent of the public offering price, or in the event a public offering is not completed before the maturity date, at 50 percent of the closing price of the Company's common stock on the maturity date of the 2007 Notes.

        On December 27, 2007, the Company also converted $150,000 of existing loans from James Davis into a note (the "Davis Note") and warrants (the "Davis Warrants"). The principal amount of the note issued to Mr. Davis was $142,500. Mr. Davis also received warrants to purchase 30,000 shares of the Company's common stock. The terms of the Davis Note and Davis Warrants are the same as those issued in the 2007 Private Placement, except that, the Davis note is convertible into the units offered in this public offering at 50 percent of the public offering price. In addition, Mr. Davis agreed that the equity securities issued upon conversion of the Davis Note and the common stock issued upon exercise

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 5. Convertible Notes. (Continued)

of the Davis Warrants will not be transferable for a period of one year beginning on the effective date of the public offering triggering conversion of the note.

        On January 4, 2008, the Company closed on the sale of $80,000 of additional units as part of the 2007 Private Placement with the same terms as noted above. Net cash proceeds to the Company were $69,600, after deducting $10,400 of commissions paid to the placement agent. At closing, the Company issued $76,000 in principal amount of 2007 Notes and 2007 Warrants to purchase 16,000 shares of common stock. In total, in the two closings of the 2007 Private Placement, the Company issued a total of $1,073,500 in principal amount of 2007 Notes and 2007 Warrants to purchase 226,000 shares of common stock.

(b)   2008 Private Placement

        On February 13, February 28, May 2, July 15 and July 30, 2008, the Company closed on an aggregate $720,000 of units consisting of unsecured, subordinated, convertible promissory notes and common stock purchase warrants (the "2008 Private Placements"). Net cash proceeds to the Company were $539,716, after deducting $180,284 of expenses of the offerings (including $93,600 of commissions paid to the placement agent). Each $10,000 unit consists of a note in the principal amount of $9,500 (the "2008 Notes") and a warrant to purchase 2,000 shares of our common stock (the "2008 Warrants"). The terms of the 2008 Notes and 2008 Warrants are identical to the 2007 Notes and 2007 Warrants, respectively, except that the Company's option to prepay $370,500 of the 2008 Notes begins anytime on or after February 13, 2009 with a maturity date of August 13, 2009, the Company's option to prepay $147,250 of the 2008 Notes begins anytime on or after May 2, 2009 with a maturity date of November 2, 2009 and the Company's option to prepay the remaining $166,250 of the 2008 Notes begins anytime on or after July 15, 2009 with a maturity date of March 15, 2010.

        The embedded conversion features of the 2007 Notes, Davis Notes and the 2008 Notes do not meet all the characteristics of a derivative instrument as described in SFAS 133, and therefore were not separated from the host contracts and accounted for as derivatives. The embedded conversion features are indexed to the Company's common stock, and would be classified in shareholders' equity under the guidance of EITF Issue No. 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock" ("EITF 00-19"), if they were freestanding derivatives. The embedded conversion feature contains an explicit limit on the number of shares to be delivered, the Company has sufficient authorized and unissued shares available to settle the maximum number of shares and the debenture agreement does not contain a net cash settlement feature. The beneficial conversion features of the 2007 Notes, Davis Notes and the 2008 Notes, valued at $946,539 using the Black-Scholes pricing model, along with the $153,735 relative fair value of the 2007 Warrants, the Davis Warrants and the 2008 Warrants, were recorded as an original issue discount as defined in EITF 98-5 against the convertible debt liability, and are being amortized as interest expense over the term of the convertible debentures. During the nine months ended September 30, 2008, $443,706 of the original issue discount was amortized as interest expense.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 5. Convertible Notes. (Continued)

(c)   Amendment of Three Promissory Notes

        On April 3, 2008, the Company borrowed an aggregate of $112,500 pursuant to three promissory notes, each in the amount of $37,500 (see Note 3). On September 12, 2008, the Company amended the three promissory notes. Under the terms of the amendments, the maturity date of each $37,500 note was changed from September 1, 2008 to the earlier of the seven days after the date the Company closes on an underwritten public offering of equity securities or December 31, 2008. In addition, each note holder was given the option of converting the principal and interest into shares of the Company's common stock at price equal to 70 percent of the price of the securities sold in that underwritten public offering, in lieu of cash. EITF Issue No. 06-6 "Debtor's Accounting for a Modification (or Exchange) of Convertible Debt Instruments" requires that a modification or exchange of debt instruments be accounted for as debt extinguishment if a substantive conversion option is added to the new or modified debt instrument. Under the guidance of EITF Issue No. 05-1 "Accounting for the Conversion of an Instrument That Became Convertible upon the Issuer's Exercise of a Call Option," the added conversion option was deemed to be substantive. Accordingly, the amendments were treated as a debt extinguishment. No gain or loss was recognized. The $48,214 fair value of the beneficial conversion feature was recorded as original issue discount, and is being amortized as debt extinguishment expense over the term of the notes.

(d)   Issuance of $150,000 Convertible Promissory Note

        On September 25, 2008, the Company borrowed $150,000 pursuant to a promissory note issued in favor of James Davis. The proceeds of the loan were used to retire the $150,000 principal balance of the Profile Note. Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10 percent is due on the earlier of seven days after the date the Company closes an underwritten public offering of equity securities or March 25, 2010. In the event that the Company closes on a public offering of equity securities before March 25, 2010, Mr. Davis will have the option of converting the principal and accrued interest into shares of the Company's common stock at 70 percent of the public offering price; however, such shares of common stock are not being registered in this offering upon such conversion.. As consideration for providing the loan, the Company issued an immediately exercisable, five-year warrant to purchase 100,000 shares of the Company's common stock at $1.50 per share to Mr. Davis. The gross proceeds were allocated between the note, the warrants and the bargain conversion feature of the note based on the relative fair value at the time of issuance. The $46,604 relative fair value of the warrants was recorded as original issue discount and is being expensed as interest expense over the term of the promissory note. As the holder's ability to exercise the conversion feature of the note is contingent upon an event outside the control of the holder, the bargain conversion feature valued at $103,396 is not recorded until the contingency is removed.

Note 6. Unit Put Arrangements.

        On September 16, 2008, the Company secured $325,000 of future funding through commitments to purchase units in accordance with the terms of a unit put agreement (the "Unit Put Agreement," such future funding commitments, the "Unit Put Arrangements"). Upon the Company's exercise of the put,

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 6. Unit Put Arrangements. (Continued)

all of the investors who have signed a Unit Put Agreement will purchase the units being put by the Company on a pro rata basis within 5 days after receiving the put notice.

        In consideration of each purchaser's future funding commitment, each purchaser received an origination warrant to purchase 1,000 shares of the Company's common stock for each $10,000 unit that an investor committed to purchase (each, an "Origination Warrant"). Each Origination Warrant becomes exercisable when the right of the Company to exercise the put expires and remains exercisable until December 31, 2012 at an exercise price of $1.00 per share. We have issued Origination Warrants to purchase an aggregate 32,500 shares of our common stock. The Origination Warrants, valued at $42,575 using the Black-Scholes pricing model, were recorded as a debt issuance cost asset and are being amortized as interest expense over the term of the Unit Put Agreement.

        Each unit consists of a note in the principal amount of $9,500 (the "Unit Put Notes") and a warrant to purchase 2,000 shares of the Company's common stock (the "Unit Put Warrants"). The purchase price of the warrant portion of each unit is $500. The Unit Put Notes bear interest at 10 percent per year, mature on March 16, 2010 and convert into common stock at 70 percent of the initial offering price of the units offered by the Company in this public offering; however, such units are not being registered in this offering upon such conversion. In the event such this offering is not completed before the maturity date, the entire principal and unpaid accrued interest will convert into the Company's common stock at $0.15 per share. The Company may, at its option, prepay the notes anytime on or after January 1, 2009. The warrants will be exercisable immediately upon issuance and will remain exercisable until December 31, 2012 at an exercise price of $1.00 per share.

        On September 16, 2008, the Company exercised $162,500 of its put options under the Unit Purchase Agreement, and upon the September 24, 2008 closing thereof, issued Unit Put Notes in the principal amount of $154,375 and 32,500 Unit Put Warrants. Cash proceeds from this closing were $137,500, while $25,000 of the Unit Put Notes and Warrants were paid for by the reduction of accrued interest due to one of the investors. Legal, accounting and other direct costs related to the offering totaling $13,002 were recorded as debt issuance cost and are being amortized as interest expense over the term of the Unit Put Agreement. The embedded conversion feature of the Unit Put Notes does not meet all the characteristics of a derivative instrument as described in SFAS 133, and therefore was not separated from the host contracts and accounted for as derivatives. The embedded conversion feature is indexed to the Company's common stock and would be classified in shareholders' equity under the guidance of EITF 00-19 if it was a freestanding derivative. The embedded conversion feature contains an explicit limit on the number of shares to be delivered, the Company has sufficient authorized and unissued shares available to settle the maximum number of shares and the debenture agreement does not contain a net cash settlement feature. The beneficial conversion features of the Unit Put Notes, valued at $77,685 using the Black-Scholes pricing model, along with the $19,649 relative fair value of the Unit Put Warrants, were recorded as an original issue discount as defined in EITF 98-5 against the convertible debt liability, and are being amortized as interest expense over the term of the convertible debentures. During both the three and nine months ended September 30, 2008, $1,144 of the original issue discount was amortized as interest expense.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 6. Unit Put Arrangements. (Continued)

        On October 17, 2008, the Company exercised the remaining $162,500 of its put option under the Unit Put Agreement and on October 28, 2008, closed on $127,500 of this exercise and issued Unit Put Notes in the principal amount of $121,125 and 25,500 Unit Put Warrants. The Company expects to close on the remainder of the exercised puts in November 2008.

Note 7. Shareholders' Equity.

(a)   Common Stock

        On July 11, 2008, the Company's directors received 21,667 of shares of the Company's common stock in lieu of cash for $21,667 of unpaid director's fees accrued through June 30, 2008.

        On July 11, 2008, the Company issued a total of 37,967 shares of the Company's common stock to its directors in recognition of extraordinary amount of time and effort they have spent on the Company's restructuring and refocusing efforts since January 2007. The shares were valued at $1.00 per share and expensed on the date of issuance.

        On October 31, 2008, the Company issued 24,445 shares of its common stock pursuant to the terms of its October 31, 2007 agreements with guarantors of the Company's Crown Bank loan and a lender (see Note 13).

(b)   Stock Options

        On July 11, 2008, the Company issued incentive stock options to acquire 70,000 shares of its common stock to its Chief Executive Officer, Richard Carlson. The options are exercisable for a period of seven years at an exercise price of $1.00 per share. Of the options, 10,000 shares vest immediately and 20,000 shares will vest on July 1 of each of 2009, 2010 and 2011. At the same time, Mr. Carlson agreed to cancel existing, fully-vested stock options to acquire 15,000 shares of common stock at an exercise price of $23.50 per share. SFAS 123R requires that options that are cancelled and reissued simultaneously be accounted for as a modification of the terms of the original option. Accordingly, the incremental compensation cost of the fully vested portion of the newly issued options, valued at $0.79 per share using the Black-Scholes pricing model, over the $0.31 per share value of the cancelled options on the cancellation date will be expensed immediately as general and administrative expense. The value of the unvested portion will be recorded as general and administrative expense over the three-year vesting period.

        On July 11, 2008, the Company issued incentive stock options to acquire 35,000 shares of its common stock to its Chief Financial Officer, Richard Thon. The options are exercisable for a period of seven years at an exercise price of $1.00 per share. Of the options, 10,000 shares vest immediately and 8,333 shares will vest on July 1 of each of 2009, 2010 and 2011. At the same time, Mr. Thon agreed to cancel existing, fully-vested stock options to acquire 20,000 shares of common stock at an exercise price of $25.00 per share. FAS 123R requires that options that are cancelled and reissued simultaneously be accounted for as a modification of the terms of the original option. Accordingly, the incremental compensation cost of the fully vested portion of the newly issued options, valued at $0.79 per share

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 7. Shareholders' Equity. (Continued)

using the Black-Scholes pricing model, over the $0.27 per share value of the cancelled options on the cancellation date will be expensed immediately as general and administrative expense. The value of the unvested portion will be recorded as general and administrative expense over the three-year vesting period.

(c)   Warrants

        The warrants described below, issued or to be issued, are exempt from registration under Section 4(2) of the Securities Act as they were or will be issued in non-public offerings to a limited number of subscribers. Each of the following warrants was valued using the Black-Scholes pricing model:

  •
  On January 4, 2008, pursuant to a final separation agreement with a former employee of the Company, the Company issued to the former employee five-year warrants (immediately exercisable) to acquire up to 14,500 shares of the Company's common stock at an exercise price of $5.00 per share, and amended a previously issued warrant to acquire up to 30,000 shares of the Company's common stock to provide for cashless exercise thereof. The warrants, valued at $14,500 using the Black-Scholes pricing model, were recorded as compensation expense in the first quarter of 2008.

  •
  Pursuant to the terms of the Adron Note (see Note 3), upon the repayment of the principal thereon on January 16, 2008, the Company issued five-year, immediately exercisable warrants to acquire up to 52,357 shares of the Company's common stock at $5.00 per share. The accrual of 1,347 and 52,357 warrants (and subsequently issued as part of the January 16, 2008 issuance noted above) valued at $4,849 and $188,485 using the Black-Scholes pricing model was expensed as debt extinguishment expense during the nine months ended September 30, 2008 and the period from August 17, 1999 (inception) to September 30, 2008, respectively.. During the nine months ended September 30, 2007 the accrual of 40,674 warrants valued at $145,426 was recorded as debt extinguishment expense, respectively. During the nine months ended September 30, 2007, the issuance of 5,167 warrants valued at $23,162 was expensed as interest expense.

  •
  In connection with amendments to the Pauly Note (see Note 3), following repayment of the Pauly Note, the Company will issue a five-year warrant (immediately exercisable) to Mr. Pauly to acquire 41.7 shares of the Company's common stock at $5.00 per share for each day the Pauly Note is outstanding after August 30, 2006. As of September 30, 2008, the Company had accrued for issuance warrants to acquire 31,817 shares of the Company's common stock pursuant to this arrangement. The accrual of 11,426 and 26,646 warrants valued using the Black-Scholes pricing model at $61,700 and $143,891 was expensed as debt extinguishment expense during the nine months ended September 30, 2008 and the period from August 17, 1999 (inception) to September 30, 2008, respectively. During the nine months ended September 30, 2007, the accrual of 11,384 warrants valued using the Black-Scholes pricing model at $61,474 was expensed as debt extinguishment expense. On October 24, 2008, the Company amended the terms of its

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 7. Shareholders' Equity. (Continued)

    promissory note with Roman Pauly to further extend its maturity date and change the terms of the accruing warrants (see Note 13).

  •
  On July 31, 2007, the Company borrowed $100,000 for short-term working capital needs pursuant to a promissory note issued to the Smith Trust (see Note 3). Following repayment of the promissory note, the Company will issue a five-year warrant (immediately exercisable) to the Smith Trust to acquire 1 share of the Company's common stock per $1,000 principal outstanding at $5.00 per share for each day the promissory note is outstanding after August 30, 2006. As of September 30, 2008, the Company had accrued for issuance warrants to acquire 24,848 shares of the Company's common stock pursuant to this arrangement. The accrual of 9,448 and 24,848 warrants valued using the Black-Scholes pricing model at $37,792 and $99,392 was expensed as interest expense during the nine months ended September 30, 2008 and the period from August 17, 1999 (inception) to September 30, 2008, respectively. During each of the nine months ended September 30, 2007, the accrual of 6,200 warrants valued at $24,800 was recorded as interest expense.

  •
  On April 3, 2008, as consideration to James Davis, William Reiling and the Smith Trust for providing certain loans to the Company, the Company issued five-year warrants (immediately exercisable) to purchase a total of 75,000 shares of the Company's common stock at $1.50 per share to each lender (see Note 3). The gross proceeds were allocated between the note and the warrants based on the relative fair value at the time of issuance. The $42,768 relative fair value of warrants was recorded as original issue discount on the related promissory notes and was expensed as interest expense over the term of the promissory notes during the nine months ended September 30, 2008.

  •
  On September 25, 2008, the Company borrowed $150,000 pursuant to a promissory note issued in favor of James Davis (see Note 5(d)). As consideration for providing the loan, the Company issued an immediately exercisable, five-year warrant to purchase 100,000 shares of the Company's common stock at $1.50 per share to Mr. Davis. The $46,604 relative fair value of the warrant was recorded as original issue discount and is being expensed as interest expense over the term of the promissory note.

  •
  On October 31, 2008, the Company issued a total of 61,112 warrants to purchase the Company's common stock at $2.00 per share pursuant to the terms of its October 31, 2007 agreements with a lender and three loan guarantors (see Note 13).

Note 8. Income Taxes.

        In July 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in its tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 8. Income Taxes. (Continued)

Company adopted FIN 48 as of January 1, 2007, and the adoption had no significant impact on the consolidated financial statements.

        The Company has adopted the policy of classifying interest in interest expense and penalties in general and administrative expense. The Company had recorded no accrued interest or penalties as of the date of adoption.

        The Company had no significant unrecognized tax benefits as of September 30, 2008 and December 31, 2007 and, likewise, no significant unrecognized tax benefits that, if recognized, would affect the effective tax rate. The Company had no positions for which it deemed that it is reasonably possible that the total amounts of the unrecognized tax benefit will significantly increase or decrease.

        The Company has generated net operating loss carryforwards of approximately $4.7 million which, if not used, will begin to expire in 2021. Federal and state tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company that constitutes an "ownership change," as defined by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has analyzed the Merger and private placement transactions that occurred in April 2004, and believes that they do not constitute such an ownership change. However, additional shares and warrants likely to be issued pursuant to the Company's financing efforts, together with certain transactions occurring in the previous 36-month period, may constitute a change in ownership that could subject the Company's use of its net operating loss carryforwards to the above limitations. Based on the Company's estimates, the limitation would apply to substantially all of the $4.7 million net operating loss carryforwards.

        The net operating loss carryforwards are subject to examination until they expire. The tax years that remain subject to examination by major tax jurisdictions currently are:

  Federal 2005 - 2007
  State of Minnesota 2005 - 2007

Note 9. Asset Purchase Agreement.

        On April 3, 2008, the Company purchased the Profile Assets from Profile pursuant to an asset purchase agreement. Prior to purchasing the Profile Assets, the Company had licensed certain rights to the Profile Assets from Profile, then a five percent shareholder of the Company. The technology encompassed by the Profile Assets provides the basis for the ProUroScan™ system, the Company's initial product currently in the final stages of development. The purchase price of the Profile Assets was $300,000, of which $150,000 was paid in cash and $150,000 was financed under the Profile Note (see Note 3). As indicated by SFAS No. 2, "Accounting for Research and Development Costs," regarding costs of intangibles that are purchased from others for a particular research and development project and that have no alternative future uses, the entire $300,000 purchase price was expensed as research and development expense in the nine months ended September 30, 2008.

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 10. Employment Agreement.

        On July 16, 2008, PUC entered into an employment agreement with Mr. Carlson, its Chief Executive Officer. The agreement provides for a minimum annual salary of $150,000, a cash incentive bonus potential of up to 40 percent of Mr. Carlson's base pay and eligibility to participate in an annual grant of options to purchase shares of common stock, as determined by the Company's Board of Directors. The agreement provides for severance payments if the Company terminates Mr. Carlson without cause or if Mr. Carlson terminates the agreement for good reason that includes nine months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary), payment of earned bonuses, continued payment of existing health and life insurance benefits for a period of nine months and immediate vesting of all unvested stock options then held by Mr. Carlson. In addition, within a one-year period following a "change in control" of the Company, upon termination without cause, unacceptable demotion or reduction in responsibilities or a relocation of more than 100 miles, Mr. Carlson will receive as severance, nine months of base salary plus one month of base salary for each year of service (up to a maximum of 12 months of base salary) and immediate vesting of all unvested stock options then held by Mr. Carlson. The agreement prohibits Mr. Carlson from directly or indirectly participating in the ownership, management, operation or control of a competitive business for a period of one year after his employment with the Company terminates. The agreement will expire on December 31, 2009.

Note 11. Agreements with Artann Laboratories Inc.

        On July 25, 2008, the Company entered into two agreements with its development partner, Artann Laboratories Inc. ("Artann"). Under the first agreement, the "License Agreement," Artann granted to the Company an exclusive, worldwide, sublicensable license to certain patent applications, trade secrets and technology to make, use and market certain mechanical imaging products in the diagnosis or treatment of urologic disorders of the prostate, kidney or liver field of use. Artann also agreed to transfer possession of five fully functional prostate imaging systems to the Company and grant the Company full access to all relevant documentation thereto. As consideration, the Company agreed to pay, on the effective date of the agreement, an upfront cash license fee of $600,000 and shares of the Company's common stock valued at $500,000. In addition, the Company shall pay Artann a royalty equal to four percent of the first $30,000,000 of net cumulative sales of licensed products, three percent of the next $70,000,000 of net cumulative sales and two percent of net cumulative sales over $100,000,000. Further, the Company will pay Artann a technology royalty of 1 percent of net sales on prostate imaging system products through December 31, 2016. The combined royalties are subject to a minimum annual royalty equal to $50,000 per year for each of the first two years after clearance from the Food and Drug Administration ("FDA") for commercial sale and $100,000 per year for each year thereafter until termination or expiration of the License Agreement. The Company also agreed to grant Artann a non-exclusive fully paid up, sublicensable, royalty free and worldwide license for Artann to make, use or sell any mechanical imaging system for the diagnosis or treatment of disorders of the female human breast. The License Agreement will become effective on the tenth day after the close of one or more public or private equity offerings by the Company that raises at least $4,000,000 or November 30, 2008, whichever is first to occur. The License Agreement will terminate upon the

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 11. Agreements with Artann Laboratories Inc. (Continued)

expiration of all royalty obligations, by failure of either party to cure a breach of the agreement within a 60-day cure period, if the Company fails to make a payment to Artann and such failure is not cured within a 30-day cure period or should one of the parties become insolvent, go into liquidation or receivership or otherwise lose legal control of its business.

        Under the second Artann agreement, the "Development and Commercialization Agreement," the parties intend to collaborate together to develop, commercialize and market prostate mechanical imaging systems. Artann will conduct and complete all pre-clinical activities and testing on the prostate imaging system, conduct clinical trials, prepare and submit FDA regulatory submissions and provide hardware and software development, refinement and debugging services to ready the prostate imaging system for commercial sale. For these development services, the Company will make cash milestone payments to Artann of $250,000 upon initiation of an FDA approved clinical study, $250,000 upon completion of that FDA approved clinical study and submission of an FDA regulatory approval application on the prostate imaging system and $750,000 upon FDA clearance to allow the prostate imaging system to be commercially sold in the United States. In addition, the Company will issue to Artann shares of common stock of the Company having a value of $1,000,000 upon completion of the FDA approved clinical study and submission of an FDA regulatory approval application on the prostate imaging system and, as a success bonus, the Company will issue to Artann shares of its common stock having a value of $1,000,000 upon FDA clearance. The success bonus will be reduced by ten percent for each month that FDA clearance is delayed following fifteen months from the effective date of the Development and Commercialization Agreement. The Company will also pay a monthly retainer fee for technical advice and training by Artann personnel. The monthly fee retainer shall be $30,000 per month for each of the first nine months following the effective date of the Development and Commercialization Agreement and $15,000 per month for the next twelve months.

        Additionally, Artann will supply to the Company such quantities of the prostate imaging system as is reasonably required for pre-commercial testing, evaluation, marketing and clinical study and to facilitate the transfer of commercial production to a third party. Artann also agrees to use best reasonable efforts to provide a limited number of commercial systems, if requested by the Company. The pre-commercial and commercial systems will be sold to the Company at prices yet to be determined. Qualified Artann personnel shall provide manufacture and scale-up services to the Company or a third party manufacturer designated by the Company to facilitate the commercial manufacture of the prostate imaging systems at a cost of $1,200 per day per individual for such services.

        The effective date of the Development and Commercialization Agreement is the tenth day after the close of one or more public or private equity offerings that raises at least $4,000,000 by the Company or November 30, 2008, whichever is first to occur. The initial term of the Development and Commercialization Agreement is for three years and may thereafter be renewed for additional one year terms upon mutual agreement of the parties. The Development and Commercialization Agreement may also terminate if the Company fails to make a payment to Artann and such failure is not cured within a

ProUroCare Medical Inc.
A Development Stage Company

Notes to Consolidated Financial Statements (Continued)

September 30, 2008 and 2007 and the period from
August 17, 1999 (inception) to September 30, 2008

(Unaudited)

Note 11. Agreements with Artann Laboratories Inc. (Continued)

60-day cure period or should one of the parties become insolvent, go into liquidation or receivership or otherwise lose legal control of its business.

Note 12. Filing of S-1 Registration Statement.

        On September 19, 2008, the Company filed a Registration Statement on Form S-1, File No. 333-153605, to register up to $5,000,000 of units consisting of one share of common stock and one redeemable common stock warrant in anticipation of a public offering that is expected to close in the fourth quarter of 2008.

Note 13. Subsequent Event

        On October 24, 2008, the Company amended the terms of its promissory note with Roman Pauly (see Note 3) effective October 1, 2008. Under the terms of the promissory note amendment, the principal and interest accrued thereon will become payable upon the earlier of the Company's closing of its anticipated public offering (see Note 12) or February 28, 2009. Pursuant to the amendment, the Company issued to Mr. Pauly a warrant to acquire 3,000 shares of its common stock and will continue to accrue 41.7 warrants per day to be issued upon the Company's repayment of the promissory note. The warrant issued and the warrants accruing on and after October 1, 2008 are to be five-year warrants and have an exercise price of $1.50 per share. The warrants, valued at $1.32 per share using the Black-Scholes pricing model, will be expensed over the term of the amended promissory note as debt extinguishment expense. The 31,817 warrants accrued prior to October 1, 2008 (see Note 7(c)) were issued to Mr. Pauly upon execution of the amendment.

        On October 17, 2008, the Company exercised the remaining $162,500 of its put option under the Unit Put Agreement (see Note 6) and on October 28, 2008 and December 11, 2008, closed on $127,500 and $25,000 of this exercise, respectively. Pursuant to these closings, we issued Unit Put Notes in the principal amount of $144,875 and 30,000 Unit Put Warrants.

        On October 31, 2008, we issued a total of 17,778 shares of our common stock and five-year warrants to purchase 44,445 shares of our common stock at a price of $2.00 per share to James Davis, Bruce Culver and William Reiling pursuant to the terms of their October 31, 2007 extension of their guarantees of our Crown Bank loans. The warrant will become exercisable on October 31, 2009. The value of the stock and warrants issued will be expensed as interest expense.

        On October 31, 2008, we issued 6,667 shares of our common stock and a five-year warrant to purchase 16,667 shares of our common stock at a price of $2.00 per share to the Smith Trust pursuant to the terms of a $600,000 promissory note dated October 31, 2007. The warrant will become exercisable on October 31, 2009. The value of the stock and warrants issued will be expensed as debt extinguishment expense.

3,050,000 Units

PROUROCARE MEDICAL INC.

Each Unit Consisting of One Share of Common Stock
and One Redeemable Common Stock Warrant

PROSPECTUS

                                    , 2008

        Until                                     , all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee	$453
Blue Sky fees	11,000
FINRA fee	1,650
Legal fees and expenses	600,000
Accounting fees and expenses	40,000
Printing and engraving expenses	75,000
Miscellaneous	5,397

Total	$733,500

Item 14.    Indemnification of Directors and Officers

        Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, the Company has the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of ProUroCare Medical Inc.

        The Company's articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

Item 15.    Recent Sales of Unregistered Securities

        The issuances of our securities listed below were made in reliance on exemption from registration provided by under Section 4(2) of the Securities Act of 1933, as amended, as we reasonably believed that the investors were sophisticated, that no general solicitations were involved, and the transactions did not otherwise involve a public offering.

Common Stock Issuances

        On December 30, 2005, we issued 4,541 shares of common stock to our current and former directors in satisfaction of accrued director's fees in the amount of $40,418.

        On February 22, 2006, pursuant to our September 1, 2005 engagement of Venture Law Resources as our corporate and securities legal counsel, we issued 2,500 shares of common stock to Venture Law Resources.

        On April 21, 2006, we issued 7,000 shares of our common stock to its former Vice-President of Engineering upon his resignation, pursuant to his employment agreement. The shares were valued at $44,800 based the average closing share price during the five days before and after the issuance date.

        On September 7, 2006, we issued 5,814 shares of our common stock to each of Scott Smith (a director of the Company) and Mr. William Smith. Net proceeds received from these investments were $50,000.

        On September 11, 2006, we issued 1,415 shares of our common stock to Devicix, LLC as payment for product development work valued at $8,938.

        On February 12, 2007, we issued 1,707 shares of our common stock to Mr. Scott Smith, a director of the Company, as repayment of a $7,000 loan to the Company from Mr. Smith.

        On March 21, 2007, the Company and the four holders of the Company's 10% unsecured convertible subordinated debentures (see "Convertible Debenture Issuances" below) agreed to amend the debenture agreements. Pursuant to the revised debenture agreements, among other things, we issued to the four holders a total of 12,478 shares of our common stock and three-year warrants to acquire a total of 6,239 shares of our common stock at $5.00 per share, as payment for $49,911 of accrued interest on the debentures.

        On April 2, 2007, we issued 4,141 shares of our common stock to Devicix, LLC, as payment for product development work valued at $20,704.

        On September 5, 2007, we issued 21,794 shares of common stock to our current and former directors in satisfaction of accrued director's fees and certain loans made to the Company, totaling $65,382.

        During the year ended December 31, 2007, the Company sold 125,000 of the Company's investment units, consisting of one share of our common stock and a 3-year warrant (immediately exercisable) to acquire 0.5 shares of our common stock for $2.50 ($5.00 per share), at a price of $4.00 per unit, with total proceeds of $500,000. The investment units were sold in tranches of 31,250 units each (on January 18, January 23, February 28 and May 1) to James L. Davis, Bruce Culver, William S. Reiling and the Smith Family Trust, making each a five percent shareholder of the Company.

        In connection with the renewal of our Crown Bank notes to, among other things, extend the maturity date of such notes to February 28, 2009, we obtained loan guarantee extensions from three guarantors, and we borrowed $600,000 from the Phillips W. Smith Family Trust (the "Smith Family Trust") and used the proceeds to retire $600,000 of the original Crown Bank loan obligation. As consideration to the Smith Family Trust for lending funds to us and to James L. Davis, Bruce Culver and William S. Reiling for extending their guarantees through February 28, 2009, we issued to them an aggregate amount of 122,222 shares of our common stock on December 28, 2007.

        On July 11, 2008 we issued 59,634 shares of common stock valued at $59,634 to our current and former directors as compensation and in satisfaction of accrued director's fees.

        On October 31, 2008, we issued a total of 17,778 shares of our common stock and five-year warrants to purchase 44,445 shares of our common stock at a price of $2.00 per share to James Davis, Bruce Culver and William S. Reiling pursuant to the terms of their October 31, 2007 extensions of their guarantees of our Crown Bank loans. The warrants will become exercisable on October 31, 2009.

        On October 31, 2008, we issued 6,667 shares of our common stock and a five-year warrant to purchase 16,667 shares of our common stock at a price of $2.00 per share to the Smith Family Trust pursuant to the terms of a $600,000 promissory note dated October 31, 2007. The warrant will become exercisable on October 31, 2009.

Warrant Issuances

        On January 25, 2006, pursuant to a loan agreement with and as consideration to provide such loan to us, we issued five-year warrants to Adron Holdings, LLC ("Adron") to acquire up to 5,000 shares of our common stock at $5.00 per share.

        On June 1, 2006, pursuant to a loan agreement with Mr. Roman Pauly ("Mr. Pauly"), and as consideration to provide such loan to us, we issued a five-year warrant to Mr. Pauly to acquire up to 3,750 shares of our common stock at $5.00 per share. On August 24, 2006, and again on March 20, 2007, we amended the note with Mr. Pauly to extend its maturity date, and in connection therewith, agreed to issue a five-year warrant (immediately exercisable) to Mr. Pauly to acquire 41.7 shares of our common stock at $5.00 per share for each day the promissory note is outstanding after August 30, 2006. As of September 30, 2008, we had accrued for issuance warrants to acquire 31,817 shares of the our common stock pursuant to this arrangement. On October 24, 2008, we amended the note to further extend its maturity date. Pursuant to the amendment, we issued to Mr. Pauly a 5-year warrant (immediately exercisable) to acquire the 31,817 shares of our common stock under the terms of the note through September 30, 2008, at $5.00 per share and a 5-year warrant (immediately exercisable) to acquire 3,000 shares of our common stock at $1.50 per share. In addition, we agreed to issue 5-year warrants to Mr. Pauly to acquire 41.7 shares of our common stock at $1.50 per share for each day the promissory note is outstanding after September 30, 2008.

        On July 21, 2006, we borrowed $7,500 from Mr. Andrew Wright, and in connection therewith issued to Mr. Wright a promissory note. Under the terms of the promissory note, we issued a five-year warrant to Mr. Wright to acquire 375 shares of our common stock at $5.00 per share.

        On August 30, 2006, we borrowed $10,000 from Ms. Leslie Pearson, and in connection therewith issued to Ms. Pearson a promissory note. Under the terms of the promissory note, the Company issued a five-year warrant to Ms. Pearson to acquire 500 shares of Company common stock at $5.00 per share.

        On November 30, 2006, we borrowed $100,000 from Adron, and in connection therewith issued to Adron a promissory note. Pursuant to the terms of the promissory note, we issued five-year warrants (immediately exercisable) to Adron to acquire 5,000 shares of our common stock at $5.00 per share on each of November 30, 2006 and January 2, 2007. On March 20, 2007, we amended the promissory note to extend its maturity date and in connection therewith issued to Adron a five-year warrant (immediately exercisable) dated February 1, 2007 to acquire 5,000 shares of our common stock at $5.00 per share, and agreed to issue additional five-year warrants to Adron to acquire 166.7 shares of our common stock for each day the Adron Note is outstanding on and after March 1, 2007, at $5.00 per share. On January 16, 2008, we paid off the promissory note and issued warrants to acquire 52,357 shares of our common stock pursuant to this arrangement.

        Between January 18, 2007 and May 1, 2007, we sold a total of 125,000 Investment Units (see "Common Stock Issuances" above). Pursuant to this sale, purchasers of the Investment Units acquired a total of 62,500 three-year warrants (immediately exercisable) to acquire our common stock at $5.00 per share.

        On March 14, 2007, upon the termination of employment of an employee, and in consideration for agreeing to defer payment of accrued salaries until the Company is able to make such payments (on the same basis as the payment of deferred salaries of continuing employees), we agreed to extend by three years the expiration date of 3,000 warrants beneficially held by the employee.

        On March 21, 2007, the Company and the four holders of the our 10% unsecured convertible subordinated debentures agreed to amend the debenture agreements. See "Common Stock Issuances" above and "Convertible Debenture Issuances" below. Pursuant to the revised debenture agreements, among other things, we issued to the four holders three-year warrants to acquire a total of 6,239 shares of our common stock at $5.00 per share.

        On April 16, 2007, we issued five-year warrants to acquire 20,000 shares of our common stock at $4.10 per share to Artann, pursuant to a research and development agreement.

        On July 31, 2007, we borrowed $100,000 from Mr. Phillips W. Smith pursuant to a promissory note. Under the terms of the promissory note, we will issue to Mr. Smith five-year warrants (immediately exercisable) to acquire 100 shares of our common stock for each day the promissory note is outstanding (to be prorated if a portion of the loan is repaid), at $5.10 per share.

        On August 29, 2007 and October 31, 2007, the Company borrowed for working capital purposes $50,000 and $100,000, respectively, from Mr. James Davis, a five percent shareholder of the Company. Concurrently with the closing of the 2007 Private Placement and the satisfaction of these loans by the issuance of convertible promissory notes (see below), we issued to Mr. Davis warrants to purchase 11,850 shares of common stock at an exercise price of $5.00 per share pursuant to the terms of the promissory notes.

        On November 30, 2007, the Company borrowed for working capital purposes $25,000 from Mr. James Davis, a five percent shareholder of the Company. We converted the principal amount of this short-term loan into units under the 2007 Private Placement on December 27, 2007, and issued to Mr. Davis warrants to purchase 700 shares of common stock at an exercise price of $5.00 per share pursuant to the terms of the promissory note.

        On January 4, 2008, pursuant to a final separation agreement with one of our former employees, we issued to the former employee five-year warrants (immediately exercisable) to acquire up to 14,500 shares of our common stock at an exercise price of $5.00 per share and amended a previously issued warrant to acquire up to 30,000 shares of our common stock to provide for cashless exercise thereof.

        Pursuant to the terms of an aggregate $112,500 of promissory notes issued in favor of William S. Reiling, James Davis and the Phillips W. Smith Family Trust (the "Smith Trust") on April 3, 2008, we issued five-year warrants (immediately exercisable) to acquire up to an aggregate of 75,000 shares of our common stock at $1.50 per share to each lender.

        On October 24, 2008, pursuant to a June 1, 2006 promissory note and amendments thereto, we issued to Mr. Pauly a 5-year warrant (immediately exercisable) to purchase 31,817 shares of our common stock at an exercise price of $5.00 per share and a 5-year warrant (immediately exercisable) to purchase 3,000 shares of our common stock at an exercise price of $1.50 per share.

        On October 31, 2008, we issued a total of 17,778 shares of our common stock and five-year warrants to purchase 44,445 shares of our common stock at a price of $2.00 per share to James Davis, Bruce Culver and William S. Reiling pursuant to the terms of their October 31, 2007 extensions of their guarantees of our Crown Bank loans. The warrants will become exercisable on October 31, 2009.

        On October 31, 2008, we issued 6,667 shares of our common stock and a five-year warrant to purchase 16,667 shares of our common stock at a price of $2.00 per share to the Smith Family Trust pursuant to the terms of a $600,000 promissory note dated October 31, 2007. The warrant will become exercisable on October 31, 2009.

Convertible Debenture Issuances

        Effective February 16, 2006 and February 28, 2006, we completed two closings under a senior debt financing totaling $2.2 million. The senior debt financing is in the form of long-term bank loans (the "Loans") secured by a security agreement covering all Company assets, including two technology licenses that were assigned to the bank, and guaranteed by a limited number of accredited individual investors, who received unsecured convertible debentures in consideration for their guarantees.

        Pursuant to the first of such two closings, on February 16, 2006, we issued a promissory note to its lender in the amount of $1,200,000. In connection with this note, Mr. William Reiling and Mr. James

Davis each guaranteed $600,000 of the loan, and were each issued a 10% unsecured convertible subordinated debenture in the amount of $200,000. Furthermore, under the second closing held on February 28, 2006, we issued a second promissory note to its lender in the amount of $1,000,000. Mr. Bruce Culver guaranteed $400,000 of the face amount and Mr. Phillips Smith guaranteed $600,000 of face amount of this promissory note, and in consideration, were issued 10% unsecured convertible subordinated debentures totaling $133,334 and $200,000, respectively.

        Each of the 10% unsecured convertible subordinated debentures issued to the guarantors in connection with our senior debt facility matures three years from the date of issue and is convertible into Company common stock at a price of $4.00 per share. If the guarantees of the underlying bank indebtedness are not released by October 31, 2007, the conversion price becomes $3.00 per share. On December 27, 2007, we amended the terms of the debentures so that the debentures and all interest accrued thereon will automatically convert into shares of our common stock at $3.00 per share on the closing of this Offering.

Convertible Promissory Note Issuances

        Between December 27, 2007 and July 29, 2008, we closed on a total of $2,000,000 of units in four private placements, including the conversion of $175,000 of existing debt into units (the "2007 and 2008 Private Placements"). The units issued pursuant to these private placements consisted of unsecured, subordinated, convertible promissory notes in the aggregate amount of $1,900,000 and warrants to purchase an aggregate of 400,000 shares of our common stock. The notes bear interest at 10% per year. Our net cash proceeds were $1,293,635 after deducting $531,365 of expenses of the offering (including $240,500 of commissions paid to the placement agent) and excluding from the cash proceeds the conversion into units of $175,000 of loans made to us by Mr. James. L. Davis and certain of the Company's Directors.

        On April 3, 2008, we borrowed an aggregate of $112,500 pursuant to three promissory notes, each in the amount of $37,500 (see Note 3). On September 12, 2008, we amended the three promissory notes. Under the terms of the amendments, the maturity date of each $37,500 note was changed from September 1, 2008 to the earlier of the seven days after the date we close on an underwritten public offering of equity securities or December 31, 2008. In addition, each note holder was given the option of converting the principal and interest into shares of our common stock at price equal to 70 percent of the price of the securities sold in that underwritten public offering, in lieu of cash.

        On September 25, 2008, we borrowed $150,000 pursuant to a convertible promissory note issued in favor of James Davis. Payment in full of the promissory notes and the interest accrued thereon at an annual rate of 10% is due on the earlier of seven days after the date we close this offering or March 25, 2010. In the event that we close on this offering before March 25, 2010, Mr. Davis will have the option of converting the principal and accrued interest into shares of our common stock at 70 percent of the offering price of the Units in this Prospectus. As consideration for providing the loan, we issued an immediately exercisable, five-year warrant to purchase 100,000 shares of our common stock at $1.50 per share to Mr. Davis.

Unit Put Agreements

        On September 16, 2008, we received $325,000 of funding commitments to purchase $325,000 units in accordance with the terms of a unit put agreement (the "Unit Put Agreement"). Upon our exercise of the put, all of the investors who have signed a Unit Put Agreement will purchase the units being put by us on a pro rata basis within 5 days after receiving the put notice from us.

        Each unit will consist of a note in the principal amount of $9,500 and a warrant to purchase 2,000 shares of our common stock. The purchase price of the warrant portion of each unit is $500. The notes bear interest at 10% per year, mature on the eighteen-month anniversary of the date of the Unit

Put Agreement, and will convert into common stock at 70% of the initial offering price of the Units offered in this prospectus. In the event this offering is not completed before the maturity date, the entire principal and unpaid accrued interest will convert into our common stock at $0.15 per share. We may, at our option, prepay the notes anytime on or after January 1, 2009. The warrants will be exercisable immediately upon issuance and will remain exercisable until December 31, 2012 at an exercise price of $1.00 per share.

        In consideration of each purchaser's future funding commitment, each purchaser received an origination warrant ("Origination Warrants") to purchase 1,000 shares of our common stock for each $10,000 unit that an investor has committed to purchase. Each Origination Warrant becomes exercisable when the right of the Company to exercise the put expires and remains exercisable until December 31, 2012 at an exercise price of $1.00 per share. We have issued Origination Warrants to purchase an aggregate 32,500 shares of our common stock.

        On September 16, 2008, we exercised $162,500 of our put options under the Unit Purchase Agreement, and upon the September 24, 2008 closing thereof, issued Unit Put Notes in the principal amount of $154,375 and 32,500 Unit Put Warrants. On October 17, 2008, we exercised the remaining $162,500 of our put options and on October 28, 2008 and December 11, 2008, closed on put options of $127,500 and $25,000, respectively. Pursuant to the October 28, 2008 and December 11, 2008 closings, we issued Unit Put Notes in the principal amount of $121,125 and $23,750, respectively, along with 25,500 and 5,000, Unit Put Warrants. One investor failed to meet a $10,000 obligation under the Unit Put Agreement.

Item 16.    Exhibits

Exhibit No.	Description
1	Form of Underwriting Agreement.**
2.1	Agreement of Merger and Reorganization by and among Global Internet Communications, Inc., GIC Acquisition Co., and ProUroCare Inc. dated April 5, 2004 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed April 20, 2004).
2.2	Articles of Merger relating to the merger of GIC Acquisition Co., then a wholly owned subsidiary of the registrant with and into ProUroCare Inc., as filed with the Minnesota Secretary of State on April 5, 2004 (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K filed April 20, 2004).
3.1	Amended and Restated Bylaws of ProUroCare Medical Inc. (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-KSB filed March 31, 2005).
4.1	Warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of BINA Enterprises on April 5, 2004 (incorporated by reference to Exhibit 4.2 to Registration Statement on Form SB-2 filed August 3, 2004).
4.2	Form of warrants issued to ProUroCare Inc. guarantors of lines of credit, issued between March 1 and December 22, 2003 (incorporated by reference to Exhibit 4.5 to Registration Statement on Form SB-2 filed August 3, 2004).
4.3	Form of Warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Artann Laboratories, Inc. and Vladimir Drits effective as of July 19, 2004 and December 2, 2004 (incorporated by reference to Exhibit 4.6 to Registration Statement on Form SB-2/A filed October 1, 2004).
4.4	Form of warrants issued to promissory note guarantors and a lender between September 14 and October 19, 2005 (incorporated by reference to Exhibit 4.9 to Annual Report on Form 10-KSB filed March 31, 2006).

4.5	Form of Convertible Subordinated Debenture issued in favor of William Reiling and James Davis dated February 17, 2006 and issued in favor of the Phillips W. Smith Family Trust and Bruce Culver dated February 28, 2006 (incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed February 23, 2006).
4.6	Warrant to acquire 25,000 shares of common stock of ProUroCare Medical, Inc. issued in favor of Adron Holdings, LLC, dated January 25, 2006 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed January 31, 2006).
4.7	Security Agreement between Crown Bank and ProUroCare, Inc., dated January 11, 2006 and executed February 16, 2006 (incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed February 23, 2006).
4.8	Security Agreement between Crown Bank and ProUroCare, Inc., dated February 28, 2006 (incorporated by reference to Exhibit 4.9 to Current Report on Form 8-K filed March 3, 2006).
4.9	Security Agreement between Crown Bank and ProUroCare Medical, Inc., dated February 28, 2006 (incorporated by reference to Exhibit 4.10 to Current Report on Form 8-K filed March 3, 2006).
4.10	Warrant to acquire 37,500 shares of common stock of ProUroCare Medical, Inc. issued in favor of Roman Pauly and Maryjo Pauly, dated June 1, 2006 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed June 6, 2006).
4.11	Form of warrant to acquire shares of common stock of ProUroCare Medical, Inc. issued to lenders in connection with a $100,000 promissory note, dated November 29, 2006 and January 3, 2007 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-KSB filed March 30, 2007).
4.12	Form of warrants to acquire shares of common stock of ProUroCare Medical Inc. issued in favor of subscribers of the Company's $500,000 Investment Unit offering dated January 18 and January 23, 2007 (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-KSB filed March 30, 2007).
4.13	Form of revised Convertible Subordinated Debenture issued to William Reiling, James Davis, Bruce Culver, and the Phillips W. Smith Family Trust in replacement of Convertible Subordinated Debentures dated February 17, 2006 and February 28, 2006 (incorporated by reference to Exhibit 4.23 to Annual Report on Form 10-KSB filed March 30, 2007).
4.14	Amendment No. 1 to warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., originally issued in favor of BINA Enterprises on April 5, 2004, dated April 5, 2007 (incorporated by reference to Exhibit 4.14 to Annual Report on Form 10-KSB filed March 31, 2008).
4.15	Form of Amendment No. 1 to Convertible Subordinated Debentures issued to William Reiling, James Davis, Bruce Culver, and the Phillips W. Smith Family Trust, dated December 28, 2007 (incorporated by reference to Exhibit 4.15 to Annual Report on Form 10-KSB filed March 31, 2008).
4.16	Form of warrant issued pursuant to the Company's 2007 Private Placement dated December 27, 2007 (incorporated by reference to Exhibit 4.16 to Annual Report on Form 10-KSB filed March 31, 2008).
4.17	Warrant issued to James Davis dated December 27, 2007 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-KSB filed March 31, 2008).

4.18	Form of warrant issued pursuant to the Company's 2008 Private Placement dated February 13, 2008 (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-KSB filed March 31, 2008).
4.19	ProUroCare Medical Inc. Amended and Restated 2002 Stock Plan (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed March 31, 2008).*
4.20	ProUroCare Medical Inc. Amended and Restated 2004 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed March 31, 2008).*
4.21	Form of warrants issued to William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-QSB filed May 8, 2008)
4.22	Form of Origination Warrant issued pursuant to the Company's Unit Put Agreement dated September 16, 2008**
4.23	Form of Put Warrant issued pursuant to the Company's exercise of its put right pursuant to the Unit Put Agreement dated September 16, 2008**
4.24	Warrant issued to James Davis dated September 25, 2008 (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed October 23, 2008).
4.25	Form of Warrant issued to James Dans, Bruce Culver, William S. Reiling and the Smith Family Trust, dated October 31, 2008.**
4.26	Form of Underwriters Warrant Agreement.**
4.27	Form of Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer.**
4.28	Specimen Warrant.**
4.29	Form of Unit Certificate.**
4.30	Form of Unit Agreement between ProUroCare Medical Inc. and Interwest Transfer.**
5.1	Opinion of Dorsey & Whitney, LLP.**
10.1	License Agreement by and between CS Medical Technologies, LLC and ProUroCare Inc., dated July 6, 2001 (incorporated by reference to Exhibit 10.10 to Registration Statement on Form SB-2/A filed October 1, 2004).
10.2	Promissory Note issued in favor of Crown Bank, executed February 16, 2006 and effective January 11, 2006 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed February 23, 2006).
10.3	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated January 10, 2006 (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed February 23, 2006).
10.4	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated February 28, 2006 (incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed March 3, 2006).
10.5	Promissory Note issued in favor of Crown Bank, dated February 28, 2006 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed March 3, 2006).
10.6	Promissory Note issued in favor of Roman Pauly, dated June 1, 2006 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 6, 2006).
10.7	Amendment #1 to Promissory Note dated June 1, 2006 issued in favor of Roman Pauly, dated August 24, 2006 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed September 18, 2006).

10.8	Promissory Note issued in favor of Adron Holdings, LLC, dated November 29, 2006, as amended March 21, 2007 (incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-KSB filed March 30, 2007).
10.9	Amendment #2 to Promissory Note dated June 1, 2006 issued in favor of Roman Pauly, dated March 21, 2007 (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-KSB filed March 30, 2007).
10.10	Termination and Intent for Cooperation Agreement dated April 16, 2007 by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.11	Promissory Note issued in favor of Alexander Nazarenko, dated April 17, 2007 (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.12	Maurice Taylor Agreement to Defer Payment of Accrued Salary dated May 11, 2007 (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.13	Michael Grossman Final Separation Agreement dated May 11, 2007 (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.14	Promissory Note issued in favor of Alexander Nazarenko, dated June 25, 2007 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.15	Employment Agreement by and between ProUroCare Inc. and Richard B. Thon, dated July 21, 2007 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed August 14, 2007).*
10.16	Promissory Note issued in favor of Phillips W. Smith, dated July 31, 2007 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.17	Amendment # 2 to Promissory Note issued in favor of Adron Holdings, LLC on November 29, 2006, dated August 8, 2007 (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.18	Promissory Note issued in favor of James Davis, dated August 29, 2007 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed November 14, 2007).
10.19	Promissory Note issued in favor of the Phillips W. Smith Family Trust, executed on October 31, 2007 effective as of October 15, 2007 (incorporated by reference to Exhibit 10.35 to Annual Report on Form 10-KSB filed March 31, 2008).
10.20	Security Agreement issued in favor of the Phillips W. Smith Family Trust, executed on October 31, 2007 effective as of October 15, 2007 (incorporated by reference to Exhibit 10.36 to Annual Report on Form 10-KSB filed March 31, 2008).
10.21	$400,000 Promissory Note issued in favor of Crown Bank, executed October 31, 2007(incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-KSB filed March 31, 2008).
10.22	$1,200,000 Promissory Note issued in favor of Crown Bank, executed October 31 2007 (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-KSB filed March 31, 2008).
10.23	Commercial Loan and Security Agreement with Crown Bank, executed October 31, 2007 and effective as of December 28, 2007.(incorporated by reference to Exhibit 10.39 to Annual Report on Form 10-KSB filed March 31, 2008).

10.24	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by Bruce Culver dated October 10, 2007 (incorporated by reference to Exhibit 10.40 to Annual Report on Form 10-KSB filed March 31, 2008).
10.25	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by James Davis dated October 10, 2007 (incorporated by reference to Exhibit 10.41 to Annual Report on Form 10-KSB filed March 31, 2008).
10.26	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by Phil Smith dated October 10, 2007 (incorporated by reference to Exhibit 10.42 to Annual Report on Form 10-KSB filed March 31, 2008).
10.27	Promissory Note issued in favor of James Davis, dated October 31, 2007 (incorporated by reference to Exhibit 10.43 to Annual Report on Form 10-KSB filed March 31, 2008).
10.28	Promissory Note issued in favor of James Davis, dated November 30, 2007 (incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-KSB filed March 31, 2008).
10.29	Form of Convertible Note issued pursuant to the Company's 2007 Private Placement dated December 27, 2007 (incorporated by reference to Exhibit 10.45 to Annual Report on Form 10-KSB filed March 31, 2008).
10.30	Convertible Note issued to James Davis dated December 27, 2007 (incorporated by reference to Exhibit 10.46 to Annual Report on Form 10-KSB filed March 31, 2008).
10.31	Form of Convertible Note issued pursuant to the Company's 2008 Private Placement dated February 13, 2008 (incorporated by reference to Exhibit 10.47 to Annual Report on Form 10-KSB filed March 31, 2008).
10.32	Amendment #1 to Promissory Note dated July 31, 2007 between ProUroCare Medical, Inc. and The Phillips W. Smith Family Trust, Dated March 11, 2008 (incorporated by reference to Exhibit 10.48 to Annual Report on Form 10-KSB filed March 31, 2008).
10.33	Amendment #1 to $600,000 Promissory Note dated October 15, 2007 between ProUroCare Medical, Inc. and The Phillips W. Smith Family Trust, Dated March 11, 2008 (incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-KSB filed March 31, 2008).
10.34	Asset Purchase Agreement by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.35	Security Agreement by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.36	Promissory Note by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.37	Form of Promissory Notes by and between ProUroCare Medical Inc. and each of William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.38	Employment Agreement by and between ProUroCare Inc. and Richard Carlson dated July 16, 2008 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed August 14, 2008).

10.39	License Agreement by and between ProUroCare Medical Inc. and Artann Laboratories Inc. dated July 25, 2008 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.40	Development and Commercialization Agreement by and between ProUroCare Medical Inc. and Artann Laboratories Inc. dated July 25, 2008 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.41	Amendment Number 1 to Promissory Note by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed September 16, 2008).
10.42	Form of Amendment Number 1 to Promissory Notes by and between ProUroCare Medical Inc. and each of William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 10.2 on Form 8-K filed September 16, 2008).
10.43	Unit Put Agreement dated September 16, 2008**
10.44	Form of Convertible Promissory Note issued pursuant to the Company's exercise of its put right pursuant to the Unit Put Agreement dated September 16, 2008**
10.45	Convertible Promissory Note dated September 25, 2008 issued in favor of James Davis (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q filed October 23, 2008).
10.46	Amendment of License Agreement by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. dated December 19, 2008 (filed herewith).
10.47	Amendment to Development and Commercialization Agreement by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. dated December 19, 2008 (filed herewith).
21.1	List of Subsidiaries of ProUroCare Medical Inc. (incorporated by reference to Exhibit 21.1 to Registration Statement on Form SB-2 filed August 3, 2004).
23.1	Consent of Virchow, Krause & Company, LLP (filed herewith).
23.2	Consent of Dorsey & Whitney, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).

*
Management contract or compensatory plan.

**
Previously filed.

Item 17.    Undertakings

        The undersigned Registrant hereunder undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)   To include any prospectus required by Section 10(a)(3) of the Securities Act,

          (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement,

          (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (d)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (5)   The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (6)   The undersigned registrant hereby undertakes that:

  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Remainder of page intentionally left blank.
Signatures on following page.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 4 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on December 22, 2008.

PROUROCARE MEDICAL INC.
By:	/s/ RICHARD C. CARLSON Richard C. Carlson Chief Executive Officer and Acting Chairman

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Form S-1 has been signed by the following persons in the capacities indicated on December 22, 2008.

Name		Title

/s/ RICHARD C. CARLSON Richard C. Carlson		Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ RICHARD B. THON Richard B. Thon		Chief Financial Officer (Principal Financial and Accounting Officer)
* David Koenig		Director and Secretary
* Robert Rudelius		Director
* Scott Smith		Director
*By	/s/ RICHARD C. CARLSON Richard C. Carlson Attorney-in-Fact

Exhibit No.	Description
1	Form of Underwriting Agreement.**
2.1
Agreement of Merger and Reorganization by and among Global Internet Communications, Inc., GIC Acquisition Co., and ProUroCare Inc. dated April 5, 2004 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed April 20, 2004).
2.2
Articles of Merger relating to the merger of GIC Acquisition Co., then a wholly owned subsidiary of the registrant with and into ProUroCare Inc., as filed with the Minnesota Secretary of State on April 5, 2004 (incorporated by reference to Exhibit 2.2 to our Current Report on Form 8-K filed April 20, 2004).
3.1	Amended and Restated Bylaws of ProUroCare Medical Inc. (incorporated by reference to Exhibit 3.2 to Annual Report on Form 10-KSB filed March 31, 2005).
4.1
Warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of BINA Enterprises on April 5, 2004 (incorporated by reference to Exhibit 4.2 to Registration Statement on Form SB-2 filed August 3, 2004).
4.2
Form of warrants issued to ProUroCare Inc. guarantors of lines of credit, issued between March 1 and December 22, 2003 (incorporated by reference to Exhibit 4.5 to Registration Statement on Form SB-2 filed August 3, 2004).
4.3
Form of Warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Artann Laboratories, Inc. and Vladimir Drits effective as of July 19, 2004 and December 2, 2004 (incorporated by reference to Exhibit 4.6 to Registration Statement on Form SB-2/A filed October 1, 2004).
4.4
Form of warrants issued to promissory note guarantors and a lender between September 14 and October 19, 2005 (incorporated by reference to Exhibit 4.9 to Annual Report on Form 10-KSB filed March 31, 2006).
4.5
Form of Convertible Subordinated Debenture issued in favor of William Reiling and James Davis dated February 17, 2006 and issued in favor of the Phillips W. Smith Family Trust and Bruce Culver dated February 28, 2006 (incorporated by reference to Exhibit 4.6 to Current Report on Form 8-K filed February 23, 2006).
4.6
Warrant to acquire 25,000 shares of common stock of ProUroCare Medical, Inc. issued in favor of Adron Holdings, LLC, dated January 25, 2006 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed January 31, 2006).
4.7
Security Agreement between Crown Bank and ProUroCare, Inc., dated January 11, 2006 and executed February 16, 2006 (incorporated by reference to Exhibit 4.8 to Current Report on Form 8-K filed February 23, 2006).
4.8	Security Agreement between Crown Bank and ProUroCare, Inc., dated February 28, 2006 (incorporated by reference to Exhibit 4.9 to Current Report on Form 8-K filed March 3, 2006).
4.9	Security Agreement between Crown Bank and ProUroCare Medical, Inc., dated February 28, 2006 (incorporated by reference to Exhibit 4.10 to Current Report on Form 8-K filed March 3, 2006).
4.10
Warrant to acquire 37,500 shares of common stock of ProUroCare Medical, Inc. issued in favor of Roman Pauly and Maryjo Pauly, dated June 1, 2006 (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed June 6, 2006).

Exhibit No.	Description
4.11	Form of warrant to acquire shares of common stock of ProUroCare Medical, Inc. issued to lenders in connection with a $100,000 promissory note, dated November 29, 2006 and January 3, 2007 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-KSB filed March 30, 2007).
4.12
Form of warrants to acquire shares of common stock of ProUroCare Medical Inc. issued in favor of subscribers of the Company's $500,000 Investment Unit offering dated January 18 and January 23, 2007 (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-KSB filed March 30, 2007).
4.13
Form of revised Convertible Subordinated Debenture issued to William Reiling, James Davis, Bruce Culver, and the Phillips W. Smith Family Trust in replacement of Convertible Subordinated Debentures dated February 17, 2006 and February 28, 2006 (incorporated by reference to Exhibit 4.23 to Annual Report on Form 10-KSB filed March 30, 2007).
4.14
Amendment No. 1 to warrant to acquire 300,000 shares of common stock of ProUroCare Medical Inc., originally issued in favor of BINA Enterprises on April 5, 2004, dated April 5, 2007 (incorporated by reference to Exhibit 4.14 to Annual Report on Form 10-KSB filed March 31, 2008).
4.15
Form of Amendment No. 1 to Convertible Subordinated Debentures issued to William Reiling, James Davis, Bruce Culver, and the Phillips W. Smith Family Trust, dated December 28, 2007 (incorporated by reference to Exhibit 4.15 to Annual Report on Form 10-KSB filed March 31, 2008).
4.16	Form of warrant issued pursuant to the Company's 2007 Private Placement dated December 27, 2007 (incorporated by reference to Exhibit 4.16 to Annual Report on Form 10-KSB filed March 31, 2008).
4.17	Warrant issued to James Davis dated December 27, 2007 (incorporated by reference to Exhibit 4.17 to Annual Report on Form 10-KSB filed March 31, 2008).
4.18	Form of warrant issued pursuant to the Company's 2008 Private Placement dated February 13, 2008 (incorporated by reference to Exhibit 4.18 to Annual Report on Form 10-KSB filed March 31, 2008).
4.19	* ProUroCare Medical Inc. Amended and Restated 2002 Stock Plan (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed March 31, 2008).
4.20	* ProUroCare Medical Inc. Amended and Restated 2004 Stock Option Plan (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed March 31, 2008).
4.21
Form of warrants issued to William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-QSB filed May 8, 2008)
4.22	Form of Origination Warrant issued pursuant to the Company's Unit Put Agreement dated September 16, 2008**
4.23	Form of Put Warrant issued pursuant to the Company's exercise of its put right pursuant to the Unit Put Agreement dated September 16, 2008**
4.24	Warrant issued to James Davis dated September 25, 2008 (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed October 23, 2008).
4.25	Form of Warrant issued to James Davis, Bruce Culver, William S. Reiling and the Smith Family Trust, dated October 31, 2008.**
4.26	Form of Underwriter's Warrant Agreement.**

Exhibit No.	Description
4.27	Form of Warrant Agreement between ProUroCare Medical Inc. and Interwest Transfer.**
4.28	Specimen Warrant.**
4.29	Form of Unit Certificate.**
4.30	Form of Unit Agreement between ProUroCare Medical Inc. and Interwest Transfer.**
5.1	Opinion of Dorsey & Whitney, LLP.**
10.1
License Agreement by and between CS Medical Technologies, LLC and ProUroCare Inc., dated July 6, 2001 (incorporated by reference to Exhibit 10.10 to Registration Statement on Form SB-2/A filed October 1, 2004).
10.2
Promissory Note issued in favor of Crown Bank, executed February 16, 2006 and effective January 11, 2006 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed February 23, 2006).
10.3	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated January 10, 2006 (incorporated by reference to Exhibit 4.4 to Current Report on Form 8-K filed February 23, 2006).
10.4	Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. dated February 28, 2006 (incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed March 3, 2006).
10.5	Promissory Note issued in favor of Crown Bank, dated February 28, 2006 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed March 3, 2006).
10.6	Promissory Note issued in favor of Roman Pauly, dated June 1, 2006 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 6, 2006).
10.7
Amendment #1 to Promissory Note dated June 1, 2006 issued in favor of Roman Pauly, dated August 24, 2006 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed September 18, 2006).
10.8
Promissory Note issued in favor of Adron Holdings, LLC, dated November 29, 2006, as amended March 21, 2007 (incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-KSB filed March 30, 2007).
10.9
Amendment #2 to Promissory Note dated June 1, 2006 issued in favor of Roman Pauly, dated March 21, 2007 (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-KSB filed March 30, 2007).
10.10
Termination and Intent for Cooperation Agreement dated April 16, 2007 by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.11	Promissory Note issued in favor of Alexander Nazarenko, dated April 17, 2007 (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.12	Maurice Taylor Agreement to Defer Payment of Accrued Salary dated May 11, 2007 (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-QSB filed May 15, 2007).
10.13	Michael Grossman Final Separation Agreement dated May 11, 2007 (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-QSB filed May 15, 2007).

Exhibit No.	Description
10.14	Promissory Note issued in favor of Alexander Nazarenko, dated June 25, 2007 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.15	* Employment Agreement by and between ProUroCare Inc. and Richard B. Thon, dated July 21, 2007 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.16	Promissory Note issued in favor of Phillips W. Smith, dated July 31, 2007 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.17
Amendment # 2 to Promissory Note issued in favor of Adron Holdings, LLC on November 29, 2006, dated August 8, 2007 (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-QSB filed August 14, 2007).
10.18	Promissory Note issued in favor of James Davis, dated August 29, 2007 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed November 14, 2007).
10.19
Promissory Note issued in favor of the Phillips W. Smith Family Trust, executed on October 31, 2007 effective as of October 15, 2007 (incorporated by reference to Exhibit 10.35 to Annual Report on Form 10-KSB filed March 31, 2008).
10.20
Security Agreement issued in favor of the Phillips W. Smith Family Trust, executed on October 31, 2007 effective as of October 15, 2007 (incorporated by reference to Exhibit 10.36 to Annual Report on Form 10-KSB filed March 31, 2008).
10.21	$400,000 Promissory Note issued in favor of Crown Bank, executed October 31, 2007(incorporated by reference to Exhibit 10.37 to Annual Report on Form 10-KSB filed March 31, 2008).
10.22	$1,200,000 Promissory Note issued in favor of Crown Bank, executed October 31 2007 (incorporated by reference to Exhibit 10.38 to Annual Report on Form 10-KSB filed March 31, 2008).
10.23
Commercial Loan and Security Agreement with Crown Bank, executed October 31, 2007 and effective as of December 28, 2007.(incorporated by reference to Exhibit 10.39 to Annual Report on Form 10-KSB filed March 31, 2008).
10.24
Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by Bruce Culver dated October 10, 2007 (incorporated by reference to Exhibit 10.40 to Annual Report on Form 10-KSB filed March 31, 2008).
10.25
Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by James Davis dated October 10, 2007 (incorporated by reference to Exhibit 10.41 to Annual Report on Form 10-KSB filed March 31, 2008).
10.26
Guaranty provided to Crown Bank on behalf of ProUroCare Medical Inc. by Phil Smith dated October 10, 2007 (incorporated by reference to Exhibit 10.42 to Annual Report on Form 10-KSB filed March 31, 2008).
10.27	Promissory Note issued in favor of James Davis, dated October 31, 2007 (incorporated by reference to Exhibit 10.43 to Annual Report on Form 10-KSB filed March 31, 2008).
10.28	Promissory Note issued in favor of James Davis, dated November 30, 2007 (incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-KSB filed March 31, 2008).

Exhibit No.	Description
10.29	Form of Convertible Note issued pursuant to the Company's 2007 Private Placement dated December 27, 2007 (incorporated by reference to Exhibit 10.45 to Annual Report on Form 10-KSB filed March 31, 2008).
10.30	Convertible Note issued to James Davis dated December 27, 2007 (incorporated by reference to Exhibit 10.46 to Annual Report on Form 10-KSB filed March 31, 2008).
10.31
Form of Convertible Note issued pursuant to the Company's 2008 Private Placement dated February 13, 2008 (incorporated by reference to Exhibit 10.47 to Annual Report on Form 10-KSB filed March 31, 2008).
10.32
Amendment #1 to Promissory Note dated July 31, 2007 between ProUroCare Medical, Inc. and The Phillips W. Smith Family Trust, Dated March 11, 2008 (incorporated by reference to Exhibit 10.48 to Annual Report on Form 10-KSB filed March 31, 2008).
10.33
Amendment #1 to $600,000 Promissory Note dated October 15, 2007 between ProUroCare Medical, Inc. and The Phillips W. Smith Family Trust, Dated March 11, 2008 (incorporated by reference to Exhibit 10.49 to Annual Report on Form 10-KSB filed March 31, 2008).
10.34	Asset Purchase Agreement by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.35	Security Agreement by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.36	Promissory Note by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.37
Form of Promissory Notes by and between ProUroCare Medical Inc. and each of William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-QSB filed May 8, 2008).
10.38	Employment Agreement by and between ProUroCare Inc. and Richard Carlson dated July 16, 2008 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.39
License Agreement by and between ProUroCare Medical Inc. and Artann Laboratories Inc. dated July 25, 2008 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.40
Development and Commercialization Agreement by and between ProUroCare Medical Inc. and Artann Laboratories Inc. dated July 25, 2008 (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-QSB filed August 14, 2008).
10.41
Amendment Number 1 to Promissory Note by and between ProUroCare Medical Inc. and Profile, LLC dated April 3, 2008 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed September 16, 2008).
10.42
Form of Amendment Number 1 to Promissory Notes by and between ProUroCare Medical Inc. and each of William Reiling, James Davis and the Phillips W. Smith Family Trust dated April 3, 2008 (incorporated by reference to Exhibit 10.2 on Form 8-K filed September 16, 2008).

Exhibit No.	Description
10.43	Unit Put Agreement dated September 16, 2008.**
10.44	Form of Convertible Promissory Note issued pursuant to the Company's exercise of its put right pursuant to the Unit Put Agreement dated September 16, 2008.**
10.45	Convertible Promissory Note dated September 25, 2008 issued in favor of James Davis (incorporated by reference to Exhibit 10.7 to Quarterly Report on Form 10-Q filed October 23, 2008).
10.46	Amendment to License Agreement by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. dated December 19, 2008 (filed herewith).
10.47	Amendment to Development and Commercialization Agreement by and between ProUroCare Medical Inc. and Artann Laboratories, Inc. dated December 19, 2008 (filed herewith).
21.1	List of Subsidiaries of ProUroCare Medical Inc. (incorporated by reference to Exhibit 21.1 to Registration Statement on Form SB-2 filed August 3, 2004).
23.1	Consent of Virchow, Krause & Company, LLP (filed herewith).
23.2	Consent of Dorsey & Whitney, LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereof).

*
Management contract or compensatory plan.

**
Previously filed.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
CAPITALIZATION
DILUTION
PRICE RANGE OF OUR COMMON STOCK
BUSINESS
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
UNDERWRITING
DESCRIPTION OF SECURITIES
SHARES ELIGIBLE FOR FUTURE SALE
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ProUroCare Medical Inc. (A Development Stage Company) Consolidated Balance Sheets
ProUroCare Medical Inc. (A Development Stage Company) Consolidated Statements of Operations
ProUroCare Medical Inc. (A Development Stage Company) Consolidated Statements of Shareholders' Equity (Deficit)
ProUroCare Medical Inc. (A Development Stage Company) Consolidated Statements of Cash Flows
ProUroCare Medical Inc. A Development Stage Company Notes to Consolidated Financial Statements December 31, 2007 and 2006 and the period from August 17, 1999 (inception) to December 31, 2007
SEPTEMBER 30, 2008 UNAUDITED FINANCIAL STATEMENTS ProUroCare Medical Inc. A Development Stage Company Consolidated Balance Sheets
ProUroCare Medical Inc. A Development Stage Company Consolidated Statements of Operations (Unaudited)
ProUroCare Medical Inc. A Development Stage Company Consolidated Statements of Cash Flows (Unaudited)
ProUroCare Medical Inc. A Development Stage Company Notes to Consolidated Financial Statements September 30, 2008 and 2007 and the period from August 17, 1999 (inception) to September 30, 2008 (Unaudited)
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Directors and Officers
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES